UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

UTI WORLDWIDE INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	(1)	Title of each class of securities to which transaction applies: Ordinary shares, without par value, of UTi Worldwide Inc.
(2)

Aggregate number of securities to which transaction applies:

106,074,789 ordinary shares, 2,931,325 restricted stock or share units or deferred shares of the Company were outstanding, and 507,533 ordinary shares were authorized and reserved for future issuance upon exercise of outstanding options to purchase ordinary shares under the Existing Company Incentive Plans.

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The proposed maximum aggregate value of the transaction was determined based upon the sum of (A) (i) 106,074,789 ordinary shares issued and outstanding and owned by persons other than DSV, Merger Sub, the Company or its subsidiaries multiplied by (ii) $7.10 per share; (B) (i) 2,931,325 restricted stock or share units or deferred shares of the Company outstanding multiplied by (ii) $7.10 per share and (C) (i) 507,533 ordinary shares authorized and reserved for future issuance upon exercise of outstanding options to purchase ordinary shares under the Existing Company Incentive Plans multiplied by (ii) $7.10 per share.

In accordance with Exchange Act Rule 0-11(c), the filing fee was determined by multiplying the proposed maximum aggregate value of the transaction by ..0001007.

	(4)	Proposed maximum aggregate value of transaction: $ 777,546,893.70
	(5)	Total fee paid: $ 78,298.97

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY MATERIAL SUBJECT TO COMPLETION

UTi WORLDWIDE INC.

9 Columbus Centre, Pelican Drive Road Town, Tortola British Virgin Islands	c/o UTi, Services, Inc. 100 Oceangate, Suite 1500 Long Beach, CA 90802 USA

[    ], 2015

Dear Shareholder:

A special meeting of the ordinary shareholders of UTi Worldwide Inc., a business company incorporated under the laws of the British Virgin Islands (“UTi” or the “Company”) with company number 141257, will be held on [    ], [    ] at [    ] local time at the UTi Long Beach Solutions Center located at 100 Oceangate, Suite 1500, Long Beach, California 90802, USA (the “Special Shareholders Meeting”). Immediately following the conclusion of the Special Shareholders Meeting, a special class meeting of the ordinary shareholders of the Company will be held in the same location (the “Special Class Meeting” and together with the Special Shareholders Meeting, the “Special Meetings” and each a “Special Meeting”). You are cordially invited to attend BOTH Special Meetings.

On October 9, 2015, the Company entered into a Merger Agreement (including a form of plan of merger (the “plan of merger”) and articles of merger (the “articles of merger”) attached thereto, the “merger agreement”) among DSV A/S, a Danish corporation (“DSV”), and Louvre Acquisitionco, Inc., a company incorporated under the laws of the British Virgin Islands and an indirect wholly-owned subsidiary of DSV (“Merger Sub”), providing for, subject to the satisfaction (or, with limited exceptions, express written waiver by all parties, to the extent permitted by applicable law) of specified conditions, the acquisition of the Company by DSV at a price of $7.10 per ordinary share of the Company, no par value (“Ordinary Shares”, and the holders of such shares, “Ordinary Shareholders” and together with the Preferred Shareholders (as defined below), the “Shareholders”; we refer to the Convertible Preference Shares (as defined below), together with the Ordinary Shares, as “Shares”) in cash. Subject to the terms and conditions of the merger agreement and the plan of merger, Merger Sub will be merged with and into the Company (the “merger”), with the Company surviving the merger as an indirect wholly-owned subsidiary of DSV. At the Special Shareholders Meeting, all Shareholders of the Company will vote on the approval and adoption of the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby. At the Special Class Meeting, the Ordinary Shareholders (other than the Significant Shareholder (as defined below)) will vote separately as a class on the approval and adoption of the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby.

At the effective time of the merger, each Ordinary Share issued and outstanding immediately prior to the effective time of the merger (other than Ordinary Shares owned by (1) DSV, Merger Sub, their wholly-owned subsidiaries or held by the Company as treasury shares, excluding any such Ordinary Shares held on behalf of third parties, or (2) shareholders who have properly exercised their statutory right to dissent under the law of the British Virgin Islands) will automatically be cancelled and shall cease to exist and be outstanding and shall have been converted into the right to receive $7.10 in cash, without interest. Each Ordinary Share held by the Company’s subsidiaries shall continue as an ordinary share in the surviving corporation and shall not be converted into the right to receive the merger consideration.

At the effective time of the merger, each Class A Preference Share of the Company, no par value (“Convertible Preference Shares” and the holders of such shares, “Preferred Shareholders”), issued and outstanding immediately prior to the effective time of the merger, will automatically be cancelled and shall cease to exist and be outstanding and will become a right to receive $1,125.71 in cash, without interest thereon.

The proxy statement accompanying this letter provides you with more specific information concerning the Special Meetings, the merger agreement, the plan of merger, the merger and the other transactions contemplated by the merger agreement. We encourage you to carefully read the accompanying proxy statement and the copy of the merger agreement and plan of merger attached as Annexes A-1 and A-2 thereto, respectively.

The board of directors of the Company (the “Board”) carefully reviewed and considered the terms and conditions of the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby. The Board unanimously (i) approved the merger, (ii) approved the merger agreement, (iii) approved the plan of merger, (iv) declared the merger agreement to be advisable and in the best interests of the Company and its Ordinary Shareholders, (v) directed that the merger agreement be submitted to the Ordinary Shareholders (and, separately, the Preferred Shareholders) and (vi) recommended that the Ordinary Shareholders vote their Ordinary Shares to approve and adopt the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby at the Special Meetings. Accordingly, the Board unanimously recommends a vote “FOR” the proposals to approve and adopt the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby.

Whether or not you plan to attend the Special Meetings and regardless of the number of Ordinary Shares you own, your careful consideration of, and vote on, the proposals is important and we encourage you to vote promptly. The merger cannot be completed unless the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby are approved (i) at the Special Shareholders Meeting by the affirmative vote of in excess of 50 percent of the votes of the Shares of the Company entitled to vote thereon, which are voted and not abstained (which includes the Ordinary Shares and the Convertible Preference Shares voting on an as-converted basis), and (ii) at the Special Class Meeting by the affirmative vote of in excess of 50 percent of the votes of the issued and outstanding Ordinary Shares entitled to vote thereon, which are voted and not abstained, excluding the votes of any Ordinary Shares owned by the Company’s largest shareholder and its controlled affiliates (collectively, the “Significant Shareholder”) and excluding the Convertible Preference Shares voting on an as-converted basis. Pursuant to the memorandum of association of the Company, abstentions, failures to vote and “broker non-votes” will have no effect on the outcome of the proposals to approve the merger agreement. The merger cannot be completed unless the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby are approved at BOTH Special Meetings.

The Significant Shareholder has entered into an irrevocable voting undertaking with DSV and Merger Sub (the “voting agreement”), pursuant to which the Significant Shareholder is required to vote its Ordinary Shares and the Convertible Preference Shares (voting on an as-converted basis with the Ordinary Shares as a single class in accordance with clause 12.6(a) of the memorandum of association of the Company up to a maximum of 19.99% of total voting power of all Shares) in favor of the approval and adoption of the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby. A separate meeting of the Preferred Shareholders occurred on November 5, 2015, at which, pursuant to the terms of the voting agreement, the Significant Shareholder voted 100% of the Convertible Preference Shares voting as a single class in favor of the approval and adoption of the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby. We encourage you to carefully read the copy of the voting agreement attached as Annex B to the proxy statement.

After reading the accompanying proxy statement, please make sure to vote your Ordinary Shares by promptly voting electronically or telephonically as described in the accompanying proxy statement, or, if you received a paper copy of the proxy cards, by marking, dating, signing and returning your proxy cards, or attending the Special Meetings in person. If you vote by returning your proxy cards, PLEASE FILL OUT BOTH PROXY CARDS. Instructions regarding all three methods of voting are provided on the proxy cards. If you hold Ordinary Shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your Ordinary Shares. If you have any questions or need assistance voting your Ordinary Shares, please contact our proxy solicitor, MacKenzie Partners, Inc., toll-free at (800) 322-2885 or via email at proxy@mackenziepartners.com.

I look forward to seeing you at the Special Meetings.

Very truly yours,

Edward G. Feitzinger

Chief Executive Officer

The merger has not been approved or disapproved by the Securities and Exchange Commission or any state securities commission. Neither the Securities and Exchange Commission nor any state securities commission has passed upon the merits or fairness of the merger or upon the adequacy or accuracy of the information contained in this document or the accompanying proxy statement. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated [    ], 2015 and is first being mailed to our Ordinary Shareholders on or about [    ], 2015.

PRELIMINARY PROXY MATERIAL SUBJECT TO COMPLETION

UTi WORLDWIDE INC.

9 Columbus Centre, Pelican Drive Road Town, Tortola British Virgin Islands	c/o UTi, Services, Inc. 100 Oceangate, Suite 1500 Long Beach, CA 90802 USA

NOTICE OF SPECIAL SHAREHOLDERS MEETING

Time and Date:	[ ] local time, on [ ], [ ]

Place:	The UTi Long Beach Solutions Center located at 100 Oceangate, Suite 1500, Long Beach, California 90802, USA

Purpose:	1.

To consider and vote on a proposal to approve the Merger Agreement, dated as of October 9, 2015 (including a form of the plan of merger (the “plan of merger”) and articles of merger (the “articles of merger”) attached thereto, the “merger agreement”), among DSV A/S, a Danish corporation (“DSV”), Louvre Acquisitionco, Inc., a company incorporated under the laws of the British Virgin Islands and an indirect wholly-owned subsidiary of DSV (“Merger Sub”), and UTi Worldwide Inc., a business company incorporated under the laws of the British Virgin Islands (“UTi” or the “Company”) with company number 141257.

2.	To consider and vote on a nonbinding, advisory proposal to approve the compensation that may be paid or may become payable to the Company’s named executive officers in connection with, or following, the consummation of the merger (this nonbinding, advisory proposal relates only to contractual obligations of the Company in existence prior to consummation of the merger that may result in a payment to the Company’s named executive officers in connection with, or following, the consummation of the merger and does not relate to any new compensation or other arrangements between the Company’s named executive officers and DSV or, following the merger, the surviving corporation and its subsidiaries), which we refer to as the “nonbinding compensation proposal”.

The text of the proposed resolutions to approve these proposals is set out on page [ ] of the proxy statement accompanying this notice.

Voting Agreement:

P2 Capital Partners, LLC (“P2”) and its controlled affiliates (together with P2, the “Significant Shareholder”) has signed an Irrevocable Voting Undertaking (the “voting agreement”) pursuant to which the Significant Shareholder is not permitted to transfer any ordinary shares of the Company, no par value (“Ordinary Shares”, and the holders of such shares “Ordinary Shareholders”), or Class A Preference Shares of the Company, no par value (“Convertible Preference Shares”, and the holders of such shares “Preferred Shareholders”; the Preferred Shareholders, together with the Ordinary Shareholders, the “Shareholders”) held by it. The Significant

Shareholder is also required to vote its Ordinary Shares and its Convertible Preference Shares voting on an as-converted basis in favor of the proposals at the Special Shareholders Meeting. The Significant Shareholder owned 11,273,214 Ordinary Shares as of October 9, 2015. As of [                    ], 2015, the Significant Shareholder owned 175,000 Convertible Preference Shares, entitling them to votes equivalent to [    ] Ordinary Shares as of such date when voting on an as-converted basis.

Record Date:	Only shareholders of record as of the close of business on [ ], 2015 are entitled to notice of and to vote at the Special Shareholders Meeting and any adjournments or postponements thereof.

General:	For more information concerning the Special Shareholders Meeting, the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby, please review the accompanying proxy statement and the copy of the merger agreement and plan of merger attached as Annexes A-1 and A-2 thereto, respectively.

The board of directors of the Company (the “Board”) carefully reviewed and considered the terms and conditions of the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby. The Board unanimously (i) approved the merger, (ii) approved the merger agreement, (iii) approved the plan of merger, (iv) declared the merger agreement to be advisable and in the best interests of the Company and its Ordinary Shareholders, (v) directed that the merger agreement be submitted to the Ordinary Shareholders (and, separately, the Preferred Shareholders) and (vi) recommended that the Ordinary Shareholders vote their Ordinary Shares to approve and adopt the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby at a meeting of the Ordinary Shareholders.

The Board unanimously recommends a vote “FOR” the proposal to approve and adopt the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby and “FOR” the nonbinding compensation proposal.

Please vote telephonically or electronically for the matters before our Shareholders as described in the accompanying proxy statement, or promptly fill in, date, sign and return the enclosed proxy cards in the accompanying pre-paid envelope to ensure that your Shares are represented at the meeting. PLEASE FILL OUT BOTH PROXY CARDS. You may revoke your proxy before it is voted. If you attend the Special Shareholders Meeting, you may choose to vote in person even if you have previously sent in your proxy cards.

By order of the Board of Directors

Lance E. D’Amico

Secretary

Long Beach, California

[                    ], 2015

UTi WORLDWIDE INC.

9 Columbus Centre, Pelican Drive Road Town, Tortola British Virgin Islands	c/o UTi, Services, Inc. 100 Oceangate, Suite 1500 Long Beach, CA 90802 USA

NOTICE OF SPECIAL CLASS MEETING

Time and Date:	Immediately following the conclusion of the Special Shareholders Meeting, beginning at [ ] local time, on [ ], [ ]

Place:	The UTi Long Beach Solutions Center located at 100 Oceangate, Suite 1500, Long Beach, California 90802, USA

Purpose:	To consider and vote on a proposal to approve the Merger Agreement, dated as of October 9, 2015 (including a form of the plan of merger (the “plan of merger”) and articles of merger (the “articles of merger”) attached thereto, the “merger agreement”), among DSV A/S, a Danish corporation (“DSV”), Louvre Acquisitionco, Inc., a company incorporated under the laws of the British Virgin Islands and an indirect wholly-owned subsidiary of DSV (“Merger Sub”), and UTi Worldwide Inc., a business company incorporated under the laws of the British Virgin Islands (“UTi” or the “Company”) with company number 141257.

The text of the proposed resolution to approve this proposal is set out on page [ ] of the proxy statement accompanying this notice.

Record Date:	Only holders of ordinary shares of the Company, no par value (“Ordinary Shares” and the holders of such shares “Ordinary Shareholders”) of record as of the close of business on [ ], 2015 are entitled to notice of and to vote at the Special Class Meeting and any adjournments or postponements thereof.

General:	For more information concerning the Special Class Meeting, the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby, please review the accompanying proxy statement and the copy of the merger agreement and plan of merger attached as Annexes A-1 and A-2 thereto, respectively.

The board of directors of the Company (the “Board”) carefully reviewed and considered the terms and conditions of the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby. The Board unanimously (i) approved the merger, (ii) approved the merger agreement, (iii) approved the plan of merger, (iv) declared the merger agreement to be advisable and in the best interests of the Company and its Ordinary Shareholders, (v) directed that the merger agreement be submitted to the Ordinary Shareholders (and, separately, the holders of Class A Preference Shares of the Company, no par value) and (vi) recommended that the Ordinary Shareholders vote their Ordinary Shares to approve and adopt the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby at a meeting of the Ordinary Shareholders.

The Board unanimously recommends a vote “FOR” the proposal to approve and adopt the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby.

Please vote telephonically or electronically for the matters before our Ordinary Shareholders as described in the accompanying proxy statement, or promptly fill in, date, sign and return the enclosed proxy cards in the accompanying pre-paid envelope to ensure that your Ordinary Shares are represented at the meeting. PLEASE FILL OUT BOTH PROXY CARDS. You may revoke your proxy before it is voted. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy cards.

By order of the Board of Directors

Lance E. D’Amico

Secretary

Long Beach, California

[                    ], 2015

Page
SUMMARY TERM SHEET	2

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETINGS AND THE MERGER	13

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	21

THE PARTIES	22

THE SPECIAL MEETINGS	23

Date, Time and Place	23

Purpose of the Special Meetings	23

Recommendation of the Board	24

Record Date and Ordinary Shareholders Entitled to Vote	24

Quorum	24

Votes Required at the Special Meetings	25

Voting Procedures	25

How Proxies Are Voted	26

Revocation of Proxies	27

Voting in Person	27

Dissenters’ Rights	27

Solicitation of Proxies	30

Adjournments and Postponements	30

Ordinary Shares Held by Company Directors and Executive Officers and Shares Held By and Voting of the Significant Shareholder	30

Assistance	31

PROPOSAL 1 (TO BE CONSIDERED AT THE SPECIAL SHAREHOLDERS MEETING): APPROVAL AND ADOPTION OF THE MERGER, THE MERGER AGREEMENT, THE PLAN OF MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED THEREBY BY THE ORDINARY SHAREHOLDERS	32

PROPOSAL 2 (TO BE CONSIDERED AT THE SPECIAL SHAREHOLDERS MEETING): ADVISORY, NON-BINDING VOTE ON MERGER-RELATED EXECUTIVE COMPENSATION ARRANGEMENTS	33

PROPOSAL 3 (TO BE CONSIDERED AT THE SPECIAL CLASS MEETING): APPROVAL AND ADOPTION OF THE MERGER, THE MERGER AGREEMENT, THE PLAN OF MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED THEREBY BY ORDINARY SHAREHOLDERS (EXCLUDING THE VOTES OF ANY ORDINARY SHARES OWNED BY THE SIGNIFICANT SHAREHOLDER AND ANY VOTES OF CONVERTIBLE PREFERENCE SHARES VOTING ON AN AS-CONVERTED BASIS)	34

THE MERGER	35

Overview	35

Background of the Merger	35

Recommendation of the Board	42

Reasons for Recommendation	42

Prospective Financial Information	46

i

ii

Page

WHERE YOU CAN FIND ADDITIONAL INFORMATION	100

INCORPORATION BY REFERENCE	100

Annex A-1	Merger Agreement, dated as of October 9, 2015
Annex A-2	Plan of Merger, dated as of [ ]
Annex B	Irrevocable Voting Undertaking, dated as of October 9, 2015
Annex C	Opinion of Morgan Stanley & Co. LLC
Annex D	Section 179 of BVI Business Companies Act, as amended 2004

iii

UTi WORLDWIDE INC.

9 Columbus Centre, Pelican Drive Road Town, Tortola British Virgin Islands	c/o UTi, Services, Inc. 100 Oceangate, Suite 1500 Long Beach, CA 90802 USA

SPECIAL SHAREHOLDERS MEETING AND SPECIAL CLASS MEETING

TO BE HELD [    ], [    ]

PROXY STATEMENT

This proxy statement contains information relating to special meetings of all of the shareholders and of the ordinary shareholders (voting separately as a class) of UTi Worldwide Inc., a business company incorporated under the laws of the British Virgin Islands with company number 141257, which we refer to as “UTi”, the “Company”, “we”, “us” or “our”. The Company will hold the following meetings:

•	A special meeting of all the shareholders of the Company, to be held on [ ], [ ] at [ ] local time, at the UTi Long Beach Solutions Center located at 100 Oceangate, Suite 1500, Long Beach, California 90802, USA (the “Special Shareholders Meeting”).

•	Immediately following the conclusion of the Special Shareholders Meeting, a special class meeting of the ordinary shareholders of the Company will be held in the same location (the “Special Class Meeting” and together with the Special Shareholders Meeting, the “Special Meetings” and each a “Special Meeting”).

We are furnishing this proxy statement to the holders of the ordinary shares of the Company, no par value, (which we refer to as “Ordinary Shares” and the holders of such shares as “Ordinary Shareholders”) as part of the solicitation of proxies by the Company’s board of directors, which we refer to as the “Board”, for use at each Special Meeting and at any adjournments or postponements thereof. This proxy statement is dated [                    ], 2015 and is first being mailed to our Ordinary Shareholders on or about [                    ], 2015.

We have also furnished this proxy statement to the holders of Class A Preference Shares of the Company, no par value (which we refer to as “Convertible Preference Shares” and the holders of such shares as “Preferred Shareholders”; we refer to the Convertible Preference Shares, together with the Ordinary Shares, as “Shares” and the Preferred Shareholders, together with the Ordinary Shareholders, as “Shareholders”), which are entitled to vote their Convertible Preference Shares on an As-Converted Basis (as defined on page [    ]) with the Ordinary Shares at the Special Shareholders Meeting. As of [                    ], 2015, all of our Convertible Preference Shares were owned by P2 Capital Partners, LLC (“P2”) and its controlled affiliates (together with P2, the “Significant Shareholder”) and were entitled to votes equivalent to [            ] Ordinary Shares when voting the Convertible Preference Shares on an As-Converted Basis (with such votes increasing until the Special Shareholders Meeting in accordance with the terms of the Convertible Preference Shares, subject to the amended and restated memorandum of association of the Company (the “Memorandum”), which caps the vote of the Preferred Shareholders at a maximum of 19.99% of the total voting power of all voting securities, and provides that all voting securities (including the Convertible Preference Shares) held by the holder of the Convertible Preference Shares in excess of 19.99% of the total voting power of all voting securities outstanding must be voted in a manner identical (on a proportionate basis) to the manner in which the holders of equity securities of the Company, other than the holder of the Convertible Preference Shares, vote their voting securities, as further described on page [    ]) and as of [                    ], 2015, the Significant Shareholder owned [            ] Ordinary Shares.

SUMMARY TERM SHEET

This summary term sheet highlights selected information in this proxy statement and may not contain all of the information about our business, the merger, the merger agreement and the plan of merger (each as defined below) that is important to you. We have included page references in parentheses to direct you to more complete descriptions of the topics presented in this summary term sheet. You should carefully read this proxy statement in its entirety, including the annexes hereto and the other documents to which we have referred you, for a more complete understanding of the matters being considered at the Special Meetings. As used in this proxy statement, references to “$” refer to United States dollars; references to “Euro,” “euro,” “€” and “EUR” refer to the single currency introduced at the start of the third stage of European economic and monetary union as defined in Article 2 of Council Regulation (EC) No. 974/98 of May 3, 1998 on the introduction of the euro as amended; and references to “DKK” refer to the official currency of Denmark. You may find additional information and obtain, without charge, copies of documents incorporated by reference into this proxy statement by following the instructions under the sections of this proxy statement entitled “Where You Can Find Additional Information” beginning on page [    ] and “Incorporation by Reference” beginning on page [    ]. Unless the context otherwise indicates, we refer to UTi Worldwide Inc. as “UTi,” “we,” “us” or “our.”

The Parties

(page [    ])

UTi is an international, non-asset-based supply chain services and solutions company providing air and ocean freight forwarding, contract logistics, customs brokerage, distribution, inbound logistics, truckload brokerage and other supply chain management services. The Company serves a large and diverse base of global and local companies, including clients operating in industries with unique supply chain requirements such as the energy and mining, retail, apparel, chemical, automotive, pharmaceutical and technology industries. The Company seeks to use its global network, proprietary information technology systems, relationships with transportation providers and expertise in outsourced logistics services to deliver competitive advantage to each of its clients’ supply chains. UTi’s Ordinary Shares are listed on the NASDAQ Global Select Market, which we refer to as “NASDAQ”, trading symbol “UTIW”. UTi’s principal executive office is located at 100 Oceangate, Suite 1500, Long Beach, CA 90802 USA, and its telephone number is (562) 552-9400. UTi’s registered office is located at Midocean Chambers, Road Town, Tortola, British Virgin Islands.

DSV A/S, which we refer to as “DSV”, headquartered in Denmark, is a global supplier of transport and logistics services with 23,000 employees working across 530 offices and 130 logistics facilities in 75 countries. DSV operates through three divisions—DSV Road, DSV Air & Sea and DSV Solutions—offering services that include air and ocean freight forwarding, contract logistics, customs brokerage, distribution, inbound logistics and truckload brokerage. DSV also provides other supply chain management services, including consulting, the coordination of purchase orders and customized management services. Through its supply chain planning and optimization services, DSV assists its clients in designing and implementing solutions that improve the predictability, visibility, and overall costs of their supply chains. DSV is publicly listed on the NASDAQ Copenhagen Stock Exchange in Denmark. DSV’s principal executive office is located at Hovedgaden 630, DK-2640 Hedehusene, Denmark, and its telephone number is +45 43 20 30 40.

Louvre Acquisitionco, Inc., which we refer to as “Merger Sub”, was formed on October 1, 2015, by a subsidiary of DSV solely for the purpose of completing the merger. Merger Sub is an indirect, wholly-owned subsidiary of DSV and has not engaged in any business except for activities incidental to its formation and in connection with the merger and the other transactions contemplated by the merger agreement. Merger Sub’s principal executive office is located at Hovedgaden 630, DK-2640 Hedehusene, and its telephone number is +45 43 20 30 40. Merger Sub’s registered office is located at Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, British Virgin Islands.

The Merger

(page [    ])

On October 9, 2015, the Company, DSV and Merger Sub entered into a Merger Agreement, which we refer to, along with a form of the plan of merger (the “plan of merger”) and articles of merger (the “articles of merger”) attached thereto, as the “merger agreement.” A copy of the merger agreement and plan of merger are included as Annexes A-1 and A-2 to this proxy statement, respectively. Under the terms of the merger agreement, subject to the satisfaction or waiver (or, except with respect to the Necessary Shareholder Approval (as defined below), express written waiver by all parties, to the extent permitted by applicable law) of specified conditions, Merger Sub will be merged with and into the Company, which we refer to as the “merger”. The Company will survive the merger as an indirect wholly-owned subsidiary of DSV (the “surviving corporation”).

Upon the consummation of the merger, each Ordinary Share that is issued and outstanding immediately prior to the effective time (as defined below under “The Merger Agreement—Closing and Effective Time of the Merger”) of the merger (other than Ordinary Shares owned by (1) DSV, Merger Sub, their wholly-owned subsidiaries or held by the Company as treasury shares, excluding any such Ordinary Shares held on behalf of third parties, or (2) shareholders who have properly exercised their statutory right to dissent under the law of the British Virgin Islands) will automatically be cancelled and shall cease to exist and be outstanding and shall have been converted into the right to receive $7.10 in cash, without interest (the “ordinary share merger consideration”). Ordinary Shares held by the Company’s subsidiaries shall continue as an ordinary share in the surviving corporation and shall not be converted into the right to receive the merger consideration.

At the effective time of the merger, each Convertible Preference Share issued and outstanding immediately prior to the effective time of the merger, will automatically be cancelled and shall cease to exist and be outstanding and will become a right to receive $1,125.71 in cash, without interest thereon (the “preference share merger consideration” and, together with the ordinary share merger consideration, the “merger consideration”).

The Special Meetings

(page [    ])

The Special Shareholders Meeting will be held on [            ], [    ], at [            ] local time at the UTi Long Beach Solutions Center located at 100 Oceangate, Suite 1500, Long Beach, California 90802, USA and the Special Class Meeting will be held immediately following the conclusion of the Special Shareholders Meeting in the same location. At the Special Meetings, you will be asked to, among other things, vote for the approval and adoption of the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby. Please see the section of this proxy statement entitled “The Special Meetings” for additional information on the Special Meetings, including how to vote your Ordinary Shares.

Record Date and Ordinary Shareholders Entitled to Vote; Votes Required at the Special Meetings

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You may vote at the Special Shareholders Meeting if you owned any Ordinary Shares or Convertible Preference Shares at the close of business on [                    ], 2015, the record date for the Special Shareholders Meeting. You may vote at the Special Class Meeting if you owned any Ordinary Shares at the close of business on [                    ], 2015. The Significant Shareholder is required to vote pursuant to the terms of the voting agreement with respect to the Special Shareholders Meeting and cannot attend or vote at the Special Class Meeting. As of the close of business on the record date, there were [            ] Ordinary Shares outstanding and entitled to vote, held by [            ] Ordinary Shareholders of record and 175,000 Convertible Preference Shares outstanding and entitled to vote at the Special Shareholders Meeting, held by [            ] Preferred Shareholders of record. As of [                    ], 2015, the Preferred Shareholders are entitled to votes equivalent to [            ] Ordinary Shares as of such date when voting the Convertible Preference Shares on an As-Converted Basis at the Special Shareholders Meeting. As of [                    ], 2015, the Significant Shareholder held [            ] Ordinary Shares.

As used in this proxy statement, Convertible Preference Shares voting on an “As-Converted Basis” means voting with the number of votes of Ordinary Shares issued upon conversion of the Convertible Preference Shares pursuant to the terms of the Memorandum. This number is equal to the product of the number of Convertible Preference Shares and the conversion rate in effect at such time, with the conversion rate given by dividing the Liquidation Preference (as defined in the Memorandum, initially $1,000 for each Convertible Preference Share and increased by dividends on the Convertible Preference Shares paid-in-kind) by the Conversion Price in effect at such time (as defined in the Memorandum, initially $13.8671 and adjusted as set forth in the Memorandum). Because the Liquidation Preference of the Convertible Preference Shares increases over time, the number of votes of the Convertible Preference Shares voting on an As-Converted Basis will increase between the mailing of this proxy statement and the Special Meetings, subject to the terms of the Memorandum, which caps the vote of the Preferred Shareholders at a maximum of 19.99% of the total voting power of all voting securities (entitling the Preferred Shareholders to a number of votes equal to the number of Ordinary Shares which could have been issued had the Convertible Preference Shares been convertible on the record date and had been converted in full on such date (absent the prohibition that any conversion of Convertible Preference Shares that would result in the beneficial ownership of the holder exceeding 19.99% of the outstanding shares (such limitation is referred to as the “19.99% Conversion Limitation”)); provided, however, that all voting securities (including the Convertible Preference Shares) held by the holder of the Convertible Preference Shares in excess of 19.99% of the total voting power of all voting securities outstanding must be voted in a manner identical (on a proportionate basis) to the manner in which the holders of equity securities of the Company, other than the holder of the Convertible Preference Shares, vote their voting securities.)

You may cast one vote for each Ordinary Share that you held or were deemed to have held on the record date.

The approval and adoption of the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby by the Ordinary Shareholders requires (1) at the Special Shareholders Meeting, the affirmative vote of in excess of 50 percent of the votes of the Ordinary Shares and Convertible Preference Shares (voting together as a single class with the Ordinary Shares on an As-Converted Basis), which are present at such Special Meeting and which are voted and not abstained (such approval, the “Company Required Shareholder Approval”) and (2) at the Special Class Meeting, the affirmative vote of in excess of 50 percent of the votes of the Ordinary Shares which are present at the Special Class Meeting and which are voted and not abstained, excluding the votes of any Ordinary Shares owned by the Significant Shareholder and any votes of Convertible Preference Shares voting on an As-Converted Basis (such approval, the “Company Ordinary Shareholder Approval”). The merger cannot be completed unless the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby are approved at BOTH Special Meetings.

The approval and adoption of the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby also requires the affirmative vote of at least two-thirds of the Convertible Preference Shares outstanding voting together as a single class (such approval, the “Preferred Shareholder Approval” and, together with the Company Required Shareholder Approval and the Company Ordinary Shareholder Approval, the “Necessary Shareholder Approval”). A separate meeting of the Preferred Shareholders occurred on November 5, 2015, at which, pursuant to the terms of the Irrevocable Voting Undertaking dated as of October 9, 2015, with DSV and Merger Sub (the “voting agreement”), the Preferred Shareholder Approval was obtained when the Significant Shareholder voted 100% of the Convertible Preference Shares voting as a single class in favor of the approval and adoption of the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby

Recommendation of the Board; Reasons for Recommendation

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After careful consideration and having regard to their statutory duties under the British Virgin Islands Business Companies Act 2004, as amended (the “BVI Act”), the Board carefully reviewed and considered the terms and conditions of the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby. The Board unanimously (i) approved the merger, (ii) approved the merger agreement, (iii) approved the plan of merger, (iv) declared the merger agreement to be advisable and in the best interests of the Company and its Ordinary Shareholders, (v) directed that the merger agreement be submitted to the Ordinary Shareholders (and, separately, the Preferred Shareholders) and (vi) recommended that the Ordinary Shareholders vote their Ordinary Shares to approve and adopt the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby at the Special Meetings. Accordingly, the Board unanimously recommends a vote “FOR” the proposals to approve and adopt the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby. The Board also unanimously recommends a vote “FOR” the nonbinding compensation proposal (as described below under “Questions and Answers about the Special Meetings and the Merger—What proposals will be considered at the Special Meetings?”).

The Board believes that the merger, the merger agreement and the plan of merger are advisable and in the best interests of the Company and its Ordinary Shareholders. For a discussion of the material factors that the Board considered in determining to recommend the approval and adoption of the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby, please see the section of this proxy statement entitled “The Merger—Reasons for Recommendation” beginning on page [    ].

Opinion of Morgan Stanley & Co. LLC, Financial Advisor to the Company

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In connection with the merger, the Board received a written opinion from the Company’s financial advisor, Morgan Stanley & Co. LLC (“Morgan Stanley”), to the effect that, as of October 9, 2015, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in its opinion, the ordinary share merger consideration to be received by the Ordinary Shareholders pursuant to the merger agreement was fair, from a financial point of view, to the Ordinary Shareholders (other than the Significant Shareholder).

The full text of Morgan Stanley’s written opinion to the Board dated October 9, 2015, is included as Annex C to this proxy statement and is incorporated herein by reference in its entirety. You are encouraged to read the opinion carefully in its entirety for a description of the assumptions made, the matters considered and the qualifications and limitations on the review undertaken by Morgan Stanley in rendering its opinion. Morgan Stanley addressed its opinion to the Board, in its capacity as such, and the opinion addressed only the fairness from a financial point of view of the ordinary share merger consideration to be received by the Ordinary Shareholders (other than the Significant Shareholder) pursuant to the merger agreement as of the date of the opinion and does not address any other aspects or implications of the merger. Morgan Stanley’s opinion was not intended to, and does not, express an opinion or constitute a recommendation to any Ordinary Shareholder as to how to vote, or as to any other action that an Ordinary Shareholder should take relating to the merger.

Certain Effects of the Merger

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Upon the consummation of the merger, Merger Sub will be merged with and into the Company, and the Company will continue to exist following the merger as an indirect wholly-owned subsidiary of DSV.

Following the consummation of the merger, the Ordinary Shares will no longer be traded on NASDAQ or any other public market, and the registration of Ordinary Shares under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be terminated.

Effects on the Company if the Merger Is Not Completed

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In the event that the proposals to approve and adopt the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby do not receive the Company Required Shareholder Approval or

Company Ordinary Shareholder Approval from the Ordinary Shareholders at the Special Meetings, or if the merger is not completed for any other reason, the Ordinary Shareholders will not receive any payment for their Ordinary Shares in connection with the merger. Instead, the Company will remain an independent public company and Ordinary Shareholders will continue to own their Ordinary Shares. Under certain circumstances, if the merger agreement is terminated, the Company may be obligated to pay to DSV a termination fee. Please see the section of this proxy statement entitled “The Merger Agreement—Termination Fees” beginning on page [    ]. For a discussion of the material factors that the Board considered in determining to recommend the approval and adoption of the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby, please see the section of this proxy statement entitled “The Merger—Reasons for Recommendation” beginning on page [    ]. For additional information about the potential consequences of the merger not being completed, please see the items incorporated by reference to this proxy statement referred to in the section of this proxy statement entitled “Incorporation by Reference” beginning on page [    ].

Treatment of Stock Options and Other Stock-Based Awards

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Stock Options. As of the effective time, each outstanding stock option, whether vested or unvested, will be cancelled and converted into the right to receive an amount in cash equal to the stock option consideration (which is equal to the product of (x) the number of Ordinary Shares underlying such stock option and (y) the excess (if any) of $7.10, the per share merger consideration to be received by holders of Ordinary Shares, over the exercise price per Ordinary Share of such stock option) less any required withholding taxes, except that each stock option that has an exercise price that is greater than or equal to $7.10 will be cancelled for no consideration;

Restricted Share Units. Immediately prior to the effective time, each restricted share unit will be cancelled and converted into the right to receive an amount in cash equal to $7.10, the per share merger consideration to be received by holders of Ordinary Shares, less any required withholding taxes, with respect to each Ordinary Share underlying such restricted share unit;

Performance Share Units. Immediately prior to the effective time, each performance share unit will be cancelled and converted into the right to receive an amount in cash equal to $7.10, the per share merger consideration to be received by holders of Ordinary Shares, less any required withholding taxes, with respect to each Ordinary Share underlying such performance share unit based on the target level of performance.

In addition, with respect to the Company’s 2000 Employee Share Purchase Plan (the “ESPP”), (a) the current offering period under the ESPP will be the final offering period, (b) each option issued pursuant to the ESPP will be fully exercised not later than five business days prior to the effective time of the merger and (c) the ESPP will terminate as of the effective time of the merger.

See “The Merger Agreement—Treatment of Stock Options and Other Stock-Based Awards” beginning on page [    ].

Interests of the Company’s Directors and Executive Officers in the Merger

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Certain of the Company’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of the Ordinary Shareholders generally. The members of the Board were aware of and considered these interests in reaching the determination to approve the merger, the merger agreement and the plan of merger, declare the merger agreement and plan of merger to be advisable and in the best interests of the Company and the Ordinary Shareholders, direct that the merger agreement and plan of merger be submitted to the Ordinary Shareholders (and, separately, the Preferred Shareholders) and recommend that the Ordinary Shareholders vote their Ordinary Shares to approve and adopt the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby. These interests include, among others:

•	that one director (Mr. Joshua Paulson) is a partner at P2 and serves on the Board as the appointee of P2 pursuant to the Amended and Restated Letter Agreement between the Company and P2, dated February 26, 2014 (the “Significant Shareholder Letter Agreement”); P2 and its controlled affiliates own 100% of the outstanding Convertible Preference Shares, entitling them to votes equivalent to [ ] Ordinary Shares, as of [ ] , 2015, when voting the Convertible Preference Shares on an As-Converted Basis, and, as of [ ], 2015, the Significant Shareholder held [ ] Ordinary Shares, with all Shares so owned subject to the terms of the voting agreement and the Memorandum;

•	the accelerated vesting and cash-out of stock options and other stock-based awards held by directors and executive officers in accordance with the terms of the applicable award agreements and the merger agreement (as described in “The Merger Agreement—Treatment of Stock Options and Other Stock-Based Awards” beginning on page [ ]);

•	certain contractual severance payments in the event an executive officer experiences a qualifying termination of employment on or following the merger; and

•	that the Company’s directors and executive officers are entitled to continued indemnification and insurance coverage under the merger agreement.

Please see “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page [    ] for additional information about these interests and “The Merger—Reasons for Recommendation” beginning on page [    ].

Financing of the Merger

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The consummation of the merger is not subject to a financing condition. Under the merger agreement, DSV and Merger Sub have agreed to have available to them sufficient funds to perform all of their respective obligations under the merger agreement and to consummate the merger and other transactions contemplated thereby.

We understand that DSV intends to fund the merger and other transactions contemplated thereby through a combination of equity financing of up to DKK 5.0 billion (as of October 30, 2015, equal to approximately $740 million) and debt financing through a facilities agreement with certain lenders.

Conditions of the Merger

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Each party’s obligation to effect the merger is subject to the satisfaction (or, except with respect to the Necessary Shareholder Approval, as defined on page [    ], express written waiver by all parties, to the extent permitted by applicable law), on or prior to the closing date of the merger, which we refer to as the “closing date”, of the following conditions:

•	obtaining the Necessary Shareholder Approval;

•	no order or law, entered, promulgated, enforced or issued by any government entity or otherwise being in effect preventing the consummation of the transactions contemplated by the merger agreement; provided, that the party attempting to invoke such condition to delay closing shall have complied with its requirement to use its reasonable best efforts to consummate the merger and the other transactions contemplated by the merger agreement; and

•	(i) the receipt of approvals required to be obtained in connection with, or in compliance with the provisions of, Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”); (ii) with respect to certain non-U.S. jurisdictions, the receipt of approvals required to be obtained in connection with, or in compliance with, antitrust, competition, anti-monopoly or similar regulatory laws in: People’s Republic of China, Republic of South Africa, South Korea and Turkey (the “non-U.S. jurisdiction governmental approvals”); (iii) the receipt of approvals required to be obtained in connection with, or in compliance with the provisions of the European Union Merger Regulation (“EUMR”); (iv) the Committee on Foreign Investment in the United States (“CFIUS”) has completed action; (v) the receipt of approvals required to be obtained in connection with, or in compliance with, the provisions of BVI Act; and (vi) the receipt of approval by the Defense Security Service (“DSS”);

Each party’s obligation to consummate the merger is also subject to the satisfaction (or express written waiver, in its sole discretion, by such party) of certain additional conditions, including:

•	subject to certain materiality qualifiers, the accuracy of the representations and warranties of the other party; and

•	performance in all material respects of its obligations and compliance with covenants under the merger agreement by the other party.

In addition, the obligation of DSV and Merger Sub to consummate the merger is also subject to the satisfaction (or express written waiver, in its sole discretion, by DSV) of the following conditions:

•	since the date of the merger agreement, no material adverse effect, as defined below, on the Company; and

•	written objections to the merger and/or written notice of intention and/or election to dissent, in each case given to the Company pursuant to Section 179 of the BVI Act, shall not have been given by shareholders of the Company who in aggregate hold (i) Ordinary Shares exceeding 10% of the issued and outstanding Ordinary Shares; or (ii) Convertible Preference Shares exceeding 10% of the issued and outstanding Convertible Preference Shares; or (iii) Shares exceeding 10% of the issued and outstanding Shares (calculated on an As-Converted Basis).

The Significant Shareholder is restricted by the terms of the voting agreement from exercising any dissent rights for any Shares owned by it.

The consummation of the merger is not conditioned upon DSV’s receipt of financing.

Reasonable Best Efforts

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The consummation of the merger is subject to review under the HSR Act and the receipt of the non-U.S. jurisdiction governmental approvals and other regulatory approvals. As described above in the section entitled “—Conditions of the Merger”, the obligations of DSV and the Company to effect the merger are subject to the expiration or termination of the waiting period applicable to the merger under the HSR Act and the receipt of the non-U.S. jurisdiction governmental approvals and other regulatory approvals. On November 3, 2015, the U.S. Federal Trade Commission (“FTC”) notified the Company that the U.S. Department of Justice and the FTC have granted early termination of the waiting period under the HSR Act in connection with the Merger.

The merger agreement generally requires each party to use reasonable best efforts to resolve objections that may be asserted under any antitrust law with respect to the transactions contemplated by the merger agreement, subject to certain exceptions (as described under “The Merger Agreement—Reasonable Best Efforts”).

In the event the merger is not consummated on or before March 9, 2016 (the “end date”) by reason of the fact that relevant approvals have not been obtained, but all other closing conditions have been fulfilled or are capable of being fulfilled, then either party may extend the end date to June 9, 2016.

No Solicitation; Board Recommendation

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The merger agreement generally restricts the Company’s ability to indirectly or directly solicit takeover proposals (as defined below under “The Merger Agreement—No Solicitation; Board Recommendation”) from (including by furnishing information to) third parties, or participate in discussions or negotiations with third parties regarding any alternative proposal. Under certain circumstances, however, and in compliance with certain obligations contained in the merger agreement, the Company is permitted to engage in negotiations with, and provide information to, third parties that have made an unsolicited alternative proposal that it is a superior proposal (as defined below under “The Merger Agreement—No Solicitation; Board Recommendation”) or which the Board determines in good faith, after consultation with outside legal and financial advisors, could reasonably be expected to result in a superior proposal. Under certain circumstances, the Company is permitted to terminate the merger agreement prior to the approval and adoption of the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby by the Ordinary Shareholders in order to accept an unsolicited alternative proposal that constitutes a superior proposal, upon payment by the Company of a $34 million termination fee to DSV.

Termination or Abandonment

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The merger agreement may be terminated at any time prior to the effective time of the merger in the following circumstances:

•	by mutual written consent of the Company and DSV;

•	by either DSV or the Company, if:

•	the merger is not consummated by the end date (as it may be extended as described below in the section “The Merger—Regulatory Approvals Required for the Merger”), provided that the party seeking the right to so terminate the merger agreement shall not have breached in any material respect its obligations under the merger agreement in any manner that shall have proximately caused the failure to consummate the merger on or before such date;

•	a permanent injunction or other order or law shall have been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the merger and such law shall have become final and non-appealable;

•	if the Special Meetings (including any adjournment thereof) shall have concluded and the Necessary Shareholder Approval shall not have been obtained in full at the time of the conclusion of such Special Meetings (including any adjournments thereof); or

•	the other party has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the merger agreement, and such breach or failure to perform would result in the failure of a closing condition and cannot be cured by the end date; provided that the terminating party has delivered written notice at least thirty days prior to such termination stating its desire to terminate the merger agreement pursuant to this provision and the basis for such termination;

•	by DSV, if:

•	the Board changes, withholds or withdraws the recommendation that the Ordinary Shareholders vote their Ordinary Shares to approve and adopt the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby at the Special Meetings (a “Company Change of Recommendation”);

•	the Board has approved or recommended an alternative proposal, or proposed publicly to do so; or

•	the Board has failed to recommend against a publicly announced alternative proposal or failed to reaffirm its recommendation that the Shareholders of the Company vote their Shares to approve and adopt the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby, in either case, within five business days of being requested to do so in writing by DSV following an alternative proposal having been publicly proposed or disclosed;

•	by the Company, if:

•	the Board has concluded in good faith, after consultation with the Company’s outside legal and financial advisors, that an alternative proposal (as described below under “The Merger Agreement—No Solicitation; Board Recommendation”) is a superior proposal (as described below under “The Merger Agreement—No Solicitation; Board Recommendation”) and has determined to enter into a definitive agreement with respect to such superior proposal, in which case the Company must within two days pay the termination fee (as described below under “The Merger Agreement—Termination Fees”).

Termination Fees

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If the merger agreement is terminated under certain specified circumstances, the Company will be required to pay DSV a termination fee of $34 million.

Irrevocable Voting Undertaking

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In connection with the merger agreement, the Significant Shareholder entered into the voting agreement, pursuant to which the Significant Shareholder agreed, among other things, except where the Board changes, withholds or withdraws its recommendation that Ordinary Shareholders vote to approve and adopt the merger agreement in accordance with the terms of the merger agreement or there have been specific amendments to the merger agreement: (i) to vote all of its Convertible Preference Shares at any separate class meeting of the holders of the Convertible Preference Shares in favor of the merger; (ii) to vote all of its Ordinary Shares and Convertible Preference Shares representing up to a maximum of 19.99% of the total voting power of all Shares at the Special Shareholders Meeting in favor of the merger; (iii) to vote all of its Ordinary Shares and Convertible Preference Shares that exceed 19.99% of the total voting power of all Shares at the Special Shareholders Meeting in accordance with clause 12.6(a)(ii) of the Memorandum, which requires it to vote such Shares in a manner identical (on a proportionate basis) to the manner in which the Shares held by Ordinary Shareholders other than the Significant Shareholder are voted; (iv) not to attend or vote any of its Ordinary Shares at the Special Class Meeting; and (v) to vote all its Shares against any resolution presented to shareholders of the Company to approve any alternative proposal (as defined on page [    ]).

Dissenters’ Rights

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Under the laws of the British Virgin Islands, Shareholders are entitled to dissent from the merger and receive payment of “fair value” for their shares in accordance with Section 179 of the BVI Act, an extract of which is attached as Annex D to this proxy statement. The Significant Shareholder is restricted by the terms of the voting agreement from exercising any dissent rights for any Shares owned by it. An Ordinary Shareholder who dissents will not be entitled to receive the ordinary share merger consideration as they will only be entitled to the right to payment of the “fair value” of their Ordinary Shares if the merger is completed, as determined in accordance with Section 179 of the BVI Act. To the extent the Company and a dissenting Ordinary Shareholder are unable to agree the “fair value”, a statutory appraisal process would be used to determine the fair value of a dissenting Ordinary Shareholder’s Ordinary Shares. While the fair value of an Ordinary Shareholder’s Ordinary Shares as determined under this appraisal procedure could be more than or the same as the ordinary share merger consideration, Ordinary Shareholders are cautioned that the fair value of their Ordinary Shares could also be determined to be less than the ordinary share merger consideration.

Dissenters’ rights are available only to Ordinary Shareholders whose name is entered in the register of members of the Company as a registered holder of Ordinary Shares. Any person who holds Ordinary Shares in the Company through a depositary, nominee or broker and who wishes to exercise his, her or its statutory right to dissent from the merger must first ensure that he, she or it is entered in the register of members of the Company and therefore becomes a “member” for the purpose of the BVI Act. Ordinary Shareholders must comply with the procedures and requirements for exercising dissenters’ rights with respect to the Ordinary Shares under Section 179 of the BVI Act (which includes delivery to the Company, before the vote is taken, of a written objection to the merger).

Ordinary Shareholders are also cautioned that the Board has determined that the ordinary share merger consideration is a fair price and that, if an Ordinary Shareholder initiates an appraisal process, they may be responsible for a portion of the costs of the appraisal (including the fees of the appraisers and legal costs in respect of any related applications to court), up to a maximum amount of 50% of such costs. Given the complexity of the appraisal process, Ordinary Shareholders are cautioned that such costs may exceed the fair value of a Shareholder’s Shares.

The above summary does not purport to provide a comprehensive statement of the procedures to be followed by a Dissenting Shareholder (as defined below on page [    ]). The foregoing is a summary only and is qualified in its entirety by the provisions of Section 179 of the BVI Act, an extract of which is set out in Annex D. The provisions of Section 179 of the BVI Act are technical and complex. If you fail to comply strictly with the procedures set forth in Section 179 of the BVI Act, you will lose your rights to dissent. You are advised to consult your British Virgin Islands legal counsel if you wish to exercise your rights to dissent.

Ordinary Shareholders should also understand that it is a condition to the obligations of DSV and Merger Sub to effect the merger that statutory dissenters’ rights have not been exercised by Ordinary Shareholders who in aggregate hold Ordinary Shares exceeding 10% of the issued and outstanding Ordinary Shares. Ordinary Shareholders are encouraged to understand the potential consequences of the merger not being completed. Please see the section of this proxy statement entitled “The Merger—Effects on the Company if the Merger is not Completed” beginning on page [    ] and the items incorporated by reference to this proxy statement referred to in the section of this proxy statement entitled “Incorporation by Reference” beginning on page [    ].

Any Ordinary Shareholder who considers exercising dissent rights is strongly advised to consult legal counsel in the British Virgin Islands.

Material U.S. Federal Income Tax Consequences of the Merger

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The receipt of cash for Ordinary Shares pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. Generally, for U.S. federal income tax purposes, if you are a U.S. holder (as defined below under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”), you will recognize gain or loss equal to the difference between the amount of cash you receive in the merger and your adjusted tax basis in the Ordinary Shares converted into cash in the merger. If you are a non-U.S. holder (as defined below under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”), the merger will generally not be a taxable transaction to you under U.S. federal income tax laws unless you have certain connections to the United States, but may be a taxable transaction to you under non-U.S. federal income tax laws, and you are encouraged to seek tax advice regarding such matters. Because individual circumstances may differ, we recommend that you consult your own tax advisor to determine the particular tax effects to you.

You should read the section of this proxy statement entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page [    ] for a more complete discussion of the material U.S. federal income tax consequences of the merger.

Additional Information

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You can find more information about the Company in the periodic reports and other information we file with the U.S. Securities and Exchange Commission (the “SEC”). The information is available at the SEC’s public reference facilities and at the website maintained by the SEC at www.sec.gov. See “Where You Can Find Additional Information” beginning on page [    ].

Incorporation by Reference

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The SEC allows us to “incorporate by reference” information into this proxy statement. This means that we can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. See “Incorporation by Reference” beginning on page [    ].

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETINGS AND THE MERGER

The following questions and answers are intended to briefly address some commonly asked questions regarding the Special Meetings, the merger, the merger agreement and the plan of merger. As used in this proxy statement, references to “$” refer to United States dollars; references to “Euro,” “euro,” “€” and “EUR” refer to the single currency introduced at the start of the third stage of European economic and monetary union as defined in Article 2 of Council Regulation (EC) No. 974/98 of May 3, 1998 on the introduction of the euro as amended; and references to “DKK” refer to the official currency of Denmark. These questions and answers may not address all questions that may be important to you as a shareholder. You should read the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.

Q:	Why am I receiving this proxy statement?

A:	On October 9, 2015, the Company entered into the merger agreement with DSV and Merger Sub. You are receiving this proxy statement in connection with the solicitation of proxies by the Board in favor of the proposal to approve and adopt the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby and the other matters to be voted on at the Special Meetings described below under “—What proposals will be considered at the Special Meetings?”

Q:	Why have I received two proxy cards?

A:	You have received proxy cards for BOTH the Special Shareholders Meeting and the Special Class Meeting. THIS IS NOT AN ERROR. The consummation of the merger is conditioned on the votes of BOTH Proposal 1 in the Special Shareholders Meeting and Proposal 3 in the Special Class Meeting. PLEASE FILL OUT BOTH PROXY CARDS.

Q:	As an Ordinary Shareholder, what will I receive in the merger?

A:	If the merger is completed and you do not properly exercise your statutory right to dissent, you will be entitled to receive $7.10 in cash, without interest, for each Ordinary Share that you own immediately prior to the effective time of the merger.

The receipt of cash for Ordinary Shares pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. Please see the section of this proxy statement entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page [    ] for a more detailed description of the United States federal income tax consequences of the merger. You should consult your own tax advisor for a full understanding of how the merger will affect your federal, state, local and/or non-U.S. taxes.

Q:	What will happen to outstanding Company equity compensation awards in the merger?

A:	Stock Options. As of the effective time, each outstanding stock option, whether vested or unvested, will be cancelled and converted into the right to receive an amount in cash equal to the stock option consideration (which is equal to the product of (x) the number of Ordinary Shares underlying such stock option and (y) the excess (if any) of $7.10, the per share merger consideration to be received by holders of Ordinary Shares, over the exercise price per Ordinary Share of such stock option) less any required withholding taxes, except that each stock option that has an exercise price that is greater than or equal to $7.10 will be cancelled for no consideration;

Restricted Share Units. Immediately prior to the effective time, each restricted share unit will be cancelled and converted into the right to receive an amount in cash equal to $7.10, the per share merger consideration to be received by holders of Ordinary Shares, less any required withholding taxes, with respect to each Ordinary Share underlying such restricted share unit;

Performance Share Units. Immediately prior to the effective time, each performance share unit will be cancelled and converted into the right to receive an amount in cash equal to $7.10, the per share merger consideration to be received by holders of Ordinary Shares, less any required withholding taxes, with respect to each Ordinary Share underlying such performance share unit based on the target level of performance.

In addition, with respect to the ESPP, (a) the current offering period under the ESPP will be the final offering period, (b) each option issued pursuant to the ESPP will be fully exercised not later than five business days prior to the effective time of the merger and (c) the ESPP will terminate as of the effective time of the merger.

See “The Merger Agreement—Treatment of Stock Options and Other Stock-Based Awards” beginning on page [    ].

Q:	When and where are the Special Meetings?

A:	The Special Shareholders Meeting will be held on [ ], [ ], at [ ] local time, at the UTi Long Beach Solutions Center located at 100 Oceangate, Suite 1500, Long Beach, California 90802, USA. Immediately following the conclusion of the Special Shareholders Meeting, the Special Class Meeting will be held in the same location.

Q:	Who is entitled to vote at the Special Meetings?

A:	At the Special Shareholders Meeting, holders of record of Ordinary Shares or Convertible Preference Shares (voting on an As-Converted Basis (as defined on page [ ])) as of the close of business on [ ], 2015, the record date for the Special Shareholders Meeting, are entitled to vote the Ordinary Shares or Convertible Preference Shares they held on the record date at the Special Shareholders Meeting. As of the close of business on the record date, there were [ ] Ordinary Shares outstanding and entitled to vote at the Special Shareholders Meeting, held by [ ] Ordinary Shareholders of record. As of the close of business on the record date, there were 175,000 Convertible Preference Shares outstanding and entitled to vote, all held by [ ] Preferred Shareholders of record. As of [ ], 2015, the Significant Shareholder, in its capacity as the sole Preferred Shareholder, is entitled to votes equivalent to [ ] Ordinary Shares as of such date when voting the Convertible Preference Shares on an As-Converted Basis. As of [ ], 2015, the Significant Shareholder held [ ] Ordinary Shares.

Each Ordinary Shareholder voting Ordinary Shares, other than the Significant Shareholder, is entitled to one vote on each of Proposal 1 and Proposal 2 (to be voted on at the Special Shareholders Meeting) and Proposal 3 (to be voted on at the Special Class Meeting) for each Ordinary Share held. ORDINARY SHAREHOLDERS (OTHER THAN THE SIGNIFICANT SHAREHOLDER) SHOULD VOTE ON ALL THREE PROPOSALS. PLEASE FILL OUT BOTH PROXY CARDS.

Subject to the 19.99% Conversion Limitation, the Significant Shareholder is entitled to one vote on each of Proposal 1 and Proposal 2 for each Ordinary Share held, and to vote Convertible Preference Shares on an As-Converted Basis entitling it to one vote per the number of Ordinary Shares represented by such conversion on each of Proposal 1 and Proposal 2. The Significant Shareholder is required to vote pursuant to the terms of the voting agreement.

Q:	What proposals will be considered at the Special Meetings?

A:	At the Special Shareholders Meeting, you will be asked to consider and vote on the following proposals:

•	Proposal 1: a proposal for the Ordinary Shareholders and Convertible Preference Shares (voting together as a single class with the Ordinary Shares on an As-Converted Basis) to approve and adopt the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby; and

•	Proposal 2: a nonbinding, advisory proposal to approve the compensation that may be paid or may become payable to the Company’s named executive officers in connection with, or following, the consummation of the merger (this nonbinding, advisory proposal is not required for the merger to be completed and relates only to contractual obligations of the Company in existence prior to consummation of the merger that may result in a payment to the Company’s named executive officers in connection with, or following, the consummation of the merger and does not relate to any new compensation or other arrangements between the Company’s named executive officers and DSV or, following the merger, the surviving corporation and its subsidiaries), which we refer to as the “nonbinding compensation proposal”.

At the Special Class Meeting, you will be asked to consider and vote on the following proposal:

•	Proposal 3: a proposal for the Ordinary Shareholders to approve and adopt the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby, excluding the votes of any Ordinary Shares owned by the Significant Shareholder and any votes of Convertible Preference Shares voting on an As-Converted Basis.

Q:	What constitutes a duly constituted Special Meeting?

A:	The Special Shareholders Meeting will be duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50% of the votes of the Ordinary Shares and Convertible Preference (voting together as a single class with the Ordinary Shares on an As-Converted Basis) entitled to vote on the matters to be considered at the meeting. Abstentions, failures to vote and “broker non-votes” will be counted for purposes of determining the presence of a quorum.

The Special Class Meeting will be duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50% of the votes of the Ordinary Shares entitled to vote on the matters to be considered at the meeting. Abstentions, failures to vote and “broker non-votes” will be counted for purposes of determining the presence of a quorum.

Q:	What vote of our Ordinary Shareholders is required to approve each of the proposals?

A:	The approval and adoption of the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby by Ordinary Shareholders requires (1) at the Special Shareholders Meeting, the affirmative vote of in excess of 50 percent of the votes of the Ordinary Shares and Convertible Preference Shares (voting together as a single class with the Ordinary Shares on an As-Converted Basis), which are present at such Special Meeting and which are voted and not abstained and (2) at the Special Class Meeting, the affirmative vote of in excess of 50 percent of the votes of the Ordinary Shares which are present at such Special Meeting and which are voted and not abstained, excluding the votes of any Ordinary Shares owned by the Significant Shareholder and any votes of Convertible Preference Shares voting on an As-Converted Basis. Assuming a quorum is present at a Special Meeting, abstentions, failures to vote and “broker non-votes” will have no effect on the outcome of the proposals to approve and adopt the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby. The merger cannot be completed unless the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby are approved at BOTH Special Meetings.

The approval of the nonbinding compensation proposal requires the affirmative vote of in excess of 50 percent of the votes of the Ordinary Shares and Convertible Preference Shares (voting together as a single class with the Ordinary Shares on an As-Converted Basis), which are present at the Special Shareholders Meeting and which are voted and not abstained. Assuming a quorum is present at the Special Shareholders Meeting, abstentions, failures to vote and “broker non-votes” will have no effect on the outcome of the nonbinding compensation proposal.

Q:	What other approvals that are required have been obtained?

A:	The approval and adoption of the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby also requires the affirmative vote of at least two-thirds of the Convertible Preference Shares outstanding voting together as a single class. A separate meeting of the Preferred Shareholders occurred on November 5, 2015, at which, pursuant to the terms of the voting agreement, the Preferred Shareholder Approval was obtained when the Significant Shareholder voted 100% of the Convertible Preference Shares voting as a single class in favor of the approval and adoption of the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby.

On November 3, 2015, the FTC notified the Company that the U.S. Department of Justice and the FTC have granted early termination of the waiting period under the HSR Act in connection with the Merger.

Q:	How does the Board recommend that I vote?

A:	The Board unanimously recommends a vote “FOR” the proposals to approve and adopt the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby and “FOR” the nonbinding compensation proposal.

For a discussion of the factors that the Board considered in determining to recommend the approval and adoption of the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby, please see the section of this proxy statement entitled “The Merger—Reasons for Recommendation” beginning on page [    ]. In addition, in considering the recommendation of the Board with respect to the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby, you should be aware that some of the Company’s directors and executive officers have interests that may be different from, or in addition to, the interests of the Ordinary Shareholders generally. Please see the section of this proxy statement entitled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page [    ].

Q:	How do the Company’s directors and executive officers intend to vote?

A:	The Company’s directors and executive officers have informed us that they intend, as of the date hereof, to vote all of their Ordinary Shares in favor of the matters before our Ordinary Shareholders as described in this proxy statement, although none of them are obligated to do so (although the Significant Shareholder, with which Mr. Paulson has a relationship, is required to vote its Ordinary Shares and Convertible Preference Shares in accordance with the terms of the voting agreement). As of the close of business on [ ], 2015, the record date for the Special Meetings, the Company’s directors and executive officers owned, in the aggregate, [ ] Ordinary Shares, or collectively approximately [ ]% of the outstanding Ordinary Shares.

Q:	How will the Company’s largest Shareholder vote?

A:	The Significant Shareholder is subject to the voting agreement requiring it (subject to the 19.99% Conversion Limitation) to vote its Ordinary Shares and Convertible Preference Shares in favor of the approval and adoption of the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby and other proposals at the Special Shareholders Meeting. A copy of the voting agreement is attached as Annex B to this proxy statement.

Q:	Do any of the Company’s directors or executive officers have any interests in the merger that may be different from, or in addition to, my interests as an Ordinary Shareholder?

A:

In considering the proposals to be voted on at the Special Meetings, you should be aware that certain of the Company’s directors and executive officers have interests in the merger that may be different from, or in addition to, your interests as an Ordinary Shareholder, including that one director, Mr. Paulson, is a partner at P2 and serves on the Board as the appointee of P2 pursuant to the Significant Shareholder Letter Agreement. The members of the Board were aware of and considered these interests in reaching the determination to approve the merger, the merger agreement and the plan of merger and deem the merger, the merger agreement, the plan of merger and the other transactions contemplated by the merger agreement and the plan of merger to be advisable and in the best interests of the Company and the Ordinary Shareholders, and in recommending that the Ordinary Shareholders vote for the approval and adoption of the merger, the merger agreement and the plan of merger. For more information, please see the section of this proxy statement entitled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page [ ].

Q:	What do I need to do now?

A:	After carefully reading and considering the information contained in this proxy statement, including the annexes and the other documents referred to in and incorporated by reference into this proxy statement, please ensure your Shares are voted at the Special Meetings by submitting a proxy in one of the ways described below. PLEASE FILL OUT BOTH PROXY CARDS.

Q:	What happens if I sell my Ordinary Shares before the Special Meetings?

A:	The record date for the Special Meetings is earlier than the date of the Special Meetings. If you own Ordinary Shares on the record date, but transfer your Ordinary Shares after the record date but before the effective time of the merger, you will retain your right to vote such Ordinary Shares at the Special Meetings, but the right to receive the merger consideration will pass to the person to whom you transferred your Ordinary Shares.

Q:	How do I cast my vote if I am an Ordinary Shareholder of record?

A:	If you are an Ordinary Shareholder with Ordinary Shares registered in your name, you may vote in person at each Special Meeting or by submitting a proxy for such Special Meeting via the internet, by telephone or by completing, signing, dating and mailing the enclosed proxy cards in the envelope provided (provided that the Significant Shareholder cannot attend or vote at the Special Class Meeting). For more detailed instructions on how to vote using one of these methods, please see the section of this proxy statement entitled “The Special Meetings—Voting Procedures” beginning on page [ ].

If you are an Ordinary Shareholder of record and you submit proxy cards or voting instructions but do not direct how to vote on each item, each person named as proxy will vote in favor of the proposal to approve the merger agreement, the plan of merger and the nonbinding compensation proposal.

Q:	How do I cast my vote if my Ordinary Shares are held in “street name” by my broker?

A:	If your Ordinary Shares are held in “street name”, which means your Ordinary Shares are held in an account at a broker, you must follow the instructions from your broker in order to vote. Without following those instructions, your Ordinary Shares will not be voted.

Q:	What will happen if I abstain from voting or fail to vote on any of the proposals?

A:	Assuming a quorum is present at each Special Meeting, pursuant to the Memorandum, abstentions, failures to vote and “broker non-votes” will have no effect on the outcome of any of votes on the proposals at each Special Meeting.

Q:	Can I change my vote after I have delivered my proxy?

A:	Yes. If you are an Ordinary Shareholder with Ordinary Shares registered in your name, once you have given your proxy votes for the matters before our Ordinary Shareholders as described in this proxy statement, you may revoke such vote with respect to each Special Meeting at any time prior to the time it is voted, (1) by filing with the Secretary of the Company an instrument revoking such proxy, (2) by submitting a new proxy bearing a later date by using the telephone or internet proxy submission procedures described under “The Special Meetings—Voting Procedures,” (3) by completing, signing, dating and returning a new proxy card by mail to the Company, or (4) by attending the relevant Special Meeting and voting in person. Merely attending a Special Meeting will not, by itself, revoke a proxy. Please note, however, that only your last-dated copy of each proxy card will count. Please note that if you want to revoke your proxies by sending a new proxy card or an instrument revoking such proxy to the Company, you should ensure that you send your new proxy card or instrument revoking such proxy in sufficient time for it to be received by the Company prior to the relevant Special Meeting.

If you are an Ordinary Shareholder with Ordinary Shares held in “street name”, you should follow the instructions of your broker regarding the revocation of proxies. If your broker allows you to submit a proxy via the internet or by telephone, you may be able to change your vote by submitting a new proxy via the internet or by telephone or by mail.

Q:	What should I do if I receive more than one set of voting materials?

A:	YOU WILL RECEIVE ONE PROXY CARD FOR EACH SPECIAL MEETING. THIS IS NOT AN ERROR. PLEASE FILL OUT BOTH PROXY CARDS. However, you may also receive more than one set of voting materials, including multiple copies of this proxy statement or multiple sets of proxy or voting instruction cards. For example, if you hold your Ordinary Shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold Ordinary Shares. If you are an Ordinary Shareholder of record and your Ordinary Shares are registered in more than one name, you will receive more than one set of proxy cards. Please submit each proxy and voting instruction card that you receive to ensure that all your Ordinary Shares are voted.

Q:	If I hold my Ordinary Shares in certificated form, should I send in my share certificates now?

A:	No. Promptly after the effective time of the merger, each holder of record of (i) a certificate representing any Ordinary Share or (ii) Ordinary Shares that have been issued and recorded on the register of members of the Company but in respect of which no certificate has been issued (“book-entry shares”), in each case that have been converted into the right to receive the ordinary share merger consideration, will be sent a letter of transmittal describing the procedure for surrendering such certificate in exchange for the merger consideration. If you hold your Ordinary Shares in certificated form, you will receive your cash payment after the paying agent receives your share certificates and any other documents requested in the instructions. You should not return your share certificates with the enclosed proxy card, and you should not forward your share certificates to the paying agent without a letter of transmittal. If you hold Ordinary Shares as non-certificated book-entry shares, you will not be required to deliver a share certificate, and you will receive your cash payment after the paying agent received the documents requested in the instructions. PLEASE DO NOT SEND IN YOUR CERTIFICATES NOW.

Q:	Am I entitled to exercise dissenters’ rights or appraisal rights instead of receiving the ordinary share merger consideration for my Ordinary Shares?

A:

Yes. Under the laws of the British Virgin Islands, Shareholders are entitled to dissent from the merger and receive payment of “fair value” for their shares in accordance with Section 179 of the BVI Act, an extract of which is attached as Annex D to this proxy statement. The Significant Shareholder is restricted by the terms of the voting agreement from exercising any dissent rights for any Shares owned by it. Dissenting Ordinary

Shareholders will not be entitled to receive the ordinary share merger consideration as they will only be entitled to the right to payment of the “fair value” of their Ordinary Shares if the merger is completed, as determined in accordance with Section 179 of the BVI Act.

Any Ordinary Shareholder who considers exercising dissent rights is strongly advised to consult legal counsel in the British Virgin Islands. For more information, please see the section of this proxy statement entitled “Dissenters’ Rights” beginning on page [    ] and Section 179 of the BVI Act, an extract of which is attached as Annex D to this proxy statement.

Q:	When is the merger expected to be completed?

A:	We are working toward completing the merger as promptly as possible. We currently anticipate that the merger will close during the first calendar quarter of 2016, but we cannot be certain when or if the conditions of the merger will be satisfied (or, except with respect to the Necessary Shareholder Approval, expressly waived by all parties in writing, to the extent permitted by applicable law). The merger cannot be completed until the conditions to closing are satisfied, including the approval and adoption the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby by the Ordinary Shareholders at the Special Meetings and the receipt of certain regulatory approvals.

Q:	What effect will the merger have on the Company?

A:	If the merger is consummated, Merger Sub will be merged with and into the Company, and the Company will continue to exist following the merger as an indirect wholly-owned subsidiary of DSV. Following such consummation of the merger, Ordinary Shares will no longer be traded on NASDAQ or any other public market, and the registration of Ordinary Shares under the Exchange Act will be terminated.

Q:	What happens if the merger is not completed?

A:	In the event that the proposals to approve and adopt the merger, merger agreement, the plan of merger and the other transactions contemplated thereby do not receive the Company Required Shareholder Approval or Company Ordinary Shareholder Approval from the Ordinary Shareholders at the Special Meetings, or if the merger is not completed for any other reason, the Ordinary Shareholders will not receive any payment for their Ordinary Shares in connection with the merger. Instead, we will remain as a public company and the Ordinary Shares will continue to be registered under the Exchange Act and listed and traded on NASDAQ. Under certain circumstances, if the merger is not completed, the Company may be obligated to pay to DSV a termination fee. Please see the section of this proxy statement entitled “The Merger Agreement—Termination Fees” and beginning on page [ ]. For additional information about the potential consequences of the merger not being completed, please see the items incorporated by reference to this proxy statement referred to in the section of this proxy statement entitled “Incorporation by Reference” beginning on page [ ].

Q:	What is householding and how does it affect me?

A:	The SEC permits companies to send a single set of certain disclosure documents to Ordinary Shareholders who share the same address and have the same last name, unless contrary instructions have been received, but only if the applicable company provides advance notice and follows certain procedures. In such cases, each Ordinary Shareholder continues to receive a separate notice of the meetings and proxy cards. This practice, known as “householding”, is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

If you received a householded mailing and you would like to have additional copies of this proxy statement mailed to you, or you would like to opt out of this practice for future mailings, please submit your request to Investor Relations, by phone at (562) 552-9400, by mail to UTi Worldwide Inc., Investor Relations, UTi,

Services, Inc. 100 Oceangate, Suite 1500, Long Beach, CA 90802, or by e-mail to investorrelations@go2uti.com. We will promptly send additional copies of this proxy statement upon receipt of such request.

Q:	Where can I find more information about the Company?

A:	UTi files periodic reports, proxy statements and other information with the SEC. You may read and copy documents we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov. For a more detailed description of the information available, see the section entitled “Where You Can Find More Information”, beginning on page [ ].

Q:	Who can help answer my questions?

A:	If you need assistance in completing your proxy cards or have questions regarding the Special Meetings, please contact MacKenzie Partners, Inc., which is acting as the Company’s proxy solicitation agent in connection with the merger, toll free at (800) 322-2885 or via email at proxy@mackenziepartners.com. Brokers may call collect at (212) 929-5500.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement includes forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Among other things, these forward-looking statements may include statements regarding the proposed merger between the Company and DSV. The Company’s actual results may differ materially from those described in forward-looking statements. Such statements are based on current expectations of the Company’s performance and are subject to a variety of factors, some of which are not under the control of the Company, which can affect the Company’s results of operations, liquidity or financial condition. Factors that might cause or contribute to a material difference include, but are not limited to, the risks in the Company’s filings with the SEC, including those listed in Item 1A “Risk Factors” in its annual report on Form 10-K relating to the fiscal year ended January 31, 2015 filed with the SEC, the factors described under “The Merger—Reasons for Recommendation” and the following: the Company has incurred losses for each of the last three fiscal years and during the three and six months ended July 31, 2015 and such losses are expected to continue; the Company’s inability to achieve its prior financial targets and its lack of visibility into future results; the Company’s ability to maintain sufficient liquidity and capital resources to fund its business and to generate sufficient cash to service its debts and other obligations; the Company’s ability to refinance its indebtedness when it comes due, including near term maturities; the Company’s ability to accurately predict its future business results and liquidity; risks associated with the Company’s clients, including delays or the inability by such clients to pay the Company; the risk that the Company may not be able to achieve its expected working capital improvements; volatility with respect to global trade; global economic, political and market conditions and unrest, including those in Africa, Asia Pacific and Europe; volatile fuel costs; transportation capacity, pricing dynamics and the Company’s ability to secure space on third party aircraft, ocean vessels and other modes of transportation; changes in interest and foreign exchange rates, particularly with respect to the South African rand and the Euro; material interruptions in transportation services; risks of international operations; risks that the carrying values of the Company’s assets might be impaired; risks associated with, and the potential for penalties, fines, costs and expenses the Company may incur as a result of an investigation by the government of Brazil into the international air freight and air cargo transportation industry; risks of adverse legal judgments or other liabilities not limited by contract or covered by insurance; risks associated with the pending securities class action lawsuit and pending investigation by the SEC; the Company’s ability to retain clients while facing increased competition; disruptions caused by epidemics, natural disasters, conflicts, strikes, wars and terrorism; the impact of changes in the Company’s effective tax rates; the Company’s ability to maintain effective disclosure controls and procedures and effective internal control over financial reporting; the other risks and uncertainties described herein and in the Company’s other filings with the SEC; and other factors outside the Company’s control. Other risks and uncertainties include the timing and likelihood of completion of the proposed merger between the Company and DSV, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals for the proposed merger that could cause the parties to abandon the transaction; the possibility that the Company will not receive the required ordinary shareholder approvals; disruption from the proposed merger making it more difficult to maintain business and operational relationships; the risk that unexpected costs will be incurred; the possibility that the proposed merger does not close, including due to the failure to satisfy the closing conditions; as well as more specific risks and uncertainties. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance or results, and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Because the information herein is based solely on data currently available, it is subject to change as a result of changes in conditions over which the Company has no control or influence, and should not therefore be viewed as assurance regarding the Company’s future performance. The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

THE PARTIES

UTi Worldwide Inc.

UTi is an international, non-asset-based supply chain services and solutions company providing air and ocean freight forwarding, contract logistics, customs brokerage, distribution, inbound logistics, truckload brokerage and other supply chain management services. The Company serves a large and diverse base of global and local companies, including clients operating in industries with unique supply chain requirements such as the energy and mining, retail, apparel, chemical, automotive, pharmaceutical and technology industries. The Company seeks to use its global network, proprietary information technology systems, relationships with transportation providers and expertise in outsourced logistics services to deliver competitive advantage to each of its clients’ supply chains. UTi’s Ordinary Shares are listed on the NASDAQ Global Select Market, which we refer to as “NASDAQ”, trading symbol “UTIW”. UTi’s principal executive office is located at 100 Oceangate, Suite 1500, Long Beach, CA 90802 USA, and its telephone number is (562) 552-9400. UTi’s registered office is located at Midocean Chambers, Road Town, Tortola, British Virgin Islands.

DSV A/S

DSV A/S, headquartered in Denmark, is a global supplier of transport and logistics services with 23,000 employees working across 530 offices and 130 logistics facilities in 75 countries. DSV operates through three divisions – DSV Road, DSV Air & Sea and DSV Solutions—offering services that include air and ocean freight forwarding, contract logistics, customs brokerage, distribution, inbound logistics and truckload brokerage. DSV also provides other supply chain management services, including consulting, the coordination of purchase orders and customized management services. Through its supply chain planning and optimization services, DSV assists its clients in designing and implementing solutions that improve the predictability, visibility, and overall costs of their supply chains. DSV is publicly listed on the NASDAQ Copenhagen Stock Exchange in Denmark. DSV’s principal executive office is located at Hovedgaden 630, DK-2640 Hedehusene, Denmark, and its telephone number is +45 43 20 30 40.

Louvre Acquisitionco, Inc.

Merger Sub was formed on October 1, 2015 by a subsidiary of DSV solely for the purpose of completing the merger. Merger Sub is an indirect, wholly-owned subsidiary of DSV and has not engaged in any business except for activities incidental to its formation and in connection with the merger and the other transactions contemplated by the merger agreement. Merger Sub’s principal executive office is located at Hovedgaden 630, DK-2640 Hedehusene, and its telephone number is +45 43 20 30 40. Merger Sub’s registered office is located at Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, British Virgin Islands.

THE SPECIAL MEETINGS

We are furnishing this proxy statement to the Company’s shareholders as part of the solicitation of proxies by the Board for use at the Special Meetings and at any adjournments or postponements thereof.

Date, Time and Place

The Special Shareholders Meeting will be held on [            ], [    ], at [            ] local time at the UTi Long Beach Solutions Center located at 100 Oceangate, Suite 1500, Long Beach, California 90802, USA and the Special Class Meeting will be held immediately following the conclusion of the Special Shareholders Meeting in the same location.

Attendance at the Special Shareholders Meeting is limited to Shareholders of record and holders of valid proxies and attendance at the Special Class Meeting is limited to Ordinary Shareholders of record and holders of valid proxies (other than the Significant Shareholder). If you plan to attend the Special Meetings, please note that you will need to present government-issued identification showing your name and photograph (e.g., a driver’s license or passport), and, if you are a representative of an institutional investor, professional evidence showing your representative capacity for such entity, in each case to be verified against our Shareholder list as of the record date for the meeting. In addition, if your Shares are held in the name of a broker, bank or other nominee, you will need a valid proxy from such entity evidencing your authority to vote Shares that the institution or other nominee held for your account at the close of business on the record date. You must contact your broker, bank or other nominee directly in advance of the Special Meetings to obtain a legal proxy.

Purpose of the Special Meetings

The Special Shareholders Meeting is being held for the following purposes:

•	to consider and vote on Proposal 1: a proposal for Ordinary Shareholders (including the votes of Convertible Preference Shares voting on an As-Converted Basis) to approve and adopt the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby (see the section of this proxy statement entitled “The Merger Agreement” beginning on page [ ]); and

•	to consider and vote on Proposal 2: a nonbinding, advisory proposal to approve the compensation that may be paid or may become payable to the Company’s named executive officers in connection with, or following, the consummation of the merger (this nonbinding, advisory proposal relates only to contractual obligations of the Company in existence prior to consummation of the merger that may result in a payment to the Company’s named executive officers in connection with, or following, the consummation of the merger and does not relate to any new compensation or other arrangements between the Company’s named executive officers and DSV or, following the merger, the surviving corporation and its subsidiaries), which we refer to as the “nonbinding compensation proposal” (see the section of this proxy statement entitled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger—Advisory Vote on Merger-Related Compensation for the Company’s Named Executive Officers” beginning on page [ ]).

The Special Class Meeting is being held for the following purpose:

•	to consider and vote on Proposal 3: a proposal for Ordinary Shareholders to approve and adopt the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby, excluding the votes of any Ordinary Shares owned by the Significant Shareholder and any votes of Convertible Preference Shares voting on an As-Converted Basis (see the section of this proxy statement entitled “The Merger Agreement” beginning on page [ ]).

A copy of the merger agreement and the plan of merger are attached as Annexes A-1 and A-2 to this proxy statement, respectively. The text of the proposed resolutions to approve these proposals is set out below (see the section of this proxy statement entitled “The Special Shareholders Meeting—Proposal 1” on page [    ], “The Special Shareholders Meeting—Proposal 2”) on page [    ] and “The Special Class Meeting—Proposal 3” on page [    ].

Recommendation of the Board

After careful consideration and having regard to their statutory duties under the BVI Act, the Board carefully reviewed and considered the terms and conditions of the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby. The Board unanimously (i) approved the merger, (ii) approved the merger agreement, (iii) approved the plan of merger, (iv) declared the merger agreement to be advisable and in the best interests of the Company and its Ordinary Shareholders, (v) directed that the merger agreement be submitted to the Ordinary Shareholders (and, separately, the Preferred Shareholders) and (vi) recommended that the Ordinary Shareholders vote their Ordinary Shares to approve and adopt the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby at the Special Meetings. Accordingly, the Board unanimously recommends a vote “FOR” the proposals to approve and adopt the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby. For a discussion of the factors that the Board considered in determining to recommend the approval and adoption of the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby, please see the section of this proxy statement entitled “The Merger—Reasons for Recommendation” beginning on page [ ].

The Board also unanimously recommends a vote “FOR” the nonbinding compensation proposal.

Record Date and Ordinary Shareholders Entitled to Vote

Only holders of record of Shares as of the close of business on [            ], 2015, the record date for the Special Shareholders Meeting, are entitled to vote the Shares they held on the record date at the Special Shareholders Meeting. Only holders of record of Ordinary Shares at the close of business on [            ], 2015, the record date for the Special Class Meeting are entitled to vote at the Special Class Meeting. The Significant Shareholder is required to vote pursuant to the terms of the voting agreement with respect to the Special Shareholders Meeting and cannot vote at the Special Class Meeting. As of the close of business on the record date, there were [            ] Ordinary Shares outstanding and entitled to vote, held by [            ] Ordinary Shareholders of record and 175,000 Convertible Preference Shares outstanding and entitled to vote at the Special Shareholders Meeting, held by [            ] Preferred Shareholders of record. As of [            ], 2015, the Preferred Shareholders are entitled to votes equivalent to [            ] Ordinary Shares as of such date when voting the Convertible Preference Shares on an As-Converted Basis (as defined below on page [    ]). As of [            ], 2015, the Significant Shareholder held [            ] Ordinary Shares.

Each Ordinary Shareholder voting Ordinary Shares, other than the Significant Shareholder, is entitled to one vote on each of Proposal 1, Proposal 2 and Proposal 3 for each Ordinary Share held.

Subject to the 19.99% Conversion Limitation, the Significant Shareholder is entitled to one vote on each of Proposal 1 and Proposal 2 for each Ordinary Share held, and to vote Convertible Preference Shares on an As-Converted Basis entitling it to one vote per the number of Ordinary Shares represented by such conversion on each of Proposal 1 and Proposal 2. The Significant Shareholder is required to vote pursuant to the terms of the voting agreement.

Quorum

A meeting of shareholders will be duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50% of the votes of the Shares entitled to vote on the matters to be considered at the meeting. Abstentions, failures to vote and “broker non-votes” will be counted for purposes of determining the presence of a quorum.

A “broker non-vote” occurs when (i) your Ordinary Shares are held by a broker, in nominee name or otherwise, exercising fiduciary powers (typically referred to as being held in “street name”) and (ii) a broker submits a proxy card for your Ordinary Shares held in “street name”, but does not vote on a particular proposal because the broker has not received voting instructions from you and does not have the authority to vote on that matter without instructions. You must follow instructions from your broker to authorize it to vote with respect to the proposal to approve and adopt the merger, the merger agreement and the plan of merger or the nonbinding compensation proposal.

A “failure to vote” occurs when a vote of a Share entitled to vote on the matters to be considered at the meeting is present in person or by proxy but is not cast.

In the event that a quorum is not present at a Special Meeting, or if there are insufficient votes to approve and adopt the merger agreement at the time of the Special Meeting, we expect that such Special Meeting will be adjourned or postponed to solicit additional proxies.

Votes Required at the Special Meetings

Approval and Adoption of the Merger Agreement and Plan of Merger

The approval of the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby by the Ordinary Shareholders requires (1) at the Special Shareholders Meeting, the affirmative vote of in excess of 50 percent of the votes of the Ordinary Shares and Convertible Preference Shares (voting together as a single class with the Ordinary Shares on an As-Converted Basis), which are present at such Special Meeting and which are voted and not abstained, and (2) at the Special Class Meeting, the affirmative vote of in excess of 50 percent of the votes of the Ordinary Shares which are present at the Special Class Meeting and which are voted and not abstained, excluding the votes of any Ordinary Shares owned by the Significant Shareholder and any votes of Convertible Preference Shares voting on an As-Converted Basis. The merger cannot be completed unless the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby are approved at BOTH Special Meetings.

The approval and adoption of the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby also requires the affirmative vote of at least two-thirds of the Convertible Preference Shares outstanding voting together as a single class. A separate meeting of the Preferred Shareholders occurred on November 5, 2015, at which, pursuant to the terms of the voting agreement, the Preferred Shareholder Approval was obtained when the Significant Shareholder voted 100% of the Convertible Preference Shares voting as a single class in favor of the approval and adoption of the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby.

Abstentions, failures to vote and broker non-votes will not be considered as votes properly cast at each Special Meeting. Consequently, assuming a quorum is present at each Special Meeting, pursuant to the Memorandum, broker non-votes, failures to vote and abstentions will have no effect on the voting with respect to any proposal as to which there is an abstention or broker non-vote.

Approval of the Nonbinding Compensation Proposal

The approval of the nonbinding compensation proposal requires the affirmative vote of in excess of 50 percent of the votes of Ordinary Shares and Convertible Preference Shares (voting together as a single class with the Ordinary Shares on As-Converted Basis), which are present at the Special Shareholders Meeting and which were voted and not abstained. This is an advisory vote only and will not be binding on the Company or the Board.

Abstentions, failures to vote and broker non-votes will not be considered as votes properly cast at each Special Meeting. Consequently, assuming a quorum is present at each Special Meeting, pursuant to the Memorandum, broker non-votes, failures to vote and abstentions will have no effect on the voting with respect to any proposal as to which there is an abstention or broker non-vote.

Voting Procedures

Whether or not you plan to attend the Special Meetings and regardless of the number of Shares you own, your careful consideration of, and vote on, the merger agreement is important and we encourage you to vote promptly.

To ensure that your Ordinary Shares are voted at the Special Meetings, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the Special Meetings in person, using one of the following three methods:

•	Vote via the Internet. If you are an Ordinary Shareholder of record, you can appoint a proxy and direct how your vote is cast via the Internet. The enclosed proxy card indicates the website you may access for Internet voting. The Internet voting system allows you to confirm that the system has properly recorded the manner in which you wish to cast your votes.

•	Vote by Telephone. If you are an Ordinary Shareholder of record and are located in the United States or Canada, you can appoint a proxy and direct how your vote is cast by calling the toll-free telephone number on your proxy card. The telephone voting system has easy-to-follow instructions and allows you to confirm that the system has properly recorded your votes. If you vote by telephone, you do not need to return your proxy card. If you are located outside the United States or Canada, please contact MacKenzie Partners, Inc., which is acting as the Company’s proxy solicitation agent in connection with the merger, at (212) 929-5500 for information on how you can vote by telephone.

•	Vote by Proxy Card. If you are an Ordinary Shareholder of record and are located in the United States, you can vote by marking, dating and signing each proxy card and returning it by mail in the enclosed postage-paid envelope. If you are located outside the United States, you should add the necessary postage to the enclosed envelope to ensure delivery. In order to ensure that your vote is received on or prior to the date of the Special Meetings, we recommend that your proxy cards be returned to us by overnight mail. PLEASE FILL OUT BOTH PROXY CARDS.

The internet and telephone voting procedures are designed to authenticate your identity and to allow you to vote your Ordinary Shares for the matters before our Ordinary Shareholders as described in this proxy statement and confirm that your voting instructions have been properly recorded.

Votes submitted by telephone or via the internet for the matters before our Ordinary Shareholders as described in this proxy statement must be received by [            ], Eastern time, on [            ], [    ].

If you are an Ordinary Shareholder with Ordinary Shares held in “street name”, which means your Ordinary Shares are held in an account at a broker, bank or other nominee, you must follow the instructions from your broker, bank or other nominee in order to vote. Without following those instructions, your Ordinary Shares will not be voted.

YOU SHOULD NOT SEND IN YOUR SHARE CERTIFICATE(S) WITH YOUR PROXY CARDS. A letter of transmittal with instructions for the surrender of your certificates representing any Ordinary Shares will be mailed to Ordinary Shareholders if the merger is completed.

For additional questions about the merger, assistance in submitting proxies or voting Ordinary Shares, or to request additional copies of this proxy statement or the enclosed proxy cards, please contact MacKenzie Partners, Inc., which is acting as the Company’s proxy solicitation agent in connection with the merger, toll free at (800) 322-2885 or via email at proxy@mackenziepartners.com. Brokers may call collect at (212) 929-5500.

How Proxies Are Voted

If you complete and submit your proxy cards or voting instructions, each person named as proxy will follow your instructions. If you are an Ordinary Shareholder of record and you submit proxy cards or voting instructions but do not direct how to vote on each item, or you indicate when voting by internet or telephone that you wish to vote as recommended by the Board, then each person named as proxy will vote in favor of the proposal to approve and adopt the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby at the Special Meetings.

Revocation of Proxies

If you are an Ordinary Shareholder with Ordinary Shares registered in your name, once you have given your proxy votes for the matters before our Ordinary Shareholders as described in this proxy statement, you may revoke such vote with respect to each Special Meeting at any time prior to the time it is voted, (1) by filing with the Secretary of the Company an instrument revoking such proxy, (2) by submitting a new proxy bearing a later date, by using the telephone or internet proxy submission procedures described above, (3) by completing, signing, dating and returning a new proxy card by mail to the Company, or (4) by attending the relevant Special Meeting and voting in person.

Merely attending a Special Meeting will not, by itself, revoke a proxy. Please note that if you want to revoke your proxies by sending a new proxy card or an instrument revoking such proxy to the Company, you should ensure that you send your new proxy card or instrument revoking such proxy in sufficient time for it to be received by the Company prior to the relevant Special Meeting. Please note, however, that only your last-dated proxy will count. If you are an Ordinary Shareholder of record, you may obtain new proxy cards by contacting the Secretary of the Company at 100 Oceangate, Suite 1500, Long Beach, California 90802, USA, telephone 1-562-552-9400 (collect).

If you are an Ordinary Shareholder with Ordinary Shares held in “street name”, you should follow the instructions of your broker regarding the revocation of proxies. If your broker allows you to submit a proxy via the internet or by telephone, you may be able to change your vote by submitting a new proxy via the internet or by telephone or by mail. Please note that if your Ordinary Shares are held in the name of a broker, you must obtain and bring to each Special Meeting a proxy card issued in your name from the broker to be able to vote at the relevant Special Meeting.

Voting in Person

If you plan to attend the Special Meetings and vote in person, you will be given a ballot at each Special Meeting. Please note that admission to the Special Meetings is limited to the Shareholders.

For Ordinary Shareholders of record, upon your arrival at the meeting location, you will need to present identification to be admitted to the meeting. If you are an Ordinary Shareholder who is an individual, you will need to present government-issued identification showing your name and photograph (e.g., a driver’s license or passport), or, if you are representing an institutional investor, you will need to present government-issued photo identification and professional evidence showing your representative capacity for such entity. In each case, we will verify such documentation with our record date Ordinary Shareholder list.

For Ordinary Shareholders holding Ordinary Shares in “street name”, in addition to providing identification as outlined for record holders above, you will need a valid proxy from your broker, bank or other nominee. Otherwise, you will not be permitted to vote at or attend the relevant Special Meeting. You must contact your broker, bank or other nominee directly in advance of the Special Meeting to obtain a legal proxy.

Even if you plan to attend the Special Meetings in person, we encourage you to vote your Ordinary Shares by proxy so that your vote will be counted if you later decide not to attend the Special Meetings.

Dissenters’ Rights

Under the laws of the British Virgin Islands, Shareholders are entitled to dissent from the merger in accordance with Section 179 of the BVI Act, an extract of which is attached as Annex D to this proxy statement. The Significant Shareholder is restricted by the terms of the voting agreement from exercising any dissent rights for any Shares owned by it. Dissenting Ordinary Shareholders will not be entitled to receive the ordinary share merger consideration as they will only be entitled to the right to payment of the “fair value” of their Ordinary

Shares if the merger is completed, as determined in accordance with Section 179 of the BVI Act. To the extent the Company and a dissenting Ordinary Shareholder are unable to agree the “fair value”, a statutory appraisal process is required to determine the fair value of a dissenting Ordinary Shareholder’s Ordinary Shares. While the fair value of an Ordinary Shareholder’s Ordinary Shares as determined under this appraisal procedure could be more than or the same as the ordinary share merger consideration, Ordinary Shareholders are cautioned that the fair value of their Ordinary Shares could also be determined to be less than the ordinary share merger consideration.

Dissenters’ rights are available only to Ordinary Shareholders whose name is entered in the register of members of the Company as a registered holder of Ordinary Shares. Any person who holds Ordinary Shares in the Company through a depositary, nominee or broker and who wishes to exercise his, her or its statutory right to dissent from the merger must first ensure that he, she or it is entered in the register of members of the Company and therefore becomes a “member” for the purpose of the BVI Act. Ordinary Shareholders must comply with the procedures and requirements for exercising dissenters’ rights with respect to the Ordinary Shares under Section 179 of the BVI Act (which includes delivery to the Company, before the vote is taken, of a written objection to the merger).

A Shareholder wishing to dissent (a “Dissenting Shareholder”) must give written notice of objection (“Notice of Objection”) to the Company prior to the Special Shareholders Meeting or at the Special Shareholders Meeting but prior to the time the merger is submitted to a vote. The Notice of Objection must include a statement that such Ordinary Shareholder proposes to demand payment for its Ordinary Shares if the merger is approved at the Special Meetings and implemented.

Within 20 days immediately following the date of the Special Shareholders Meeting at which a vote approving the merger is made, the Company must give written notice of the authorization (“Approval Notice”) to all Shareholders who have served a Notice of Objection.

Within 20 days immediately following the date on which the Approval Notice is given (the “Dissent Period”), a Shareholder who has provided a Notice of Objection must give a written notice of his election to dissent (a “Notice of Dissent”) to the Company. The Notice of Dissent must state (a) the Shareholder’s name and address; (b) the number and class of the Shares with respect to which he dissents (the “Dissenting Shares”); and (c) a demand for payment of the fair value of his Shares. It is important to note that:

1.	Only Shareholders who have served a Notice of Objection (or who were not given notice of the Special Meetings) may elect to dissent.

2.	A Dissenting Shareholder must dissent in respect of all the Shares which he holds in the Company. It is not possible to only dissent in respect of certain Shares held by a Shareholder, and any Notice of Dissent purporting to do so will be invalid.

3.	Once Notice of Dissent is given, a Dissenting Shareholder will cease to have the rights of a Shareholder and will only be entitled to receive payment of the fair value of his Shares in accordance with section 179 of the BVI Act.

Within seven days immediately following (a) the date of expiry of the Dissent Period or (b) the effective date of the merger, whichever is later, the Company, as the surviving company, must make a written offer (a “Fair Value Offer”) to each Dissenting Shareholder specifying the consideration determined by the Company to be the fair value of such Dissenting Shares. As noted above, the Board believes the ordinary share merger consideration represents fair value for the Ordinary Shares and the Company currently expects that the Fair Value Offer will therefore be $7.10 per Ordinary Share.

If, within 30 days immediately following the date of the Fair Value Offer, the Company and a Dissenting Shareholder fail to agree on the fair value consideration for Dissenting Shares, then, within 20 days immediately following the date of the expiry of such 30-day period:

•	the Company and the Dissenting Shareholder would each designate an appraiser;

•	the two designated appraisers together would designate a third appraiser; and

•	the three appraisers would fix the fair value of the Dissenting Shares in accordance with the BVI Act. It should be noted that, under the terms of the BVI Act, fair value would be determined at the close of business on the business day prior to the date on which the vote to approve the merger was taken at the Special Shareholders Meeting, excluding any appreciation or depreciation in the value of the Dissenting Shares, directly or indirectly, induced by the proposed merger.

The fair value determined by the three appraisers would be binding on the Company and the Dissenting Shareholder for all purposes. The Company will pay, in cash, the fair value of the Dissenting Shares determined by the appraisers to the Dissenting Shareholders.

All notices and petitions (including any Notice of Objection and Notice of Dissent) must be executed by or for the Shareholder, fully and correctly, as such Shareholder’s name appears on the Company’s register of members. If the Shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, these notices must be executed by or for the fiduciary. An authorized agent, including an agent for two or more joint owners, may execute the notices or petitions for a Shareholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the notice, he is acting as agent for the record owner. A person having a beneficial interest in Shares held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized above and in a timely manner to perfect whatever dissenters’ rights attached to the Shares.

As explained above, dissenters’ rights are available only to Shareholders of record. If you hold any Shares as the beneficial owner but are not the “registered holder” or “member” of such Shares and you wish to exercise dissenters’ rights, you must arrange for such Shares to be registered in your name and comply with the procedures and requirements described above for exercising dissenters’ rights with respect to the Shares under Section 179 of the BVI Act.

If you do not satisfy each of these requirements, you cannot exercise dissenters’ rights and will be bound by the terms of the plan of merger if approved at the Special Meetings. In addition, failure to vote your Shares, or a vote against the resolutions to adopt the plan of merger and approve the transactions contemplated by the plan of merger, including the merger, will not alone satisfy the notice requirement referred to above. Dissenters’ rights may not be exercised unless they are exercised in accordance with the procedure described above.

Ordinary Shareholders are also cautioned that the Board has determined that the ordinary share merger consideration is a fair price and that, if an Ordinary Shareholder initiates an appraisal process, they may be responsible for a portion of the costs of the appraisal.

Ordinary Shareholders should understand it is a condition to the obligations of DSV and Merger Sub to effect the merger that statutory dissenters’ rights have not been exercised by Ordinary Shareholders who in aggregate hold Ordinary Shares exceeding 10% of the issued and outstanding Ordinary Shares. Ordinary Shareholders are encouraged to understand the potential consequences of the merger not being completed. Please see the section of this proxy statement entitled “The Merger—Effects on the Company if the Merger is not Completed” beginning on page [    ] and the items incorporated by reference to this proxy statement referred to in the section of this proxy statement entitled “Incorporation by Reference” beginning on page [    ].

Any Ordinary Shareholder who considers exercising dissent rights is strongly advised to consult legal counsel in the British Virgin Islands.

Solicitation of Proxies

The Company will bear the cost of soliciting proxies, including the expense of preparing, printing and distributing this proxy statement. In addition to soliciting proxies by mail, telephone or electronic means, we may request brokers, banks or other custodians to solicit their customers who have Ordinary Shares registered in their names and will reimburse them for the reasonable, out-of-pocket costs of forwarding proxy materials in accordance with customary practice. We may also use the services of our directors, officers and other employees to solicit proxies, personally or by telephone, without additional compensation. In addition, the Company has retained MacKenzie Partners, Inc., to solicit Ordinary Shareholder proxies at a total cost to the Company of approximately $[            ], plus reimbursement of reasonable out-of-pocket expenses.

Adjournments and Postponements

Although it is not currently expected, either Special Meeting may be adjourned, recessed or postponed for the purpose of soliciting additional proxies. An adjournment of each Special Meeting may be made by either (i) the chairman of the meeting or (ii) the Ordinary Shareholders by the vote of the holders of the majority of Ordinary Shares (or, if present, Convertible Preference Shares, voting on an As-Converted Basis) represented at such Special Meeting, either in person or by proxy, to such place and time as the chairman of the meeting shall determine.

If the time, date and place of an adjourned meeting are announced at the original convening of the Special Meetings, no notice of an adjourned meeting need be given unless the date of the adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, in which case notice of the adjourned meeting will be given to each Ordinary Shareholder of record entitled to vote at the meeting. At any subsequent reconvening of either Special Meeting at which a quorum is present in person or represented by proxy, any business may be transacted that might have been transacted at the original Special Meeting, and all proxies will be voted in the same manner as they would have been voted at the original convening of the Special Meeting, except for any proxies that have been validly revoked or withdrawn prior to the reconvened meeting.

Ordinary Shares Held by Company Directors and Executive Officers and Shares Held By and Voting of the Significant Shareholder

As of the close of business on [            ], 2015, the record date for both Special Meetings, the Company’s directors and executive officers owned, in the aggregate, [            ] Ordinary Shares, or collectively approximately [            ]% of the outstanding Ordinary Shares. The Company’s directors and executive officers have informed us that they intend, as of the date hereof, to vote all of their Ordinary Shares in favor of the matters before our Ordinary Shareholders as described in this proxy statement. Certain of the Company’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of the Ordinary Shareholders generally. For more information, please see the section of this proxy statement entitled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page [    ].

As of the close of business on [            ], 2015, the record date for both Special Meetings, the Significant Shareholder owned, in the aggregate, 175,000 Convertible Preference Shares, or collectively 100% of the outstanding Convertible Preference Shares. As of [            ], 2015, the Preferred Shareholders are entitled to votes equivalent to [            ] Ordinary Shares as of such date when voting the Convertible Preference Shares on an As-Converted Basis. Because the Liquidation Preference (as defined in the Memorandum) of the Convertible Preference Shares increases over time, the number of votes of the Convertible Preference Shares voting on an As-Converted Basis will increase between the mailing of this proxy statement and the Special Meetings in accordance with the terms of the Memorandum. As of [            ], 2015, the Significant Shareholder held [            ] Ordinary Shares.

The Significant Shareholder is subject to the voting agreement requiring it to vote its Ordinary Shares and Convertible Preference Shares voting on an As-Converted Basis in favor of the approval and adoption of the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby and other proposals. A separate meeting of the Preferred Shareholders occurred on November 5, 2015, at which, pursuant to the terms of the voting agreement, the Preferred Shareholder Approval was obtained when the Significant Shareholder voted 100% of the Convertible Preference Shares voting as a single class in favor of the approval and adoption of the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby, as required by the voting agreement. A copy of the voting agreement is attached as Annex B to this proxy statement.

Assistance

If you need assistance in completing your proxy card or have questions regarding the Special Meetings, please contact MacKenzie Partners, Inc., which is acting as the Company’s proxy solicitation agent in connection with the merger, toll free at (800) 322-2885 or via email at proxy@mackenziepartners.com. Brokers, banks and other custodians may call collect at (212) 929-5500.

PROPOSAL 1 (TO BE CONSIDERED AT THE SPECIAL SHAREHOLDERS MEETING): APPROVAL AND ADOPTION OF THE MERGER, THE MERGER AGREEMENT, THE PLAN OF MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED THEREBY BY THE ORDINARY SHAREHOLDERS

As discussed elsewhere in this proxy statement, our Ordinary Shareholders will consider and vote on a resolution that the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby are approved and adopted. On this Proposal 1, the vote of the Ordinary Shareholders includes the Ordinary Shares owned by the Significant Shareholder and the Convertible Preference Shares voting together as a single class with the Ordinary Shares on an As-Converted Basis. You are urged to carefully read this proxy statement in its entirety for more detailed information concerning the merger, the merger agreement and the plan of merger including the information set forth under the sections of this proxy statement captioned “The Merger” and “The Merger Agreement.” A copy of the merger agreement and the plan of merger are attached as Annexes A-1 and A-2 to this proxy statement, respectively. You are urged to read the merger agreement carefully and in its entirety.

The Company is asking its Ordinary Shareholders to vote on the adoption of the following resolutions to approve the above proposal:

RESOLVED, that:

(i)	the merger, the merger agreement, dated as of October 9, 2015 (including the plan of merger and articles of merger attached thereto), among DSV A/S, Louvre Acquisitionco, Inc. and UTi Worldwide, Inc. (“UTI”), the plan of merger and the other transactions contemplated thereby be APPROVED; and

(ii)	notwithstanding that the plan of merger has been approved by the shareholders of UTI, the directors of UTI be and are hereby authorised and empowered, without notice to or approval of the shareholders of UTI, to amend, modify or supplement the plan of merger, provided that no amendment, modification or supplement may be made by the directors which reduces the merger consideration or otherwise materially affects the terms of the merger to the detriment of the shareholders.

The Board unanimously recommends a vote “FOR” the proposals to approve and adopt the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby by the Ordinary Shareholders and the resolutions above.

PROPOSAL 2 (TO BE CONSIDERED AT THE SPECIAL SHAREHOLDERS MEETING): ADVISORY, NON-BINDING VOTE ON MERGER-RELATED EXECUTIVE COMPENSATION ARRANGEMENTS

In accordance with Section 14A of the Exchange Act, the Company is providing its Ordinary Shareholders with the opportunity to cast a nonbinding advisory vote on the compensation that may be paid or become payable to its named executive officers in connection with the merger. As required by those rules, the Company is asking the Ordinary Shareholders to vote on the adoption of the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger, as disclosed in the table entitled “Potential Change of Control Payments to Named Executive Officers”, including the associated narrative discussion, and the agreements or understandings pursuant to which such compensation may be paid or become payable, be APPROVED.”

The vote on executive compensation payable in connection with the merger is a vote separate and apart from the vote to approve and adopt the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby. Accordingly, you may vote to approve and adopt the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby and vote not to approve the executive compensation and vice versa. Because the vote is advisory in nature only, it will not be binding on the Company, the Board or DSV. Accordingly, because the Company is contractually obligated to pay the compensation, such compensation will be paid or become payable, subject only to the conditions applicable thereto, if the merger is consummated and regardless of the outcome of the advisory vote.

The approval of the nonbinding compensation proposal requires the approval by a majority of the votes cast affirmatively or negatively on that proposal at the Special Shareholders Meeting. Assuming a quorum is present at the Special Shareholders Meeting, abstentions, failures to vote and “broker non-votes” will have no effect on the outcome of the nonbinding compensation proposal. On this Proposal 2, the vote of the Ordinary Shareholders includes the Ordinary Shares owned by the Significant Shareholder and the Convertible Preference Shares voting together as a single class with the Ordinary Shares on an As-Converted Basis.

The Board unanimously recommends a vote “FOR” the approval of the nonbinding compensation proposal.

PROPOSAL 3 (TO BE CONSIDERED AT THE SPECIAL CLASS MEETING): APPROVAL AND ADOPTION OF THE MERGER, THE MERGER AGREEMENT, THE PLAN OF MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED THEREBY BY ORDINARY SHAREHOLDERS (EXCLUDING THE VOTES OF ANY ORDINARY SHARES OWNED BY THE SIGNIFICANT SHAREHOLDER AND ANY VOTES OF CONVERTIBLE PREFERENCE SHARES VOTING ON AN AS-CONVERTED BASIS)

As discussed elsewhere in this proxy statement, our Ordinary Shareholders, excluding the votes of Ordinary Shares owned by the Significant Shareholder and any votes of Convertible Preference Shares voting on an As-Converted Basis, will consider and vote on a resolution that the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby are approved and adopted. Accordingly, this Proposal 3 shall be voted on only by the Ordinary Shareholders other than the Significant Shareholder and shall not be voted on by Preferred Shareholders voting on an As-Converted Basis. You are urged to carefully read this proxy statement in its entirety for more detailed information concerning the merger, the merger agreement and the plan of merger, including the information set forth under the sections of this proxy statement captioned “The Merger” and “The Merger Agreement.” A copy of the merger agreement and the plan of merger are attached as Annexes A-1 and A-2 to this proxy statement, respectively. You are urged to read the merger agreement carefully and in its entirety.

The Company is asking its Ordinary Shareholders (excluding the votes of Ordinary Shares owned by the Significant Shareholder and any votes of Convertible Preference Shares voting on an As-Converted Basis) to vote on the adoption of the following resolutions to approve the above proposal:

RESOLVED, that the merger, the merger agreement, dated as of October 9, 2015 (including the plan of merger and articles of merger attached thereto), among DSV A/S, Louvre Acquisitionco, Inc. and UTi Worldwide, Inc., the plan of merger and the other transactions contemplated thereby be APPROVED.

The Board unanimously recommends a vote “FOR” the approval and adoption of the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby by the Ordinary Shareholders (excluding the votes of any Ordinary Shares owned by the Significant Shareholder and any votes of Convertible Preference Shares voting on an As-Converted Basis) and the resolution above.

THE MERGER

Overview

The Company is seeking the approval and adoption by its Ordinary Shareholders of the merger agreement the Company entered into on October 9, 2015 with DSV and Merger Sub, as well as the plan of merger, the merger and the other transactions contemplated thereby. Under the terms of the merger agreement, subject to the satisfaction (or, except with respect to the Necessary Shareholder Approval, express written waiver by all parties, to the extent permitted by applicable law) of specified conditions, Merger Sub will be merged with and into the Company, with the Company surviving the merger as an indirect wholly-owned subsidiary of DSV. The Board has unanimously (i) approved the merger, (ii) approved the merger agreement, (iii) approved the plan of merger, (iv) declared the merger agreement to be advisable and in the best interests of the Company and its Ordinary Shareholders, (v) directed that the merger agreement be submitted to the Ordinary Shareholders (and, separately, the Preferred Shareholders) and (vi) recommended that the Ordinary Shareholders vote their Ordinary Shares to approve and adopt the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby at a meeting of the Ordinary Shareholders.

Upon the consummation of the merger, each Ordinary Share issued and outstanding immediately prior to the effective time of the merger (other than Ordinary Shares owned by (1) DSV, Merger Sub, their wholly-owned subsidiaries or held by the Company as treasury shares, excluding any such Ordinary Shares held on behalf of third parties, or (2) shareholders who have properly exercised dissenters’ rights under the law of the British Virgin Islands) will automatically be cancelled and shall cease to exist and be outstanding and shall have been converted into the right to receive the ordinary share merger consideration. Ordinary Shares held by the Company’s subsidiaries shall continue as ordinary shares in the surviving corporation and shall not be converted into the right to receive the merger consideration.

Upon consummation of the merger, each Convertible Preference Share issued and outstanding immediately prior to the effective time of the merger, will automatically be cancelled and shall cease to exist and be outstanding and will become a right to receive $1,125.71 in cash, without interest thereon.

Following the consummation of the merger, UTi will cease to be a publicly traded company and will no longer be registered under the Exchange Act.

Background of the Merger

As part of our ongoing corporate strategy throughout the last two years, we have continued to address challenges we have faced in our businesses and associated liquidity needs through a variety of cost and other initiatives. In addition, we have regularly evaluated strategic initiatives and alternatives, including joint ventures, investments, sales of businesses, and potential mergers or acquisitions.

As part of the evaluation described above, we engaged in preliminary discussions with a variety of parties from time to time, but none of those preliminary discussions led to a proposal to acquire the Company other than as disclosed herein. Following an approach by DSV in June 2014, on October 15, 2014, the Company and DSV executed a confidentiality agreement. During the period from mid-October 2014 until the beginning of December 2014, representatives of DSV, the Company and their respective financial and legal advisors conducted certain exploratory discussions about the potential acquisition of the Company by DSV. There were not any acquisition agreement drafts exchanged between the parties at this time. In light of the exploratory discussions with DSV, the Board instructed Morgan Stanley during November to approach a handful of parties the Board believed may have been interested in pursuing a transaction with the Company. These inquiries did not generate any positive response. On December 3, 2014, the parties ended the exploratory conversations and following a media report about the existence of discussions between the parties, each of DSV and the Company released a statement that there were not any ongoing discussions taking place between the companies.

Following the cessation of exploratory discussions between the Company and DSV, the Company continued throughout 2015 to pursue its business objectives, including its regular evaluation of strategic initiatives and alternatives. As part of this evaluation and in consideration of the challenging business environment as well as the other business and liquidity challenges facing the Company described below, at meetings of the Board held on August 24, 2015 and September 8, 2015, the Board discussed the strategic alternatives available to the Company and unanimously authorized Morgan Stanley, its financial advisor, to proceed with a targeted auction process. On September 10, 2015, Morgan Stanley, at the direction of the Board, began a process to reach out to a targeted group of seventeen potential strategic buyers, providing the Company’s form confidentiality agreement and a package of public information about the Company. It was determined not to contact DSV as part of the initial outreach, although it was expected that they would be contacted at a later stage in the process.

On September 11, 2015, Kurt K. Larsen, chairman of DSV, tried to contact Roger MacFarlane, non-executive chairman of the Company, but was unsuccessful. On September 13, 2015, DSV submitted an unsolicited written proposal to acquire the Company (the “initial proposal letter”) in the form of a letter from Mr. Larsen to Mr. MacFarlane. The initial proposal letter set forth DSV’s offer to acquire all the outstanding Ordinary Shares at a price of $8.10 in cash per Ordinary Share, subject to due diligence, and included a draft of a proposed merger agreement, a proposed voting agreement to be entered into by the Significant Shareholder to support the transaction and a proposed exclusivity agreement. DSV indicated in the letter that it was prepared to move quickly to complete its due diligence and negotiate the required documentation. DSV’s offer was not subject to any financing condition and the initial proposal letter indicated that DSV’s relationship banks were supportive of the financing necessary to proceed with the deal. DSV’s proposal also included an illustrative reconciliation of equity value to enterprise value for the Company based on the Company’s balance sheet as of July 31, 2015, including $0.53 billion of net debt, that assumed $364 million of the Convertible Senior Notes (as defined below) and $189 million of the Convertible Preference Shares (however, the offer in the initial proposal letter was for the cash payment to the Convertible Preference Shares to be based on the voluntary conversion thereof at a price per Ordinary Share of $8.10). In the initial proposal letter, DSV requested meetings in the following week to discuss terms, timing and structure. In response to the initial proposal letter, the Company agreed to meetings to be held in Los Angeles, California, on September 22 and 23, 2015.

In the week following the receipt of the initial proposal letter, the Company continued to move forward with the targeted auction process and began receiving responses from the initial outreach to seventeen potential buyers.

On September 21, 2015, the Board met to receive an update from management on the Company’s business, an update from Morgan Stanley on the targeted auction process and to discuss the legal and financial aspects of the DSV proposal contained in the initial proposal letter. In view of the business environment, the Company’s continuing weak freight forwarding volumes and the Company’s resulting weaker than anticipated performance and prospects, the Board discussed the importance to the holders of the Ordinary Shares of effecting a sale transaction within the relatively near future. Representatives from Morgan Stanley reported that most of the potential bidders had declined to have an initial meeting with representatives of the Company or had not yet responded to the outreach, and that the two that had responded at that point did not express a high level of interest or any degree of urgency, generally indicating that they would get back to Morgan Stanley after further deliberation. The Board also noted that, despite the public announcement in December 2014 of the Company being involved in sale discussions with DSV, no company, including none of the potential bidders being contacted in the targeted auction process, had approached the Company or its advisors to pursue a sale transaction with the Company. There was a discussion among the Board, management and representatives from Morgan Stanley about the likelihood that the targeted auction process would produce a party willing to make a proposal for the Company, and the relative advantages of speed and certainty that a transaction with DSV might offer. Representatives from Cravath, Swaine & Moore LLP (“Cravath”), the Company’s legal advisor, advised the Board of their fiduciary duties in evaluating the transaction proposed by DSV. The Board concluded that management and Morgan Stanley should communicate that the Company was not willing to consider an exclusivity agreement with DSV, that the Company should make DSV aware of the existence of the broader auction process, and that the Company should explore with DSV what was the best offer they were willing to make for the Ordinary Shares.

On September 22 and 23, 2015, representatives of the Company and Morgan Stanley, including chief executive officer Edward Feitzinger, chief financial officer Richard Rodick and chief administrative officer Lance D’Amico, met with representatives of DSV and Rothschild Inc. and its affiliates (“Rothschild”), DSV’s financial advisor, including a DSV board member, Jorgen Moller, chief executive officer Jens Bjorn Andersen and chief financial officer Jens Lund at the Los Angeles offices of Morgan Stanley. The meetings focused on a review of the Company’s business since 2014. Representatives of the Company and Morgan Stanley also pressed DSV to increase the value being offered for the Ordinary Shares. During the meetings, DSV again requested a formal exclusivity period, to have access to additional diligence materials and for the respective advisors to begin negotiating the draft merger agreement and voting agreement.

On September 23, 2015, DSV submitted a written proposal reaffirming its offer price at $8.10 per Ordinary Share, subject to confirmatory due diligence, and also provided that payments for the Convertible Preference Shares and the 4.50% convertible senior notes of the Company due 2019 issued pursuant to the Indenture dated as of March 4, 2014, between the Company and Wells Fargo Bank, National Association, as Trustee (the “Convertible Senior Notes”), would be made in accordance with their respective terms. DSV also proposed additional face-to-face business and legal diligence meetings from October 1 to October 4, 2015, in New York, New York, as well as meetings between the advisors to discuss the agreements.

On September 24, 2015, representatives of Cravath held a conference call with representatives of each of Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”) and Moalem Weitemeyer Bendtsen Advokatpartnerselskab (“Moalem”), legal advisors to DSV. Representatives of Cravath indicated that the Company was still evaluating the latest DSV proposal and determining how to proceed, but highlighted certain key issues the Company had in the draft merger agreement and voting agreement included with the initial proposal letter. These issues included various deal protection provisions, termination provisions in the voting agreement to be entered into by the Significant Shareholder, post-closing employee compensation and benefits matters, issues related to antitrust approvals and other closing conditions affecting deal certainty, and the general scope of the agreement’s representations and covenants about the Company’s business. On September 24, 2015, representatives of Cravath also held a conference call with representatives of counsel to the Significant Shareholder during which the Significant Shareholder’s position that it required $215 million for a cash-out of the Convertible Preference Shares was discussed.

On September 25, 2015, the Board met by telephone. At the request of the Board, representatives of Morgan Stanley provided an update to the Board on the targeted auction process and the discussions with the parties targeted. Morgan Stanley reported that eight of the parties contacted had declined any interest and five were still evaluating their interest. Representatives of Morgan Stanley reviewed the level of engagement of the two parties that had initially expressed interest as well as the two additional parties that had indicated interest more recently, noting that no confidentiality agreements had been executed and that meeting dates with the Company had not been finally scheduled due to a generally slow response from the other parties, although there was a general indication that none of such parties would be available for a meeting before mid-to-late October. The Board also discussed the Company’s business prospects, the continuing declines in the trading prices for the Ordinary Shares, the Significant Shareholder’s position on the cash-out of the Convertible Preference Shares and the relatively higher level of confidence of being able to reach a transaction with DSV than with any of the other potential bidders that had been contacted. After further discussion, Morgan Stanley was directed to indicate to DSV’s advisors that the Company was prepared to move forward to attempt to rapidly finalize a deal with DSV for a value of $8.10 per Company Ordinary Share, and to clarify that the value attributable to the Convertible Senior Notes should be the actual face value of the debt obligation of $400 million and to communicate the Significant Shareholder’s position that it sought to receive $215 million for a cash-out of the Convertible Preference Shares. Representatives of Cravath explained that a cash-out of the Convertible Preference Shares as required by DSV’s proposal would require a separate class vote of the Convertible Preference Shares, all of which were held by the Significant Shareholder. Morgan Stanley also was directed to indicate that the Company was prepared to defer any meetings with other potential buyers until after October 9, 2015 (although none of the potential parties were scheduled to meet with the Company prior to such date), but that it would not otherwise suspend its pursuit of the targeted auction process.

On September 26, 2015, representatives of the Company and DSV together with representatives of Morgan Stanley and Rothschild discussed the price of the Convertible Preference Shares and the face amount of the obligations related to the Convertible Senior Notes. Both the Company and DSV agreed that $400 million was the contractual liability attributable to the Convertible Senior Notes, and representatives of Morgan Stanley relayed the Significant Shareholder’s position that a cash-out of the Convertible Preference Shares would require a payment of $215 million. In response, Rothschild stated that DSV was willing to pay the amount the Significant Shareholder would receive if the Significant Shareholder exercised its option to convert the Convertible Preference Shares based on the $8.10 Ordinary Share price, which DSV and Rothschild calculated as approximately $133 million (which amount was based on a voluntary conversion of the Convertible Preference Shares). Representatives of Morgan Stanley indicated to Rothschild, and Rothschild acknowledged, that a class vote of the Significant Shareholder was required to effect the cash-out of the Convertible Preference Shares contemplated by the DSV proposal. The advisors discussed that the DSV proposal was conditioned on the Significant Shareholder accepting a cash-out of the Convertible Preference Shares.

On September 27, 2015, Mr. Feitzinger and Mr. D’Amico had calls with Mr. Andersen and Mr. Lund to further discuss the terms of the Convertible Preference Shares, including the class voting rights of the Convertible Preference Shares, and the question of the Significant Shareholder’s price for a cash-out of the Convertible Preference Shares. Later on September 27, 2015, the Board (with Mr. Paulson recused) convened by telephone with representatives of Morgan Stanley and Cravath to review recent discussions about the potential DSV transaction. Representatives from Cravath reviewed the terms of the Convertible Preference Shares, indicating that the DSV proposal cashing out the Convertible Preference Shares clearly required a separate approval from the Significant Shareholder and that, even if DSV was prepared to restructure its offer to attempt to avoid such approval by leaving the Convertible Preference Shares outstanding, such a transaction would likely be subject to significantly greater uncertainty as the Significant Shareholder might pursue litigation to block such a transaction and would be free to vote their shares against such a transaction. Given that such uncertainties would undermine closing certainty and likely be unpalatable to DSV, or any other potential buyer, the Board directed management and Morgan Stanley to go back to DSV to seek to obtain the highest price for the Convertible Preference Shares that DSV would be willing to pay without causing DSV to terminate discussions or modify the value it was offering for the Ordinary Shares, and to otherwise proceed with negotiations with DSV to attempt to finalize terms of a transaction. The Board also authorized two Board members, Mr. MacFarlane and Mr. Leon Level, to commence discussions with representatives of the Significant Shareholder to seek to reduce the value that they were requiring in order to consent to a cash-out of the Convertible Preference Shares and permit a sale transaction of the Company to occur.

On September 28, 2015, after discussions with the Company’s management, DSV delivered a revised offer letter that reiterated the price of $8.10 per Ordinary Share, confirmed that $400 million would be allocated to redeem the Convertible Senior Notes, offered $161 million as the cash-out price for the Convertible Preference Shares, and indicated that they were not prepared to pay any further consideration for the Company, and reiterated that their offer was conditioned on moving forward immediately and reaching an announced deal by October 8, 2015.

Between September 28 and October 1, 2015, Mr. MacFarlane and Mr. Level had a number of calls with Mr. Joshua Paulson and Mr. Claus Moller, each as representatives of the Significant Shareholder, to discuss and negotiate a lower price for the Significant Shareholder to agree to the cash-out of the Convertible Preference Shares. Mr. Paulson and Mr. Moller continued to reiterate that they would not accept less than $215 million for the cash-out of the Convertible Preference Shares.

On September 29, 2015, Cravath delivered to Skadden and Moalem an initial mark-up to the merger agreement and initial comments from Cravath and the Company on the voting agreement. Plans were finalized for in-person diligence meetings and negotiations between representatives of the two companies at Cravath’s offices in New York City.

On September 30, 2015, the Board convened by telephone (with Mr. Paulson recused) to discuss recent developments, including plans for the in-person meetings with DSV and negotiations with the Significant Shareholder. At the request of the Board, representatives of Morgan Stanley provided an update to the Board that three parties contacted as part of the targeted auction process had progressed to scheduling meetings for mid-October, although confidentiality agreements had yet to be finalized and signed.

On October 1 and October 2, 2015, members of the management team of the Company (including Mr. Feitzinger, Mr. Rodick and Mr. D’Amico) and DSV (including Mr. Andersen and Mr. Lund), as well as representatives from Morgan Stanley, Rothschild, Cravath, Skadden and Moalem, met in person at Cravath’s offices in New York City. Management of the Company and DSV discussed primarily diligence matters. Cravath, Skadden and Moalem met separately to discuss key issues in the merger agreement, including the inclusion of a dissenters’ rights condition, the size and triggers of the termination fee and numerous other issues. Cravath, Skadden and Moalem also discussed the legal terms of the Convertible Preference Shares, while DSV pressed the Company for a final resolution on the price to be paid for the Convertible Preference Shares. Later on October 1, Mr. Feitzinger and Mr. D’Amico met with Mr. Paulson and Mr. Moller to continue to press the Significant Shareholder to reduce the price they required for the cash-out of the Convertible Preference Shares, but no resolution was reached.

On October 2, 2015, representatives of DSV and the Company and their advisors discussed the cash-out of the Convertible Preference Shares, and that the Significant Shareholder had indicated they were unwilling to approve a cash-out for a price lower than $215 million. Following further discussions, the representatives of DSV announced that DSV was terminating discussions with the Company based on their view that the Company would fail to meet its fiscal 2016 Adjusted EBITDA guidance and the lack of a firm deal with the Significant Shareholder and because they could no longer support a value of $8.10 per Ordinary Share due to the recent performance and outlook for the Company.

Thereafter, the full Board convened by phone, where management briefed the Board on DSV’s decision to terminate discussions. Representatives of Morgan Stanley updated the Board that little had changed since the last update on the targeted auction process (one of the four potentially interested parties had withdrawn, and the other three had agreed to have some initial discussions during the week of October 12). One of the potentially interested parties had signed a confidentiality agreement and received some due diligence information, but had not changed its sense of urgency or level of interest in a potential transaction. Mr. Feitzinger updated the Board about the weaker than anticipated freight forwarding volumes and the resulting weaker than expected performance of the business and projected future prospects. Given DSV’s comments on the Company’s business performance and the continuing decline in the market price of the Ordinary Shares, the Board discussed that DSV would no longer be willing to pay $8.10 per Ordinary Share even if agreement could be reached on a cash-out price for the Convertible Preference Shares. However, the Board concluded that, given the challenges facing the Company and the substantial uncertainties associated with whether and on what terms a transaction could be effected through completion of the targeted auction process, an effort should be made to re-engage with DSV that night with a proposal that the Significant Shareholder would be prepared to accept and support with a voting agreement. Mr. Paulson was recused from the remainder of the meeting during which the Board discussed its approach to the Significant Shareholder and the need to find a price at which a transaction could be achieved given that the price paid for the cash-out of the Convertible Preferred Shares would be an issue in any potential transaction. The Board also discussed that in its view DSV was not prepared to offer more value for the Company, and that, since the Significant Shareholder was not willing to accept the amount offered by DSV for the cash-out of the Convertible Preference Shares (which was the only basis on which DSV would pursue a transaction), the only way to achieve any transaction would be to propose a transaction in which the price for the

Convertible Preference Shares was increased and the price offered for the Ordinary Shares was decreased by a corresponding amount. Mr. MacFarlane subsequently spoke multiple times during the evening of October 2, 2015, with representatives of the Significant Shareholder to explain the pressing need for compromise on the price paid for the Convertible Preference Shares if the deal with DSV was to be salvaged. After negotiation, representatives of the Significant Shareholder agreed to accept $197 million (rather than $215 million) for the cash-out of the Convertible Preference Shares, which reflected the face amount of such shares plus a cash payment approximately equal to the accumulated dividends through the end of 2015. With the agreement of the Significant Shareholder on the price to be paid for a cash-out of the Convertible Preference Shares, the Board then reconvened and concluded that pursuing a transaction on that basis with DSV at this time would be in the best interest of the holders of the Ordinary Shares for all of the reasons previously discussed and further described below. These reasons included, among other things, the following: (1) the weaker than anticipated business conditions and freight forwarding volumes and the Company’s resulting weaker than anticipated financial performance and prospects and the impact thereof on the likelihood of achieving a transaction at a higher value for Ordinary Shareholders, whether from DSV or another buyer, especially given the limited interest generated by the targeted auction process and the challenges to get to a deal through such a process, and (2) the Board’s determination that the Significant Shareholder would not accept a lower value than $197 million for a cash-out of the Convertible Preference Shares under any circumstances and that, given the terms of the Convertible Preference Shares, the Company would face the same situation with the Significant Shareholder in any potential transaction. Accordingly, the Board approved proposing to DSV a price of $7.77 per Ordinary Share (or a reduction of $0.33 per Ordinary Share from the $8.10 price previously offered by DSV) to keep the total consideration paid by DSV the same as was included in its prior offer. At the direction of the Board, representatives of Morgan Stanley communicated these terms to Rothschild and stated that the Company was prepared to work to finalize a deal on these terms on the original timetable.

On October 3 and 4, 2015, the financial and legal advisors to the parties held numerous conversations. Representatives of Rothschild communicated to representatives of Morgan Stanley that, based on the completion of DSV’s business diligence and DSV’s view that the Company’s public guidance was not likely to be achieved given the weaker than anticipated operating performance in August and its expectations for September and October, DSV was willing to make a revised proposal for all shares of the Company solely at a price of $7.10 per Ordinary Share. Representatives of Morgan Stanley communicated to representatives of Rothschild that even if the Company would accept $7.10 per Ordinary Share, the Significant Shareholder would not accept an offer below $197 million for the fixed-price cash-out of the Convertible Preference Shares (which amount reflected the satisfaction in full in cash of all obligations related thereto, including accumulated dividends through the end of 2015). Representatives from Rothschild on behalf of DSV then communicated to representatives of Morgan Stanley an offer of $7.10 per Ordinary Share and $161 million for the fixed-price cash-out of the Convertible Preference Shares. Morgan Stanley reiterated the Company’s position that even if it would be willing to accept $7.10 per Ordinary Share, a transaction would only be possible with fixed-price cash-out of the Convertible Preference Shares at $197 million. After further deliberations by DSV, DSV instructed Rothschild to convey that DSV was willing to make a revised proposal at $7.10 per Ordinary Share and $400 million to redeem the Convertible Senior Notes and $197 million for the Convertible Preference Shares. On October 4th, Mr. Feitzinger and Mr. Andersen had a call to discuss the price per Ordinary Share DSV would offer in which Mr. Feitzinger pressed Mr. Andersen to offer more than $7.10 per Ordinary Share. Thereafter, representatives of Rothschild again communicated to representatives of Morgan Stanley that DSV was willing to make a revised proposal solely at a price of $7.10 per Ordinary Share and $400 million to redeem the Convertible Senior Notes and $197 million for the Convertible Preference Shares, and added that DSV’s offer included a non-waivable condition of approval by the affirmative vote of at least a majority of the Ordinary Shares, excluding the votes of any Ordinary Shares or Convertible Preference Shares (voting on an as-converted basis) owned by the Significant Shareholder, as well as setting the threshold to trigger the dissenters’ rights condition at 5% of Ordinary Shares.

On October 5, 2015, DSV delivered a revised offer letter that reiterated the price of $7.10 per Ordinary Share, confirmed that $400 million would be allocated to redeem the Convertible Senior Notes, offered $197 million as the cash-out price for the Convertible Preference Shares (which amount reflected the satisfaction in full in cash of all obligations related thereto, including all accumulated dividends), and stated that it was prepared to resume work immediately but that if it was instead invited to participate in an auction process that it would withdraw the offer. On October 5, 2015, the Board and its financial and legal advisors met by telephone to discuss the revised DSV proposal. Representatives of Morgan Stanley updated the Board on the targeted auction process, noting that although a confidentiality agreement had been signed with one of the parties, no new parties had emerged and there remained a lack of urgency to pursuing a transaction among the parties. Following discussions, the Board concluded that it would be beneficial to add a non-waivable condition requiring the affirmative vote of a majority of the Ordinary Shares other than the Ordinary Shares and Convertible Preference Shares (voting on an as-converted basis) held by the Significant Shareholder. The Board instructed representatives from Morgan Stanley and Cravath to communicate a final counterproposal to the advisors of DSV accepting their valuation if a transaction could be completed before the end of the week and (i) accepting inclusion of the condition requiring the affirmative vote of a majority of Ordinary Shareholders other than the Significant Shareholder, (ii) finalizing the termination fee at 3.5% of equity value and (iii) setting the threshold of the dissenters’ rights condition at 10% of Ordinary Shares.

From October 6 to October 8, 2015, representatives of the parties finalized the terms of the merger agreement and voting agreement, with DSV agreeing to each of the elements of the Company’s proposal outlined above. On October 8, 2015, legal representatives of the parties finalized drafts of all documents, including the merger agreement and voting agreement. In the evening of October 8, the Board convened to discuss the terms of the proposed transaction. Representatives of Cravath reviewed the directors’ fiduciary duties and other legal matters in connection with the Board’s consideration of the proposed merger agreement and reviewed the terms of the proposed merger agreement and plan of merger. Representatives of Morgan Stanley reviewed and discussed the financial analyses performed by Morgan Stanley in connection with its evaluation of the ordinary share merger consideration to be received by Ordinary Shareholders in the merger. Morgan Stanley delivered its oral opinion to the Board (which was subsequently confirmed in writing by delivery of Morgan Stanley’s written opinion dated October 9, 2015) to the effect that, as of the date of such opinion and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review taken by Morgan Stanley as set forth in its opinion, the ordinary share merger consideration to be received by the Ordinary Shareholders pursuant to the merger agreement was fair from a financial point of view to the Ordinary Shareholders (other than the Significant Shareholder).

The Board also considered the terms of the merger agreement that would allow the Company to entertain third-party proposals following the execution and announcement of the merger agreement, and discussed in detail the restrictions placed on the Company between the signing of the merger agreement and the closing of the merger. The Board also conducted a separate session with Mr. Paulson recused from deliberations, where the terms of the voting agreement and the cash-out price to be paid by DSV in respect of the Convertible Preference Shares were discussed.

After engaging in further discussion with Mr. Paulson rejoining the meeting, the Board unanimously approved the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby and determined it was advisable and in the best interests of the Company and its Ordinary Shareholders that the Company engage in the merger. Following the meeting, Mr. Feitzinger, Mr. D’Amico and representatives of Cravath finalized the merger agreement with Mr. Lund and other representatives of DSV, Skadden and Moalem.

The board of directors of DSV met and also approved the merger agreement. The sole shareholder and sole director of Merger Sub each also approved the plan of merger, the merger agreement and the other transactions contemplated thereby by written resolution. In the early morning of October 9, 2015 (shortly before the opening of markets in Denmark), the Company, DSV and Merger Sub executed the merger agreement and the Significant Shareholder, DSV and Merger Sub executed the voting agreement. The transaction was announced shortly thereafter.

Recommendation of the Board

At a special meeting of the Board on October 8, 2015, after careful consideration, including detailed discussions with the Company’s management and its legal and financial advisors and regard to their statutory duties under the BVI Act, the Board unanimously:

•	approved the merger, the merger agreement, the plan of merger, and the other transactions contemplated thereby, declared the merger agreement advisable and determined that it is advisable and in the best interests of the Company and its Ordinary Shareholders that the Company engage in the merger;

•	approved, in all respects, the form, terms and conditions of the merger agreement and the plan of merger and approved, in all respects, the merger and the other transactions contemplated by the merger agreement and the plan of merger;

•	directed that the plan of merger and the merger agreement be submitted to the Ordinary Shareholders (and, separately, the Preferred Shareholders); and

•	recommended that the Ordinary Shareholders vote their Ordinary Shares in favor of the approval and adoption of the merger agreement, the plan of merger, the articles of merger and the other transactions contemplated thereby at the Special Meetings;

Accordingly, the Board unanimously recommends (i) a vote “FOR” the proposal to approve and adopt the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby by the Ordinary Shareholders, (ii) a vote “FOR” the proposal to approve and adopt the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby by the Ordinary Shareholders (excluding the votes of any Ordinary Shares owned by the Significant Shareholder and any votes of Convertible Preference Shares voting on an As-Converted Basis) and (iii) a vote “FOR” all other proposals.

Reasons for Recommendation

As described above in the section entitled “—Background of the Merger”, prior to and in reaching its determination, the Board consulted with and received the advice of its outside financial and legal advisors, discussed certain issues with the Company’s management and considered a variety of factors weighing positively in favor of the merger, including the following material factors:

•	the $7.10 per share price to be paid in cash in respect of each Ordinary Share, which represented a premium of approximately 50% over the closing price of the Ordinary Shares on October 8, 2015 (the trading day closed prior to the Board’s approval of the merger, the plan of merger and the merger agreement) and a premium of approximately 34% over the 30-day volume weighted average price of the Ordinary Shares as of October 8, 2015;

•	the per share merger consideration representing a valuation of the Company at a multiple of approximately 18.8 times the Company’s forecasted Adjusted EBITDA for the fiscal year ended January 31, 2016 (and such forecasted Adjusted EBITDA was likely to be revised downward in light of recent difficult business conditions and weaker than expected freight forwarding results);

•	the Board’s understanding of the Company’s business, operations, financial condition, earnings, prospects, competitive position and the nature and cyclicality of the industry in which the Company competes, including the risks, uncertainties and challenges facing the Company and such industry, including those resulting from macroeconomic conditions and conditions in the logistics sector;

•	the Company’s continuing operating losses and the potential for significant liquidity issues in the future if such losses continued, particularly given certain near-term debt maturities, the lack of meaningful availability under the Company’s asset-based revolving credit facility with Citibank, as agent, and the increasing cost of incremental debt given the Company’s financial performance;

•	the Board’s view that the impact of the initiatives taken by management to address the Company’s financial condition, cost structure, declining revenues and overall business performance over the prior two years, even if successful, were not expected to be realized until future periods, if at all, and that the Company had already publicly disclosed that it anticipated reporting losses through at least the end of the current fiscal year;

•	the weaker than anticipated business environment and operating results in August and September 2015, particularly freight forwarding volumes, and the Board’s expectation that the Company’s weaker than anticipated performance may continue through the remainder of the fiscal year requiring the Company to revise its guidance downward for the third time in the same fiscal year and the Board’s and management’s view that such a revision would undermine client and investor confidence and significantly reduce the likelihood of achieving a transaction with another potential acquiror at a similar value;

•	the Board’s assessment of the continuing decline in the trading price of the Ordinary Shares and the relative potential value of the Company to DSV versus other potential acquirors and the impact of each on the Company’s ability to finalize the terms of a transaction with any potential acquiror at a higher value than offered by DSV;

•	the Board’s assessment that even if the Company were able to improve its performance in the next fiscal year, the cyclical nature of the industry and related valuations may not yield improved value for Ordinary Shareholders given the Board’s expectation that valuation multiples were likely to decline;

•	the financial analyses reviewed and discussed with the Board by representatives of Morgan Stanley as well as the oral opinion of Morgan Stanley rendered to the Board on October 8, 2015 (which was subsequently confirmed in writing by delivery of Morgan Stanley’s written opinion dated October 9, 2015), to the effect that, as of such date, and based upon and subject to the various matters, limitations, qualifications and assumptions set forth in its opinion, the ordinary share merger consideration to be received by the Ordinary Shareholders pursuant to the merger agreement was fair, from a financial point of view, to the Ordinary Shareholders (other than the Significant Shareholder), as more fully described below in the section entitled “—Opinion of Morgan Stanley & Co. LLC”;

•	the Board’s assessment, taking into account the foregoing factors, of the Company’s value on a standalone basis relative to the $7.10 per Ordinary Share in cash to be paid in the merger;

•	the fact that the Significant Shareholder had entered into the voting agreement to vote (i) all of its Convertible Preference Shares as a separate class and (ii) all of its Ordinary Shares and Convertible Preference Shares (voting on an As-Converted Basis) to approve and adopt the merger, the merger agreement and related proposals, subject to certain limited conditions, as more fully described in “The Irrevocable Voting Undertaking” beginning on page [ ];

•	the absence of any inquiries from other potential buyers after the December 2014 announcement about exploratory talks between DSV and the Company, the limited interest generated by the auction process in September 2015 and whether, after such events, there were other potential parties that might have an interest in engaging in a transaction with the Company at a value higher than DSV’s proposal and the potential regulatory, commercial and financing issues that might arise in connection with pursuing such a transaction, including with respect to the rights of the Convertible Preference Shares in such transaction;

•	the fact that the consideration to be paid by DSV is all cash, which provides certainty of value and liquidity to the Ordinary Shareholders immediately upon the closing of the merger;

•	the fact that the price and the all-cash consideration DSV will pay to the Ordinary Shareholders and in respect of the Convertible Preference Shares was the result of negotiations, as described above in the section entitled “—Background of the Merger”;

•	the likelihood that the proposed merger would be consummated based on, among other things:

•	the fact that the merger is not subject to approval by DSV’s shareholders;

•	the absence of a financing condition in the merger agreement and the fact that the Board had evidence that DSV had secured committed “certain funds” financing subject to limited conditions;

•	the Company’s ability to seek specific performance to prevent breaches of the merger agreement and to enforce specifically the terms of the merger agreement;

•	the belief that the terms of the merger agreement, taken as a whole, provide protection against the risk that the consummation of the merger is delayed or that the merger cannot be completed due to required regulatory approvals, based on, among other things, the covenants contained in the merger agreement obligating each of the parties to use reasonable best efforts to cause the merger to be consummated and to take certain actions to resolve objections under any antitrust laws, and the provision of the merger agreement that allows the end date for completing the merger to be extended to June 9, 2016, if the merger has not been completed by the initial March 9, 2016 deadline because certain regulatory approvals had not yet been obtained;

•	the availability of dissenters’ rights to shareholders of the Company who comply with all required procedures under British Virgin Islands law;

•	the provisions of the merger agreement that permit the Company to explore an unsolicited superior proposal, including:

•	the Company’s ability to furnish nonpublic information to and engage in discussions or negotiations with third parties that have made an unsolicited takeover proposal that is a superior proposal or which the Board determines in good faith after consultation with the Company’s outside legal and financial advisors could reasonably be expected to result in a superior proposal, as more fully described in “The Merger Agreement—No Solicitation; Board Recommendation” beginning on page [ ];

•	the Board’s ability to consider, and under certain conditions, to accept, an unsolicited superior proposal if failure to do so would be reasonably likely to be inconsistent with the directors’ exercise of their fiduciary obligations to the Company, and the Company’s corresponding right to change its recommendation that the Company’s shareholders approve the merger agreement in response to a unsolicited superior proposal or terminate the merger agreement in order to enter into a definitive agreement providing for such superior proposal (in each case, which entitles DSV to payment of a termination fee of $34 million);

•	the $34 million termination fee, which the Board believed, after consultation with the Company’s legal and financial advisors, was reasonable and not likely to preclude a superior proposal for a business combination with the Company; and

•	the belief that the terms of the merger agreement, taken as a whole, including the parties’ representations, warranties and covenants, and the conditions to the parties’ respective obligations, are reasonable.

In the course of its deliberations, the Board also considered a variety of risks and other countervailing factors related to the merger, the merger agreement and the plan of merger, including the following material factors:

•	the possibility that the merger might not be consummated in a timely manner or at all due to a failure of certain conditions, including with respect to the required approval of the transaction by antitrust regulatory authorities;

•	the inclusion of a non-waivable condition in the merger agreement that the merger be approved by the affirmative vote of at least a majority of the Ordinary Shares, excluding any vote of the Ordinary Shares or Convertible Preference Shares (voting on an As-Converted Basis) owned by the Significant Shareholder;

•

the fact that it is a condition to the obligation of DSV and Merger Sub to effect the merger that objections or notices of intention given to the Company pursuant to the dissenters’ rights provision of the BVI Act shall not have been given by shareholders holding more than 10% of the Ordinary Shares, 10% of the Convertible

Preference Shares or 10% of the total Shares (calculated on an As-Converted Basis), and the fact that the Significant Shareholder is restricted from exercising dissenters’ rights by the terms of the voting agreement;

•	the risks and costs to the Company if the merger does not close in a timely manner or at all, including the potential negative impact on the Company’s ability to retain key employees, the diversion of management and employee attention and the potential disruptive effect on the Company’s day-to-day operations and the Company’s relationships with customers, suppliers and other third parties;

•	the fact that the shareholders of the Company will not have any ongoing equity interest in the surviving corporation following the merger, meaning that the Ordinary Shareholders will not participate in DSV’s or the Company’s future earnings or growth, if any;

•	the restrictions on the conduct of the Company’s business prior to the consummation of the merger, which may delay or prevent the Company from undertaking business opportunities that may arise or any other action that it might otherwise take with respect to the operations of the Company;

•	the risk that the parties may incur significant costs and delays related to the merger, including resulting from seeking governmental consents and approvals necessary for completion of the merger;

•	the provisions of the merger agreement that restrict the Company’s ability to solicit or participate in discussions or negotiations regarding alternative business combination transactions, subject to specified exceptions, and that require the Company to give DSV five business days’ written notice advising DSV of the material terms and conditions of a superior proposal and its intention to change the recommendation of the Board or terminate the merger agreement in order to enter into a definitive agreement with respect to a superior proposal;

•	the possibility that the Company’s obligation to pay DSV a termination fee of $34 million upon the termination of the merger agreement under certain circumstances could discourage other potential acquirors from making an alternative proposal to acquire the Company;

•	the significant costs involved in connection with negotiating the merger agreement and completing the merger, including in connection with any litigation that may result from the announcement or pendency of the merger, and the fact that if the merger is not consummated the Company may be required to bear such costs; and

•	the fact that an all-cash transaction would be taxable to the Company’s shareholders that are U.S. holders for U.S. federal income tax purposes.

In addition to considering the factors described above, the Board also identified and considered the fact that the Company’s executive officers have financial interests in the merger that may be different from, or in addition to, those of the Company’s shareholders generally, including those interests that are a result of employment and compensation arrangements with the Company, as described more fully below in the section entitled “—Interests of the Company’s Directors and Executive Officers in the Merger”.

The foregoing discussion of the factors considered by the Board is not intended to be exhaustive, but rather includes the material factors considered by the Board. The Board collectively reached the conclusion to approve the merger, the merger agreement and the plan of merger, declare the merger agreement and the plan of merger to be advisable and in the best interests of the Company and its ordinary shareholders, direct the merger agreement and the plan of merger be submitted to the Ordinary Shareholders and recommend that the Ordinary Shareholders vote their shares to approve and adopt the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby, in light of the various factors described above and other factors that the members of the Board believed were appropriate. In view of the wide variety of factors considered by the Board in connection with its evaluation of the merger and the complexity of these matters, the Board did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative or specific weights or values to any of the factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the Board. Rather, the Board considered all of these factors as a whole and made its recommendation based on the totality of the information available to the Board, including discussions with, and questioning of, the Company’s management and the legal and financial advisors. In considering the factors discussed above, individual members of the Board may have given different weights to different factors and the factors are not presented in any order of priority.

This explanation of the Board’s reasons for recommending the approval of the merger agreement, the plan of merger and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors described in the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page [    ].

Prospective Financial Information

In mid-September 2015, in connection with the Board’s review of the Company’s strategic alternatives, the Company’s management prepared a set of non-public, internal financial projections. These projections consisted of (i) a base case projection reflecting the expectations, at the time of preparation, of the Company’s management of the Company’s growth prospects and cost structure (the “Base Case”) for the 2016 through 2021 fiscal years, (ii) an adjustment of the Base Case reflecting a lower assumed growth rate and higher expenses (the “Downside Case”) and (iii) an adjustment of the Base Case reflecting a higher growth rate in the early years and a consistent cost structure (the “Upside Case” and, collectively with the Downside Case and the Base Case, the “September Forecasts”). The Base Case represented the best estimate of the Company’s management at the time of the preparation of the September Forecasts as to future revenue growth and effectiveness of the Company’s cost cutting measures, and assumed meaningful growth in volumes in the Company’s freight forwarding business during the second half of fiscal 2016. For more information on the Company’s efforts to address declining revenues and its cost structure, please see the items incorporated by reference to this proxy statement referred to in the section of this proxy statement entitled “Incorporation by Reference” beginning on page [    ].

The Company does not as a matter of course make public long-term forecasts as to future performance or other prospective financial information beyond the current fiscal year, and the Company is especially wary of making forecasts or projections for extended periods due to the unpredictability of the underlying assumptions and estimates. However, as part of the due diligence review of the Company in connection with the merger, the Company’s management prepared and provided to DSV, as well as to Morgan Stanley in connection with its evaluation of the fairness of the merger consideration, the Base Case regarding the Company’s projected future operations for the fiscal years 2016 through 2021. In addition, the Company provided the Downside Case and Upside Case to Morgan Stanley in connection with their fairness evaluation. The Company has included below a summary of these forecasts for the purpose of providing shareholders and investors access to certain non-public information that was furnished to third parties and such information may not be appropriate for other purposes. These forecasts were also considered by the Board for purposes of evaluating the merger.

At the time of preparation, the September Forecasts were preliminary estimates and did not reflect any of the Company’s normal quarterly or annual review procedures. This meant that there was not any assurance (and there remains no assurance) that the final results of the relevant periods would not differ from the estimates of the September Forecasts, and any such differences could be material. Additionally, at the time of preparation, the Company’s management did not have final information about the results of the Company’s operations during August 2015 or any subsequent period. As final information for August 2015 and preliminary information for September 2015 became available following preparation of the September Forecasts, but before the time of the execution of the merger agreement on October 9, 2015 (including over the course of the various deliberations of the Board described in this proxy statement in the section entitled “—Background of the Merger” beginning on page [    ]), it became clear to the Company’s management and the Board that the results of operations for the third fiscal quarter of 2016 would be weaker than expected, particularly with respect to freight forwarding volumes, which would mean the Base Case was no longer the Company’s best estimate of its fiscal year 2016 performance. Accordingly, while the Board considered the September Forecasts for purposes of evaluating the merger, it also considered the more recent results of operations as reported by the Company’s management and concluded that (i) the net revenue growth assumptions in the Base Case were not achievable, particularly with respect to freight forwarding volumes, and the Company’s Adjusted EBITDA performance in fiscal year 2016 would be below the Base Case estimates and (ii) the Company’s Adjusted EBITDA results for fiscal year 2016 might be below the Downside Case estimates if weakness in freight forwarding volumes persisted. As such, the Base Case and Upside Case do not reflect the estimates of the Board regarding the Company’s performance as of the date the Board approved the merger and the merger agreement. In addition, as a result of the continuation of many of the factors described in the section of this proxy statement entitled “The Merger—Reasons for Recommendation” beginning on page [    ], as of the date of this filing, the Company’s Adjusted EBITDA for fiscal year 2016 is likely to be below the Adjusted EBITDA in the Downside Case. Accordingly, you should not put undue reliance on the September Forecasts.

While presented with numeric specificity, the September Forecasts reflect numerous judgments, estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to the Company’s business, all of which are inherently subjective, uncertain and difficult to predict and many of which are beyond the Company’s control. The September Forecasts are susceptible to multiple interpretations and, as described above, periodic reevaluations based on actual experience and business developments. As such, the September Forecasts constitute forward-looking information and are subject to risks and uncertainties that could cause actual results to differ materially from the results forecasted, including risks and uncertainties relating to the Company’s business (including its ability to achieve strategic goals, objectives and targets over applicable periods), industry performance, general business and economic conditions and other factors described in the Company’s periodic reports incorporated by reference to this proxy statement. Please see the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page [    ] and the section of this proxy statement entitled “Incorporation by Reference” beginning on page [    ]. The September Forecasts also reflect numerous variables, expectations and assumptions available at the time they were prepared as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in the September Forecasts.

There can be no assurance that the projected results will be realized or that actual results will not be significantly different than projected. The Company’s ability to accurately forecast its results has been limited and historically the Company has had to revise its public guidance from time to time. In fiscal year 2016, the Company previously revised its public guidance downward twice due to its inability to accurately predict its results, particularly with respect to freight forwarding volumes. Accordingly, the inclusion of a summary of the September Forecasts in this proxy statement should not be regarded as an indication that any of the Company, DSV or their respective affiliates, advisors or representatives considered the September Forecasts to be achievable or predictive of any future events, and the September Forecasts should not be relied upon as such nor should the information contained in the September Forecasts be considered appropriate for other purposes. None of the Company, DSV or their respective affiliates, advisors or representatives can give you any assurance that actual results will not differ materially from the September Forecasts, and none of them undertakes any obligation to update or otherwise revise or reconcile the September Forecasts to reflect circumstances existing after the date the September Forecasts were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying these forecasts are shown to be in error. Since the forecasts cover multiple years, such information by its nature becomes less meaningful and predictive with each successive year, particularly with respect to the Company’s growth assumptions for freight forwarding. None of the Company or its affiliates, advisors, officers, directors, partners or representatives has made or makes any representation to any shareholder or other person regarding the Company’s ultimate performance compared to the information contained in the September Forecasts or that the forecasted results will be achieved. The Company has made no representation to DSV, in the merger agreement or otherwise, concerning the September Forecasts.

The September Forecasts do not take into account any circumstances or events occurring after the date they were prepared, including the announcement of the merger or the Company’s weaker than expected results for August and September 2015. The September Forecasts do not take into account the effect of any failure to occur of the merger and should not be viewed as accurate or continuing in that context.

The September Forecasts were not prepared with a view toward public disclosure or toward complying with generally accepted accounting principles, the published guidelines of the SEC regarding forecasts or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information but, in the view of the Company’s management, was prepared on a reasonable basis. Neither the Company’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the September Forecasts, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and they assume no responsibility for, and disclaim any association with, the September Forecasts. This information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this document are urged not to place undue reliance on the prospective financial information set forth below. The Company urges all shareholders to review the Company’s most recent SEC filings for a description of the Company’s reported financial results. Please see the sections of this proxy statement entitled “Where You Can Find Additional Information” beginning on page [    ] and “Incorporation by Reference” beginning on page [    ].

The inclusion of the September Forecasts herein is not deemed an admission or representation by the Company that the September Forecasts are viewed by the Company as material information of the Company or the surviving corporation. The September Forecasts are not included in this proxy statement in order to induce any holder of the Ordinary Shares to approve the merger proposal. THE COMPANY DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE SEPTEMBER FORECASTS TO REFLECT CIRCUMSTANCES EXISTING SINCE THEIR RESPECTIVE PREPARATION OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE UNDERLYING ASSUMPTIONS ARE SHOWN TO BE IN ERROR, OR TO REFLECT CHANGES IN GENERAL ECONOMIC OR INDUSTRY CONDITIONS.

Subject to the foregoing qualifications, the following is a summary of the September Forecasts:

DOWNSIDE CASE
	2016E	2017E	2018E	2019E	2020E	2021E
Revenue	$3,844	$3,964	$4,095	$4,232	$4,376	$4,528
Net Revenue(1)	$1,361	$1,389	$1,422	$1,456	$1,492	$1,529
Adjusted EBITDA(2)	$56	$80	$81	$82	$83	$86
Operating Cash Flow(3)	$217	$54	$54	$55	$57	$59
Free Cash Flow(4)	$171	$8	$8	$9	$11	$13

BASE CASE
	2016E	2017E	2018E	2019E	2020E	2021E
Revenue	$3,934	$4,130	$4,337	$4,554	$4,781	$5,020
Net Revenue(1)	$1,386	$1,453	$1,525	$1,602	$1,682	$1,766
Adjusted EBITDA(2)	$81	$127	$131	$151	$173	$197
Operating Cash Flow(3)	$242	$100	$103	$124	$146	$169
Free Cash Flow(4)	$196	$54	$57	$78	$100	$123

UPSIDE CASE
	2016E	2017E	2018E	2019E	2020E	2021E
Revenue	$3,995	$4,307	$4,781	$5,020	$5,271	$5,535
Net Revenue(1)	$1,403	$1,491	$1,624	$1,705	$1,790	$1,880
Adjusted EBITDA(2)	$96	$148	$210	$235	$261	$289
Operating Cash Flow(3)	$257	$121	$184	$208	$235	$263
Free Cash Flow(4)	$211	$75	$138	$162	$189	$217

All figures are in millions of dollars.

(1)	Net Revenue is defined in the Company’s public filings. Please see the items incorporated by reference to this proxy statement referred to in the section of this proxy statement entitled “Incorporation by Reference” beginning on page [ ].
(2)	Adjusted EBITDA is defined below on page [ ].
(3)	Operating Cash Flow is defined as the Company’s net income adjusted for depreciation and amortization, share-based compensation, goodwill and intangible asset impairment and the increase or decrease in net deferred taxes, trade receivables, trade payables, accrued liabilities and other current assets.
(4)	Free Cash Flow is defined as the Company’s Operating Cash Flow adjusted for the purchase of fixed assets and intangibles, the proceeds from disposal of fixed assets and the increase or decrease in other non-current assets.

Opinion of Morgan Stanley & Co. LLC, Financial Advisor to the Company

The Company retained Morgan Stanley to provide it with financial advisory services and a financial opinion in connection with a possible sale of the Company. The Company selected Morgan Stanley to act as its financial advisor based on Morgan Stanley’s qualifications, expertise and reputation and its knowledge of the industry, business and affairs of the Company. On October 8, 2015, Morgan Stanley rendered its oral opinion to the Board (which was subsequently confirmed in writing by delivery of Morgan Stanley’s written opinion dated October 9, 2015) to the effect that, as of such date, based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley set forth in the opinion, the ordinary share merger consideration to be received by the Ordinary Shareholders pursuant to the merger agreement was fair, from a financial point of view, to such holders (other than the Significant Shareholder).

The full text of the written opinion of Morgan Stanley, dated as of October 9, 2015, is attached to this proxy statement as Annex C and is hereby incorporated into this proxy statement by reference in its entirety. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. We encourage you to read the entire opinion and the summary of Morgan Stanley’s opinion below carefully and in their entirety. Morgan Stanley’s opinion was for the benefit of the Board, in its capacity as such, and addresses only the fairness, as of the date of the opinion and from a financial point of view, of the ordinary share merger consideration to be received by Ordinary Shareholders (other than the Significant Shareholder) pursuant to the merger agreement and does not address any other aspects or implications of the merger. Morgan Stanley was not requested to opine as to, and its opinion does not in any manner address, the underlying business decision of the Company to proceed with or effect the merger or the likelihood of consummation of the merger, nor does it address the relative merits of the merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available. Morgan Stanley’s opinion was not intended to, and does not, constitute a recommendation to any Ordinary Shareholder as to how to vote at the Company’s Special Meetings or as to any other action that an Ordinary Shareholder should take relating to the merger. The summary of the opinion of Morgan Stanley set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion.

In connection with rendering its opinion, Morgan Stanley, among other things:

(a)	reviewed certain publicly available financial statements and other business and financial information of the Company;

(b)	reviewed certain internal financial statements and other financial and operating data concerning the Company;

(c)	reviewed certain financial projections prepared by the management of the Company;

(d)	discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

(e)	reviewed the reported prices and trading activity for the Ordinary Shares;

(f)	compared the financial performance of the Company and the prices and trading activity of the Ordinary Shares with that of certain other publicly-traded companies comparable with the Company and their respective securities;

(g)	reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

(h)	participated in certain discussions and negotiations among representatives of the Company and DSV and their financial and legal advisors;

(i)	reviewed the Merger Agreement and certain related documents; and

(j)	performed such other analyses, reviewed such other information and considered such other factors as Morgan Stanley deemed appropriate.

In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to it by the Company, and formed a substantial basis for this opinion. With respect to the financial projections, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company. In addition, Morgan Stanley assumed that the merger will be consummated in accordance with the terms set forth in the merger agreement without any waiver, amendment or delay of any terms or conditions. Morgan Stanley assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the merger, no delays, limitations, conditions or restrictions would be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the merger. Morgan Stanley is not a legal, tax or regulatory advisor. Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessment of the Company and its legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. Morgan Stanley did not express any opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to the consideration to be received by the Ordinary Shareholders in the transaction. Morgan Stanley also did not express any opinion as to the relative fairness of any portion of the consideration to be paid to holder of any series of preference shares of the Company in the transaction. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of the Company, nor was it furnished with any such valuations or appraisals. Morgan Stanley’s opinion does not address the relative merits of the Merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available. Morgan Stanley’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, October 9, 2015. Events occurring after such date may affect Morgan Stanley’s opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm its opinion.

Summary of Financial Analysis

The following is a brief summary of the material financial analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion letter dated October 9, 2015 to the Board. The following summary is not a complete description of Morgan Stanley’s opinion or the financial analysis performed and factors considered by Morgan Stanley in connection with its opinion, nor does the order of analyses described represent the relative importance or weight given to those analyses. Unless stated otherwise, the following quantitative information, to the extent that it is based on market data, is based on market data as of October 7, 2015, and it is not necessarily indicative of current market conditions. Some of these summaries of financial analyses include information presented in tabular format. The tables alone do not constitute a complete description of the financial analyses. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary as a whole; considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Morgan Stanley’s opinion.

Historical Trading Range Analysis

Morgan Stanley reviewed the historical trading range of the Ordinary Shares for the 52-week period ending October 7, 2015, and noted that, during such period, the maximum closing trading price for the Ordinary Shares was $13.92 and the minimum closing trading price for the Ordinary Shares was $4.45. Morgan Stanley noted the steady decline in the closing trading price for the Ordinary Shares following the Company’s lowering of EBITDA guidance for fiscal year 2016 on March 31, 2015, and again on September 3, 2015. Morgan Stanley also noted that the closing trading price for the Ordinary Shares on October 7, 2015 was $4.88.

Morgan Stanley calculated that the ordinary share merger consideration pursuant to the merger agreement represents a 25% price premium to the 30-day VWAP of the Ordinary Shares prior to October 7, 2015. The term VWAP refers to the “volume weighted average price” during a reference period, which is a measure of the average price of an Ordinary Share over a given period of time.

Equity Research Analyst Targets

Morgan Stanley reviewed and analyzed future public market trading price targets for the Ordinary Shares prepared and published by equity research analysts. These targets reflect each analyst’s estimate of the 12-month future public market trading price of the Ordinary Shares. The range of equity analyst undiscounted price targets for the Company was $5.50 to $13.00. In order to better compare the equity research analysts’ share price targets with the ordinary share merger consideration, based on its professional judgment and experience, Morgan Stanley discounted each analyst’s price target to the present value by applying, for a one-year discount period, an illustrative cost of equity of 17.7%, calculated as a spread of 2-4% above the Company’s 14.7% yield on the Company’s public convertible debt as of October 7, 2015. This analysis resulted in a discounted analyst price target range for the Ordinary Shares of $4.67 to $11.05.

The public market trading price targets published by securities research analysts do not necessarily reflect current market trading prices for the Ordinary Shares and these estimates are subject to uncertainties, including the future financial performance of the Company and future financial market conditions.

Comparable Company Analysis

Morgan Stanley performed a comparable public company analysis, which attempts to provide an implied value of a company by comparing it to similar companies that are publicly traded. Morgan Stanley reviewed and compared, using publicly available information, certain current and historical financial information of the Company with corresponding historical financial information, ratios and public market multiples for publicly traded companies that shared similar business characteristics and operating characteristics to the Company. These were chosen based on Morgan Stanley’s knowledge of the industry and because they have businesses that may be considered similar to the Company’s business. Although none of these companies are identical or directly comparable to the Company, these companies are publicly traded companies with operations and/or other criteria, such as lines of business, markets, business risks, growth prospects, maturity of business and size and scale of business, that for purposes of analysis Morgan Stanley considered similar to the Company.

For purposes of this analysis, Morgan Stanley analyzed the following ratios of aggregate value (“AV”), defined as market capitalization plus total debt and non-controlling interest, less cash and cash equivalents, to EBITDA for calendar years 2015 and 2016 and for the next 12 months (the “NTM”) (measured from July 31, 2015), based on publicly available information as of October 7, 2015:

Comparable Company Multiples
Comparables(1)	AV to 2015E EBITDA	AV to NTM EBITDA	AV to 2016E EBITDA
Kuehne + Nagel	14.8	14.3	14.0
DSV A/S	14.4	13.9	13.5
Echo Global Logistics	13.9	11.4	10.1
Panalpina	12.8	10.9	9.9
C.H. Robinson Worldwide, Inc.	12.1	11.7	11.5
Hub Group Inc.	11.4	10.3	9.7
Expeditors International	11.2	10.8	10.6
Landstar System, Inc.	10.5	10.0	9.6
Forward Air Corporation	9.7	8.7	8.1
Roadrunner Transportation Systems	7.5	7.1	6.8
XPO Logistics, Inc.	N/A	N/A	6.6

(1)	The method of determining EBITDA for any of the comparable companies may not be similar or consistent with the way the Company determines Adjusted EBITDA for any period.

Based on the analysis of the relevant metrics for each of the comparable companies, Morgan Stanley selected a representative range of aggregate value to adjusted EBITDA of the comparable companies and applied this range of multiples to the relevant financial statistics of the Company. For purposes of this analysis, Morgan Stanley utilized estimates based on the consensus estimates published by Thomson Reuters I/B/E/S (the “Street Consensus”), as well as the September Forecasts prepared by management of the Company, which we refer to individually as Management Downside Case, Management Base Case and Management Upside Case. Morgan Stanley calculated a range of estimated implied values per Ordinary Share as of July 31, 2015 as follows:

Benchmark	Estimated Adjusted EBITDA(1) of the Company	Range of Comparable Company AV to EBITDA Multiples	Implied Value Per Ordinary Share Range
Consensus NTM Adjusted EBITDA	$120 MM	9.0x - 11.0x	$4.66 - $6.86
Downside Case NTM Adjusted EBITDA	$67 MM	9.0x - 11.0x	$0.27 - $1.50
Base Case NTM Adjusted EBITDA	$128 MM	9.0x - 11.0x	$5.37 - $7.72
Upside Case NTM Adjusted EBITDA	$143 MM	9.0x - 11.0x	$6.57 - $9.19

(1)	Adjusted EBITDA is defined as EBITDA including stock based compensation but excluding severance and restructuring costs.

No company utilized in the comparable company analysis is identical to the Company. In evaluating comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, which are beyond the control of the Company. These include, among other things, comparable company growth, the impact of competition on the businesses of the Company and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of the Company or the industry, or in the financial markets in general. Mathematical analysis (such as determining the mean or median) is not itself a meaningful method of using comparable company data.

Discounted Equity Value Analysis

Morgan Stanley performed a discounted equity value analysis, which is designed to value a company’s future earnings in order to help determined the estimated future value of the company’s common equity. The resulting value is subsequently discounted back to the present day at the company’s cost of equity in order to arrive at an estimate of the present value for the company’s potential future stock price.

Morgan Stanley calculated ranges of implied equity values per Ordinary Share for the Company as of July 31, 2015. In arriving at the estimated equity values per Ordinary Share of the Company, Morgan Stanley applied an aggregate value to EBITDA multiple range equal to the NTM aggregate value to EBITDA multiple range of 9.0x to 11.0x (based on the comparable companies referred to above and reflecting normalized multiples consistent with historical averages) to the Company’s NTM Adjusted EBITDA (estimated as of July 31, 2017) based on the September Forecasts and then subtracted 7/31/2017 estimated net debt and non-controlling interest from the resulting aggregate value to arrive at the estimated equity value and divided the resulting equity value by the fully diluted shares outstanding to arrive at the implied value per Ordinary Share. Morgan Stanley then discounted the resulting equity value to July 31, 2015 at a discount rate equal to the Company’s assumed cost of equity of 17.7%. Based on these calculations, this analysis implied the following per Ordinary Share value ranges:

Benchmark	Estimated EBITDA of the Company	Range of Comparable Company AV to EBITDA Multiples	Implied Value Per Ordinary Share Range
Downside Case NTM 7/31/17 EBITDA	$81 MM	9.0x - 11.0x	$2.31 - $3.39
Base Case NTM 7/31/17 EBITDA	$141 MM	9.0x - 11.0x	$6.46 - $8.33
Upside Case NTM 7/31/17 EBITDA	$222 MM	9.0x - 11.0x	$11.48 - $13.82

Precedent Transaction Analysis

Morgan Stanley performed a precedent transaction analysis, which is designed to imply a value of a company based on publicly available financial terms and premia of selected transactions. Morgan Stanley selected certain transactions since 2006 for which relevant financial information was publicly available. For these transactions, Morgan Stanley reviewed the purchase price paid and calculated the ratio of the aggregate value of each to transaction to the estimated last 12 months (the “LTM”) EBITDA based on publicly available financial information. Morgan Stanley reviewed the following transactions in connection with this analysis:

Precedent Transaction Multiples
Target	Acquiror	Aggregate Value / LTM EBITDA
Con-way Freight	XPO Logistics, Inc.	6.0x

Coyote Logistics	United Parcel Service, Inc.	N/A

eBay Enterprise, Inc.	Sterling Partners	N/A

Quality Distribution Inc.	Apax Partners	11.4x

Norbert Dentressangle	XPO Logistics, Inc.	9.6x

Command Transportation	Echo Global Logistics Inc.	11.4x

Freightliner Group Ltd.	Genesee & Wyoming Inc.	8.9x

Toll Holdings Ltd.	Japan Post	11.5x

APL Logistics	Kintetsu World Express	15.0x

Genco Supply Chain Solutions	FedEx	N/A

Freightquote.com	C.H. Robinson Worldwide, Inc.	10.7x

Jacobson Companies	Norbert Dentressangle	9.9x

Precedent Transaction Multiples
Target	Acquiror	Aggregate Value /LTM EBITDA

New Breed Logistics	XPO Logistics, Inc.	8.0x

Pacer International	XPO Logistics, Inc.	11.3x

JABIL Aftermarket Services Business	iQor	7.3x

3PD Holding, Inc.	XPO Logistics, Inc.	10.1x

Gefco S.A.	JSC Russian Railways	N/A

Phoenix International	C.H. Robinson Worldwide, Inc.	N/A

LINC Logistics Company	Universal Truckload Services, Inc.	6.5x

CAT Logistics Services	Platinum Equity	N/A

UFC Aerospace	B/E Aerospace	9.5x

ATC Corporation	Genco Supply Chain Solutions	5.5x

Livingston International	Sterling Partners	8.3x

TDG plc.	Laxey Partners	5.5x

ABX Logistics	DSV A/S	13.9x

Geodis S.A.	SNCF Logistics	6.9x

BALtrans Holdings	Toll Holdings Ltd.	15.3x

Christian Salvesen Plc.	Norbert Dentressangle	6.4x

EGL, Inc.	CEVA Group Plc	14.9x

SembCorp Logistics Limited	Toll Holdings Ltd.	11.6x

Bax Global Inc.	Deutsche Bahn AG	N/A

Frans Maas Group	DSV A/S	8.8x

These transactions varied significantly based upon company scale, product mix and geography. Based on its professional judgment and taking into consideration, among other things, the observed multiples and implied premia for the selected transactions listed above, Morgan Stanley selected representative ranges of financial multiples of the transactions and applied these ranges of financial multiples to the relevant financial statistic for the Company. Morgan Stanley applied an Aggregate Value / LTM EBITDA multiple range from 9.0x to 11.0x to the Company’s 2016 estimated Adjusted EBITDA (used instead of LTM EBITDA, which was not meaningful) of $81 million based on the Management Base Case, as adjusted to eliminate severance and restructuring costs. Based on this analysis, Morgan Stanley derived a range of implied equity values per Ordinary Share of $1.43 to $2.91.

Morgan Stanley also reviewed, based on publicly available information, the premiums paid in certain worldwide acquisition transactions. The analysis excluded real estate, financial institution and leveraged buyout transactions as they were not considered comparable to the merger. In addition, it excluded terminated transactions, ESOPs, self-tenders, spin-offs, share repurchases, minority interest transaction, exchange offers, recapitalizations and restructurings. Morgan Stanley considered premiums paid in announced all-cash transactions with a value above $1 billion. Based on this analysis, Morgan Stanley applied a premium range of 25% to 40% to the closing price per Ordinary Share on October 7, 2015, of $4.88. The analysis resulted in an illustrative range of implied values per Ordinary Share of $6.10 to $6.83.

No company or transaction utilized in the precedent transactions or premia paid analyses is identical to the Company or the merger. In evaluating the precedent transactions, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, market and financial conditions and other matters, many of which are beyond the control of the Company, such as the impact of competition on the business of the Company or the industry generally, industry growth and the absence of any material adverse change in the financial condition of the Company or the industry or the financial markets in general, which could affect the public trading market of the companies and the aggregate value and equity value of the transactions to which they are being compared. Morgan Stanley considered a number of factors in analyzing the ordinary share merger consideration. The fact that points in the ranges of implied present value per Ordinary Share derived from the valuation precedent transactions were less than or greater than the ordinary share merger consideration was not necessarily dispositive in connection with Morgan Stanley’s analysis of the ordinary share merger consideration, but was one of many factors Morgan Stanley considered.

Discounted Cash Flow Analysis

Morgan Stanley performed a discounted cash flow analysis, which is designed to provide an implied value of a company by calculating the present value of the estimated future cash flows and terminal value of such company.

Morgan Stanley calculated a range of implied values per Ordinary Share based on the estimated future cash flows contained in the forecasts representing the September Forecasts for fiscal years 2016 through 2021. Morgan Stanley first calculated the estimated unlevered free cash flows (calculated as tax-affected earnings before interest and taxes and after stock-based compensation expense, plus depreciation and amortization, less capital expenditures and adjusted for changes in working capital, in each case based on the September Forecasts). Morgan Stanley then calculated a terminal value for the Company as of January 31, 2021 by applying a range of perpetual growth rates ranging from 2.0% to 3.0%, selected based on Morgan Stanley’s experience and professional judgment, and by using the average cost of capital of the Company’s United States peers, calculated at 8.0% as of October 7, 2015. To calculate an implied aggregate value for the Company, the unlevered free cash flows and the terminal value were then discounted to July 31, 2015 using a range of discount rates of 11.9% to 12.7%, which were selected based on Morgan Stanley’s professional judgment and taking into consideration, among other things, a weighted average cost of capital calculation and the Company’s assumed cost of equity calculated as a spread of 2-4% above the Company’s 14.7% yield on their public convertible debt as of October 7, 2015. Morgan Stanley then adjusted the total implied aggregate value ranges by the Company’s estimated total debt, non-controlling interest and cash and cash equivalents based on the draft consolidated balance sheet of the Company as of July 31, 2015 provided by management of the Company and divided the resulting implied total equity value ranges by the Company’s fully diluted shares outstanding (calculated using the treasury stock method) as provided by the Company’s management.

Based on the above-described analysis, Morgan Stanley derived the following range of implied equity values per Ordinary Share as of July 31, 2015:

Forecast Scenario	Implied Equity Value Per Ordinary Share
Downside Case	Negative Equity Value
Base Case	$5.43 - $7.33
Upside Case	$11.30 - $14.41

General

Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley’s view of the actual value of the Company.

In performing its analyses, Morgan Stanley made numerous judgments and assumptions with regard to industry performance, general business, regulatory, economic, market and financial conditions and other matters, which are beyond the control of the Company. These include, among other things, the impact of competition on the businesses of the Company and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of the Company, or the industry, or in the financial markets in general. Any estimates contained in Morgan Stanley’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness, from a financial point of view, of the ordinary share merger consideration to be received by Ordinary Shareholders (other than the Significant Shareholder) pursuant to the merger agreement, and in connection with the delivery of its opinion, dated October 9, 2015, to the Board. These analyses do not purport to be appraisals or to reflect the prices at which the Ordinary Shares might actually trade.

The ordinary share merger consideration to be received by Ordinary Shareholders pursuant to the merger agreement was determined through arm’s-length negotiations between the Company and DSV and was unanimously approved by the Board. Morgan Stanley provided advice to the Board during these negotiations but did not, however, recommend any specific ordinary share merger consideration to the Company of the Board, or that any specific ordinary share merger consideration constituted the only appropriate ordinary share merger consideration for the merger.

Morgan Stanley’s opinion and its presentation to the Company’s Board was one of many factors taken into consideration by the Company’s Board in deciding to recommend that the Ordinary Shareholders vote their Ordinary Shares to approve and adopt the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby at the Special Meetings. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the Board with respect to the ordinary merger share consideration pursuant to the merger agreement or of whether the Board would have been willing to agree to a different consideration. Morgan Stanley’s opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with Morgan Stanley’s customary practice.

Morgan Stanley was not requested to opine as to, and its opinion does not in any manner address, the underlying business decision of the Company to proceed with or effect the merger or the likelihood of consummation of the merger, nor does it address the relative merits of the merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available. Morgan Stanley’s opinion was not intended to, and does not, express an opinion or a recommendation as to how the Ordinary Shareholders should vote at any shareholders’ meeting to be held in connection with the merger, or as to any other action that an Ordinary Shareholder should take relating to the merger.

The Board retained Morgan Stanley based upon Morgan Stanley’s qualifications, experience and expertise. Morgan Stanley is a global financial services firm engaged in securities, investment management and individual wealth management businesses. Its securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley and its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or for the accounts of their customers, in debt or equity securities or loans of the Company, DSV or any other company, or any currency or commodity, that may be involved in the merger, or any related derivative instrument.

In the past two years prior to the date of its opinion, Morgan Stanley and its affiliates have provided financial advisory and financing services for the Company and have received aggregate fees in connection with such services of approximately $10 million. Although Morgan Stanley and its affiliates have not provided financial advisory or financing services in the past two years to DSV for which they have received fees, they may seek to provide such services to DSV and its affiliates in the future, for which services Morgan Stanley and its affiliates would expect to receive fees.

Under the terms of its engagement letter, Morgan Stanley provided the Company financial advisory services and a financial opinion in connection with the merger, and the Company agreed to pay Morgan Stanley a fee estimated to be approximately $16.59 million for its services, all of which is contingent upon completion of the merger.

The Company has also agreed to reimburse Morgan Stanley for its reasonable expenses incurred in performing its services, including reasonable fees of outside counsel and other professional advisors. In addition, the Company has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, employees and agents and each person, if any, controlling Morgan Stanley or any of its affiliates, against certain losses, claims damages or liabilities and expenses related to, arising out of or in connection with Morgan Stanley’s engagement.

Certain Effects of the Merger

If the Necessary Shareholder Approval is obtained and the other conditions to the closing of the merger are satisfied (or, except with respect to the Necessary Shareholder Approval, waived by express written waiver by all parties, to the extent permitted by applicable law), Merger Sub will be merged with and into the Company upon the terms set forth in the merger agreement. As the surviving corporation in the merger, the Company will continue to exist following the merger as an indirect wholly-owned subsidiary of DSV.

DSV does not currently beneficially own, either directly or through subsidiaries, any Shares. Following the merger, all of the Company’s equity interests will be beneficially owned by DSV and none of the Company’s current Ordinary Shareholders will, by virtue of the merger, have any ownership interest in, or be a shareholder of, the Company, the surviving corporation or DSV after the consummation of the merger. As a result, the Company’s current Ordinary Shareholders will no longer benefit from any increase in the value, nor will they bear the risk of any decrease in the value, of the Shares. Following the merger, DSV will benefit from any increase in the Company’s value and also will bear the risk of any decrease in the Company’s value.

Upon the consummation of the merger, each Ordinary Share issued and outstanding immediately prior to the effective time of the merger (other than Ordinary Shares owned by (1) DSV, Merger Sub, their wholly-owned subsidiaries or held by the Company as treasury shares, excluding any such Ordinary Shares held on behalf of third parties, or (2) shareholders who have properly exercised their statutory rights to dissent under the law of the British Virgin Islands) will automatically be cancelled and shall cease to exist and be outstanding and shall have been converted into the right to receive the ordinary share merger consideration. Ordinary Shares held by the Company’s subsidiaries shall continue as an ordinary share in the surviving corporation and shall not be converted into the right to receive the merger consideration. Upon the consummation of the merger, each Convertible Preference Share issued and outstanding immediately prior to the effective time of the merger, will automatically be cancelled and shall cease to exist and be outstanding and will become a right to receive the preference share merger consideration. Please see the sections of this proxy statement entitled “The Merger Agreement—Effect on Shares” beginning on page [    ].

For information regarding the effects of the merger on the Company’s outstanding stock options and other stock-based awards, please see the section below entitled “—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page [    ] and the section of this proxy statement entitled “The Merger Agreement—Treatment of Stock Options and Other Stock-Based Awards” beginning on page [    ].

The Ordinary Shares are currently registered under the Exchange Act and trade on NASDAQ under the symbol “UTIW”. Following the consummation of the merger, Ordinary Shares will no longer be traded on NASDAQ or any other public market. In addition, the registration of the Ordinary Shares under the Exchange Act will be terminated and the Company will no longer be required to file periodic and other reports with the SEC with respect to the Ordinary Shares. Termination of registration of the Ordinary Shares under the Exchange Act will reduce the information required to be furnished by the Company to the Ordinary Shareholders and the SEC, and would make provisions of the Exchange Act, such as the requirement to file annual and quarterly reports pursuant to Section 13(a) or 15(d) of the Exchange Act, the short-swing trading provisions of Section 16(b) of the Exchange Act and the requirement to furnish a proxy statement in connection with shareholders’ meetings pursuant to Section 14(a) of the Exchange Act, no longer applicable to the Company.

Effects on the Company if the Merger is not Completed

In the event that the proposals to approve and adopt the merger, merger agreement and the other transactions contemplated thereby do not receive the Company Required Shareholder Approval or Company Ordinary Shareholder Approval from the Ordinary Shareholders at the Special Meetings, or if the merger is not completed for any other reason, the Ordinary Shareholders will not receive any payment for their Ordinary Shares in connection with the merger. Instead, the Company will remain an independent public company, the Ordinary Shares will continue to be listed and traded on NASDAQ, the Ordinary Shares will continue to be registered under the Exchange Act and the Ordinary Shareholders will continue to own their Ordinary Shares and will continue to be subject to the same general risks and opportunities as they currently are with respect to ownership of Ordinary Shares.

If the merger is not completed, there is no assurance as to the effect of these risks and opportunities on the future value of your Ordinary Shares, including the risk that the market price of the Ordinary Shares may decline to the extent that the current market price of the Ordinary Shares reflects a market assumption that the merger will be completed. If the merger is not completed, there is no assurance that any other transaction acceptable to the Company will be offered or that the business, operations, financial condition, earnings or prospects of the Company will not be adversely impacted. Pursuant to the merger agreement, under certain circumstances the Company is permitted to terminate the merger agreement in order to enter into an alternative transaction. Please see the section of this proxy statement entitled “The Merger Agreement—Effect of Termination” beginning on page [    ].

Under certain circumstances, if the merger is not completed, the Company may be obligated to pay to DSV a termination fee. Please see the section of this proxy statement entitled “The Merger Agreement—Termination Fees” beginning on page [    ].

For additional information about the potential consequences of the merger not being completed, please see the items incorporated by reference to this proxy statement referred to in the section of this proxy statement entitled “Incorporation by Reference” beginning on page [    ]. For a discussion of the material factors that the Board considered in determining to recommend the approval and adoption of the merger, the merger agreement and the other transactions contemplated thereby, please see the section of this proxy statement entitled “The Merger—Reasons for Recommendation” beginning on page [    ].

Financing of the Merger

The consummation of the merger is not subject to a financing condition. Under the merger agreement, DSV and Merger Sub have agreed to have available to them sufficient funds to perform all of their respective obligations under the merger agreement and to consummate the merger and other transactions contemplated thereby.

We understand DSV intends to fund the merger and other transactions contemplated thereby through a combination of:

•	equity financing of up to DKK 5.0 billion (as of October 30, 2015, equal to approximately $740 million); and

•	debt financing consisting of commitments for (i) a multicurrency term loan facility in an aggregate principal amount of EUR 700 million (as of October 30, 2015, equal to approximately $773 million), and (ii) multicurrency term loan facility in an aggregate principal amount of EUR 600 million (as of October 30, 2015, equal to approximately $663 million) through a facilities agreement (the “Facilities Agreement”) with Danske Bank A/S (“Danske Bank”), ING Belgium SA/NV (“ING”) and Nordea Bank Danmark A/S (“Nordea”) as mandated lead arrangers, with Nordea as agent and with Danske Bank, ING and Nordea as Original Lenders (the “Original Lenders” and, collectively with any bank or financial institution subsequently becoming a lender, the “Lenders”).

Although the debt financing described above is not subject to a due diligence or “market out”, such financing should not be considered assured. The obligations of the Lenders to provide debt financing under the Facilities Agreement is subject to a number of conditions. There is a risk that these conditions will not be satisfied and the debt financing may not be funded when required. In addition, the equity financing is subject to the conditions of the market and there is a risk that such conditions may prevent the equity financing from being raised prior to closing.

As of the last practicable date before the printing of this proxy statement, the Facilities Agreement remains in effect, and DSV has not notified us of any plans to use substitute financing. Except as described in this proxy statement, there is no plan or arrangement regarding the refinancing or repayment of the debt financing. The Original Lenders may invite other banks or financial institutions to participate in the debt financing contemplated by the debt commitment letters and to undertake a portion of the commitments to provide such debt financing.

Interests of the Company’s Directors and Executive Officers in the Merger

Non-Employee Directors

One director, Mr. Joshua Paulson, is a partner at P2 and serves on the Board as the appointee of P2 pursuant to the Significant Shareholder Letter Agreement. As such, he has personal interests in the merger that may be different from, or in addition to, the interests of the Ordinary Shareholders generally. P2 and its controlled affiliates own 100% of the outstanding Convertible Preference Shares, entitling them to votes equivalent to [            ] Ordinary Shares, as of [            ] , 2015, when voting the Convertible Preference Shares on an As-Converted Basis and, as of [            ], 2015, the Significant Shareholder held [            ] Ordinary Shares, with all Shares so owned subject to the terms of the voting agreement and the Memorandum.

The general treatment of Company equity awards is described under the section entitled “The Merger Agreement—Treatment of Stock Options and Other Stock-Based Awards” below. The table below sets forth the estimated values of the unvested restricted share units held by non-employee directors, which are subject to “single-trigger” accelerated vesting at the effective time of the merger. The values were calculated by assuming that the effective time of the merger occurred on January 31, 2016, which is the assumed date of the effectiveness of the merger, solely for purposes of this disclosure, and that the price per share of Ordinary Shares was $7.10, which equals the per share merger consideration to be received by holders of Ordinary Shares. The values were calculated based on the outstanding restricted share units held by each non-employee director as of October 15, 2015 (and accordingly do not include the value of any restricted share units that are expected to vest and/or settle in accordance with their terms before January 31, 2016).

Director	Restricted Share Unit Acceleration ($)
Brian D. Belchers	62,892
C. John Langley, Jr.	62,892
Leon J. Level	62,892
Roger J. MacFarlane	62,892
Joshua D. Paulson(1)	—
Allan M. Rosenzweig	62,892
Donald W. Slager	62,892

(1)	In accordance with the policies of P2, any compensation that Mr. Paulson would otherwise receive for his service as a director was paid directly to P2 Capital, and therefore Mr. Paulson does not hold any restricted share units. Instead, P2 Capital receives an annual cash payment equal to the grant date value of the restricted share units issued to the other directors.

Executive Officers

The Company’s current and former executive officers for purposes of the discussion below are: Edward G. Feitzinger, Chief Executive Officer; Lance E. D’Amico, Executive Vice President—Chief Administrative Officer and Corporate Secretary; Richard G. Rodick, Executive Vice President—Finance and Chief Financial Officer; Gene T. Ochi, former Executive Vice President—Marketing and currently a consultant to the Company; Keith Pienaar, President—Contract Logistics and Distribution; Ditlev Blicher, President—Freight Forwarding; and Hessel Verhage, President—Freight Forwarding. The following former executive officers of the Company do not have any interests in the merger (except insofar as they may be holders of Ordinary Shares), or any rights to compensation that are based on or otherwise related to the merger, and are therefore not included in the disclosure below: Eric W. Kirchner, former Chief Executive Officer; Ronald W. Berger, former Senior Vice President, Chief Information Officer; and Jeffrey Hammond, former Senior Vice President—Global Sales.

Treatment of Equity Awards

The general treatment of the Company’s equity awards is described under the section entitled “The Merger Agreement—Treatment of Stock Options and Other Stock-Based Awards” below. As of October 15, 2015, the Company’s executive officers (and Mr. Ochi) held stock options, restricted share units and performance share units, each of which will be subject to “single-trigger” accelerated vesting at the effective time of the merger consistent with the treatment for all other stock options and other stock-based awards. The performance share units outstanding at the effective time of the merger will vest based on the target level of performance. All of the stock options held by the Company’s executive officers (and Mr. Ochi) have an exercise price greater than the per share merger consideration to be received by holders of Ordinary Shares, or $7.10, and will therefore be cancelled for no consideration at the effective time of the merger. Based on the outstanding equity awards held by each executive officer (and Mr. Ochi) as of October 15, 2015, and taking into account any restricted share units or performance share units that are expected to vest and settle in accordance with their terms between October 15, 2015, and January 31, 2016, the aggregate estimated value of such acceleration is $6,373,535.

The merger agreement generally prohibits the Company from granting additional equity awards prior to the effective time of the merger. However, if the effective time of the merger does not occur prior to January 31, 2016, the Company is permitted to grant performance share units to certain executive officers with terms that are consistent with the terms of the special performance share units with a one-year performance period ending January 31, 2016 as described in the Company’s most recent annual proxy statement. Because it is assumed for purposes of this compensation-related disclosure that the effective time of the merger occurs on January 31, 2016, the value of these potential awards is excluded.

Severance Arrangements

Each of the Company’s executive officers is party to an employment agreement with an affiliate of the Company, which provides for certain payments upon a qualifying termination on or following a change of control of the Company (which will occur upon the merger). These change in control payments are intended to provide for continuity of management focus in the event of a change of control of the Company. The Company does not provide its executive officers with any change in control payments or benefits other than those provided pursuant to the employment agreements.

Under the employment agreements, upon a termination without “cause” or a resignation for “good reason” during the period beginning on the effective time of the merger and ending on the first anniversary of the effective time of the merger, each executive officer would be entitled to (1) a series of cash payments, the sum of which is equal to two times the executive officer’s base salary, payable in 24 equal monthly installments commencing within 60 days of the date of such termination and (2) a cash payment equal to the executive officer’s then current target bonus, prorated based on the number of fiscal quarters that have elapsed as of the date of such termination. In the case of Mr. Pienaar, any payments he receives pursuant to his employment agreement are reduced by any severance pay that is required to be provided to him pursuant to the South African Basic Conditions of Employment Act.

Other than in the case of Messrs. Feitzinger and Pienaar, in the event that the payments provided to an executive officer under his employment agreement, together with any other payments or benefits provided to such executive officer, would subject such executive officer to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), then the payments and benefits will be reduced to the greatest amount that will not subject such executive officer to the excise tax. In the case of Mr. Feitzinger, his payments and benefits will only be reduced if doing so would be more favorable to him on a net after-tax basis. Mr. Pienaar is a South African resident and taxpayer, and is therefore not expected to be subject to Section 4999 of the Code.

Assuming that each of the executive officers was terminated without cause or resigned for good reason as of the effective time of the merger, which, for purposes of this disclosure is assumed to be January 31, 2016, the estimated aggregate cash severance (including prorated bonus in the manner described above) that such executive officers would be entitled to receive is $7,732,500 (for purposes of computing such amount, Mr. Pienaar’s compensation was converted based on an exchange rate of 0.074 U.S. Dollar/South African Rand and such amount does not include any payments Mr. Ochi would be entitled to receive upon termination of his consulting arrangement, because such payments are not based on or otherwise related to the merger). All such payments are conditioned on the executive officer’s execution and nonrevocation of a general release of claims in favor of the Company.

For purposes of the change in control agreements, “cause” generally means: (1) the executive officer’s breach of a material portion of his employment agreement; (2) the executive officer’s willful failure to perform, or gross negligence in the performance of, his material duties; (3) the executive officer’s engagement in an act of dishonesty affecting the Company; (4) the executive officer’s indictment (plea of nolo contendere in the case of Mr. Feitzinger) or conviction of theft, embezzlement, fraud, misappropriation of funds, an act of dishonesty or other crime involving moral turpitude; (5) the executive officer’s engagement in any (material in the case of

Mr. Feitzinger) violation of law relating to his employment or violation of his duty of care or loyalty to the Company; or (6) in the case of Mr. Pienaar only, any other reason that is recognized by law as sufficient to terminate Mr. Pienaar’s employment for cause; provided that, for Mr. Feitzinger, for an event to constitute cause for purposes of clauses (3) and (5), it must be willful. “Good reason” generally means: (1) the relocation of the executive officer to a facility or location 250 miles (50 miles in the case of Messrs. Blicher, D’Amico and Rodick) further from the executive’s offices prior to the change of control; (2) a material adverse reduction in the executive officer’s duties, authority or responsibilities; (3) in the case of Mr. D’Amico only, the Company materially breaches his employment agreement; or (4) in the case of Messrs. Feitzinger, D’Amico and Rodick only, the Company no longer has its securities registered under the Exchange Act.

Further Actions

DSV may enter into employment arrangements with certain members of the Company’s senior management with respect to continuing roles with DSV for periods following the effective time of the merger, including compensation arrangements for such roles, however, no such employment or compensation arrangements have been concluded as of this date.

Director and Officer Indemnification

Under the merger agreement, DSV and Merger Sub agreed that all rights to exculpation and indemnification for acts or omissions occurring at or prior to the effective time of the merger, whether asserted or claimed prior to, at or after the effective time of the merger (including any matters arising in connection with the transactions contemplated by the merger agreement), existing at the time of the merger agreement in favor of the current or former directors or officers of the Company (such directors and officers, the “Indemnified Parties”), as provided in its Memorandum and Articles of Association or in any agreement shall survive the merger and shall continue in full force and effect.

In addition, from and after the effective time of the merger and subject to certain limitations described in the merger agreement, the surviving corporation will (i) maintain in effect provisions in its Memorandum of Association regarding indemnification of officers and directors comparable to those contained in the Memorandum and Articles of Association of the Company and (ii) indemnify the Indemnified Parties (in each case to the fullest extent permitted by the BVI Act, its Memorandum of Association or indemnification agreement or arrangement with such Indemnified Party) against all claims, losses, liabilities and damages incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions taken by them in their capacity as officers or directors at or prior to the effective time of the merger (including any matters arising in connection with the transactions contemplated by the merger agreement).

For a more detailed description of the provisions of the merger agreement relating to director and officer indemnification, please see the section of this proxy statement entitled “The Merger Agreement—Indemnification and Insurance” beginning on page [    ].

Advisory Vote on Merger-Related Compensation for the Company’s Named Executive Officers

The table below sets forth for each of the Company’s named executive officers estimates of the amounts of compensation that are based on or otherwise relate to the merger and that may be paid or become payable to the named executive officer either immediately at the effective time of the merger (i.e., on a “single-trigger” basis) or on a qualifying termination of employment following, or prior to and in connection with, the merger (i.e., on a “double-trigger” basis). The Ordinary Shareholders (including the Convertible Preference Shares voting on an As-Converted Basis) are being asked to approve, on a non-binding, advisory basis, such compensation for these named executive officers. Because the vote to approve such compensation is advisory in nature only, it will not be binding on the Company, the Board or DSV. Accordingly, if the Necessary Shareholder Approval is obtained and the merger is completed, the compensation will be payable regardless of the outcome of the advisory vote to approve such compensation, subject only to the conditions applicable thereto, which are generally described in the footnotes to the table below and above under “—Interests of the Company’s Directors and Executive Officers in the Merger”.

The potential payments in the table below are based on the following assumptions:

•	the relevant price per Ordinary Share is $7.10, which equals the per share merger consideration to be received by holders of Ordinary Shares;

•	the effective time of the merger is January 31, 2016, which is the assumed date of the effectiveness of the merger solely for purposes of this golden parachute compensation disclosure; and

•	the named executive officers of the Company are terminated without “cause” or resign for “good reason”, in either case immediately following the assumed effective time of the merger on January 31, 2016.

The amounts shown are estimates of amounts that would be payable to the named executive officers based on multiple assumptions that may or may not actually occur, including the assumptions described above. Some of the assumptions are based on information not currently available and, as a result, the actual amounts received by a named executive officer may differ materially from the amounts shown in the following table.

The following table and footnotes describe single and double-trigger benefits for the named executive officers.

Potential Change of Control Payments to Named Executive Officers(1)

Name	Cash(2)	Equity(3)	Total
Edward G. Feitzinger	$3,200,000	$2,468,471	$5,668,471
Chief Executive Officer
Lance E. D’Amico	$1,005,000	$1,141,311	$2,146,311
Executive Vice President and Chief Administrative Officer
Richard G. Rodick	$1,037,500	$964,918	$2,002,418
Executive Vice President and Chief Financial Officer
Gene T. Ochi	—	$332,543	$332,543
Former Executive Vice President—Marketing

(1)	Although Eric W. Kirchner, Ronald Berger and Jeffrey Hammond were named executive officers for purposes of the Company’s most recent annual proxy statement, such individuals are no longer executive officers of the Company and have no interests in the merger (except insofar as they may be a holder of Ordinary Shares), or any rights to compensation that are based on or otherwise related to the merger, and are therefore not included in the table above. Gene T. Ochi was a named executive officer for purposes of the Company’s most recent annual proxy statement and continues to hold stock options and other stock-based awards because he remains a consultant to the Company.
(2)	These amounts are double-trigger payments. The cash severance that each named executive officer would be entitled to in connection with the merger is described above under “Interests of the Company’s Directors and Executive Officers in the Merger—Severance Arrangements”. Such amounts will be paid upon a qualifying termination following the effective time of the merger, with amounts related to the named executive officer’s base salary paid in equal monthly installments, and are conditioned upon the named executive officer’s execution and nonrevocation of a general release of claims in favor of the Company.
(3)

These amounts are single-trigger payments and reflect the restricted share units and performance share units (assuming target level performance) for which vesting will accelerate upon the effective time of the merger.

Please see the section entitled “The Merger Agreement—Treatment of Stock Options and Other Stock-Based Awards” for a description of the treatment of outstanding stock options and other stock-based awards in connection with the merger. The actual amounts that would be received by the named executive officers may be higher or lower than the estimated amounts shown above. The estimated amounts are based on the assumptions detailed above with respect to the effective time of the merger of January 31, 2016 and exclude awards that are expected to vest and settle in accordance with their terms between October 15, 2015, and January 31, 2016 and do not include awards that may be granted prior to the effective time of the merger consistent with the terms of the merger agreement. Because all of the stock options held by the Company’s named executive officers have an exercise price greater than the per share consideration to be received by holders of Ordinary Shares, or $7.10, and will therefore be cancelled for no consideration at the effective time of the merger, they are not reflected in the table above.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion summarizes the material U.S. federal income tax consequences of the merger to Ordinary Shareholders. This discussion is based upon the provisions of Code, the U.S. Treasury Regulations promulgated thereunder and judicial and administrative rulings, all as in effect as of the date of this proxy statement and all of which are subject to change or varying interpretation, possibly with retroactive effect. Any such changes could affect the accuracy of the statements and conclusions set forth herein.

This discussion assumes that Ordinary Shareholders hold their Ordinary Shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to an Ordinary Shareholder in light of such holder’s particular circumstances, nor does it discuss the special considerations applicable to Ordinary Shareholders subject to special treatment under the U.S. federal income tax laws, such as, for example, financial institutions or broker-dealers, mutual funds, partnerships or other pass-through entities and their partners or members, tax-exempt organizations, retirement or other tax-deferred accounts, insurance companies, dealers in securities or foreign currencies, traders in securities who elect mark-to-market method of accounting, controlled foreign corporations, passive foreign investment companies, U.S. expatriates, holders who acquired their Ordinary Shares through the exercise of options or otherwise as compensation, holders who hold their Ordinary Shares as part of a hedge, straddle, constructive sale or conversion transaction, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, and holders who own or have owned (directly, indirectly or constructively) five percent or more of the Company’s stock (by vote or value). This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, nor does it address any aspect of foreign, state, local, alternative minimum, estate, gift or other tax law that may be applicable to a holder.

We intend this discussion to provide only a general summary of the material U.S. federal income tax consequences of the merger to Ordinary Shareholders. We do not intend it to be a complete analysis or description of all potential U.S. federal income tax consequences of the merger. The U.S. federal income tax laws are complex and subject to varying interpretation. Accordingly, the Internal Revenue Service may not agree with the tax consequences described in this proxy statement.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Ordinary Shares, the tax treatment of a partner in such partnership generally will depend on the status of the partner and activities of the partnership. If you are a partner of a partnership holding Ordinary Shares, you should consult your own tax advisor.

All holders should consult their own tax advisor to determine the particular tax consequences to them (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for Ordinary Shares pursuant to the merger.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Ordinary Shares, that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

A “non-U.S. holder” is a beneficial owner (other than a partnership) of Ordinary Shares that is not a U.S. holder.

U.S. Holders

The conversion of Ordinary Shares into cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. holder generally will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received pursuant to the merger and such U.S. holder’s adjusted tax basis in the Ordinary Shares converted into cash pursuant to the merger. Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the holder’s holding period for such shares exceeds one year as of the date of the merger. Long-term capital gains for certain non-corporate U.S. holders, including individuals, are generally eligible for a reduced rate of federal income taxation. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of Ordinary Shares at different times or at different prices, such U.S. holder must determine its tax basis, holding period, and gain or loss separately with respect to each block of Ordinary Shares.

A U.S. holder may, under certain circumstances, be subject to information reporting and backup withholding (at a rate of 28%) with respect to the cash received pursuant to the merger, unless such holder properly establishes an exemption or provides its correct tax identification number and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules can be refunded or credited against a payee’s U.S. federal income tax liability, if any, provided that such U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner.

Non-U.S. Holders

Any gain recognized on the receipt of cash pursuant to the merger by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:

•	the gain is effectively connected with a U.S. trade or business of such non-U.S. holder (and, if required by an applicable income tax treaty, is also attributable to a permanent establishment or, in the case of an individual, a fixed base in the United States maintained by such non-U.S. holder), in which case the non-U.S. holder generally will be subject to tax on such gain in the same manner as a U.S. holder and, if the non-U.S. holder is a foreign corporation, such corporation may be subject to branch profits tax at the rate of 30% (or such lower rate as may be specified by an applicable income tax treaty);

•	the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the merger and certain other conditions are met, in which case the non-U.S. holder generally will be subject to a 30% tax on the non-U.S. holder’s net gain realized in the merger, which may be offset by U.S. source capital losses of the non-U.S. holder, if any; or

•	the Company is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of (i) the five-year period ending on the date of the merger and (ii) the non-U.S. holder’s holding period in the Ordinary Shares, and the non-U.S. holder owned (directly, indirectly or constructively) more than 5% of the Company’s outstanding Ordinary Shares at any time during the applicable period. Although there can be no assurances in this regard, the Company does not believe that it is or was a “United States real property holding corporation” for U.S. federal income tax purposes.

A non-U.S. holder will be subject to information reporting and, in certain circumstances, backup withholding will apply with respect to the cash received by such holder pursuant to the merger, unless such non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the holder is a United States person as defined under the Code) or such holder otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder’s U.S. federal income tax liability, if any.

Dividends

The Company did not pay a dividend for fiscal year 2015. During fiscal years 2014 and 2013, the Company paid an annual cash dividend of $0.06 per Ordinary Share. The Convertible Preference Shares rank senior to the Ordinary Shares with respect to dividend rights and rights upon the Company’s liquidation, winding-up and dissolution. Dividends on the Convertible Preference Shares have been paid in kind quarterly. As of October 15, 2015, the Liquidation Preference of the Convertible Preferred Shares was $1,109.278226, reflecting the accumulation of dividends at 7.0% since the issue date of the Convertible Preference Shares. Such dividends started to accumulate to the Liquidation Preference (as defined in the Memorandum) of the Convertible Preference Shares on June 1, 2014 and will continue until March 1, 2017 or the earlier conversion or cash-out of the Convertible Preference Shares in connection with the merger. The dividend rate is 7.0% for paid-in-kind dividends. Under the terms of the merger agreement, the Company is prohibited from authorizing, paying, making, declaring or setting aside any dividends on or distribution with respect to its share or equity capital (whether in cash, assets, shares or other securities of the Company or its subsidiaries), other than (1) continuing to accumulate dividends in-kind on the Convertible Preference Shares and (2) dividends in the ordinary course of business and consistent with past practice by any subsidiary of the Company to the Company or any wholly-owned subsidiary of the Company or redeem, repurchase or otherwise acquire any of its own Ordinary Shares or other securities. The preference share merger consideration is not affected by accumulating dividends.

Regulatory Approvals Required for the Merger

Under the HSR Act, and the related rules and regulations issued by the Federal Trade Commission (the “FTC”), certain transactions, including the merger, may not be consummated until notification and report forms have been filed by each of the Company and DSV with the FTC and the Antitrust Division of the Department of Justice (the “DOJ”) and the applicable waiting periods have expired or terminated. The Company and DSV have filed their respective notification and report forms under the HSR Act with the DOJ and the FTC, and early termination was granted on November 3, 2015.

At any time before or after the effective time of the merger, the DOJ, the FTC, the U.S. state attorneys general or certain foreign governmental authorities could take action under applicable antitrust laws, including seeking to enjoin the consummation of the merger, conditionally approving the merger upon the divestiture of assets of the Company or DSV, subjecting the consummation of the merger to regulatory conditions or seeking other remedies. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

Under the merger agreement, the respective obligations of the Company, DSV and Merger Sub to effect the merger are subject to, among other things, (i) the receipt of approvals required to be obtained in connection with, or in compliance with the provisions of the HSR Act, (ii) approvals required to be obtained in connection with, or in compliance with the provisions of the European Union Merger Regulation, (iii) the receipt of the non-U.S. jurisdiction governmental approvals, (iv) CFIUS has completed action, (v) the receipt of approvals required to be contained in connection with, or in compliance with, the provisions of the BVI Act and (vi) the receipt of approval by DSS. For a description of DSV’s and the Company’s respective obligations under the merger agreement with respect to regulatory approvals, please see the section of this proxy statement entitled “The Merger Agreement—Reasonable Best Efforts” beginning on page [    ].

We currently expect to obtain all antitrust and other regulatory approvals that are required for the consummation of the merger by the end of the first calendar quarter of 2016; however, we cannot guarantee when any such approvals will be obtained, or that they will be obtained at all.

Delisting and Deregistration of the Ordinary Shares

If the merger is completed, the Ordinary Shares will be delisted from NASDAQ and deregistered under the Exchange Act, and Ordinary Shares will no longer be publicly traded.

THE MERGER AGREEMENT

The following is a summary of the material provisions of the merger agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated into this proxy statement by reference. We urge you to carefully read this entire proxy statement, including the annexes and the other documents to which we have referred you. You should also review the sections entitled “Where You Can Find Additional Information” beginning on page [    ] and “Incorporation by Reference” beginning on page [    ].

The merger agreement has been included for your convenience to provide you with information regarding its terms and we recommend that you read it in its entirety. The merger agreement is a contractual document that establishes and governs the legal relations between the Company and DSV, and allocates risks between the parties, with respect to the merger. The merger agreement contains representations and warranties made by DSV and Merger Sub, on the one hand, and the Company, on the other hand, that are qualified in several important respects, which you should consider as you read them in the merger agreement.

The representations and warranties are qualified by certain information of the Company filed with the SEC prior to the date of the merger agreement, as well as by a confidential disclosure letter that the Company prepared and delivered to DSV immediately prior to signing the merger agreement. Certain of the representations and warranties made by DSV and Merger Sub, on the one hand, and the Company, on the other hand, were also made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to Ordinary Shareholders, and may have been used for the purpose of allocating risk between the parties to the merger agreement rather than as establishing matters as facts.

Information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement and subsequently developed or new information qualifying a representation or warranty may have been included in a filing with the SEC made since the date of the merger agreement (including in this proxy statement). The Company will provide additional disclosure in its public reports of any material information necessary to provide the Ordinary Shareholders with a materially complete understanding of the disclosures relating to the merger agreement. The representations and warranties in the merger agreement and the description of them in this proxy statement should not be read alone but instead should be read in conjunction with the other information contained in the reports, statements and filings the Company publicly files with the SEC. Such information can be found elsewhere in this proxy statement and in the public filings the Company makes with the SEC, as described in the sections entitled “Where You Can Find Additional Information” beginning on page [    ] and “Incorporation by Reference” beginning on page [    ].

The Merger

At the effective time of the merger, upon the terms and subject to the conditions set forth in the merger agreement and in accordance with the applicable provisions of the BVI Act, Merger Sub, an indirect wholly-owned subsidiary of DSV, will be merged into the Company. The separate corporate existence of Merger Sub will cease and the Company will continue as the surviving corporation. As a result of the merger, the Company will become an indirect wholly-owned subsidiary of DSV. Merger Sub was created solely for purposes of the merger and has no material assets or operations of its own.

Closing and Effective Time of the Merger

The closing of the merger will take place at 10:00 a.m. no later than the second business day after the satisfaction (or, except with respect to the Necessary Shareholder Approval, express written waiver by all parties, to the extent permitted by applicable law) of all of the conditions described in the section below entitled “—Conditions of the Merger” beginning on page [    ] (other than any condition that by its nature cannot be satisfied until the closing of the merger, but subject to satisfaction of any such condition), unless the Company and DSV agree to another time in writing.

The merger will become effective at the time the articles of merger, substantially in the form set out in Schedule A to the merger agreement (the “Articles of Merger”) are duly registered by the Registrar of Corporate Affairs of the British Virgin Islands (the “Registrar”), or at such later time as the parties agree in writing (subject to the requirements of the BVI Act) and as set forth in the Articles of Merger, which is referred to as the “effective time” of the merger.

Effects of the Merger; Memorandum and Articles of Association; Directors and Officers

The merger agreement provides for the merger of Merger Sub with and into the Company upon the terms, and subject to the conditions, set forth in the merger agreement, the plan of merger, the articles of merger and in the applicable sections of the BVI Act. As the surviving corporation, the Company will continue to exist following the merger as an indirect wholly-owned subsidiary of DSV.

At the effective time of the merger, the Memorandum and Articles of Association will be amended and restated in the form of Schedule C to the merger agreement. The merger agreement also provides for the resignation of the Company’s directors as of the effective time of the merger (other than those directors identified in writing by DSV no later than two business days prior to the closing date) and, as of the effective time of the merger, the Company shall provide that any person identified in writing by DSV no later than two business days prior to the closing date shall be appointed a director of the surviving corporation. In addition, the officers of the Company immediately prior to the effective time of the merger shall continue as the officers of the surviving corporation and hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

Effect on Shares

The merger agreement provides that, at the effective time of the merger, each Ordinary Share issued and outstanding immediately prior to the effective time of the merger (other than Ordinary Shares owned by (1) DSV, Merger Sub, their wholly-owned subsidiaries or held by the Company as treasury shares, excluding any such Ordinary Shares held on behalf of third parties, or (2) shareholders who have properly exercised their statutory right to dissent under the law of the British Virgin Islands) will automatically be cancelled and shall cease to exist and be outstanding and shall have been converted into the right to receive the ordinary share merger consideration. Each Ordinary Share held by the Company’s subsidiaries shall continue as an ordinary share in the surviving corporation and shall not be converted into the right to receive the merger consideration. Upon the consummation of the merger, each Convertible Preference Share issued and outstanding immediately prior to the effective time of the merger, will automatically be cancelled and shall cease to exist and be outstanding and will become a right to receive the preference share merger consideration. Following the effective time of the merger, each Shareholder will cease to have any rights with respect to such Shares, except for the right to receive the applicable merger consideration therefor.

Each Ordinary Share that is (i) owned directly or indirectly by DSV or Merger Sub or any direct or indirect wholly-owned subsidiary thereof or (ii) held by the Company as treasury shares (in each case, immediately prior to the effective time of the merger and excluding any such Ordinary Shares held on behalf of third parties), will be automatically cancelled and cease to exist and will not be entitled to any merger consideration. At the effective time of the merger, each ordinary share of no par value of Merger Sub issued and outstanding immediately prior to the effective time of the merger will be converted into one validly issued, fully paid and nonassessable ordinary share of the surviving corporation.

Dissenters’ Rights

Under the laws of the British Virgin Islands, Shareholders are entitled to dissent from the merger in accordance with Section 179 of the BVI Act, an extract of which is attached as Annex D to this proxy statement. The Significant Shareholder is restricted by the terms of the voting agreement from exercising any dissent rights for any Shares owned by it. Dissenting Ordinary Shareholders will not be entitled to receive the ordinary share merger consideration as they will only be entitled to the right to payment of the “fair value” of their Ordinary Shares if the merger is completed, as determined in accordance with Section 179 of the BVI Act. To the extent the Company and a dissenting Ordinary Shareholder are unable to agree the “fair value”, a statutory appraisal process is required to determine the fair value of a dissenting Ordinary Shareholder’s Ordinary Shares. While the fair value of an Ordinary Shareholder’s Ordinary Shares as determined under this appraisal procedure could be more than or the same as the ordinary share merger consideration, Ordinary Shareholders are cautioned that the fair value of their Ordinary Shares could also be determined to be less than the ordinary share merger consideration.

Dissenters’ rights are available only to Ordinary Shareholders whose name is entered in the register of members of the Company as a registered holder of Ordinary Shares. Any person who holds Ordinary Shares in the Company through a depositary, nominee or broker and who wishes to exercise his, her or its statutory right to dissent from the merger must first ensure that he, she or it is entered in the register of members of the Company and therefore becomes a “member” for the purpose of the BVI Act. Ordinary Shareholders must comply with the procedures and requirements for exercising dissenters’ rights with respect to the Ordinary Shares under Section 179 of the BVI Act (which includes delivery to the Company, before the vote is taken, of a written objection to the merger).

A Dissenting Shareholder must give Notice of Objection to the Company prior to the Special Shareholders Meeting or at the Special Shareholders Meeting but prior to the time the merger is submitted to a vote. The Notice of Objection must include a statement that such Ordinary Shareholder proposes to demand payment for its Ordinary Shares if the merger is approved at the Special Meetings and implemented.

Within 20 days immediately following the date of the Special Shareholders Meeting at which a vote approving the merger is made, the Company must give Approval Notice to all Shareholders who have served a Notice of Objection.

Within the Dissent Period, a Shareholder who has provided a Notice of Objection must give a Notice of Dissent to the Company. The Notice of Dissent must state (a) the Shareholder’s name and address; (b) the number and class of the Dissenting Shares; and (c) a demand for payment of the fair value of his Shares. It is important to note that:

1.	Only Shareholders who have served a Notice of Objection (or who were not given notice of the Special Meetings) may elect to dissent.

2.	A Dissenting Shareholder must dissent in respect of all the Shares which he holds in the Company. It is not possible to only dissent in respect of certain Shares held by a Shareholder, and any Notice of Dissent purporting to do so will be invalid.

3.	Once Notice of Dissent is given, a Dissenting Shareholder will cease to have the rights of a Shareholder and will only be entitled to receive payment of the fair value of his Shares in accordance with section 179 of the BVI Act.

Within seven days immediately following (a) the date of expiry of the Dissent Period or (b) the effective date of the merger, whichever is later, the Company, as the surviving company, must make a Fair Value Offer to each Dissenting Shareholder specifying the consideration determined by the Company to be the fair value of such Dissenting Shares. As noted above, the Board believes the ordinary share merger consideration represents fair value for the Ordinary Shares and the Company currently expects that the Fair Value Offer will therefore be $7.10 per Ordinary Share.

If, within 30 days immediately following the date of the Fair Value Offer, the Company and a Dissenting Shareholder fail to agree on the fair value consideration for Dissenting Shares, then, within 20 days immediately following the date of the expiry of such 30-day period:

•	the Company and the Dissenting Shareholder would each designate an appraiser;

•	the two designated appraisers together would designate a third appraiser; and

•	the three appraisers would fix the fair value of the Dissenting Shares in accordance with the BVI Act. It should be noted that, under the terms of the BVI Act, fair value would be determined at the close of business on the business day prior to the date on which the vote to approve the merger was taken at the Special Shareholders Meeting, excluding any appreciation or depreciation in the value of the Dissenting Shares, directly or indirectly, induced by the proposed merger.

The fair value determined by the three appraisers would be binding on the Company and the Dissenting Shareholder for all purposes. The Company will pay, in cash, the fair value of the Dissenting Shares determined by the appraisers to the Dissenting Shareholders.

All notices and petitions (including any Notice of Objection and Notice of Dissent) must be executed by or for the Shareholder, fully and correctly, as such Shareholder’s name appears on the Company’s register of members. If the Shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, these notices must be executed by or for the fiduciary. An authorized agent, including an agent for two or more joint owners, may execute the notices or petitions for a Shareholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the notice, he is acting as agent for the record owner. A person having a beneficial interest in Shares held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized above and in a timely manner to perfect whatever dissenters’ rights attached to the Shares.

As explained above, dissenters’ rights are available only to Shareholders of record. If you hold any Shares as the beneficial owner but are not the “registered holder” or “member” of such Shares and you wish to exercise dissenters’ rights, you must arrange for such Shares to be registered in your name and comply with the procedures and requirements described above for exercising dissenters’ rights with respect to the Shares under Section 179 of the BVI Act.

If you do not satisfy each of these requirements, you cannot exercise dissenters’ rights and will be bound by the terms of the plan of merger if approved at the Special Meetings. In addition, failure to vote your Shares, or a vote against the resolutions to adopt the plan of merger and approve the transactions contemplated by the plan of merger, including the merger, will not alone satisfy the notice requirement referred to above. Dissenters’ rights may not be exercised unless they are exercised in accordance with the procedure described above.

Ordinary Shareholders are also cautioned that the Board has determined that the ordinary share merger consideration is a fair price and that, if an Ordinary Shareholder initiates an appraisal process, they may be responsible for a portion of the costs of the appraisal.

Ordinary Shareholders should understand it is a condition to the obligations of DSV and Merger Sub to effect the merger that statutory dissenters’ rights have not been exercised by Ordinary Shareholders who in aggregate hold Ordinary Shares exceeding 10% of the issued and outstanding Ordinary Shares. Ordinary Shareholders are encouraged to understand the potential consequences of the merger not being completed. Please see the section of this proxy statement entitled “The Merger—Effects on the Company if the Merger is not Completed” beginning on page [    ] and the items incorporated by reference to this proxy statement referred to in the section of this proxy statement entitled “Incorporation by Reference” beginning on page [    ].

Any Ordinary Shareholder who considers exercising dissent rights is strongly advised to consult legal counsel in the British Virgin Islands.

Settlement

Prior to completion of the merger, DSV will designate a bank or trust company approved by the Company to act as paying agent for the payment of the merger consideration (the “paying agent”). When and as needed, DSV will deposit, or will cause to be deposited, with the paying agent funds sufficient to pay the merger consideration.

As soon as reasonably practicable after the effective time of the merger (but no later than two business days after the effective time of the merger), DSV and the Company will cause the paying agent to mail to each holder of record of Ordinary Shares whose Ordinary Shares were converted into the right to receive the ordinary share merger consideration, a letter of transmittal and instructions on how to surrender any certificate that immediately prior to the effective time of the merger represents or evidences any Ordinary Shares in issue (the “certificates”) representing such Ordinary Shares in exchange for the ordinary share merger consideration. DSV and the Company will also cause the paying agent to mail to each holder of a company stock option or a company stock-based award, a check in an amount due and payable to such holder pursuant to the merger agreement in respect of such company stock option or company stock-based award. Upon delivery of a properly completed letter of transmittal, duly completed and validly executed in accordance with the instructions thereto and accompanied by any outstanding certificates, together with such other documents as may reasonably be required by the paying agent, the holder of Ordinary Shares will be entitled to receive in exchange therefor a check in an amount equal to the product of (x) the number of Ordinary Shares represented by such holder’s properly surrendered certificates (or effective affidavits of loss in lieu thereof) and/or the Ordinary Shareholder’s book-entry shares that were cancelled at the effective time of the merger multiplied by (y) the ordinary share merger consideration. Each certificate or book-entry share representing Ordinary Shares that is surrendered will be cancelled. You should not send in your Ordinary Share certificates until you receive a letter of transmittal with instructions from the paying agent. Do not send Ordinary Share certificates with your proxy cards.

Payment of the merger consideration may be made to a person other than the person in whose name a surrendered share certificate is registered at the sole discretion of the paying agent if all appropriate documents required to evidence and effect such transfer (and any certificate formerly representing such Shares) are presented to the paying agent, accompanied by evidence that any applicable share transfer taxes have been paid or are not applicable.

Notwithstanding anything to the contrary in the merger agreement, DSV, Merger Sub, the surviving corporation and the paying agent will be entitled to deduct and withhold from the consideration otherwise payable under the merger agreement to any holder of Ordinary Shares or holder of company stock options or company stock-based awards, such amounts as are required to be withheld or deducted under the Internal Revenue Code or any provision of U.S. federal, U.S. state, U.S. local or non-U.S. tax law with respect to the making of such payment.

At 5:00 p.m. New York time on the business day immediately preceding the closing, the company shall cause the register of members of the Company to be closed, and there shall be no further registration of transfers on the register of members of the Company after that time.

If, during the period between the date of the merger agreement and the effective time of the merger, any change in the outstanding Shares occurs as a result of any reclassification, recapitalization, stock or share split (including a reverse stock or share split), division or combination, conversion, exchange or readjustment of Shares, or any share or stock dividend or share or stock distribution with a record date during such period or the Company issues any new equity securities (or securities convertible into equity securities of the Company) (it being understood the right of the Company to effect any of the foregoing shall be subject to the covenants set forth in the merger agreement), the merger consideration, will be equitably adjusted to reflect such change

If your certificate has been lost, stolen or destroyed, you will be entitled to obtain payment of the merger consideration by making an affidavit to that effect and, if required by the paying agent or surviving corporation, providing an indemnity in customary form against any claim that may be made against the paying agent or the surviving corporation with respect to your lost, stolen or destroyed certificate.

Treatment of Stock Options and Other Stock-Based Awards

Stock Options. As of the effective time, each outstanding stock option, whether vested or unvested, will be cancelled and converted into the right to receive an amount in cash equal to the stock option consideration (which is equal to the product of (x) the number of Ordinary Shares underlying such stock option and (y) the excess (if any) of $7.10, the per share merger consideration to be received by holders of Ordinary Shares, over the exercise price per Ordinary Share of such stock option) less any required withholding taxes, except that each stock option that has an exercise price that is greater than or equal to $7.10 will be cancelled for no consideration;

Restricted Share Units. Immediately prior to the effective time, each restricted share unit will be cancelled and converted into the right to receive an amount in cash equal to $7.10, the per share merger consideration to be received by holders of Ordinary Shares, less any required withholding taxes, with respect to each Ordinary Share underlying such restricted share unit;

Performance Share Units. Immediately prior to the effective time, each performance share unit will be cancelled and converted into the right to receive an amount in cash equal to $7.10, the per share merger consideration to be received by holders of Ordinary Shares, less any required withholding taxes, with respect to each Ordinary Share underlying such performance share unit based on the target level of performance.

In addition, with respect to the ESPP, (a) the current offering period under the ESPP will be the final offering period, (b) each option issued pursuant to the ESPP will be fully exercised not later than five business days prior to the effective time of the merger and (c) the ESPP will terminate as of the effective time of the merger.

Representations and Warranties of the Company

The merger agreement contains a number of representations and warranties made by the Company, including representations and warranties relating to:

•	corporate qualification, organization and similar matters;

•	capital structure and equity securities;

•	corporate authority to execute and deliver the merger agreement and to consummate the transactions contemplated by the merger agreement, including required government consents and absence of violation of applicable laws and absence of conflicts with, violation or breach of, defaults under, the Memorandum and Articles of Association and certain contracts, in each case, in connection with the consummation of the merger and the other transactions contemplated by the merger agreement;

•	accuracy and timeliness of reports and financial statements filed with the SEC;

•	internal controls over financial reporting and disclosure controls and procedures;

•	absence of undisclosed liabilities or certain “off-balance sheet arrangements”;

•	compliance with applicable laws (including anti-corruption and sanctions laws), court orders and certain regulatory matters including possession of necessary permits;

•	employee compensation and benefits matters and matters relating to the Employee Retirement Income Securities Act of 1974, as amended;

•	absence of certain changes or events and the conduct of business in the ordinary course of business since July 31, 2015;

•	legal proceedings and investigations;

•	tax matters;

•	labor matters;

•	intellectual property;

•	receipt of opinion from the Company’s financial advisor;

•	material contracts;

•	brokers’ or finder’s fees payable in connection with the merger and the other transactions contemplated by the merger agreement;

•	real property;

•	environmental matters and compliance with environmental laws;

•	accuracy of the information in this proxy statement;

•	transactions with affiliates;

•	insurance matters;

•	its relations with customers and suppliers;

•	relations with governments; and

•	compliance with customs and international trade laws.

The merger agreement also contains a number of representations and warranties made by DSV and Merger Sub, including representations and warranties relating to:

•	corporate qualification, organization and similar matters;

•	corporate authority to execute and deliver the merger agreement and to consummate the transactions contemplated by the merger agreement, including required government consents and absence of violation of applicable laws and absence of conflicts with, violation or breach of, defaults under, certain organization documents and contracts, in each case, in connection with the consummation of the merger and the other transactions contemplated by the merger agreement;

•	capital structure and ownership of Merger Sub and operations of Merger Sub since its formation;

•	no required vote by the shareholders of DSV;

•	sufficiency of funds to pay the merger consideration;

•	brokers’ or finder’s fees payable in connection with the merger and the other transactions contemplated by the merger agreement; and

•	no ownership of any Shares over prior three-year period.

Significant portions of the representations and warranties of the Company are qualified as to “materiality” or “material adverse effect” and significant portions of the representations and warranties of DSV and Merger Sub are qualified as to “materiality”. Under the merger agreement, a material adverse effect is any state of facts, circumstances, event or change (an “Effect”) that taken by itself, or in the aggregate with any or all other Effects, either (1) would prevent or materially impair the ability of the Company to consummate the transactions contemplated by the merger agreement, including the merger or (2) has had or is reasonably likely to have a material adverse effect on the business, operations, assets, liabilities or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole. However, for purposes of the foregoing clause (2) the following are not taken into account in determining whether a material adverse effect has occurred on the Company:

•	changes in general economic or political conditions on the financial, credit or securities markets, political environment, economy or Company’s industry (except to the extent they disproportionately impact the Company and its subsidiaries taken as a whole relative to other participants in the industry in which the Company and its subsidiaries operate);

•	Effects that affect generally the industry in which the Company and its subsidiaries operate (except to the extent they disproportionately impact the Company and its subsidiaries taken as a whole relative to other participants in the industry in which the Company and its subsidiaries operate);

•	changes in laws, GAAP or accounting standards;

•	outbreak, continuation or escalation of hostilities, sabotage or war (whether or not declared), acts of terrorism or other calamity;

•	changes as a result of announcement or existence of the merger agreement or the transactions contemplated thereby;

•	any shareholder litigation relating to the merger;

•	any decline in the market price or trading volume of the Company’s Shares (but the underlying cause of any such decline can be taken into account in determining whether there has been a material adverse effect on the Company); and

•	any failure to meet internal or public projections, forecasts, guidance, estimates, milestones, budgets or internal or published financial or operation predications of revenue, earnings, cash flow or cash position (but the underlying cause of any such failure can be taken into account in determining whether there has been a material adverse effect on the Company).

Covenants and Agreements

The Company has agreed, with certain exceptions, that during the period from the date of the merger agreement until the effective time of the merger:

•	the Company and its subsidiaries will conduct business only in the ordinary course of business consistent with past practice;

•	the Company and its subsidiaries will use commercially reasonable efforts to preserve substantially intact the Company’s and each of its subsidiaries’ business organizations and goodwill, to keep available the services of those of the Company’s and any of its subsidiaries’ present officers, employees and consultants who are integral to the operations of their businesses as presently conducted and to preserve their present relationships with governmental entities, significant customers, distributors, creditors, lessors, licensees, licensors and suppliers and with other persons with they have significant business relations; and

•	the Company will not (and will cause each of its subsidiaries not to), between the date of the merger agreement and the effective time of the merger or, if earlier, the end date, without the prior written consent of DSV (not to be unreasonably withheld, conditioned or delayed):

•	authorize, pay, make, declare or set aside any dividends on or distribution with respect to its share or equity capital (whether in cash, assets, shares or other securities of the Company or its subsidiaries), other than dividends in the ordinary course of business and consistent with past practice by any subsidiary of the Company to the Company or any wholly-owned subsidiary of the Company or redeem, repurchase or otherwise acquire any of its own shares or other securities (except as expressly permitted by the terms of the merger agreement);

•	adjust, subdivide, split, combine or reclassify any of its shares or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, its capital stock;

•	issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any of the shares or capital stock or other ownership interest or voting security in the Company or any of its subsidiaries or any securities convertible into or exchangeable for any such shares, capital stock, ownership interest or voting securities, or any rights, warrants or options to acquire any such shares, capital stock, ownership interests or voting securities of the Company or any of its subsidiaries or any securities convertible into or exchangeable for such securities other than issuances of Ordinary Shares in respect of any exercise or settlement of company stock options or company stock-based awards in each case outstanding on the date of the merger agreement in accordance with the terms of such award as in effect on the date of the merger agreement;

•	except in connection with the exercise or forfeiture of company stock options or the settlement or forfeiture of any company stock-based awards in each case outstanding on the date of the merger agreement, directly or indirectly, purchase, redeem or otherwise acquire any of its shares of capital stock or any rights, warrants or options to acquire any such shares;

•	except as required pursuant to written agreements or benefit plans in each case in effect as of the date of the merger agreement, as otherwise required by applicable law, (A) increase the compensation or other benefits payable or to become payable to its directors, executive officers or, except in the ordinary course of business and consistent with past practice, other employees of the Company, (B) grant any severance, retention or termination pay to, or enter into any severance, retention or termination agreement with any director, executive officer or, except in the ordinary course of business and consistent with past practice and in an aggregate amount that is not material to the Company and its subsidiaries taken as a whole, other employee of the Company or any of its subsidiaries, (C) enter into or amend any employment agreement with any executive officer or, except in the ordinary course of business and consistent with past practice and in an aggregate amount that is not material to the Company and its subsidiaries taken as a whole, other employee of the Company or any of its subsidiaries, (D) accelerate the payment or vesting of benefits or amounts payable or to become payable under any benefit plan, (E) pay any bonus (other than payments in the ordinary course pursuant to plans in effect as of the date of the merger agreement) or establish, adopt, enter into or amend any bonus plan or arrangement covering employees of the Company or any of its subsidiaries, (F) fund any trust with respect to the payment of compensation or benefits (other than benefits under tax-qualified retirement plans) or establish, adopt, enter into, amend or terminate any benefit plan or collective bargaining agreement or (G) hire, fire or transfer employees other than in the ordinary course of business consistent with past practice;

•	enter into or make any loans to any of its officers, directors, employees, agents or consultants (other than expense advances and loans in non-material amounts in the ordinary course of business consistent with past practice to employees of the Company or its subsidiaries (other than officers and directors of the Company)) or make any change in its existing borrowing or lending arrangements for or on behalf of any of such persons, except as required by the terms of any benefit plan;

•	materially change financial accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by GAAP, SEC rule or policy or applicable law;

•	except in respect of the merger, (A) merge, consolidate, combine or amalgamate with any person other than, with respect to a wholly-owned subsidiary of the Company, another wholly-owned subsidiary of the Company or propose or enter into any scheme or plan of arrangement or analogous transaction, (B) acquire or agree to acquire (including by merging or consolidating with, purchasing any equity interest in or a substantial portion of the assets of, licensing, or by any other manner), any business or any corporation, partnership, association or other business organization or division thereof or (C) make any loans, advances or capital contributions to, or investments in, any person (other than the Company or any wholly-owned subsidiary of the Company), except in each case for loans, advances or capital contributions pursuant to and in accordance with the terms of contracts existing as of the date of the merger agreement or otherwise not in excess of $250,000 in the aggregate;

•	adopt any amendments to its memorandum and articles of association or similar applicable organizational or charter documents;

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incur, assume, guarantee, prepay, refinance or otherwise become liable for any indebtedness (directly, contingently or otherwise) except for (i) indebtedness for borrowed money incurred under the Company’s existing credit facilities, working capital facilities, or other existing similar lines of credit, or other indebtedness, in each case, in the ordinary course of business consistent with past practice, (ii) the replacement or refinancing of any of the facilities referred to in the foregoing clause (i), (iii) the incurrence of indebtedness for borrowed money not to exceed $70 million in aggregate, provided that if the total indebtedness outstanding under certain of the Company’s existing facilities exceeds a threshold, such $70 million shall be reduced by such excess amount or (iv) intercompany indebtedness among the Company and its subsidiaries in the ordinary course of business consistent with past practice;

•	sell, lease, license, transfer, exchange or swap, mortgage or otherwise encumber (including securitizations), or subject to any lien (other than permitted liens) or otherwise dispose of any portion of its properties or assets, including the capital stock of any subsidiary, other than (A) (x) obsolete or surplus assets or (y) inventory, in each case in the ordinary course of business consistent with past practice, (B) pursuant to existing agreements in effect prior to the execution of the merger agreement that have been disclosed to DSV prior to the date of the merger agreement, (C) the sale of assets with a fair market value less than $3 million in the aggregate or (D) sales, leases, licenses or other transfers between the Company and its wholly-owned subsidiaries or between those subsidiaries;

•	other than in the ordinary course of business consistent with past practice, modify, amend, terminate or waive any rights or obligations under any material contract in any material respect;

•	other than in the ordinary course of business consistent with past practice or as otherwise permitted by the covenant section of the merger agreement, enter into certain contracts with a term longer than one year which cannot be terminated without material penalty upon notice of sixty (60) days or less;

•	other than in the ordinary course of business consistent with past practice, dispose of, license, grant, or obtain, or permit to lapse any rights to any material intellectual property, or renew (or amend) any existing material intellectual property or information technology system contract of the Company or its subsidiaries on (or to) materially different terms relative to existing terms;

•	implement or adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, consolidation, recapitalization or bankruptcy reorganization;

•	enter into any transaction, agreement, understanding or arrangement between (a) the Company or any of the Company’s subsidiaries, on the one hand, and (b) any affiliate of the Company (other than the Company’s subsidiaries), on the other hand, other than transactions, agreements, understandings or arrangements with any person in which the Company or any of its subsidiaries has an ownership interest and which such arrangements (1) are not material to the Company and its subsidiaries, taken as a whole, and (2) are entered into on an arm’s-length basis;

•	settle any material actions, suits, inquiries, investigations, or proceedings pending, threatened against or affecting the Company or any of the Company’s subsidiaries or any of their respective properties at law or in equity before any governmental entity, other than in the ordinary course of business consistent with past practice, but not in any individual case, in excess of $750,000 net of any insurance proceeds or that involves equitable remedies including any that would materially prohibit or restrict the Company and its subsidiaries, taken as a whole, from operating as they currently operate or that would reasonably be expected to materially impair the operations of the Company and its subsidiaries, taken as a whole, after the effective time of the merger;

•

other than in the ordinary course of business consistent with past practice, (A) make or change any material election in respect of taxes (except as required by applicable law), (B) settle or compromise any claim, notice, audit report or assessment in respect of a material amount of taxes, (C) amend any material tax return (except as required by applicable law), (D) enter into any tax allocation agreement, tax sharing agreement, tax indemnity agreement, pre-filing agreement, advance pricing agreement, cost sharing agreement or closing agreement relating to any material amount of taxes, (E) surrender or forfeit any right to claim a material tax refund, or (F) consent to any extension or waiver of the statute of limitations period applicable to any material tax claim or assessment, in each case, if taking such action would materially affect the tax of either the Company or any of its subsidiaries;

•	enter into or materially modify any currency exchange, commodities or other hedging transactions or arrangements, or other investment or cash management transactions or arrangements other than in the ordinary course of business and consistent with past practice;

•	make any capital expenditures, capital additions or capital improvements except for (1) those amounts in the ordinary course of business consistent in all material respects with the capital expenditures budget previously provided to DSV or (2) those amounts pursuant to new client contracts entered into in the ordinary course of business consistent with past practice;

•	permit any director and officer insurance policy of the Company or any of its subsidiaries to terminate or lapse without using commercially reasonable efforts to replace such insurance policy with substantially comparable coverage or amend or cancel any such insurance policy and inform DSV in writing promptly upon becoming aware of any material differences between any new director and officer insurance policy of the Company or any of its subsidiaries and the predecessor policy; or

•	commit or agree, in writing or otherwise, to take any of the foregoing actions.

No Solicitation; Board Recommendation

In the merger agreement, the Company agreed to immediately cease any discussions or negotiations with any parties that may have been ongoing with respect to an alternative proposal and to seek to have returned to the Company any confidential information that has been provided in any such discussions or negotiations. We have also agreed that we will not, nor will we authorize or permit any of our subsidiaries or our or their officers, directors, employees, accountants, consultants, legal counsel, financial advisors, financing sources and agents and other representative to, directly or indirectly:

•	solicit, initiate or knowingly facilitate or knowingly encourage any alternative proposal;

•	participate in any negotiations regarding, or furnish to any person any nonpublic information (or afford access to any of the properties, assets, books or records of the Company or any of its subsidiaries) with respect to, or in furtherance of or which would reasonably be likely to lead to any alternative proposal;

•	engage in discussions with any person with respect to any alternative proposal, except to notify such person as to the existence of the provisions of the non-solicitation provision of the merger agreement or to clarify that any proposal made orally be submitted in writing;

•	withhold, withdraw or modify (or publicly propose or announce any intention or desire to withhold, withdraw or modify), in a manner adverse to DSV, the Board’s recommendation that Ordinary Shareholders vote to approve and adopt the merger agreement;

•	agree to, accept, approve, endorse or recommend (or publicly propose or announce any intention or desire to agree to, accept, approve, endorse or recommend) any alternative proposal;

•	enter into any letter of intent or similar document or any agreement or commitment providing for any alternative proposal;

•	enter into any agreement or agreement in principle requiring the Company to abandon, terminate or fail to consummate the transactions contemplated by the merger agreement, including the merger, or breach its obligations under the merger agreement; or

•	agree to do any of the foregoing.

Under the merger agreement, an “alternative proposal” means any proposal or offer made by any person (other than a proposal or offer by DSV or any of its subsidiaries) for (i) a merger, consolidation, scheme of arrangement, plan of arrangement, business combination or similar transaction with the Company, pursuant to which any person or group would own 15 percent (15%) or more of the issued and outstanding Ordinary Shares or Convertible Preference Shares or any other class of shares or equity securities of the Company, (ii) the acquisition (by purchase, tender offer, exchange offer as a result of recapitalization or otherwise) by any person or group of 15 percent (15%) or more of the assets of the Company and its subsidiaries, taken as a whole, (iii) the acquisition by any person or group (and whether by way of transfer, issuance or any other means) of 15 percent (15%) or more of the issued and outstanding Ordinary Shares or Convertible Preference Shares or any other class of shares or equity securities of the Company, or (iv) any combination of the foregoing.

The merger agreement provides that, notwithstanding the restrictions described above, if the Company receives an alternative proposal which was not solicited at any time by the Company or any of its subsidiaries or any of their respective representatives in violation of the non-solicitation provision of the merger agreement and which (i) constitutes a superior proposal or (ii) which the Board determines in good faith after consultation with the Company’s outside legal and financial advisors could reasonably be expected to result, after the taking of any of the actions referred to in either of clause (x) or (y) below, in a superior proposal, the Company may take the following actions:

•	(x) furnish nonpublic information concerning the Company and its subsidiaries to the third party making such alternative proposal and its representatives, if, and only if, (A) all such information provided to such third party has previously been made available to DSV prior to, or substantially concurrently with, the time such information is provided to such third party and (B) prior to so furnishing such information, the Company receives from the third party an executed confidentiality agreement on terms with respect to confidentiality not less restrictive or more advantageous to such third party than the terms of the confidentiality agreement with DSV (it being understood that such confidentiality agreement need not include any express or implied standstill restrictions); and

•	(y) engage in discussions or negotiations with the third party and its representatives with respect to the alternative proposal.

From and after the execution of the merger agreement, the Company shall as promptly as reasonably practicable, and in any event within 24 hours following receipt thereof, advise DSV of the receipt of any alternative proposal (including any modified proposal) or any request for confidential information or access, which notification must identify the offeror and include a copy of any such proposal, if it is in writing, or a written summary of the material provisions of any proposal relating to the alternative proposal if it is not in writing. In addition, the Company must keep DSV informed on a reasonably current basis with respect to any changes in material terms or conditions), with respect thereto.

The Board may change, withhold or withdraw its recommendation that Ordinary Shareholders vote to approve and adopt the merger agreement (a “Company Change of Recommendation”) if, in response to a superior proposal:

•	the Board has concluded in good faith after consultation with the Company’s outside legal and financial advisors that the failure of the Board to effect a Company Change of Recommendation in light of such superior proposal would be reasonably likely to be inconsistent with the directors’ exercise of their fiduciary obligations to the Company under applicable law;

•	the Company has provided DSV five business days’ written notice advising DSV of the material terms and conditions of such superior proposal and its intention to make a Company Change of Recommendation; and

•	the Board has taken into account any revised proposal made by DSV to the Company within such five-day period and again has determined in good faith, after consultation with its legal and financial advisors, that the proposal from the third party that was described in the notice remains a superior proposal; provided that if the third party whose proposal was described in such notice modifies or amends such proposal to increase the consideration to be paid or amends other material terms during or after such five-day period, a new two-business-day period shall begin prior to the Board making a Company Change of Recommendation.

A “superior proposal” as used herein means a bona fide, written alternative proposal made prior to the receipt of the Necessary Shareholder Approval providing for a transaction that is reasonably capable of being consummated for or in respect of (a) all or substantially all of the outstanding Ordinary Shares together with all or substantially all of the outstanding Convertible Preference Shares or (b) all or substantially all of the Company’s and its subsidiaries’ assets, in each case of (a) and (b) made by any person or group, that (1) the Board determines in good faith, after consultation with the Company’s legal and financial advisors, and considering such factors as the Board considers to be appropriate (including the conditionality and the timing and likelihood of consummation of such proposal and any related financing), is on terms that are more favorable to the Company and its shareholders than the transactions contemplated by the merger agreement and (2) (A) with respect to any cash component of such alternative proposal, is not subject to any financing condition in the definitive acquisition agreement and (B) with respect to any non-cash component of such alternative proposal, is comprised in its entirety of equity securities of the person making such alternative proposal that are listed on a national securities exchange.

Nothing described above limits our ability to take and disclose to our shareholders a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act or to make any other disclosure to our shareholders if, in our Board’s determination in good faith after consultation with outside counsel, such disclosure is required under applicable law (provided that our Board may not change its recommendation except to the extent expressly permitted under the circumstances described).

Filings, Other Actions

The merger agreement provides that the Company will prepare and file this proxy statement, which includes the text of the merger agreement and the Board recommendation to Ordinary Shareholders. We have provided DSV and its representatives with a reasonable opportunity to review and comment on this proxy statement and any supplement or amendment thereof, and gave regard to any comments made by such persons. We also made certain covenants regarding the proxy including covenants related to the truth of the statements herein and compliance as to form with the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

The merger agreement states that we must take all action necessary in accordance with the BVI Act and the Memorandum and Articles of Association to duly call, give notice of, convene and hold the special meeting. Subject to the non-solicitation provision of the merger agreement, the Company shall use all reasonable efforts to solicit from its Ordinary Shareholders proxies to be exercised in favor of the approval of the merger agreement and the merger.

Employee Matters

The merger agreement provides that for a six-month period commencing at the effective time of the merger, DSV will (or will cause the surviving corporation to) provide to each individual who is employed by the Company and its subsidiaries as of immediately prior to the effective time of the merger (a “Company Employee”) with (a) compensation and benefits (in the aggregate) and (b) severance benefits that are, in each case, no less favorable than those provided to such Company Employee immediately prior to the effective time of the merger.

DSV has also agreed to use commercially reasonable efforts to (or cause the surviving corporation to) (a) recognize each Company Employee’s period of service with the Company and its subsidiaries for purposes of eligibility and vesting under any compensation and benefit plans and arrangements in which such Company Employee participates following the effective time of the merger (the “DSV Plans”) (except as would result in a duplication of benefits), (b) waive any pre-existing condition exclusions and actively-at-work requirements under the DSV Plans (except for long-term disability plans) and (c) recognize certain incurred expenses by Company Employees and their dependents for purposes of satisfying the applicable deductible, coinsurance and maximum out-of-pocket provisions under the DSV Plans.

If the effective time of the merger occurs during the Company’s fiscal year ended January 31, 2016 or prior to the date that short-term incentive bonuses are paid for the Company’s fiscal year ended January 31, 2016 (or any portion of such fiscal year), each Company Employee who participates in such a short-term incentive bonus program will receive a pro-rated bonus payment, paid at the normal time bonuses are paid, based on actual performance.

Prior to the effective time of the merger, the Company is permitted to implement a program for the retention of key non-executive employees between the date of the merger agreement and the effective time of the merger. The Company has agreed to consult with DSV regarding the individuals who will be included in the program and that the aggregate amount of retention awards will not exceed $2 million.

Reasonable Best Efforts

The Company and DSV have agreed to use reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, all things necessary, proper or advisable under any applicable laws to consummate and make effective as soon as reasonably practicable (and in any event no later than the end date) the merger and other transactions contemplated by the merger agreement, including using reasonable best efforts in:

•	the obtaining of all necessary actions or nonactions, waivers, consents, clearances and approvals, including the relevant approvals, from governmental entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental entity;

•	the obtaining of necessary consents, approvals or waivers from third parties;

•	the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging the merger agreement or the consummation of the transactions contemplated by the merger agreement; and

•	the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by the merger agreement.

In addition, the Company and DSV have each agreed to:

•	as promptly as practicable make their respective filings and thereafter make any other required submissions under the HSR Act and the EUMR;

•	use reasonable best efforts to cooperate with each other in (x) determining whether any filings are required to be made with, or consents, permits, authorizations, clearances or approvals are required to be obtained from, any third parties or other governmental entities (including any non-U.S. jurisdiction in which the Company’s subsidiaries are operating any business) in connection with the execution and delivery of the merger agreement and the consummation of the transactions contemplated hereby and (y) timely making all such filings and timely seeking all such consents, permits, authorizations or approvals; and

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use reasonable best efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby, including taking all such further action as reasonably may be necessary to resolve such objections, if any, as the FTC, the DOJ, the European Commission, CFIUS, DSS, state antitrust enforcement authorities or competition authorities of any other nation or other jurisdiction or any other person may assert under regulatory law with respect to the transactions contemplated hereby, and to avoid or eliminate each and every impediment under any applicable law that may be asserted by any governmental entity with respect to the merger so as to enable the closing to occur as soon as reasonably possible (and in any event no later than the end date).

Notwithstanding any of the foregoing or anything to the contrary in the merger agreement, the parties agreed that in no event shall any party to the merger agreement be required (A) to propose, negotiate, commit to or effect the sale, divestiture or disposition of any assets or businesses of DSV or the Company (or any of their respective subsidiaries) or hold separate any assets or businesses of DSV or the Company (or any of their respective subsidiaries) other than, with respect to the Company, any such action that would, individually or in the aggregate, be not material to the Company and its subsidiaries, taken as a whole or (B) to otherwise take or commit to take actions that after the closing date would limit the freedom of DSV or its subsidiaries’ (including the surviving corporation’s) freedom of action with respect to, or its ability to retain, one or more of its or its subsidiaries’ (including the surviving corporation’s) businesses, product lines or assets, other than, with respect to the Company, any such action that would, individually or in the aggregate, be not material to the Company and its subsidiaries, taken as a whole, in connection with obtaining any authorizations, clearances or approvals required to be obtained from governmental entities with respect to the transactions contemplated by the merger agreement or in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order in any suit or proceeding, which would otherwise have the effect of preventing or materially delaying the closing; and provided that the Company will not take any of the foregoing actions set forth in clauses (A) or (B) without prior written consent of DSV.

DSV and the Company also agreed to cooperate and consult with each other in connection with the making of all registrations, filings, notifications and any other material actions pursuant to this regulatory efforts provision of the merger agreement, subject to applicable legal limitations and the instructions of any governmental entity. DSV and the Company will also (i) furnish to the other party such information and assistance as such party reasonably may request in connection with the preparation of any submissions to, or agency proceedings by, any governmental entities; (ii) promptly inform the other party of any communications with, and inquiries or requests for information from, such governmental entities in connection with the transactions contemplated by the merger agreement and (iii) consult with the other party in advance of any meeting or conference, whether in-person or by telephone, with any such governmental entity or, in connection with any proceeding by a private party, with any other person, and to the extent permitted by such applicable governmental entity or other person, give the other party the opportunity to attend and participate in such meetings and conferences. The Company must and must cause its subsidiaries to cooperate with DSV by proving any notices or communications to employees or governmental entities which DSV determines are reasonably necessary in light of its transition and integration plans.

If any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by the merger agreement as violative of any regulatory law, each of the Company and DSV must cooperate in all respects with each other and use commercially reasonable efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by the merger agreement.

Under the merger agreement, the Company must also prepare and timely submit all notifications required under the International Traffic in Arms Regulations (22 C.F.R. 120 et seq.), as amended (“ITAR”) and the Export Administration Regulations (“EAR”) in connection with the merger, including all notifications required under section 122.4 of the ITAR. The Company must also make all necessary updates and transfers of all ITAR and EAR licenses held by the Company and its subsidiaries in connection with the merger and the other transactions contemplated by the merger agreement.

Indemnification and Insurance

Under the merger agreement, DSV and Merger Sub agreed that all rights to exculpation and indemnification for acts or omissions occurring at or prior to the effective time of the merger, whether asserted or claimed prior to, at or after the effective time of the merger (including any matters arising in connection with the transactions contemplated by the merger agreement), existing at the time of the merger agreement in favor of the Indemnified Parties as provided in its Memorandum and the Articles of Association or in any agreement shall survive the merger and shall continue in full force and effect.

In addition, from and after the effective time of the merger and subject to certain limitations described in the merger agreement, the surviving corporation will (i) maintain in effect provisions in its Memorandum of Association regarding indemnification of officers and directors comparable to those contained in the Memorandum and Articles of Association and (ii) indemnify the Indemnified Parties (in each case to the fullest extent permitted by the BVI Act, its Memorandum of Association or indemnification agreement or arrangement with such Indemnified Party) against all claims, losses, liabilities and damages incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions taken by them in their capacity as officers or directors at or prior to the effective time of the merger (including any matters arising in connection with the transactions contemplated by the merger agreement).

Following the effective time of the merger, the surviving corporation will honor any indemnification agreements of the Company with any of its directors and officers existing as on the date hereof. For a period of six (6) years from and after the effective time of the merger, the surviving corporation will either cause to be maintained in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company or provide substitute policies or purchase a “tail policy”, in either case, of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insureds with respect to claims arising from facts or events that occurred on or before the effective time of the merger, except that in no event will the surviving corporation be required to pay with respect to such insurance policies in respect of any one policy year more than 300% of the annual premium payable by the Company for such insurance for the year ending December 31, 2015 (the “maximum amount”), and if the surviving corporation is unable to obtain the insurance required by the indemnification and insurance provisions of the merger agreement, it shall obtain as much comparable insurance as possible for the years within such six (6)-year period for an annual premium equal to the maximum amount, in respect of each policy year within such period; and further provided that if the surviving corporation determined to purchase a “tail policy” it shall not be required to pay more than the aggregate premium paid in the three (3)  years prior to the date of the merger agreement in respect to such policy.

Additional Agreements

The merger agreement contains additional agreements between us and DSV relating to, among other things:

•	consultations regarding public announcements;

•	shareholder litigation;

•	the voting agreement;

•	third party consents;

•	the repurchase of the Convertible Senior Notes;

•	stock exchange delisting;

•	notification of certain matters; and

•	compliance of Merger Sub with all of its obligations under or related to the merger agreement.

Conditions of the Merger

The obligation of each party to the merger agreement to effect the merger is subject to the satisfaction (or, except with respect to the Necessary Shareholder Approval, express written waiver by all parties, to the extent permitted by applicable law) on or before the closing date of the merger of the following conditions:

•	obtaining the Necessary Shareholder Approval;

•	(i) the receipt of approvals required to be obtained in connection with, or in compliance with the provisions of, Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”); (ii) with respect to certain non-U.S. jurisdictions, the receipt of approvals required to be obtained in connection with, or in compliance with, antitrust, competition, anti-monopoly or similar regulatory laws in: People’s Republic of China, Republic of South Africa, South Korea and Turkey (the “non-U.S. jurisdiction governmental approvals”); (iii) the receipt of approvals required to be obtained in connection with, or in compliance with the provisions of the European Union Merger Regulation; (iv) CFIUS has completed action; (v) the receipt of approvals required to be obtained in connection with, or in compliance with, the provisions of the BVI Act; and (vi) the receipt of approval by DSS;

•	no order or law, entered, enacted, promulgated, enforced or issued by any government entity or otherwise shall be in effect preventing the consummation of the merger or the other transactions contemplated by the merger agreement; provided, that the party attempting to invoke such condition shall have complied with its requirement to use its reasonable best efforts to consummate the merger and the other transactions contemplated by the merger agreement.

The obligation of DSV and Merger Sub to effect the merger is further subject to the satisfaction (or express written waiver, in its sole discretion, by DSV), on or prior to the closing date of the merger, of the following conditions:

•	accuracy as of the date of the merger agreement and as of the closing of the merger of the representations and warranties made by us to the extent specified in the merger agreement;

•	performance of or compliance with the covenants and agreements contained in the merger agreement to be performed or complied with by us prior to or on the closing date to the extent specified in the merger agreement;

•	delivery to DSV of a certificate executed by a senior officer certifying to the satisfaction of the two conditions above-mentioned;

•	since the date of the merger agreement, no material adverse effect shall have occurred on the Company; and

•	written objections to the merger and/or written notice of intention and/or election to dissent, in each case given to the Company pursuant to Section 179 of the BVI Act, shall not have been given by shareholders of the Company who in aggregate hold (i) Ordinary Shares exceeding 10% of the issued and outstanding Ordinary Shares; or (ii) Convertible Preference Shares exceeding 10% of the issued and outstanding Convertible Preference Shares; or (iii) Shares exceeding 10% of the issued and outstanding Shares (calculated on an As-Converted Basis).

The Significant Shareholder is restricted by the terms of the voting agreement from exercising any dissent rights for any Shares owned by it.

The obligation of the Company to effect the merger is further subject to the satisfaction (or express written waiver, in its sole discretion, by the Company), on or prior to the closing date of the merger, of the following conditions:

•	accuracy as of the date of the merger agreement and as of the closing of the merger of the representations and warranties made by DSV and Merger Sub to the extent specified in the merger agreement;

•	performance of or compliance with the covenants and agreements of each of DSV and Merger Sub contained in the merger agreement to be performed or complied with by it prior to or on the closing date to the extent specified in the merger agreement; and

•	delivery to us of (i) a certificate executed by a senior officer of DSV certifying to the satisfaction of the two conditions above-mentioned with respect to DSV and (ii) a certificate executed Merger Sub certifying to the satisfaction of the two conditions above-mentioned with respect to Merger Sub.

The Company and DSV can provide no assurance that all of the conditions precedent to the merger will be satisfied or waived by the party permitted to do so.

Termination or Abandonment

The merger agreement may be terminated at any time prior to the effective time of the merger in the following circumstances:

•	by mutual written consent of the Company and DSV;

•	by either DSV or the Company, if:

•	the merger is not consummated by the outside date (as it may be extended as described above under “—Regulatory Approvals Required for the Merger”), provided that the party seeking the right to so terminate the merger agreement shall not have breached in any material respect its obligations under the merger agreement in any manner that shall have proximately caused the failure to consummate the merger or before such date;

•	a permanent injunction or other order or law shall have been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the merger and such law shall have become final and non-appealable;

•	if the Special Meetings (including any adjournment thereof) shall have concluded and the Necessary Shareholder Approval shall not have been obtained in full at the time of the conclusion of such Special Meetings (including any adjournments thereof); or

•	the other party has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the merger agreement, and such breach or failure to perform would result in the failure of a closing condition and cannot be cured by the end date; provided that the terminating party has delivered written notice at least thirty days prior to such termination stating its desire to terminate the merger agreement pursuant to this provision and the basis for such termination.

DSV can terminate the merger agreement before the effective time of the merger if:

•	the Board or any committee thereof has made a Company Change of Recommendation or otherwise modified the Board’s recommendation that the Ordinary Shareholders vote their Ordinary Shares to approve and adopt the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby at the Special Meetings in a manner adverse to DSV, or proposed publicly to do so;

•	the Board has approved or recommended an alternative proposal, or proposed publicly to do so; or

•	the Board has failed to recommend against a publicly announced alternative proposal or failed to reaffirm its recommendation that the Ordinary Shareholders vote their Ordinary Shares to approve and adopt the merger, the merger agreement, the plan of merger and the other transactions contemplated thereby, in either case, within five business days of being requested to do so in writing by DSV following an alternative proposal having been publicly proposed or disclosed.

The Company can terminate the merger agreement if:

•	the Board has concluded in good faith, after consultation with the Company’s outside legal and financial advisors, that an alternative proposal (as described above under “—No Solicitation; Board Recommendation”) is a superior proposal (as described above under “—No Solicitation; Board Recommendation”) and has determined to enter into a definitive agreement with respect to such superior proposal, in which case the Company must within two days pay the termination fee (as described below under “—Termination Fees”).

Effect of Termination

If the merger agreement is terminated by us or DSV in accordance with its terms, the merger agreement shall terminate (except for some sections which survive termination, including the termination fee provision of the merger agreement), and there shall be no other liability on the part of the Company, on the one hand, or DSV or Merger Sub, on the other hand, to the other party except liability arising out of an intentional or material breach of the merger agreement occurring prior to the termination date or as provided for in the confidentiality agreement between the Company and DSV, in which case the aggrieved party shall be entitled to all rights and remedies available at law or in equity.

Termination Fees

The Company will be required to pay a $34 million termination fee to DSV if:

•	the Company terminates the merger agreement and has determined to enter into a definitive agreement with respect to a superior proposal;

•	DSV terminates the merger agreement because (1) the Board has effected a Company Change of Recommendation, (2) the Board has approved or recommended an alternative proposal or (3) the Board fails to recommend against an alternative proposal or fails to reaffirm its recommendation in favor of the merger within five business days of being requested to do so in writing by DSV following an alternative proposal having been made public; or

•	all of the following circumstances occur:

•	an alternative proposal is publicly made prior to and not withdrawn at the time of the Special Meetings;

•	the merger agreement is terminated either after the end date (as it may be extended, with the Special Meetings not having been held) or as a result of Necessary Shareholder Approval not being received at the Special Meetings or a breach by the Company of the non-solicitation provisions or its obligation to solicit shareholder approval of the merger as set forth in the merger agreement; and

•	prior to the first anniversary of the termination of the merger agreement, the Company enters into a definitive agreement with respect to any alternative proposal for at least 35% of the Company’s equity.

If we fail to pay any amount required to be paid as a termination fee, we must pay the costs and expenses (including reasonable and documented out-of-pocket legal fees and expenses) incurred by DSV in connection with the collection under and enforcement of termination fee provision, and must pay interest on any such amount not paid when due at the rate of 5% per annum from the applicable date such amount became due and owing through and including the date of payment (calculated on the basis of a 360-day year).

The parties have agreed that in no event shall the Company be required to pay the termination fee on more than one occasion. After payment of the termination fee is made, the Company shall have no further liability to

DSV or Merger Sub with respect to the merger agreement or the transactions contemplated thereby, including the merger (except liability arising out of an intentional material breach or fraud or as provided for in the confidentiality agreement between DSV and the Company, in which case the aggrieved party shall be entitled to all rights and remedies available at law or in equity).

Amendment or Supplement

At any time before or after approval of the matters presented in connection with the merger by the Shareholders of the Company and prior to the effective time of the merger, the merger agreement may be amended or supplemented in writing by the Company, DSV and Merger Sub with respect to any of the terms contained in the merger agreement, except that following approval by the Shareholders of the Company there shall be no amendment or change to the provisions hereof which by law or in accordance with the rules of any relevant stock exchange requires further approval by such Shareholders without such further approval nor any amendment or change not permitted under applicable law.

Extension of Time; Waiver

At any time prior to the effective time of the merger, the Company and DSV may (a) extend the time for the performance of any of the obligations or acts of the other party; (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto; or (c) waive compliance with any of the agreements or conditions of the other party contained herein (except with respect to the Necessary Shareholder Approval). Notwithstanding the foregoing, no failure or delay by the Company or DSV in exercising any right under the merger agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right thereunder. Any agreement on the part of a party to the merger agreement to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

Governing Law

Except to the extent that the internal law of the British Virgin Islands, pursuant to conflict of laws principles of British Virgin Islands law, is required to be applied to the merger agreement and the merger, the merger agreement is governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York, other than Section 5-1401 of the New York General Obligations Law.

THE IRREVOCABLE VOTING UNDERTAKING

Concurrently with the execution and delivery of the merger agreement on October 9, 2015, the Significant Shareholder entered into an Irrevocable Voting Undertaking with DSV and Merger Sub (the “voting agreement”). As of October 15, 2015, the Significant Shareholder beneficially owned, in the aggregate, 11,273,214 Ordinary Shares, or approximately 10.6% of the outstanding Ordinary Shares, and 175,000 Convertible Preferred Shares, or 100% of the outstanding Convertible Preferred Shares.

The following is a summary of the material terms of the voting agreement. This summary does not purport to be complete and may not contain all of the information about the voting agreement that is important. The summary of the material terms of the voting agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the voting agreement, a copy of which is included as Annex B. We urge you to carefully read this entire proxy statement, including the annexes and the other documents to which we have referred you. You should also review the sections entitled “Where You Can Find Additional Information” beginning on page [    ] and “Incorporation by Reference” beginning on page [    ].

Agreement to Vote

The Significant Shareholder has agreed that it will:

•	vote all of its Convertible Preference Shares in favor of any resolution presented to all such Preferred Shareholders to adopt the merger agreement and any other matters reasonably necessary for the consummation of the merger;

•	vote all of its Ordinary Shares and Convertible Preference Shares representing up to a maximum of 19.99% of the total voting power of all its Shares in favor of the Company Required Shareholder Approval and the proposals set out in this proxy statement to approve and adopt the merger, the merger agreement, the plan of merger and any other matters reasonably necessary for the consummation of the merger; and

•	vote all of its Ordinary Shares and Convertible Preference Shares that exceed 19.99% of the total voting power of all Shares in accordance with clause 12.6(a)(ii) of the Memorandum, which requires it to vote such Shares in a manner identical (on a proportionate basis) to the manner in which the Shares held by Ordinary Shareholders other than the Significant Shareholder are voted;

•	not attend or vote any of its Ordinary Shares at the Special Class Meeting;

provided that, in each case, the Company has not effected a Company Change of Recommendation, and the merger agreement has not been amended or otherwise modified in a manner materially adverse to the Significant Shareholder.

The Significant Shareholder has also agreed to execute any form or forms of proxy in respect of its Shares as reasonably requested by DSV appointing any person nominated by DSV to take any action required by the above and not to revoke or attempt to revoke the terms of such proxy, either in writing, by attendance at the relevant meeting or otherwise.

Transfer Restrictions

The Significant Shareholder has agreed to certain restrictions on the transfer of its Ordinary Shares and Convertible Preference Shares in connection with the voting agreement, including not to, directly or indirectly:

•	enter into any agreement, arrangement or understanding to dispose of or otherwise encumber any of its Ordinary Shares and Convertible Preference Shares; and

•	not to exercise any voluntary right to convert its Convertible Preference Shares into Ordinary Shares without the prior written consent of DSV.

Other Agreements

Additionally, the Significant Shareholder has agreed that it will not, directly or indirectly:

•	exercise any statutory right of dissent to the merger pursuant to the provisions of Section 179 of the BVI Act; or

•	convene, requisition, or join in convening or requisitioning, any meeting of shareholders of the Company other than the Special Shareholders Meeting.

The Significant Shareholder has further stipulated that it is not, directly or indirectly, in discussions or negotiations with persons apart from DSV with respect to a proposal that constitutes, or would reasonably be expected to lead to, an alternative proposal. In addition, the Significant Shareholder has agreed to notify promptly the Company of any potential alternative proposal of which it has been made aware.

Termination

The voting agreement and all obligations of the parties thereunder may be terminated by either the Significant Shareholder or DSV upon: (i) the termination of the merger agreement in accordance with the terms of the merger agreement (for additional information, please see the section of this proxy statement entitled “The Merger Agreement—Termination or Abandonment” beginning on page [    ]); (ii) DSV’s notification of its intention not to proceed with the merger; or (iii) the mutual written agreement of the Significant Shareholder and DSV.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains certain information regarding all persons and entities known by us to beneficially own more than 5% of our outstanding Ordinary Shares or Convertible Preference Shares, each of our directors, each of the named executive officers (as reported in our most recent annual proxy statement) and all of our current directors and executive officers as a group. The Company believes the persons and entities named below hold sole voting and investment power with respect to the Shares shown opposite their respective names, unless otherwise indicated in the footnotes. The information with respect to each person or entity specified is as supplied or confirmed by such person or entity, is based upon statements filed with the SEC or is based upon the knowledge of the Company, and is as of October 15, 2015, unless otherwise indicated in the footnotes.

	Amount and Nature of Beneficial Ownership(1)
	Ordinary Shares			Convertible Preference Shares
Name	Shares Owned	Right to Acquire(2)	Percent of Class(2)	Shares Owned	Right to Acquire	Percent of Class	Total Voting Power(2)(3)(4)
P2 Capital Partners LLC(5)	11,273,214	12,412,369	19.99%	175,000	—	100%	19.99%
BlackRock, Inc.(6)	8,594,505	—	8.10%	—	—	—	7.25%
Invesco Ltd.(7)	11,813,125	—	11.13%	—	—	—	9.96%
Wellington Management Group LLP(8)	10,881,338	—	10.25%	—	—	—	9.18%
The Vanguard Group Inc.(9)	5,862,661	—	5.52%	—	—	—	4.94%
T. Rowe Price Associates Inc.(10)	8,149,827	—	7.68%	—	—	—	6.87%
Glenhill Advisors, LLC(11)	6,237,909	—	5.88%	—	—	—	5.26%

Class “A” Directors:
C. John Langley, Jr.	47,757	—	*	—	—	—	*
Allan M. Rosenzweig	77,446	—	*	—	—	—	*
Donald W. Slager	35,134	—	*	—	—	—	*
Class “B” Directors:
Leon J. Level	44,553	11,893	*	—	—	—	*
Edward G. Feitzinger	31,579	47,629	*	—	—	—	*
Class “C” Directors:
Brian D. Belchers	34,148	—	*	—	—	—	*
Roger I. MacFarlane	2,128,667	158,610	2.15%	—	—	—	1.93%
Joshua D. Paulson(12)	—	—	—	—	—	—	—
Other Named Executive Officers:
Eric Kirchner(13)	269,855	—	*	—	—	—	*
Ronald Berger(14)	40,351	—	*	—	—	—	*
Lance E. D’Amico	45,604	44,269	*	—	—	—	*
Jeffrey Hammond(15)	17,561	—	*	—	—	—	*
Gene Ochi(16)	86,333	43,277	*	—	—	—	*
Richard Rodick	15,174	12,491	*	—	—	—	*
All current directors and executive officers as a group (13 persons)	2,477,316	274,892	2.59%	—	—	—	2.32%

*	Less than one percent.

(1)	More than one person may be deemed to be a beneficial owner of the same securities as determined in accordance with the rules of the SEC. In certain cases, voting and investment power may be shared by spouses under applicable law. The inclusion of shares in this table shall not be deemed an admission of beneficial ownership of any of the reported shares for purposes of Sections 13(d) or 13(g) of the Exchange Act or for any other purpose.

(2)	Indicates Ordinary Shares that the person or group has the right to acquire within 60 days of October 15, 2015. For Messrs. Feitzinger, MacFarlane, D’Amico, Ochi and Rodick, all of the shares listed in this column may be acquired upon the exercise of stock options. The exercise price of all stock options reflected in this table is above $7.10 per Ordinary Share. Also included in this column for Mr. Level are 11,893 shares that are subject to his right to defer receipt of such shares pursuant to the terms of the 2004 Non-Employee Directors Share Incentive Plan.

For all current directors and executive officers as a group, the Ordinary Shares indicated in this column include an aggregate of 262,999 shares that may be acquired upon the exercise of stock options, plus 11,893 shares which are subject to the right to defer receipt of such shares pursuant to the Directors Incentive Plan.

For P2, the Ordinary Shares indicated in this column include shares that may be acquired upon the conversion of Convertible Preference Shares as limited by the 19.99% Conversion Limitation. As a result of the 19.99% Conversion Limitation, the aggregate number of Ordinary Shares that could have been issued had the Convertible Preference Shares been converted on October 15, 2015 is 12,412,369.

(3)	The Preferred Shareholders are entitled to a number of votes equal to the number of Ordinary Shares which could have been issued had the Convertible Preference Shares been convertible on the record date and had been converted in full on such date (absent the 19.99% Conversion Limitation); provided however that all voting securities (including the Convertible Preference Shares) held by P2 and its affiliates in excess of 19.99% of the total voting power of all voting securities outstanding must be voted in a manner identical (on a proportionate basis) to the manner in which the holders of equity securities of the Company, other than the Significant Shareholder, vote their voting securities. As of October 15, 2015, and based on the then conversion price and liquidation preference in effect, an aggregate of 15,640,950 Ordinary Shares could have been issued had the Convertible Preference Shares been convertible on October 15, 2015 and converted in full on such date without regard to the 19.99% Conversion Limitation.

(4)	Total Voting Power represents voting power with respect to all Ordinary Shares and Convertible Preference Shares, voting together as a single class.

(5)

The information in the table and this footnote is based solely on an amendment to Schedule 13D filed with the SEC on October 14, 2015 by the following persons: P2 Capital; P2 Capital Master Fund I, L.P., a Cayman Islands exempted limited partnership (the “Master Fund I”); P2 Capital Master Fund V, L.P., a Delaware limited partnership (the “Master Fund V”); P2 Capital Master Fund VI, L.P., a Delaware limited partnership (the “Master Fund VI”); P2 Capital Master Fund VIII, LLC, a Delaware limited liability company (the “Master Fund VIII” and together with Master Fund I, Master Fund V, and Master Fund VI, the “Funds”), and Claus J. Moller, a citizen of Denmark (all of the preceding persons are the “Reporting Persons”) and on a Form 4 filed with the SEC on March 3, 2015 by P2 Capital and Claus J. Moller. The address of the principal office of each of the Reporting Persons is 590 Madison Avenue, 25th Floor, New York, NY 10022. Based solely on the amended Schedule 13D, Master Fund I beneficially owns an aggregate of 1,775,696 Ordinary Shares, Master Fund V beneficially owns an aggregate of 1,579,500 Ordinary Shares, Master Fund VI beneficially owns an aggregate of 2,663,833 Ordinary Shares, Master Fund VIII beneficially owns an aggregate of 5,254,185 Ordinary Shares. Based solely on to the amended Schedule 13D, P2 Capital Master Fund X, L.P., a Delaware limited partnership (the “Master Fund X”), is the holder of the 175,000 Convertible Preference Shares. In addition, based solely on the amended Schedule 13D, (a) each of the Manager and Mr. Moller may be deemed to beneficially own 13,998,867 Ordinary Shares and 175,000 Convertible Preference Shares (the “P2 Shares”), (b) each of the Funds is the direct owner of the shares reported as owned by it, (c) each of P2 and Mr. Moller disclaims beneficial ownership of the shares, except to the extent P2, as investment manager of the Funds and of Master Fund X, and Mr. Moller, as managing member of the Manager, may be deemed to own beneficially (as that term is defined under Rule 13d-3 promulgated under the Exchange Act) all P2 Shares owned beneficially or directly by the Funds and Master Fund X and (d) each of the Funds and Master Fund X disclaims beneficial ownership of all P2 Shares owned by any of the other funds.

(6)	The information in the table and this footnote is based solely on an amendment to Schedule 13G filed with the SEC on January 23, 2015 by BlackRock, Inc. (“BlackRock”). BlackRock’s business address, as listed in the Schedule 13G, is 55 East 52nd Street, New York, NY 10022. Based solely on the amended Schedule 13G, the ultimate power to direct receipt of dividends from, and the proceeds from the sale of, such securities is vested in various persons, and BlackRock has sole dispositive power over 8,594,505 Ordinary Shares and sole power to vote or direct the voting of 8,353,445 Ordinary Shares.

(7)	The information in the table and this footnote is based solely on an amendment to Schedule 13G filed with the SEC on February 13, 2015 by Invesco Ltd. (“Invesco”). The business address for Invesco, as listed in the Schedule 13G, is 1555 Peachtree Street NE, Atlanta, GA 30309. Based solely on the amended Schedule 13G, the 11,813,125 Ordinary Shares held by Invesco does not include any shares that may be acquired upon the conversion of the Company’s 4.50% Convertible Senior Notes held by Invesco.

(8)	The information in the table and this footnote is based solely on an amendment to Schedule 13G filed with the SEC on May 11, 2015 by Wellington Management Group LLP (“Wellington”). The business address for Wellington, as listed in the Schedule 13G, is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210. Based solely on the Schedule 13G, the ultimate power to direct receipt of dividends from, and the proceeds from the sale of, such securities is vested in various persons, and Wellington has sole voting power (or power to direct the vote) and sole dispositive power over 0 Ordinary Shares, and shared voting power (or power to direct the vote) and shared dispositive power over 6,274,268 Ordinary Shares and 10,881,338 Ordinary Shares, respectively.

(9)	The information in the table and this footnote is based solely on a Schedule 13G filed with the SEC on February 11, 2015 by The Vanguard Group (“Vanguard”). The business address for Vanguard, as listed in the Schedule 13G, is 100 Vanguard Blvd., Malvern, PA 19355. Based solely on the Schedule 13G, Vanguard has sole voting power (or power to direct the vote) and sole dispositive power over 128,052 Ordinary Shares and 5,740,909 Ordinary Shares, respectively, and shared voting power (or power to direct the vote) and shared dispositive power over 0 Ordinary Shares and 121,752 Ordinary Shares, respectively.

(10)	The information in the table and this footnote is based solely on a Schedule 13G filed with the SEC on February 11, 2015 by T. Rowe Price Associates, Inc. (“T. Rowe Price”). The business address for T. Rowe Price, as listed in the Schedule 13G, is 100 E. Pratt Street, Baltimore, MD 21202. Based solely on the Schedule 13G, the ultimate power to direct receipt of dividends from, and the proceeds from the sale of, such securities is vested in various persons, and T. Rowe Price has sole voting power (or power to direct the vote) and sole dispositive power over 1,827,846 Ordinary Shares and 8,149,827 Ordinary Shares, respectively.

(11)

The information in the table and this footnote is based solely on a Schedule 13G filed with the SEC on September 14, 2015 by Glenhill Advisors, LLC, Glenn J. Krevlin, Glenhill Capital Advisors, LLC and Glenhill Capital Management, LLC. (collectively, “Glenhill”). Glenn J. Krevlin, is the managing member and control person of Glenhill Advisors, LLC, and is the sole shareholder of Krevlin Management, Inc. Krevlin Management, Inc. is the managing member of Glenhill Capital Advisors, LLC, which is the investment manager of Glenhill Capital Overseas Master Fund, LP and Glenhill Long Fund, LP, each a security holder of the Company. Glenhill Advisors, LLC is the managing member of Glenhill Capital Management, LLC. Glenhill Capital Management, LLC is the managing member of Glenhill Long GP, LLC, and is sole shareholder of Glenhill Capital Overseas GP, Ltd. Glenhill Capital Overseas GP, Ltd. is general partner of Glenhill Capital Overseas Master Fund, LP. Glenhill Long GP, LLC is the general partner of Glenhill Long Fund, LP. Glenhill Capital Advisors, LLC is also the investment manager for certain third party accounts for which shares of the Company are held and managed by Glenhill for the benefit of such third parties. Glenhill has dispositive power and share certain voting power with respect to such shares, and receive management fees and performance-related fees in connection therewith. Based solely on the Schedule 13G, there are 1,378,684 shares of Ordinary Shares held in such third party managed accounts, included in the Schedule 13G. The business address for Glenhill, as listed in the Schedule 13G, is 600 Fifth Avenue, 11th Floor, New York, NY 10020. Based solely on the Schedule 13G, Glenhill has sole voting power (or power to direct the vote) over 4,859,225 Ordinary Shares, shared voting power over 1,378,684 Ordinary Shares and sole dispositive power over 6,237,909 Ordinary Shares.

(12)	Mr. Paulson is a partner at P2 and disclaims any beneficial ownership of the shares held by P2 or any of its affiliates.

(13)	The number of shares beneficially owned is based solely on a Form 3 and multiple Form 4s filed with the SEC by Eric Kirchner. Mr. Kirchner has not been employed by the Company since December 8, 2014.

(14)	The number of shares beneficially owned is based solely on a Form 3 and multiple Form 4s filed with the SEC by Ronald Berger. Mr. Berger has not been employed by the Company since January 16, 2015.

(15)	The number of shares beneficially owned is based solely on a Form 3 filed with the SEC on May 9, 2014, by Jeff Hammond. Mr. Hammond has not been employed by the Company since February 2, 2015.

(16)	The number of shares beneficially owned is based solely on an amended Form 3 and multiple Form 4s filed with the SEC by Gene Ochi. Mr. Ochi retired on January 31, 2015, at which time he began his consulting arrangement with the Company.

DISSENTERS’ RIGHTS

Under the laws of the British Virgin Islands, Shareholders are entitled to dissent from the merger in accordance with Section 179 of the BVI Act, an extract of which is attached as Annex D to this proxy statement. Significant Shareholder is restricted by the terms of the voting agreement from exercising any dissent rights for any Shares owned by it. Dissenting Ordinary Shareholders will not be entitled to receive the ordinary share merger consideration as they will only be entitled to the right to payment of the “fair value” of their Ordinary Shares if the merger is completed, as determined in accordance with Section 179 of the BVI Act. To the extent the Company and a dissenting Ordinary Shareholder are unable to agree the “fair value”, a statutory appraisal process is required to determine the fair value of a dissenting Ordinary Shareholder’s Ordinary Shares. While the fair value of an Ordinary Shareholder’s Ordinary Shares as determined under this appraisal procedure could be more than or the same as the ordinary share merger consideration, Ordinary Shareholders are cautioned that the fair value of their Ordinary Shares could also be determined to be less than the ordinary share merger consideration.

Dissenters’ rights are available only to Ordinary Shareholders whose names are entered in the register of members of the Company as a registered holder of Ordinary Shares. Any person who holds Ordinary Shares in the Company through a depositary, nominee or broker and who wishes to exercise his, her or its statutory right to dissent from the merger must first ensure that he, she or it is entered in the register of members of the Company and therefore becomes a “member” for the purpose of the BVI Act. Ordinary Shareholders must comply with the procedures and requirements for exercising dissenters’ rights with respect to the Ordinary Shares under Section 179 of the BVI Act (which includes delivery to the Company, before the vote is taken, of a written objection to the merger).

A Dissenting Shareholder must give Notice of Objection to the Company prior to the Special Shareholders Meeting or at the Special Shareholders Meeting but prior to the time the merger is submitted to a vote. The Notice of Objection must include a statement that such Ordinary Shareholder proposes to demand payment for its Ordinary Shares if the merger is approved at the Special Meetings and implemented.

Within 20 days immediately following the date of the Special Shareholders Meeting at which a vote approving the merger is made, the Company must give Approval Notice to all Shareholders who have served a Notice of Objection.

Within the Dissent Period, a Shareholder who has provided a Notice of Objection must give a Notice of Dissent to the Company. The Notice of Dissent must state (a) the Shareholder’s name and address; (b) the number and class of the Dissenting Shares; and (c) a demand for payment of the fair value of his Shares. It is important to note that:

1.	Only Shareholders who have served a Notice of Objection (or who were not given notice of the Special Meetings) may elect to dissent.

2.	A Dissenting Shareholder must dissent in respect of all the Shares which he holds in the Company. It is not possible to only dissent in respect of certain Shares held by a Shareholder, and any Notice of Dissent purporting to do so will be invalid.

3.	Once Notice of Dissent is given, a Dissenting Shareholder will cease to have the rights of a Shareholder and will only be entitled to receive payment of the fair value of his Shares in accordance with section 179 of the BVI Act.

Within seven days immediately following (a) the date of expiry of the Dissent Period or (b) the effective date of the merger, whichever is later, the Company, as the surviving company, must make a Fair Value Offer to each Dissenting Shareholder specifying the consideration determined by the Company to be the fair value of such Dissenting Shares. As noted above, the Board believes the ordinary share merger consideration represents fair value for the Ordinary Shares and the Company currently expects that the Fair Value Offer will therefore be $7.10 per Ordinary Share.

If, within 30 days immediately following the date of the Fair Value Offer, the Company and a Dissenting Shareholder fail to agree on the fair value consideration for Dissenting Shares, then, within 20 days immediately following the date of the expiry of such 30-day period:

•	the Company and the Dissenting Shareholder would each designate an appraiser;

•	the two designated appraisers together would designate a third appraiser; and

•	the three appraisers would fix the fair value of the Dissenting Shares in accordance with the BVI Act. It should be noted that, under the terms of the BVI Act, fair value would be determined at the close of business on the business day prior to the date on which the vote to approve the merger was taken at the Special Shareholders Meeting, excluding any appreciation or depreciation in the value of the Dissenting Shares, directly or indirectly, induced by the proposed merger.

The fair value determined by the three appraisers would be binding on the Company and the Dissenting Shareholder for all purposes. The Company will pay, in cash, the fair value of the Dissenting Shares determined by the appraisers to the Dissenting Shareholders.

All notices and petitions (including any Notice of Objection and Notice of Dissent) must be executed by or for the Shareholder, fully and correctly, as such Shareholder’s name appears on the Company’s register of members. If the Shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, these notices must be executed by or for the fiduciary. An authorized agent, including an agent for two or more joint owners, may execute the notices or petitions for a Shareholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the notice, he is acting as agent for the record owner. A person having a beneficial interest in Shares held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized above and in a timely manner to perfect whatever dissenters’ rights attached to the Shares.

As explained above, dissenters’ rights are available only to Shareholders of record. If you hold any Shares as the beneficial owner but are not the “registered holder” or “member” of such Shares and you wish to exercise dissenters’ rights, you must arrange for such Shares to be registered in your name and comply with the procedures and requirements described above for exercising dissenters’ rights with respect to the Shares under Section 179 of the BVI Act.

If you do not satisfy each of these requirements, you cannot exercise dissenters’ rights and will be bound by the terms of the plan of merger if approved at the Special Meetings. In addition, failure to vote your Shares, or a vote against the resolutions to adopt the plan of merger and approve the transactions contemplated by the plan of merger, including the merger, will not alone satisfy the notice requirement referred to above. Dissenters’ rights may not be exercised unless they are exercised in accordance with the procedure described above.

Ordinary Shareholders are also cautioned that the Board has determined that the ordinary share merger consideration is a fair price and that, if an Ordinary Shareholder initiates an appraisal process, they may be responsible for a portion of the costs of the appraisal.

Ordinary Shareholders should understand it is a condition to the obligations of DSV and Merger Sub to effect the merger that statutory dissenters’ rights have not been exercised by Ordinary Shareholders who in aggregate hold Ordinary Shares exceeding 10% of the issued and outstanding Ordinary Shares. Ordinary Shareholders are encouraged to understand the potential consequences of the merger not being completed. Please see the section of this proxy statement entitled “The Merger—Effects on the Company if the Merger is not Completed” beginning on page [    ] and the items incorporated by reference to this proxy statement referred to in the section of this proxy statement entitled “Incorporation by Reference” beginning on page [    ].

Any Ordinary Shareholder who considers exercising dissent rights is strongly advised to consult legal counsel in the British Virgin Islands.

MARKET PRICE AND DIVIDEND INFORMATION

The Ordinary Shares trade on NASDAQ under the symbol “UTIW”. The table below provides the high and low closing prices of the Ordinary Shares for the periods indicated, as reported by NASDAQ.

	High	Low
Fiscal Year 2016
Fourth quarter (through November 6, 2015)	$7.03	$7.12
Third quarter (ended October 31, 2015)	$8.40	$4.45
Second quarter (ended July 31, 2015)	$10.38	$8.17
First quarter (ended April 30, 2015)	$13.92	$9.01

Fiscal Year 2015 (ended January 31, 2015)
Fourth quarter (ended January 31, 2014)	$13.88	$10.74
Third quarter (ended October 31, 2014)	$11.51	$9.07
Second quarter (ended July 31, 2014)	$10.42	$9.19
First quarter (ended April 30, 2014)	$15.81	$9.76

Fiscal Year 2014 (ended January 31, 2014)
Fourth quarter (ended January 31, 2013)	$17.61	$15.05
Third quarter (ended October 31, 2013)	$17.36	$14.63
Second quarter (ended July 31, 2013)	$16.94	$14.19
First quarter (ended April 30, 2013)	$15.96	$13.86

Fiscal Year 2013 (ended January 31, 2013)
Fourth quarter (ended January 31, 2012)	$15.04	$12.59
Third quarter (ended October 31, 2012)	$14.55	$13.01
Second quarter (ended July 31, 2012)	$17.39	$13.11
First quarter (ended April 30, 2012)	$17.70	$14.70

The Company did not pay a dividend for fiscal year 2015. During fiscal years 2014 and 2013, the Company paid an annual cash dividend of $0.06 per Ordinary Share. The Convertible Preference Shares rank senior to the Ordinary Shares with respect to dividend rights and rights upon the Company’s liquidation, winding-up and dissolution. Dividends on the Convertible Preference Shares have been paid in kind quarterly. As of October 15, 2015, the Liquidation Preference of the Convertible Preferred Shares was $1,109.278226, reflecting the accumulation of dividends at 7.0% since the issue date of the Convertible Preference Shares. Such dividends started to accumulate to the Liquidation Preference (as defined in the Memorandum) of the Convertible Preference Shares on June 1, 2014 and will continue until March 1, 2017 or the earlier conversion or cash-out of the Convertible Preference Shares in connection with the merger. The dividend rate is 7.0% for paid-in-kind dividends. Under the terms of the merger agreement, the Company is prohibited from authorizing, paying, making, declaring or setting aside any dividends on or distribution with respect to its share or equity capital (whether in cash, assets, shares or other securities of the Company or its subsidiaries), other than (1) continuing to accumulate dividends in-kind on the Convertible Preference Shares and (2) dividends in the ordinary course of business and consistent with past practice by any subsidiary of the Company to the Company or any wholly-owned subsidiary of the Company or redeem, repurchase or otherwise acquire any of its own shares or other securities. The preference share merger consideration is not affected by accumulating dividends.

On October 8, 2015, the last trading day prior to the Board’s approval of the merger agreement, the reported closing price was $4.72 per Ordinary Share. The $7.10 per share to be paid for each Ordinary Share in the merger

represents a premium of approximately 50% over the closing price on October 8, 2015. On [                    ], 2015, the latest practicable trading date before the filing of this proxy statement, the reported closing price for the Ordinary Shares was $[        ]. You are encouraged to obtain current market quotations for Ordinary Shares in connection with voting your Ordinary Shares.

As of the close of business on the record date, there were [            ] Ordinary Shares outstanding and entitled to vote, held by [            ] Ordinary Shareholders of record. As of the close of business on the record date, there were 175,000 Convertible Preference Shares outstanding and entitled to vote, held by [            ] Preferred Shareholders of record. As of [                    ], 2015, the Preferred Shareholders are entitled to votes equivalent to [            ] Ordinary Shares as of such date when voting the Convertible Preference Shares on an As-Converted Basis. Because the Liquidation Preference (as defined in the Memorandum) of the Convertible Preference Shares increases over time, the number of votes of the Convertible Preference Shares voting on an As-Converted Basis will increase between the mailing of this proxy statement and the Special Meetings in accordance with the terms of the Memorandum. As of [                    ], 2015, the Significant Shareholder held [            ] Ordinary Shares.

The number of holders is based upon the actual number of holders registered in our records at such date and excludes holders of Shares in “street name” or persons, partnerships, associations, corporations or other entities identified in security positions listings maintained by depository trust companies.

HOUSEHOLDING

As permitted under the Exchange Act, in those instances where we are mailing a printed copy of this proxy statement, only one copy of this proxy statement is being delivered to Ordinary Shareholders that reside at the same address and share the same last name, unless such Ordinary Shareholders have notified the Company of their desire to receive multiple copies of this proxy statement. This practice, known as “householding”, is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

The Company will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any Ordinary Shareholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Investor Relations, by phone at (562) 552-9400, by mail to UTi Worldwide Inc., Investor Relations, UTi, Services, Inc., 100 Oceangate, Suite 1500, Long Beach, CA 90802, or by e-mail to investorrelations@go2uti.com. Shareholders residing at the same address and currently receiving multiple copies of this proxy statement may contact Investor Relations at the address, telephone number and e-mail address above to request that only a single copy of a proxy statement be mailed in the future.

SHAREHOLDER PROPOSALS

If the merger is completed, the Company does not expect to hold an annual meeting of Shareholders in 2016. If the merger is not completed, you will continue to be entitled to attend and participate in the Company’s annual meetings of Shareholders, and we will hold a 2016 annual meeting of Shareholders, in which case we will provide notice of or otherwise publicly disclose the date on which the 2016 annual meeting will be held. If the 2016 annual meeting of Shareholders is held, shareholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for the Company’s 2016 annual meeting of Shareholders in accordance with Rule 14a-8 under the Exchange Act and the Company’s Articles of Association, as described below.

If the 2016 annual meeting of Shareholders is held, Shareholders wishing to present proposals for action at the annual meeting must do so in accordance with the Company’s Articles of Association. For purposes of the Company’s 2016 annual meeting, such notice, to be timely, must be delivered to or mailed and received at the Company’s principal executive offices not earlier than February 9, 2016 and not later than March 10, 2016, assuming the 2016 annual meeting is called for a date that is no earlier than 30 days prior to, and no later than 60 days following, June 8, 2016. In addition, SEC rules require that any shareholder proposal to be considered for inclusion in next year’s annual meeting proxy materials in accordance with Rule 14a-8 promulgated under the Exchange Act be received at the Company’s principal office by no later than January 13, 2016. The Company’s mailing address is 100 Oceangate, Suite 1500, Long Beach, CA 90802, USA.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains our reports, proxy and information statements and other information at www.sec.gov.

The Company will make available a copy of the documents we file with the SEC on the “Investor Relations” section of our website at www.go2uti.com as soon as reasonably practicable after filing these materials with the SEC. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference. Copies of any of these documents may be obtained free of charge either on our website, by contacting Investor Relations by phone at (562) 552-9400, by mail to UTi Worldwide Inc., Investor Relations, UTi, Services, Inc., 100 Oceangate, Suite 1500, Long Beach, CA 90802, or by e-mail to investorrelations@go2uti.com.

INCORPORATION BY REFERENCE

Statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” information into this proxy statement. This means that we can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement and the information that we later file with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this proxy statement. We also incorporate by reference into this proxy statement the following documents filed by us with the SEC under the Exchange Act and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the Special Meetings (provided that we are not incorporating by reference any information furnished to, but not filed with, the SEC):

•	our Annual Report on Form 10-K for the fiscal year ended January 31, 2015 (filed on April 1, 2015);

•	our Quarterly Reports on Form 10-Q for the fiscal quarter ended April 30, 2015 (filed June 8, 2015) and for the fiscal quarter ended July 31, 2015 (filed on September 9, 2015); and

•	our Current Reports on Form 8-K filed on May 14, 2015, June 4, 2015, June 11, 2015, September 3, 2015 and October 9, 2015.

Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.

The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies.

We have not authorized anyone to give you any information or to make any representation about the proposed merger or the Company that is different from or adds to the information contained in this proxy statement or in the documents we have publicly filed with the SEC. Therefore, if anyone does give you any different or additional information, you should not rely on it.

Annex A-1

EXECUTION COPY

MERGER AGREEMENT

among

DSV A/S,

LOUVRE ACQUISITIONCO, INC.

and

UTI WORLDWIDE INC.

Dated as of October 9, 2015

Page
ARTICLE I

DEFINITIONS		A-1-1

Section 1.1	Definitions	A-1-1

ARTICLE II

THE MERGER		A-1-10

Section 2.1	The Merger	A-1-10
Section 2.2	Closing	A-1-10
Section 2.3	Effective Time	A-1-10
Section 2.4	Effects of the Merger	A-1-10
Section 2.5	Memorandum and Articles of Association of the Surviving Corporation	A-1-11
Section 2.6	Directors	A-1-11
Section 2.7	Officers	A-1-11
Section 2.8	Registered Agent	A-1-11

ARTICLE III

CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES		A-1-11

Section 3.1	Effect on Shares	A-1-11
Section 3.2	Settlement	A-1-13
Section 3.3	Stock Options and Other Stock Based Awards	A-1-14
Section 3.4	Register of Members	A-1-15

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY		A-1-15

Section 4.1	Qualification, Organization, Subsidiaries, etc.	A-1-15
Section 4.2	Capital Stock	A-1-16
Section 4.3	Corporate Authority Relative to this Agreement; No Violation	A-1-17
Section 4.4	Reports and Financial Statements	A-1-18
Section 4.5	Internal Controls and Procedures	A-1-18
Section 4.6	No Undisclosed Liabilities	A-1-19
Section 4.7	Compliance with Law; Permits	A-1-19
Section 4.8	Employee Benefit Plans	A-1-20
Section 4.9	Absence of Certain Changes or Events	A-1-22
Section 4.10	Investigations; Litigation	A-1-22
Section 4.11	Tax Matters	A-1-22
Section 4.12	Labor Matters	A-1-23
Section 4.13	Intellectual Property; Information Technology	A-1-24
Section 4.14	Opinion of Financial Advisor	A-1-25
Section 4.15	Material Contracts	A-1-25
Section 4.16	Finders or Brokers	A-1-27
Section 4.17	Properties and Leases	A-1-27
Section 4.18	Environmental Matters	A-1-28
Section 4.19	Proxy Statement	A-1-28
Section 4.20	Affiliate Transactions	A-1-28
Section 4.21	Insurance	A-1-28

A-1-i

Page
Section 4.22	Customers and Suppliers	A-1-29
Section 4.23	Relations with Governments	A-1-29
Section 4.24	Compliance with Customs & International Trade Laws	A-1-29

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB		A-1-30

Section 5.1	Qualification; Organization, Subsidiaries, etc.	A-1-30
Section 5.2	Corporate Authority Relative to this Agreement; No Violation	A-1-30
Section 5.3	Capitalization of Merger Sub	A-1-31
Section 5.4	No Vote of Parent Shareholders	A-1-31
Section 5.5	Financing	A-1-31
Section 5.6	Finders or Brokers	A-1-31
Section 5.7	Ownership of Company Shares	A-1-32

ARTICLE VI

COVENANTS AND AGREEMENTS		A-1-32

Section 6.1	Conduct of Business by the Company	A-1-32
Section 6.2	Investigation	A-1-35
Section 6.3	No Solicitation	A-1-35
Section 6.4	Filings, Other Actions	A-1-37
Section 6.5	Employee Matters	A-1-38
Section 6.6	Reasonable Best Efforts	A-1-39
Section 6.7	Publicity	A-1-41
Section 6.8	Indemnification and Insurance	A-1-41
Section 6.9	Section 16 Matters	A-1-41
Section 6.10	Merger Sub	A-1-42
Section 6.11	Third Party Consents	A-1-42
Section 6.12	Notification	A-1-42
Section 6.13	Tax Matters	A-1-42
Section 6.14	Stock Exchange Delisting	A-1-43
Section 6.15	Shareholder Litigation	A-1-43
Section 6.16	Significant Shareholder Matters	A-1-43
Section 6.17	Convertible Senior Notes Repurchase	A-1-43

ARTICLE VII

CONDITIONS TO THE MERGER		A-1-43

Section 7.1	Conditions to Each Party’s Obligation to Effect the Merger	A-1-43
Section 7.2	Conditions to Obligation of the Company to Effect the Merger	A-1-43
Section 7.3	Conditions to Obligation of Parent to Effect the Merger	A-1-44

ARTICLE VIII

TERMINATION		A-1-45

Section 8.1	Termination or Abandonment	A-1-45
Section 8.2	Effect of Termination	A-1-46
Section 8.3	Termination Fees	A-1-46
Section 8.4	Amendment or Supplement	A-1-47
Section 8.5	Extension of Time, Waiver, etc.	A-1-47

A-1-ii

Page
ARTICLE IX

MISCELLANEOUS		A-1-47

Section 9.1	No Survival of Representations and Warranties	A-1-47
Section 9.2	Expenses	A-1-47
Section 9.3	Counterparts; Effectiveness	A-1-47
Section 9.4	Governing Law	A-1-47
Section 9.5	Jurisdiction; Enforcement	A-1-48
Section 9.6	Notices	A-1-49
Section 9.7	Assignment; Binding Effect	A-1-50
Section 9.8	Severability	A-1-50
Section 9.9	Entire Agreement; No Third-Party Beneficiaries	A-1-50
Section 9.10	Remedies Cumulative	A-1-50
Section 9.11	Headings	A-1-50
Section 9.12	Interpretation	A-1-50

A-1-iii

MERGER AGREEMENT, dated as of October 9, 2015 (this “Agreement”), among DSV A/S, a Danish corporation (“Parent”), Louvre Acquisitionco, Inc., a company incorporated under the laws of the British Virgin Islands and an indirect wholly-owned subsidiary of Parent (“Merger Sub”), and UTi Worldwide Inc., a company incorporated under the laws of the British Virgin Islands (the “Company”).

W I T N E S S E T H :

WHEREAS, the Board of Directors of the Company deems it advisable and in the best interests of the Company and its shareholders that the Company engage in the Merger and has approved the Merger and the Plan of Merger by Supermajority Vote (in each case as defined below);

WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have approved this Agreement and the merger (the “Merger”) of Merger Sub with and into the Company upon the terms and subject to the conditions set forth in this Agreement, the Plan of Merger and pursuant to Section 170 of the BVI Business Companies Act (the “BVI Act”) of the British Virgin Islands; and

WHEREAS, Parent and the Significant Shareholder (as defined below) have entered into the Voting Agreement (as defined below), pursuant to which the Significant Shareholder has agreed to support and vote in favor of the Merger and the other transactions contemplated by this Agreement.

NOW THEREFORE, the parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. For purposes of this Agreement, the following terms have the meanings set forth below.

“Actions” has the meaning ascribed to it in Section 6.13.

“Affected Employee” has the meaning ascribed to it in Section 6.5(a).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, directly or indirectly controlled by, or under direct or indirect common control with, such Person; or if such Person is a partnership, any general partner of such Person or a Person controlling any such general partner. For purposes of this definition, “control” (including “controlled by” and “under common control with”) means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or partnership or other ownership interests, by Contract or otherwise.

“Agreement” has the meaning ascribed to it in the preamble.

“Anti Corruption Law” means each of (i) the United States Foreign Corrupt Practices Act of 1977, as amended; (ii) the United Kingdom Bribery Act of 2010 and precursor anti-bribery laws; and (iii) any similar laws, rules or regulations (regarding illegal payments to any governmental official or employee, political party, official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity, or any private third party in order to obtain, retain or direct business or obtain any improper advantage) issued, administered or enforced by any relevant Governmental Entity.

“Anti Money Laundering Law” means each of (i) the Sarbanes-Oxley Act; (ii) the United Kingdom Proceeds of Crime Act 2002; and (iii) any similar laws, rules or regulations regarding money laundering, drug trafficking, terrorist related activities or other money laundering predicate crimes issued, administered or enforced by any relevant Governmental Entity.

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“Articles of Association” means the amended and restated articles of association of the Company.

“Articles of Merger” means the articles of merger, substantially the form set out in Schedule A to this Agreement, to be approved and executed by the Company and Merger Sub and filed with the Registrar, in each case in accordance with the terms of this Agreement and the BVI Act.

“Book-Entry Shares” means Shares that have been issued and recorded on the register of members of the Company but in respect of which no Certificate has been issued.

“Business Day” means each day which is neither a Saturday, a Sunday nor any other day on which the SEC or banking institutions in New York, New York, the British Virgin Islands or Copenhagen, Denmark are authorized or obligated by Law or required by executive order to be closed.

“BVI Act” has the meaning ascribed to it in the recitals.

“Cancelled Shares” has the meaning ascribed to it in Section 3.1(c).

“Certificate” means any certificate that immediately prior to the Effective Time represents or evidences any Shares in issue.

“CFIUS” means the Committee on Foreign Investment in the United States.

“CFIUS Approval” means (i) a written notice issued by CFIUS stating that the Merger does not constitute a “covered transaction” pursuant to Section 721 of the DPA or that following its review or investigation of the Merger, CFIUS has determined that there are no unresolved national security concerns and concluded all action under the DPA or (ii) if CFIUS has sent a report to the President of the United States requesting the President’s decision, then (x) the President has announced a decision not to take any action to suspend or prohibit the Merger or (y) the President has not taken any action after fifteen (15) days from the date the President received such report from CFIUS.

“Class A Preference Share” means a class A preference share, no par value, of the Company having the rights, privileges, restrictions and conditions set out in the Memorandum (including, for the avoidance of doubt, the Convertible Preference Shares).

“Class B Preference Share” means a class B preference share, no par value, of the Company having the rights, privileges, restrictions and conditions set out in the Memorandum.

“Closing” has the meaning ascribed to it in Section 2.2.

“Closing Date” has the meaning ascribed to it in Section 2.2.

“Code” means the United States Internal Revenue Code of 1986, as amended, and any regulations thereunder.

“Company” has the meaning ascribed to it in the preamble.

“Company Alternative Proposal” means any proposal or offer made by any Person (other than a proposal or offer by Parent or any of its Subsidiaries) for (i) a merger, consolidation, scheme of arrangement, plan of arrangement, business combination or similar transaction with the Company, pursuant to which any Person or group would own fifteen percent (15%) or more of the issued and outstanding Company Ordinary Shares or Convertible Preference Shares or any other Class A Preference Shares, Class B Preference Shares, or other class of shares or equity securities of the Company, (ii) the acquisition (by purchase, tender offer, exchange offer as a

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result of recapitalization or otherwise) by any Person or group of fifteen percent (15%) or more of the assets of the Company and its Subsidiaries, taken as a whole, (iii) the acquisition by any Person or group (and whether by way of transfer, issuance or any other means) of fifteen percent (15%) or more of the issued and outstanding Company Ordinary Shares or Convertible Preference Shares or any other Class A Preference Shares, Class B Preference Shares or other class of shares or equity securities of the Company, or (iv) any combination of the foregoing.

“Company Benefit Plans” means all employee benefit plans, compensation arrangements and other benefit arrangements, whether or not “employee benefit plans” (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA), providing cash- or equity-based incentives, profit sharing, health, medical, dental, disability, accident, life insurance or other welfare benefits or vacation, paid time off, severance, retirement, pension or savings benefits, that are sponsored, maintained or contributed to by the Company or any of its ERISA Affiliates for the benefit of any current or former employees, directors or consultants of the Company or its Subsidiaries and all individual agreements providing cash- or equity-based compensation, vacation, retention, severance, change of control, savings contribution or other benefits or commitments to any current or former officer, director, employee, or consultant of the Company or its Subsidiaries.

“Company Change of Recommendation” has the meaning ascribed to it in Section 6.3(d).

“Company Disclosure Letter” means the disclosure letter delivered by the Company to Parent immediately prior to the execution of this Agreement.

“Company Intellectual Property” has the meaning ascribed to it in Section 4.13(b).

“Company Material Adverse Effect” means such state of facts, circumstances, event or change (any such item, an “Effect”) that, taken by itself or in the aggregate with any or all other Effects, either (a) has had or is reasonably likely to have a material adverse effect on the business, operations, assets, liabilities or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, but shall not include Effects arising out of, or resulting from (i) any changes or conditions in general economic or political conditions or the financial, credit or securities markets, provided that to the extent such changes or conditions disproportionately impact the Company and its Subsidiaries, taken as a whole, relative to other participants in the industry in which the Company and its Subsidiaries operate, then the incremental disproportionate impact may be taken into account in determining whether there has been, or is reasonably likely to be, such material adverse effect; (ii) Effects that affect generally the industry in which the Company and its Subsidiaries operate, provided that to the extent such Effects disproportionately impact the Company and its Subsidiaries, taken as a whole, relative to other participants in the industry in which the Company and its Subsidiaries operate, then the incremental disproportionate impact may be taken into account in determining whether there has been, or is reasonably likely to be, such material adverse effect; (iii) any changes in Laws, GAAP or other accounting standards applicable to the Company or any of the Company’s Subsidiaries or any of their respective properties or assets, or any changes in the interpretation or enforcement thereof, (iv) any outbreak, continuation or escalation of hostilities, sabotage or war (whether or not declared) or any act of terrorism or any other national or international calamity, (v) the announcement or the existence of this Agreement and the transactions contemplated hereby, or the announcement or the existence of this Agreement and the transactions contemplated hereby, (vi) any litigation of the type described in Section 6.15, (vii) any decline in the market price, or change in trading volume, of the capital stock of the Company, or (viii) any failure to meet any internal or public projections, forecasts, guidance, estimates, milestones, budgets or internal or published financial or operating predications of revenue, earnings, cash flow or cash position (it being understood that the exceptions in clauses (vii) and (viii) shall not prevent or otherwise affect a determination that the underlying cause of any such change, decline or failure referred to therein (if not otherwise falling within any of the exceptions provided in this definition) is a Company Material Adverse Effect) or (b) would prevent or materially impair the ability of the Company to consummate the transactions contemplated hereby, including the Merger.

“Company Material Contracts” has the meaning ascribed to it in Section 4.15(a)(xvi).

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“Company Meeting” has the meaning ascribed to it in Section 6.4(d).

“Company Ordinary Share” means an ordinary share, no par value, of the Company having the rights, privileges, restrictions and conditions set out in the Memorandum.

“Company Ordinary Shareholder Approval” has the meaning ascribed to it in Section 6.4(d).

“Company Permits” has the meaning ascribed to it in Section 4.7(b).

“Company Recommendation” has the meaning ascribed to it in Section 6.4(d).

“Company Required Shareholder Approval” has the meaning ascribed to it in Section 4.3(b).

“Company SEC Documents” has the meaning ascribed to it in Section 4.4(a).

“Company Shareholder Approval” has the meaning ascribed to it in Section 4.3(b).

“Company Stock-Based Award” means any right of any kind, contingent or accrued, to receive Company Ordinary Shares or benefits measured in whole or in part by the value of a number of Company Ordinary Shares and any award of any kind consisting of Company Ordinary Shares, granted under the Existing Company Incentive Plans, including deferred shares, restricted stock or shares, restricted stock or share units, but excluding Company Stock Options.

“Company Stock Option” means any option to purchase one or more Company Ordinary Shares.

“Company Superior Proposal” means a bona fide, written Company Alternative Proposal made prior to the receipt of the Company Shareholder Approval providing for a transaction that is reasonably capable of being consummated for or in respect of (a) all or substantially all of the outstanding Company Ordinary Shares together with all or substantially all of the outstanding Convertible Preference Shares or (b) all or substantially all of the Company’s and its Subsidiaries’ assets, in each case of (a) and (b) made by any Person or group, that (1) the Board of Directors of the Company determines in good faith, after consultation with the Company’s financial and legal advisors, and considering such factors as the Board of Directors considers to be appropriate (including the conditionality and the timing and likelihood of consummation of such proposal and any related financing), is on terms that are more favorable to the Company and its shareholders than the transactions contemplated by this Agreement and (2) (A) with respect to any cash component of such Company Alternative Proposal, is not subject to any financing condition in the definitive acquisition agreement and (B) with respect to any non-cash component of such Company Alternative Proposal, is comprised in its entirety of equity securities of the Person making such Company Alternative Proposal that are listed on a national securities exchange.

“Confidentiality Agreement” has the meaning ascribed to it in Section 6.2.

“Continuing Shares” has the meaning ascribed to it in Section 3.1(c).

“Contract” means any contract, agreement, lease, license, instrument, indenture, collective bargaining agreement, mortgage, purchase and sales order, undertaking, arrangement, evidence of indebtedness, binding commitment or instrument (whether written or oral) (including amendments and supplements, modifications and side letters or agreements).

“Convertible Preference Shares” means the series of Class A Preference Shares, with no par value, of the Company authorized to be issued under the Memorandum and having the rights, privileges, restrictions and conditions set out in the Memorandum (and designated therein as Convertible Preference Shares).

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“Convertible Senior Notes” means the 4.50% convertible senior notes of the Company due 2019 issued pursuant to the Convertible Senior Notes Indenture.

“Convertible Senior Notes Indenture” has the meaning ascribed to it in Section 6.1(a).

“Copyrights” means copyrights (registered and unregistered) and copyrightable works of authorship.

“Customs & International Trade Laws” means any applicable export control, import, or anti-boycott Laws, regulations or other binding decisions of a Governmental Entity, including, the Tariff Act of 1930, as amended, and other Laws, regulations, and programs administered or enforced by the U.S. Department of Commerce, U.S. International Trade Commission, U.S. Customs and Border Protection, U.S. Immigration and Customs Enforcement, and their predecessor agencies; the Export Administration Act of 1979, as amended; the EAR, including related restrictions with regard to transactions involving persons and entities on the U.S. Department of Commerce’s Denied Persons List, Unverified List or Entity List; the Arms Export Control Act, as amended; the ITAR, including related restrictions with regard to transactions involving persons and entities on the Debarred List; the anti-boycott Laws and regulations administered by the U.S. Department of the Treasury; and all applicable Laws on customs and trade.

“Criminal and Regulatory Laws” has the meaning ascribed to it in Section 4.7(d).

“Customers” has the meaning ascribed to it in Section 4.22.

“Dissenting Shares” means Shares with respect to which holders thereof have duly and validly exercised their right of dissent in relation to the Merger and in accordance with the provisions of Section 179 of the BVI Act.

“Domain Names” means Internet domain names and social media identifiers and handles.

“DPA” means Section 721 of the Defense Production Act of 1950, as amended (codified at 50 U.S.C. App § 2170), including the implementing regulations thereof codified in 31 C.F.R. Part 800.

“DSS” means the Defense Security Service of the U.S. Department of Defense.

“DSS Approval” means acknowledgment by DSS that it has accepted a plan to mitigate foreign ownership, control, or influence (FOCI) arising as a result of the Merger.

“EAR” means the Export Administration Regulations.

“EDGAR” means the Electronic Data Gathering, Analysis and Retrieval system of the SEC.

“EUMR” means the European Union Merger Regulation.

“Effective Time” has the meaning ascribed to it in Section 2.3.

“End Date” has the meaning ascribed to it in Section 8.1(b).

“Environmental Law” means any applicable federal, state, local and non-U.S. Law, judicial decisions, injunctions and permits and governmental agreements relating to protection of human health (as it relates to exposure to hazardous or toxic materials) or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including those relating to the Release of hazardous or toxic materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

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“ERISA Affiliate” means any trade or business whether or not incorporated, that together with the Company would be deemed a “single employer” within the meaning of Section 400(b) of ERISA.

“ESPP” has the meaning ascribed to it in Section 3.3(c).

“Exchange Act” means the United States Securities Exchange Act of 1934.

“Exchange Fund” has the meaning ascribed to it in Section 3.2(a).

“Existing Company Incentive Plans” means, collectively, the (i) UTi Worldwide Inc. 2000 Employee Share Purchase Plan, as amended; (ii) UTi Worldwide Inc. 2004 Long-Term Incentive Plan, as amended and restated, (iii) UTi Worldwide Inc. 2004 Non-Employee Directors Share Incentive Plan, as amended and restated, (iv) UTi Worldwide Inc. 2009 Long-Term Incentive Plan, as amended, and (v) UTi Worldwide Inc. 2015 Long-Term Incentive Plan.

“Extended End Date” has the meaning ascribed to it in Section 8.1(b).

“GAAP” means the United States generally accepted accounting principles, consistently applied.

“Governmental Entity” means any United States (whether federal, state or local) or non-U.S., provincial or supranational governmental or regulatory agency, securities exchange, commission, court, body, department, board, entity or authority or works council or similar body, including the European Union.

“Hazardous Material” means all substances or materials regulated as hazardous, toxic, explosive, dangerous, flammable or radioactive under any Environmental Law, including (a) petroleum, asbestos or polychlorinated biphenyls and (b) in the United States, all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. Section 300.5.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indebtedness” means, without duplication, (i) all indebtedness, notes payable (including notes payable in connection with acquisitions), accrued interest payable or other obligations of a Person for borrowed money, whether current, short-term, or long-term, secured or unsecured, other than intercompany indebtedness, (ii) all indebtedness of a Person for the deferred purchase price for purchases of property or assets (other than inventory in the ordinary course of business), (iii) all lease obligations of a Person under leases that are capital leases in accordance with GAAP, (iv) any obligations of a Person in respect of banker’s acceptances or letters of credit (other than stand-by letters of credit or documentary letters of credit in support of trade payables, in each case incurred by a Person in the ordinary course of business consistent with past practice), and (v) any indebtedness referred to in clauses (i) through (iv) above of any other Person that is either guaranteed by, or secured by any Lien (other than Permitted Liens) upon any material property or assets owned by such first Person.

“Indemnified Parties” has the meaning ascribed to it in Section 6.8(a).

“Insurance Policies” has the meaning ascribed to it in Section 4.21.

“Intellectual Property” means all U.S. and non-U.S. Trademarks, Copyrights, Domain Names, Patents, Software, Trade Secrets, all rights in the foregoing and all applications and registrations for the foregoing.

“International Trade Approvals” has the meaning ascribed to it in Section 4.24(b)(i).

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“ITAR” means the International Traffic in Arms Regulations (22 C.F.R. 120 et seq.), as amended.

“IT Systems” has the meaning ascribed to it in Section 4.13(d).

“Law” means all statutes, laws (including common law and equity), ordinances, decrees, orders, writs, judgments, injunctions, rules, directives and regulations of any Governmental Entity.

“Leased Real Property” has the meaning ascribed to it in Section 4.17(b).

“Lien” means any lien, claim, mortgage, encumbrance, pledge, security interest, hypothec (including legal hypothecs), servitude, easement, encroachment, right-of-way, restrictive covenant on real or immovable property, real property license, other real rights in favor of third parties, charge, prior claim, lease, occupancy agreement, leasing agreement, statutory or deemed trust, a conditional sale agreement, equity or charge of any kind or any restriction on transfer or, in the case of securities, voting rights in favor of any third party.

“Maximum Amount” has the meaning ascribed to it in Section 6.8(a).

“Memorandum” means the amended and restated memorandum of association of the Company.

“Merger” has the meaning ascribed to it in the recitals.

“Merger Consideration” has the meaning ascribed to it in Section 3.1(a).

“Merger Sub” has the meaning ascribed to it in the preamble.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Option and Stock-Based Consideration” has the meaning ascribed to it in Section 3.3(b).

“Option Consideration” has the meaning ascribed to it in Section 3.3(a).

“Ordinary Class Meeting” has the meaning ascribed to it in Section 6.4(d).

“Owned Real Property” has the meaning ascribed to it in Section 4.17(a).

“Parent” has the meaning ascribed to it in the preamble.

“Parent Material Adverse Effect” has the meaning ascribed to it in Section 5.1.

“Patents” means patents, patent applications, patent disclosures, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions, and extensions thereof.

“Paying Agent” has the meaning ascribed to it in Section 3.2(a).

“Permitted Liens” means any Lien (i) for Taxes not yet due or being contested in good faith and for which adequate accruals or reserves have been established in accordance with GAAP, (ii) which is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like lien arising in the ordinary course of business which are not yet due and payable or are being contested in good faith, (iii) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation or (iv) easements, rights-of-way, restrictions and other similar encumbrances which do not materially impair the value or use of the property subject thereto.

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“Person” means an individual, partnership, joint-stock company, corporation, limited liability company, trust or unincorporated organization or other entity or a Governmental Entity.

“Plan of Merger” means the plan of merger, substantially in the form set out in Schedule B to this Agreement, to be approved and executed by the Company and Merger Sub and filed with the Registrar, in each case in accordance with the terms of this Agreement and the BVI Act.

“Preferred Shareholder Approval” has the meaning ascribed to it in Section 4.3(b).

“Preference Merger Consideration” has the meaning ascribed to it in Section 3.1(b).

“Proxy Statement” means collectively the letters to shareholders, notices of meeting, proxy statement and forms of proxies to be distributed to shareholders in connection with the Merger and any schedules required to be filed with the SEC in connection therewith.

“Qualifying Transaction” means (i) any merger, consolidation, plan of arrangement, scheme of arrangement, business combination or similar transaction, including any single or multi-step transaction or series of transactions, with the Company or any of its Subsidiaries, pursuant to which any Person or group would own 35% or more of the issued and outstanding Company Ordinary Shares or Convertible Preference Shares or any other Class A Preference Shares, Class B Preference Shares, or other class of shares or equity securities of the Company, (ii) the acquisition (by purchase, tender offer, exchange offer or otherwise) by any Person or group of 35% or more of the assets of the Company and its Subsidiaries, taken as a whole, (iii) the acquisition by any Person or group of 35% or more of the issued and outstanding Company Ordinary Shares or any other class of shares or capital stock of the Company (or any securities convertible into any of the foregoing), or (iv) any combination of the foregoing.

“Recommendation Change Notice” has the meaning ascribed to it in Section 6.3(d)(ii).

“Recommendation Change Notice Period” has the meaning ascribed to it in Section 6.3(d)(iii).

“Registrar” means the Registrar of Corporate Affairs of the British Virgin Islands.

“Regulatory Law” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, EUMR and all other federal, state or non-U.S. statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws, including any antitrust, competition or trade regulation laws, that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition.

“Release” means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the migration of Hazardous Material through or in the air, soil, surface water or groundwater on, to or from a real property.

“Relevant Approvals” means, collectively, all approvals required to be obtained in connection with or in compliance with (i) the provisions of BVI Act, (ii) the Exchange Act, (iii) the HSR Act, (iv) the EUMR, (v) any other antitrust, competition, antimonopoly or similar Regulatory Law, (vi) the CFIUS Approval, (vii) DSS Approval, (viii) the rules and regulations of the NASDAQ Global Market or (ix) any applicable non-U.S. or state securities or blue sky laws, in each case to the extent applicable to the transactions contemplated by this Agreement, including the Merger.

“Representatives” means Person’s officers, directors, employees, accountants, consultants, legal counsel, financial advisors, financing sources and agents and other representatives.

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“Sanctions Law” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by relevant Governmental Entities, including, those administered by the U.S. government through the OFAC or the U.S. Department of State, the United Nations Security Council, Her Majesty’s Treasury of the United Kingdom, the European Union or any European Union member states.

“Sanctioned Person” means any Person that is the target of any Sanctions Law, including (i) any Person listed in any Sanctions Law-related list of sanctioned Persons maintained by OFAC or the U.S. Department of State, by the United Nations Security Council, the European Union, or any European Union member state, (ii) any Person operating, organized or resident in a Sanctioned Territory, or (iii) any Person owned or controlled by any such Person or Persons.

“Sanctioned Territory” means, at any time, a country or territory which is itself the subject or target of any Sanctions Law.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Shares” means collectively the Company Ordinary Shares and the Convertible Preference Shares.

“Significant Shareholder” means P2 Capital Partners, LLC and its controlled Affiliates.

“Software” means computer programs (whether in source code, object code, or other form), databases and compilations of data.

“Specified Non-US Benefit Plan” has the meaning ascribed to it in Section 4.8(f).

“Specified US Benefit Plan” has the meaning ascribed to it in Section 4.8(f).

“Subsidiary” of any Person means any company, corporation, partnership, association, trust or other form of legal entity of which (i) more than 50% or more of the outstanding voting securities are, at the relevant time, directly or indirectly, owned by such Person or any Subsidiary of such Person, (ii) such Person or any Subsidiary of such Person is a general partner, or (iii) a majority of the ownership interests having the power to govern or elect members of the applicable governing body of such entity is at the time owned or controlled, directly or indirectly, by such Person or any Subsidiary of such Person.

“Suppliers” has the meaning ascribed to it in Section 4.22.

“Supermajority Vote” has the meaning ascribed to it in the Memorandum.

“Surviving Corporation” has the meaning ascribed to it in Section 2.1.

“Tax Return” means any return, report or similar filing filed with respect to Taxes, including any information return, claim for refund, amended return, or declaration of estimated Taxes.

“Taxes” means any and all U.S. or non-U.S., federal, state, local or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) including taxes on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock or shares, payroll, employment, unemployment, social security, workers’ compensation or net worth, and taxes in the nature of excise, withholding, ad valorem or value added.

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“Taxing Authority” means any and all U.S. or non-U.S., federal, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body, in each case, exercising authority with respect to Taxes.

“Termination Date” has the meaning ascribed to it in Section 6.1(a).

“Termination Fee” means U.S. $34,000,000.

“Trade Secrets” means trade secrets within the meaning of applicable Law and all confidential information, including know-how, financial and marketing plans, research and development information, inventions, processes, formulae, models, and methodologies.

“Trademarks” means trademarks, service marks, trade names, logos, slogans, trade dress, and other similar designations of source or origin, together with the goodwill symbolized by any of the foregoing.

“Voting Agreement” means the irrevocable voting agreement dated the date hereof between Parent, Merger Sub and Significant Shareholder entered into with respect to the Merger.

ARTICLE II

THE MERGER

Section 2.1 The Merger. At the Effective Time, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the BVI Act, Merger Sub shall be merged with and into the Company, whereupon the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving company in the Merger (the “Surviving Corporation”) and a wholly-owned subsidiary of Parent.

Section 2.2 Closing. The closing of the Merger (the “Closing”) will take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York at 10:00 a.m., local time, on a date to be specified by the parties (the “Closing Date”) which shall be no later than the second (2nd) Business Day after the satisfaction or waiver (by the party or parties entitled to grant such waiver under the terms of Article VII and only to the extent such waiver is permitted by applicable Law) of each of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied by action at the Closing, but subject to the satisfaction or waiver of such conditions (in accordance with the terms of Article VII)), or at such other place, date and time as the Company and Parent agree in writing.

Section 2.3 Effective Time. On the Closing Date, immediately after the Closing, the parties shall cause the Merger to be consummated by executing and filing the Articles of Merger and the Plan of Merger with the Registrar pursuant to section 171 of the BVI Act and each party shall make all other filings or recordings required under the BVI Act in connection with the Merger (including the filing by Merger Sub’s registered agent of a letter confirming it has no objections to the Merger). The Merger will become effective at such time as the Articles of Merger are duly registered by the Registrar, or at such later time as the parties agree in writing (subject to the requirements of the BVI Act) and as set forth in the Articles of Merger (such date and time as the Merger becomes effective, the “Effective Time”).

Section 2.4 Effects of the Merger. The terms and conditions and the effects of the Merger are as provided in this Agreement, the Plan of Merger, the Articles of Merger and in the applicable provisions of the BVI Act (including section 173). Without limiting the generality of the foregoing and subject thereto, at the Effective Time, assets of every description and all the property, rights, privileges, immunities, powers, objects, purposes and franchises of the Company and Merger Sub will vest in the Surviving Corporation, and all debts, claims,

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liabilities, obligations and duties of the Company and Merger Sub will become the debts, claims, liabilities obligations and duties of the Surviving Corporation.

Section 2.5 Memorandum and Articles of Association of the Surviving Corporation. Subject to Section 6.8, at the Effective Time, the memorandum of association and articles of association of the Company shall be amended and restated in the form of Schedule C to this Agreement and, as so amended, will be the memorandum and articles of association of the Surviving Corporation, until thereafter amended in accordance with the provisions thereof and applicable Law. The Company confirms that, prior to Closing, the Board of Directors of the Company will have approved the amendment and restatement referenced in the immediately preceding sentence by Supermajority Vote and agrees that a copy of the relevant resolution shall be filed together with the Articles of Merger pursuant to section 171(2)(a) of the BVI Act.

Section 2.6 Directors. Subject to applicable Law, the Company shall procure that with effect from the Effective Time (a) all the directors of the Company (other than those directors identified in a written notice sent to the Company by Parent not later than two (2) Business Days prior to the Closing Date) shall resign; and (b) any Person nominated by Parent in writing not later than two (2) Business Days prior to the Closing Date (accompanied by a written consent to act as a director as required by applicable Law) shall be appointed as directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal. The Company shall, subject to applicable Law, take all actions reasonably requested by Parent to give effect to this Section 2.6, including delivering to Parent evidence reasonably satisfactory to Parent of the resignation of any or all of the directors of the Company and the appointment by of such new directors as are nominated by Parent.

Section 2.7 Officers. The officers of the Company immediately prior to the Effective Time shall continue as the officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

Section 2.8 Registered Agent. On or prior to the Closing Date, the Company shall also deliver to Parent evidence reasonably satisfactory to Parent that the registered agent of the Company will recognize the authority of Parent to give instructions in relation to the Surviving Corporation with effect from the Effective Time, including for the purposes of (a) updating the corporate records of the Company to reflect the Merger and the changes to the Board of Directors of the Company contemplated by Section 2.6 and (b) filing any new amended and restated memorandum and articles of association for the Surviving Corporation.

ARTICLE III

CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

Section 3.1 Effect on Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holders of any shares or other securities of the Company or Merger Sub:

(a) Company Ordinary Shares. Subject to Section 3.1(e), each Company Ordinary Share issued and outstanding immediately prior to the Effective Time, other than any Cancelled Shares and Continuing Shares (to the extent provided in Section 3.1(c)) and any Dissenting Shares (to the extent provided in Section 3.1(f)), will be converted into a right to receive U.S.$ 7.10 in cash, without interest thereon (the “Merger Consideration”); and all Company Ordinary Shares that have been thus converted into the right to receive the Merger Consideration as provided in this Section 3.1(a) will be automatically cancelled and will cease to exist and no longer be outstanding and the holders thereof will cease to be members of the Company (and shall not be members of the Surviving Corporation) and will cease to have any rights with respect to such Company Ordinary Shares other than the right to receive the Merger Consideration in accordance with the terms of this Article III.

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(b) Convertible Preference Shares. Subject to Section 3.1(e), each Convertible Preference Share issued and outstanding immediately prior to the Effective Time, other than any Cancelled Shares and Continuing Shares (to the extent provided in Section 3.1(c)) and Dissenting Shares (to the extent provided in Section 3.1(f)), will become a right to receive U.S.$ 1,125.71 in cash, without interest thereon (the “Preference Merger Consideration”); and all Convertible Preference Shares that have thus become the right to receive the Preference Merger Consideration as provided in this Section 3.1(b) will be automatically cancelled and shall cease to exist and no longer be outstanding and the holders thereof will cease to be members of the Company (and shall not be members of the Surviving Corporation) and will cease to have any rights with respect to such Convertible Preference Shares other than the right to receive the Preference Merger Consideration in accordance with the terms of this Article III.

(c) Parent and Merger Sub Owned Shares. Each Share that is (i) owned directly or indirectly by Parent or Merger Sub or any direct or indirect wholly owned Subsidiary thereof or (ii) held by the Company as treasury shares (in each case, immediately prior to the Effective Time and excluding any such Shares held on behalf of third parties) (the “Cancelled Shares”) will be cancelled and will cease to exist, and no consideration will be delivered in exchange therefor. Each Share that is owned by any Subsidiary of the Company (the “Continuing Shares”) shall continue as a Share in the Surviving Corporation and shall not be converted into the right to receive the Merger Consideration or the Preference Merger Consideration.

(d) Merger Sub Shares. At the Effective Time, each ordinary share of no par value of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into one validly issued, fully paid and nonassessable Company Ordinary Share and, together with the Continuing Shares, will constitute the only outstanding shares of the Surviving Corporation. From and after the Effective Time, all certificates representing the ordinary shares of Merger Sub (if any) will be deemed for all purposes to represent the number of ordinary shares of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

(e) Adjustments. If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding Shares occurs as a result of any reclassification, recapitalization, stock or share split (including a reverse stock or share split), division or combination, conversion, exchange or readjustment of shares, or any share or stock dividend or share or stock distribution with a record date during such period or the Company issues any new equity securities (or securities convertible into equity securities of the Company) (it being understood the right of the Company to effect any of the foregoing shall be subject to Section 6.1), the Merger Consideration or the Preference Merger Consideration, as applicable, will be equitably adjusted to reflect such change.

(f) Dissenting Shares. At or from the Effective Time, all Dissenting Shares shall automatically be cancelled and shall cease to exist or be outstanding, and each holder of Dissenting Shares shall cease to be a member of the Company (and shall not be a member of the Surviving Corporation) and shall cease to have any rights thereto (including any right to receive such holder’s portion of the aggregate Merger Consideration or Preference Merger Consideration pursuant to Section 3.1(a) or Section 3.1(b), as applicable), subject to and except for such rights as are granted under Section 179 of the BVI Act. If any holder of the Shares fails before the vote at the relevant Company Meeting to give written objection to the action and of its intention to dissent from the Merger under Section 179 of the BVI Act or otherwise fails validly to dissent in accordance with the terms of Section 179 of the BVI Act, then the rights of such holder under Section 179 of the BVI Act would cease to exist, and the underlying Shares would be cancelled in accordance with Section 3.1(a) or Section 3.1(b), as appropriate, and would entitle the holder thereof to receive compensation in accordance with such Section 3.1(a) or Section 3.1(b). The Company shall give Parent prompt notice of any notice or purported notice received by the Company of any shareholder’s objection to the Merger and/or intent to exercise and/or exercise of rights pursuant to Section 179 of the BVI Act, the withdrawal of any such notice and any other documents served upon the Company pursuant to or in connection with Section 179 of the BVI Act or a shareholder’s dissent or appraisal rights. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent or as

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otherwise required by an order, decree, ruling or injunction of a court of competent jurisdiction, make any payment with respect to any such exercise of dissenter’s rights or offer to settle or settle any such rights for an amount higher than the Merger Consideration or Preference Merger Consideration that would be due to such holder pursuant to Section 3.1(a) or Section 3.1(b), as applicable.

(g) Corporate Records. The register of members of the Surviving Corporation shall be updated at or with effect from the Effective Time to record the cancellations and conversions of shares set out in this Section 3.1. The register of directors of the Surviving Corporation shall be updated at or with effect from the Effective Time to record the resignations and appointments required by Section 2.6.

Section 3.2 Settlement.

(a) Paying Agent. At the Effective Time, Parent shall deposit, or shall cause to be deposited, with a bank or trust company that shall be appointed by Parent to act as a paying agent hereunder and approved (with such approval not to be unreasonably withheld, delayed or conditioned) in advance by the Company (the “Paying Agent”), in trust for the benefit of the holders of the Shares, the Company Stock Options and the Company Stock-Based Awards, cash in U.S. dollars in an amount sufficient to pay the aggregate Merger Consideration and Preference Merger Consideration payable pursuant to Section 3.1 in exchange for all of the Shares outstanding immediately prior to the Effective Time and the aggregate Option and Stock-Based Consideration payable pursuant to Section 3.3 (such cash, the “Exchange Fund”).

(b) Payment Procedures.

(i) As soon as reasonably practicable after the Effective Time and in any event not later than the second (2nd) Business Day following the Effective Time, Parent and the Company shall cause the Paying Agent to mail (x) to each holder of record of Shares whose Shares were converted into the Merger Consideration or Preference Merger Consideration pursuant to Section 3.1, a letter of transmittal and accompanying instructions for use in effecting the surrender of Certificates if any (or effective affidavits of loss and any indemnity required by Section 3.2(g) in lieu thereof, as applicable) and claiming payment of the Merger Consideration or Preference Merger Consideration, as applicable, and (y) to each holder of a Company Stock Option or a Company Stock-Based Award, a check in an amount due and payable to such holder pursuant to Section 3.3 in respect of such Company Stock Option or Company Stock-Based Award.

(ii) Upon the return of the letter of transmittal to the Paying Agent, duly completed and validly executed in accordance with the instructions thereto and accompanied by any outstanding Certificates (or effective affidavits of loss accompanied by any indemnity required by Section 3.2(g) in lieu thereof) (if applicable) together with such other documents as may reasonably be required by the Paying Agent, the holder of Shares will be entitled to receive in exchange therefor a check in an amount equal to the product of (x) the number of Shares represented by such holder’s properly surrendered Certificates (or effective affidavits of loss in lieu thereof) and/or the holder’s Book-Entry Shares that were cancelled at the Effective Time multiplied by (y) the Merger Consideration or the Preference Merger Consideration, as appropriate. No interest will be paid or accrued on any amount payable. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a check may be paid to such a transferee at the sole discretion of the Paying Agent if all appropriate documents required to evidence and effect such transfer (and any Certificate formerly representing such Shares) are presented to the Paying Agent, accompanied by evidence that any applicable share transfer Taxes have been paid or are not applicable. Until surrendered as contemplated by this Section 3.2, for the avoidance of doubt each Certificate shall be deemed at any time after the Effective Time to evidence only the right to receive upon such surrender the applicable Merger Consideration or Preference Merger Consideration in accordance with this Article III.

(iii) Notwithstanding anything to the contrary in this Agreement, Parent, Merger Sub, the Surviving Corporation and the Paying Agent will be entitled to deduct and withhold from the consideration otherwise

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payable under this Agreement to any holder of Shares or holder of Company Stock Options or Company Stock-Based Awards, such amounts as are required to be withheld or deducted under the Code or any provision of U.S. federal, U.S. state, U.S. local or non-U.S. Tax Law with respect to the making of such payment. To the extent that amounts are so withheld or deducted and paid over to the applicable Taxing Authority, such withheld or deducted amounts are treated for all purposes of this Agreement as having been paid to the holder of the Shares or holder of the Company Stock Options or Company Stock-Based Awards, in respect of which such deduction and withholding were made.

(c) Closing of Register of Members. At 5:00 p.m. New York time on the Business Day immediately preceding the Closing, the Company shall cause the register of members of the Company to be closed, and there shall be no further registration of transfers on the register of members of the Company after that time.

(d) Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains undistributed to the former holders of Shares, Company Stock Options or Company Stock-Based Awards on the six (6) month anniversary of the Closing Date, will be delivered to the Surviving Corporation upon demand, and any former holders of Shares who have not theretofore complied with this Article III shall thereafter look only to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) for payment of its claim for the Merger Consideration or Preference Merger Consideration, without any interest thereon.

(e) No Liability. Notwithstanding anything herein to the contrary, none of the Company, Parent, Merger Sub, the Surviving Corporation, the Paying Agent or any other Person shall be liable to any former holder of Shares, Company Stock Options or Company Stock-Based Awards for any amount properly delivered to a public official pursuant to any abandoned property, escheat or similar Law applicable to the Company or any of the Company’s Subsidiaries or any of their respective properties or assets. If any Certificate or Book-Entry Share was not surrendered prior to such date on which any Merger Consideration or Preference Merger Consideration payable to the holder of such Certificate or Book-Entry Share pursuant to this Article III would otherwise escheat to or become the property of any Governmental Entity, any such Merger Consideration or Preference Merger Consideration in respect of such Certificate or Book-Entry Share will, to the extent permitted by applicable Law, become the property of the Surviving Corporation, and any former holder of Shares who has not theretofore complied with this Article III will thereafter look only to the Surviving Corporation for payment of his or her claim for Merger Consideration or Preference Merger Consideration payable in accordance with this Article III.

(f) Investment of Exchange Fund. Parent shall cause the Paying Agent to invest all cash included in the Exchange Fund as directed by Parent. Any interest and other income resulting from such investments will be paid to Parent.

(g) Lost Certificates. In the case of any Certificate that has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Paying Agent or the Surviving Corporation, providing an indemnity in customary form against any claim that may be made against the Paying Agent or the Surviving Corporation with respect to such Certificate, the Paying Agent will issue a check in the amount of the number of Shares represented by such lost, stolen or destroyed Certificate multiplied by the applicable Merger Consideration or Preference Merger Consideration.

Section 3.3 Stock Options and Other Stock Based Awards.

(a) The Company shall procure that each Company Stock Option, whether vested or unvested, that is outstanding and unexercised immediately prior to the Effective Time shall, as of the Effective Time and in accordance with the terms of the relevant Existing Company Incentive Plan or otherwise with the written agreement of the relevant holders, be cancelled and converted into the right to receive as soon as practicable following the Effective Time, an amount in cash in U.S. dollars, if any, equal to the product of (x) the total number of Company Ordinary Shares subject to such Company Stock Option multiplied by (y) the excess, if any,

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of the amount of the Merger Consideration over the exercise price per Company Ordinary Share subject to such Company Stock Option, with the aggregate amount of such payment rounded down to the nearest cent (the aggregate amount of such cash, the “Option Consideration”). If necessary to effect the treatment of the Company Stock Options set forth in this Section 3.3(a), the Company shall cause the Company Stock Options to become fully vested and exercisable at such time as will permit the holder thereof to exercise such Company Stock Option prior to the Effective Time.

(b) The Company shall procure that each Company Stock-Based Award, whether vested or unvested, which is outstanding immediately prior to the Effective Time shall be cancelled and converted into the right to receive, as soon as practicable following the Effective Time (or such later date as is required to comply with Section 409A of the Code) and in accordance with the terms of the relevant Existing Company Incentive Plan or otherwise with the written agreement of the relevant holders, an amount in cash equal to the Merger Consideration in respect of each Company Ordinary Share underlying a particular Company Stock-Based Award, with the number of such shares determined at the “target” level of performance in the case of any Company Stock-Based Award which is subject to performance vesting criteria, (the aggregate amount of such cash, together with the Option Consideration, “Option and Stock-Based Consideration”).

(c) The Company shall take all necessary and appropriate action so that (i) the current offering period under the Company’s 2000 Employee Share Purchase Plan (the “ESPP”) will be the final offering period under the ESPP, (ii) each option issued pursuant to the ESPP shall be fully exercised not later than five (5) Business Days prior to the Effective Time and (iii) the ESPP shall terminate as of the Effective Time, in each case in accordance with the terms of the ESPP.

(d) In furtherance and not in limitation of Section 3.3(c), the Company shall terminate any and all equity-based plans maintained by the Company or any of its Subsidiaries, subject to and effective as of the Effective Time.

(e) The Company shall provide Parent evidence of the completion of the actions set out in Section 3.3(c) and Section 3.3(d), the form and substance of which shall be reasonably satisfactory to Parent.

(f) The Company shall take all actions reasonably necessary to effectuate the provisions of this Section 3.3.

Section 3.4 Register of Members. On the day immediately prior to the Closing Date, the Company shall deliver to Parent a certified copy of its register of members as at 5:00 p.m. New York time on the day immediately prior to the Closing Date.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (a) as disclosed in the corresponding numbered section of the Company Disclosure Letter (it being agreed that disclosure of any item in any section of the Company Disclosure Letter shall be deemed disclosure with respect to any other section of this Article IV to which the relevance of such item is readily apparent on its face that such disclosure pertains to such other representation and warranty (other than Section 4.1, Section 4.2 and Section 4.3, where the disclosure must be exact)) or (b) other than with respect to the representations and warranties set out in Section 4.1, Section 4.2 or Section 4.3, as disclosed in the Company SEC Documents filed or furnished after January 31, 2013 and prior to the date hereof (excluding any risk factors disclosures and forward looking statements, in each case other than statements of historical fact), the Company represents and warrants to Parent and Merger Sub as follows:

Section 4.1 Qualification, Organization, Subsidiaries, etc. Each of the Company and its material Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of its

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respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, and each of the Company and its material Subsidiaries is qualified to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a Company Material Adverse Effect. The Company has made available to Parent (or such documents are publicly available on EDGAR) prior to the date of this Agreement a true and complete copy of the Memorandum and Articles of Association, each as amended through the date hereof. Such Memorandum and Articles of Association and the analogous constitutive and governing documents of each of the Company’s material Subsidiaries are in full force and effect. Neither the Company nor any of its material Subsidiaries is in violation of the provisions of its governing documents.

Section 4.2 Capital Stock.

(a) As of October 1, 2015, the authorized share capital of the Company consisted of 600,000,000 no par value shares made up of (i) 500,000,000 Company Ordinary Shares, of which (A) 106,070,420 Company Ordinary Shares were issued and outstanding (excluding all outstanding restricted stock or share units or deferred shares of the Company and treasury shares); (B) 2,911,010 restricted stock or share units or deferred shares of the Company were outstanding (assuming “target” level performance in the case of any Company Stock-Based Award which is subject to performance vesting criteria); (C) no Company Ordinary Shares were held in treasury; and (D) 507,533 Company Ordinary Shares were authorized and reserved for future issuance upon exercise of outstanding options to purchase Company Ordinary Shares under the Existing Company Incentive Plans; (ii) 27,588,120 Company Ordinary Shares are issuable upon the conversion of the Convertible Senior Notes; (iii) 50,000,000 Class A Preference Shares, of which 175,000 Convertible Preference Shares were issued and outstanding; and (iv) 50,000,000 Class B Preference Shares, of which none were issued and outstanding. All the outstanding Company Ordinary Shares (including restricted stock or shares and treasury shares) and Convertible Preference Shares are, and all Company Ordinary Shares reserved for issuance will be, when issued in accordance with the respective terms thereof, (1) issued and granted in compliance with all applicable securities Laws and other applicable Laws and not in violation of any preemptive rights and (2) duly authorized, validly issued and fully paid and non-assessable and free and clear of any and all Liens. No Subsidiary of the Company owns any Shares. As of the Closing Date, the number of Company Ordinary Shares and Convertible Preference Shares in issue shall be as set out in the Company’s register of members delivered pursuant to Section 3.4.

(b) Except as set forth in Section 4.2(a): (i) there are no shares (including the Shares), voting securities or equity interests in the Company issued or outstanding, other than Company Ordinary Shares that have become outstanding after October 1, 2015 pursuant to the exercise of options to purchase Company Ordinary Shares or settlement of Company Stock-Based Awards pursuant to the Existing Company Incentive Plans provided that such Company Ordinary Shares had been reserved for issuance and included in the number disclosed in Section 4.2(a)(i)(B) or (D) and (ii) other than the Convertible Senior Notes and the Convertible Preference Shares, there are no outstanding subscriptions, options, warrants, calls, convertible or exchangeable securities or other similar rights, agreements or commitments relating to the issuance of shares (including the Shares), voting securities or equity interests in the Company or any of its Subsidiaries to which the Company or any of the Company’s Subsidiaries is a party obligating the Company or any of the Company’s Subsidiaries to (A) issue, transfer or sell any shares (including the Shares), voting securities or other equity interests of the Company or any Subsidiary of the Company or securities convertible or exercisable into, or exchangeable for, such shares, voting securities or equity interests; (B) grant, extend or enter into any such subscription, option, warrant, call, convertible or exchangeable securities or other similar right, agreement, arrangement or commitment to repurchase; or (C) redeem or otherwise acquire any such shares, voting securities or other equity interests.

(c) Other than the Convertible Senior Notes, neither the Company nor any of its Subsidiaries has any Indebtedness, the holders of which have the right to vote (or which are convertible into or exchangeable or exercisable for securities having the right to vote) with the shareholders of the Company on any matter.

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(d) There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the shares or other equity interest of the Company or any of its Subsidiaries.

(e) Except for the capital stock or other ownership interests in any Subsidiaries of the Company, which are set forth on Section 4.2(e) of the Company Disclosure Letter, the Company owns no ownership interest (either directly or through one or more of its Subsidiaries) in any other material partnership, corporation or other entity. All of the issued and outstanding shares of capital stock or other equity interests of each Subsidiary of the Company are validly issued, fully paid and non-assessable and are owned by the Company or one or more of its Subsidiaries free and clear of any Liens or by such other Person as set forth in Section 4.2(e) of the Company Disclosure Letter.

(f) Section 4.2(f) of the Company Disclosure Letter sets forth a true and complete list of all outstanding Company Stock – Based Awards and Company Stock Options as of October 1, 2015, including the holders thereof and the applicable dates of grant, and vesting periods related thereto. All Company Stock Options have an exercise price greater than the Merger Consideration. All Company Stock-Based Awards and Company Stock Options were granted under Existing Company Incentive Plans.

(g) Section 4.2(g) of the Company Disclosure Letter is a true and complete schedule of the Company’s and its Subsidiaries’ outstanding Indebtedness (i) in the case of Indebtedness for borrowed money, as of October 1, 2015 and (ii) otherwise, as of July 31, 2015, except, in each case, for intercompany Indebtedness among the Company and its wholly-owned Subsidiaries and for Indebtedness in an individual amount not in excess of $10,000,000 and in the aggregate not in excess of $50,000,000.

Section 4.3 Corporate Authority Relative to this Agreement; No Violation.

(a) The Company has all requisite corporate power and authority to enter into this Agreement and, subject to receipt of the Company Shareholder Approval, to consummate the transactions contemplated hereby, including the Merger. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by Supermajority Vote of the Board of Directors of the Company and, except for (i) the Company Shareholder Approval and (ii) the filing with, and registration by the Registrar of the Articles of Merger and Plan of Merger, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. The Board of Directors of the Company has unanimously approved this Agreement and the Plan of Merger in accordance with Section 170 of the BVI Act and the Company’s organizational documents and determined that this Agreement is advisable. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of Parent and Merger Sub, this Agreement constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

(b) Assuming the accuracy of Parent’s representation and warranty in Section 5.7, (i) the affirmative vote of in excess of 50 percent of the votes of the Shares entitled to vote thereon (voting together as a single class and in accordance with Section 12.6(a) of the Memorandum) which were present at a duly convened and constituted meeting of the shareholders of the Company and which were voted and not abstained (the “Company Required Shareholder Approval”), and (ii) the affirmative vote of the holders of at least two-thirds of the Convertible Preference Shares outstanding voting together as a single class at a meeting of the holders of the Convertible Preference Shares or a unanimous written consent of the Convertible Preference Shares (the “Preferred Shareholder Approval”) ((i) and (ii) collectively, the “Company Shareholder Approval”), are the only approvals of the members of the Company that are required to approve this Agreement, the Plan of Merger and the transaction contemplated thereby, including the Merger.

(c) Other than in connection with or in compliance with the Relevant Approvals, no material authorization, consent, clearance or approval of, or filing or notification with, any Governmental Entity is necessary, under any

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Law applicable to the Company or any of the Company’s Subsidiaries or any of their respective properties or assets, for the consummation by the Company of the transactions contemplated by this Agreement, including the Merger.

(d) The execution and delivery by the Company of this Agreement do not, and the consummation of the transactions contemplated hereby, including the Merger, and compliance with the provisions hereof will not, (i) result in any violation of, or default (with or without notice or lapse of time, or both) under, or any increased cost or loss of benefit to the Company or any of Company’s Subsidiaries or increased benefit to another party thereto under, or result in the, or give rise to a right of, termination, cancellation or acceleration of any obligation under, any Company Material Contract to which the Company or any of the Company’s Subsidiaries is a party or by which the Company or any of the Company’s Subsidiaries is bound, (ii) conflict with or result in any violation in any respect of any provision of the Memorandum and Articles of Association or other equivalent organizational document, in each case as amended, of the Company or any of the Company’s material Subsidiaries or (iii) other than the Relevant Approvals, conflict with or violate any material Laws applicable to the Company or any of the Company’s Subsidiaries or any of their respective properties or assets, except in the case of the matters described in clauses (i) and (iii) as would not have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.4 Reports and Financial Statements.

(a) The Company has timely filed or furnished all forms, documents and reports required to be filed or furnished prior to the date hereof by it with the SEC since January 31, 2013 (the “Company SEC Documents”). None of the Company’s Subsidiaries are required to file or furnish any form, document or report with the SEC. As of their respective dates, and, if amended, as of the date of such amendment, the Company SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, or are to be made, not misleading.

(b) The Company has made available to Parent (or such documents are publicly available on EDGAR) true, correct and complete copies of all material written correspondence between the SEC, on the one hand, and the Company or any of its Subsidiaries, on the other hand, occurring since January 31, 2013, other than correspondence related to the Company’s pending SEC investigation as disclosed in the Company SEC Documents. As of the date hereof, there are no outstanding or unresolved comments in the comment letters received from the SEC staff with respect to any Company SEC Documents. The consolidated financial statements (as restated, if applicable, and including all related notes and schedules) of the Company included in the Company SEC Documents (i) were prepared from the books and records of the Company and its Subsidiaries, (ii) complied in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (iii) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries, as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows and changes in shareholders’ equity for the respective periods then ended (subject, in the case of the unaudited statements, to exceptions as permitted by Form 10-Q of the SEC and for normal year-end audit adjustments and to any other adjustments described therein including the notes thereto), (iv) were prepared in accordance with GAAP (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and (v) except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC, was accompanied by unqualified reports from the independent auditor opining on the same as to the financial statements contained therein.

Section 4.5 Internal Controls and Procedures.

(a) The Company and, to the Company’s knowledge, each of its officers and directors are in compliance with, and have complied, in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act and

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the related rules and regulations promulgated thereunder and (ii) the applicable listing and corporate governance rules and regulations of the NASDAQ Global Market. The Company has established and maintains disclosure controls and procedures and a system of internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. The Company’s disclosure controls and procedures and system of internal control over financial reporting are reasonably designed to ensure that all material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act.

(b) The Company has disclosed, based on its most recent evaluation, to the Company’s outside auditors, the audit committee of the Board of Directors of the Company and to Parent (x) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to materially adversely affect the Company’s ability to record, process, summarize and report financial data and (y) any fraud, whether or not material, known to management that involves management or other employees who, in each case, have a significant role in the Company’s internal control over financial reporting. There have been no significant changes since January 31, 2015 in the Company’s internal controls or in other factors that could significantly affect the Company’s internal controls, or any significant deficiencies or material weaknesses in such internal controls requiring corrective actions. The Company has made available to Parent complete and accurate copies of notices received from the Company’s independent auditor of any significant deficiencies or material weaknesses in the Company’s internal control over financial reporting since January 31, 2013 and any other material management letter or similar correspondence from any independent auditor of the Company or any of the Company’s Subsidiaries received since January 31, 2013.

Section 4.6 No Undisclosed Liabilities.

(a) Except (i) as reflected or reserved against in the consolidated balance sheet (or the notes thereto) of the Company included in its Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2015 and (ii) for liabilities or obligations incurred in the ordinary course of business since July 31, 2015, neither the Company nor any Subsidiary of the Company has any liabilities or obligations that are of a type required by GAAP to be reflected on a consolidated balance sheet (or the notes thereto) of the Company and its Subsidiaries, other than those which, individually or in the aggregate, would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(b) As of the date hereof, none of the Company or any of its Subsidiaries is a party of any off-balance sheet arrangements or obligations under any interest rate or currency cap, swap, collar, hedging or similar transaction that would reasonably be expected to have a current or future material adverse effect upon the Company’s consolidated financial condition or results of operations or expose the Company or any of its Subsidiaries to any material liability.

Section 4.7 Compliance with Law; Permits.

(a) The Company and each of the Company’s Subsidiaries are, and since January 31, 2010, have been in compliance with and are not in default under or in violation of any material Law applicable to the Company, such Subsidiary or any of their respective properties or assets, including any competition laws and data privacy laws, but excluding any Anti-Corruption Laws, Anti-Money Laundering Laws, Sanctions Laws or Customs and International Trade Laws in each case referenced in Section 4.7(c), Section 4.7(d), Section 4.23 or Section 4.24, and since January 31, 2010, have not received any written notice from any Governmental Entity of any non-compliance, default or violation of such Laws or a written notice from any Governmental Entity of a formal investigation being opened for any such compliance, default or violation, except, in all cases under this clause

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(a), where such non- compliance, default or violation of such Laws would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

(b) The Company and the Company’s Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity or any other Person necessary for the Company and the Company’s Subsidiaries to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted (the “Company Permits”), except where the failure to have any of the Company Permits would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. All Company Permits are in full force and effect, except where the failure to be in full force and effect would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. The Company and the Company’s Subsidiaries are, and at all times since January 31, 2013, have been in compliance with the terms and conditions of the Company Permits, and neither the Company nor any of the Company’s Subsidiaries has received written notice of any violation of the terms or conditions of the Company Permits, or alleging the failure to hold or obtain any Company Permits required to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted, except violations or failures that would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. To the Company’s knowledge, neither the Company nor any of the Company’s Subsidiaries has received written notice that any of the Company Permits will not be renewed, and there are no actions, suits, inquiries, investigations or proceedings pending to revoke or withdraw any such Company Permits, except for such non-renewals, revocations or withdrawals that would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

(c) Except pursuant to a valid, current and appropriate Company Permit or otherwise permissible, neither the Company nor any of its Subsidiaries has in the last five (5) years provided services: (i) with respect to goods or cargo which are subject to any Customs & International Trade Laws or Sanctions Laws; or (ii) directly or indirectly to, from or on behalf of Sanctioned Persons, in each case, in respect of violations of such Laws, as would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. Section 4.7(c) of the Company Disclosure Letter sets forth a true and complete list of any OFAC licenses held by the Company as of the date of this Agreement.

(d) Except as has been disclosed to Parent prior to the date of this Agreement, the Company, each of its Subsidiaries and, to the Company’s knowledge, each of their respective current and former directors, administrators, officers, administrators, board of directors (supervisory and management) members, employees or other persons acting on behalf of the Company or any of the Company’s Subsidiaries are, and since January 31, 2010, have been, in material compliance, either through direct or indirect conduct, with, and have not materially violated, any applicable Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions Laws (together, the “Criminal and Regulatory Laws”). As of the date hereof, there are no pending or, to the knowledge of the Company, threatened claims against, investigations of or reviews of the Company or any of its Subsidiaries with respect to any applicable Criminal and Regulatory Laws. Neither the execution of this Agreement nor the consummation of any transaction contemplated hereby, including the Merger, will result in a violation by Company, or any Company Subsidiary of any of the applicable Criminal and Regulatory Laws. The Company and all of its Subsidiaries have in place controls and systems designed to ensure material compliance, and discovery of any material non-compliance, with all applicable Criminal and Regulatory Laws, in each of the jurisdictions in which the Company and its Subsidiaries currently do or in the past five (5) years have done business.

(e) Neither the Company, any of its Subsidiaries or any directors, administrators, officers, board of directors (supervisory and management), members or employees of any Company or any of its Subsidiaries is a Sanctioned Person.

Section 4.8 Employee Benefit Plans.

(a) Section 4.8(a) of the Company Disclosure Letter lists all material Company Benefit Plans in the United States (each, a “Specified US Benefit Plan”). With respect to each Specified US Benefit Plan, the Company has

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made available to Parent (or such documents are publicly available on EDGAR) a true and complete copy (where applicable) of: (i) each such Specified US Benefit Plan (or, where such Specified US Benefit Plan has not been reduced to writing, a summary of all material terms of such Specified US Benefit Plan), (ii) each trust or funding arrangement prepared in connection with each such Specified US Benefit Plan, (iii) the most recently filed annual report on Internal Revenue Service Form 5500 or any other annual report required by applicable Law, (iv) the most recently received determination or opinion letter for each such Specified US Benefit Plan, (v) the most recently prepared actuarial report and financial statement in connection with each such Specified US Benefit Plan and (vi) any material written communications by the Company or the Subsidiaries to any current or former employee, consultant, or director of the Company or any Subsidiary concerning the extent of the benefits provided under such Specified US Benefit Plan. Neither the Company nor any Subsidiary has any plan or commitment to establish any new material Company Benefit Plan or to materially modify any Specified US Benefit Plan (in each case, other than the renewal or replacement of the existing Company Benefit Plans in the ordinary course of business and consistent with past practice).

(b) None of the Company or any Subsidiary or any ERISA Affiliate, has now or at any time within the past six (6) years (and in the case of any such other Person or entity, only during the period within the past six years that such other Person or entity was an ERISA Affiliate) contributed to, was required to contribute to, sponsored, or maintained: (i) a pension plan (within the meaning of Section 3(2) of ERISA) subject to Section 412 of the Code or Title IV of ERISA; (ii) a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA); or (iii) a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which the Company or an ERISA Affiliate would reasonably be expected to incur liability under Section 4063 or 4064 of ERISA.

(c) Each Specified US Benefit Plan intended to be qualified under Section 401(a) or 401(k) of the Code has received a favorable determination letter from the Internal Revenue Service that the Specified US Benefit Plan is so qualified, and each trust established in connection with any Specified US Benefit Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the Internal Revenue Service that it is so exempt, and, to the knowledge of the Company, no fact or circumstance exists that would reasonably be expected to adversely affect the qualified status of any such Specified US Benefit Plan or the exempt status of any such trust.

(d) Each Company Benefit Plan and each related trust agreement, annuity Contract or funding instrument has been established, maintained and administered in compliance with its terms, and in compliance with the applicable provisions of ERISA, the Code and other applicable Laws, except for such non-compliance which would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. Except as set forth in Section 4.8(d) of the Company Disclosure Letter, neither the Company nor its Subsidiaries maintains or contributes to any plan or arrangement which provides, and no Specified US Benefit Plan provides, or has any liability to provide medical benefits to any Company employee following his retirement, except as required by applicable Law or provided pursuant to local custom and practice in jurisdictions outside the United States.

(e) Neither the negotiations or execution of this Agreement, nor the consummation of the transactions contemplated by this Agreement will, either alone or in combination with another event, entitle any current or former employee, consultant or officer of the Company or any of its Subsidiaries to severance pay, unemployment compensation or any other payment or accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, consultant or officer. No payment or other benefit that may be made to any current or former employee or independent contractor of the Company or any Subsidiary under any Specified US Benefit Plan will constitute an “excess parachute payment” within the meaning of Section 280G of the Code and the Company and its Subsidiaries are under no obligation to reimburse any Person for Taxes imposed under Section 4999 of the Code.

(f) Without limiting the representations set forth in Section 4.8(a) through Section 4.8(e), with respect to each material Company Benefit Plan in the Republic of South Africa, Israel, India, Canada and China (a

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“Specified Non-US Benefit Plan”): (i) all employer and employee contributions to each Specified Non-US Benefit Plan required by Law or by the terms of such Specified Non-US Benefit Plan have been made or, if applicable, accrued in accordance with GAAP, except for such contributions or accruals, the failure of which to make or accrue would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole; (ii) each Specified Non-US Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities, except where failure to do so would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole; and (iii) each Specified Non-US Benefit Plan is in compliance with all applicable Laws, except for such non-compliance which would not be reasonably expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

Section 4.9 Absence of Certain Changes or Events. Since July 31, 2015 through the date of this Agreement, (i) except for the execution of this Agreement, the discussions, negotiations and transactions related thereto or as otherwise specifically contemplated or permitted by this Agreement, the businesses of the Company and its Subsidiaries have been conducted in all material respects in the ordinary course of business consistent with past practice, the Company and its Subsidiaries have not taken any action that, if taken during the period between the date of this Agreement through the Effective Time, would constitute a violation of clauses (i), (ii), (vi)-(ix) or (xv)-(xviii) of Section 6.1(a), and (ii) there has not been any Effect constituting, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.10 Investigations; Litigation.

(a) There is no investigation or review pending (or, to the knowledge of the Company, threatened) by any Governmental Entity with respect to the Company or any of the Company’s Subsidiaries which would (i) prevent or materially delay the Company from performing its obligations under this Agreement or taking any action necessary to consummate the transactions contemplated hereby, including the Merger or (ii) reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(b) There are no actions, suits, inquiries, investigations or proceedings pending (or, to the knowledge of the Company, threatened) against or affecting the Company or any of the Company’s Subsidiaries, or any of their respective properties, officers or directors or, to the Company’s knowledge, for which the Company or any of the Company’s Subsidiaries is required to indemnify a third party at law or in equity before, and there are no orders, judgments or decrees of or before, any Governmental Entity, in each case, which would (i) prevent or materially delay the Company from performing its obligations under this Agreement or taking any action necessary to consummate the transactions contemplated hereby, including the Merger or (ii) reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. There have not been since January 31, 2013, nor are there currently internal investigations being conducted by the Board of Directors of the Company (or any committee thereof), any compliance officer of the Company or any auditor or legal counsel at the request of any of the foregoing concerning any alleged improper, wrongful or fraudulent financial, accounting or tax matter or practice, or any conflict of interest, illegal activity, fraudulent or deceptive conduct or malfeasance issues, except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

Section 4.11 Tax Matters. (i) The Company and each of its Subsidiaries have prepared and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by any of them and all such filed Tax Returns (taking into account all amendments thereto) are complete and accurate in all material respects; (ii) the Company and each of its Subsidiaries have paid on a timely basis all material Taxes that are due and payable by them, except, in the case of clause (i) or clause (ii) hereof, for Taxes contested in good faith and for which adequate reserves have been established in accordance with GAAP; (iii) there are no pending or, to the knowledge of the Company, threatened, audits, examinations, investigations or other proceedings in respect of Taxes; (iv) there are no Liens for any material amount of Taxes on any of the assets of the Company or any of its Subsidiaries other than Permitted Liens; (v) none of the Company or any of

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its Subsidiaries has been a “controlled corporation” or a “distributing corporation” in any distribution occurring during the last 30 months that was purported or intended to be governed by Section 355 of the Code (or any similar provision of state, local or non-U.S. Law); (vi) no material claim has ever been made by a Taxing Authority of a jurisdiction where the Company or one of its Subsidiaries has not filed Tax Returns claiming that the Company or such Subsidiary is or may be subject to taxation by that jurisdiction; (vii) the Company and its Subsidiaries have withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party; (viii) neither the Company nor any of its Subsidiaries is a party to or bound by any obligation under any Tax sharing or similar agreement or arrangement; (ix) there are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection, assessment or reassessment of, Taxes due from the Company or any of its Subsidiaries for any taxable period and no request for any such waiver or extension is currently pending; (x) neither the Company nor any of its Subsidiaries has participated in any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b) or comparable provisions of any other applicable Tax law; and (xi) neither the Company nor any of its Subsidiaries (A) has ever been a member of an affiliated, combined, consolidated or unitary Tax group for purposes of filing any Tax Return (other than a group of which the Company or one of its Subsidiaries is the common parent) or (B) has any liability for Taxes of any Person (other than the Company or its Subsidiaries) under Treasury Regulation Section 1.1502-6 or any similar provision of U.S. federal, U.S. state, U.S. local, or non-U.S. law, or as a transferee or successor, by contract or otherwise. Notwithstanding any other representation and warranty in this Article IV, the representations and warranties contained in Section 4.8 and 4.11 constitute the sole representations and warranties of the Company relating to Taxes.

Section 4.12 Labor Matters.

(a) As of the date hereof, no employees of the Company or its Subsidiaries who are located in the United States are represented by any labor organization with respect to their employment with the Company or its Subsidiaries. To the knowledge of the Company, as of the date hereof, the relations of the Company and its Subsidiaries with respect to any labor organization with respect to the employment of employees of the Company or its Subsidiaries who are located in a country other than the United States are in all material respects in accordance with standard terms, conditions, customs and practices for such relations in the applicable country.

(b) To the knowledge of the Company, as of the date hereof, no labor union, labor organization, works council, or group of employees of the Company or its Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other non-U.S. labor relations tribunal or authority. As of the date hereof, the Company and its Subsidiaries have no knowledge of any labor union organizing activities with respect to any employees of the Company or any of its Subsidiaries.

(c) Since January 31, 2013, there have been no actual, or to the knowledge of the Company, threatened: (i) strikes, lockouts, material slowdowns, or material work stoppages, or (ii) material unfair labor practice charges, material arbitrations, material grievances, or material labor disputes (other than routine individual grievances), in each case, against the Company or any of its Subsidiaries.

(d) The Company and its Subsidiaries are in compliance with all applicable Laws respecting employment and employment practices, including all Laws respecting terms and conditions of employment, wages and hours, unfair labor practices and labor relations, health and safety, child labor, immigration, employment discrimination, disability rights or benefits, equal opportunity, affirmative action, classification of workers as independent contractors, workers’ compensation, employee leave issues, plant closures and layoffs and unemployment insurance, except for such non-compliance which would not be reasonably expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

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(e) The Company and its Subsidiaries are not delinquent in payments to any employees or former employees for any services or amounts required to be reimbursed or otherwise paid, except where any such delinquency would not be reasonably expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

(f) Since January 31, 2013, the Company and its Subsidiaries have not received written notice of (i) any charge or complaint with respect to or relating to them pending before the Equal Employment Opportunity Commission or any other Governmental Entity responsible for the prevention of unlawful employment practices, (ii) the intent of any Governmental Entity responsible for the enforcement of labor, employment, wages and hours of work, child labor, immigration, or occupational safety and health laws to conduct an investigation with respect to or relating to them or notice that such investigation is in progress, (iii) any complaint, lawsuit or other proceeding pending or threatened in any forum by or on behalf of any present or former employee of such entities, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract of employment, any applicable law governing employment or the termination thereof or other discriminatory, wrongful or tortuous conduct in connection with the employment relationship, (iv) any unfair labor practice charge or complaint pending or threatened before the National Labor Relations Board or any other Governmental Entity against them, or (v) any complaints, grievances or arbitrations arising out of any collective bargaining agreement or similar agreement or any other complaints, grievances or arbitration procedures against them, in each case, other than notice of any of the foregoing actions set forth in clauses (i) through (v) that would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

(g) To the knowledge of the Company, as of the date hereof, no employee of the Company or any of its Subsidiaries is in any respect in violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure agreement, fiduciary duty, non-competition agreement, restrictive covenant or other obligation: (i) to the Company or any of its Subsidiaries or (ii) to a former employer of any such employee relating to (A) the right of any such employee to be employed by the Company or any of its Subsidiaries or (B) to the knowledge or use of trade secrets or proprietary information, except for such violations which would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

(h) The Company and its Subsidiaries are and have been during the last three (3) years in compliance with all notice and other requirements under the Workers Adjustment and Retraining Notification Act and any similar foreign, state or local law relating to plant closings and layoffs, except for such non-compliance which would not be reasonably expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

(i) As of the date hereof, the Company has no knowledge that any current executive officer of the Company or any other employee listed in Section 4.8(a)(1) of the Company Disclosure Letter intends to terminate his or her employment.

Section 4.13 Intellectual Property; Information Technology.

(a) The Company has made available to Parent, as of the date hereof, a correct and complete list of all U.S. and non-U.S. (i) Trademark registrations and applications, (ii) Domain Name registrations, (iii) Copyright registrations and applications and (iv) issued Patents and Patent applications, in each case owned by the Company or any of its Subsidiaries and which are material to the Company and the Company’s Subsidiaries, taken as a whole. The Company or a Subsidiary of the Company is the sole and exclusive beneficial and, as applicable, record owner of all of the Intellectual Property the list of which was made available to Parent pursuant to the previous sentence, other than Domain Names, and all such Intellectual Property is subsisting and, to the knowledge of the Company, valid and enforceable in all material respects.

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(b) Each of the Company and its Subsidiaries owns, or is licensed or otherwise possesses the legally enforceable rights to use, free and clear of all Liens (other than Permitted Liens), all material Intellectual Property used in their respective businesses as currently conducted (the “Company Intellectual Property”).

(c) To the knowledge of the Company, neither the Company nor any of its Subsidiaries is infringing or otherwise violating the Intellectual Property of any Person, except for such infringements or violations which would not be reasonably expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. As of the date hereof, and since two (2) years prior to the date of this Agreement, neither the Company nor any of its Subsidiaries has made or threatened in writing any material claim alleging infringement or other violation of Company Intellectual Property by any Person, nor challenging the ownership, registrability, validity or enforceability of any Intellectual Property of any Person, which infringements, other violations or challenges would reasonably be expected to be material, and, to the knowledge of the Company, no Person is infringing or otherwise violating any Company Intellectual Property owned by the Company or any Company Subsidiary in any material respect.

(d) To the knowledge of the Company, there are no Software or other information technology system (“IT System”) defects or deficiencies material to the business of the Company and its Subsidiaries, taken as a whole. The Company and the Company Subsidiaries take commercially reasonable measures to protect Trade Secrets, personal information and other confidential or sensitive information, including, as applicable, IT System security measures. To the knowledge of the Company, each of the Company and the Company Subsidiaries is in compliance in all material respects with all of the Company Material Contracts to the extent relating to privacy and the collection and use of personal information, data protection and IT System security, except for such noncompliance which would not be reasonably expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, since two (2) years prior to the date of this Agreement, (i) to the knowledge of the Company, there have been no unauthorized disclosures of Trade Secrets or personal information or IT System security breaches or compromises and (ii) no claims have been asserted or threatened in writing against the Company or any of its Subsidiaries alleging a violation of any third party’s privacy or personal information rights.

Section 4.14 Opinion of Financial Advisor. The Board of Directors of the Company has received the opinion of Morgan Stanley & Co. LLC to the effect that, as of the date of such opinion, and based upon and subject to the various matters, limitations, qualifications and assumptions set forth therein, the Merger Consideration to be received by the holders of Company Ordinary Shares (other than Significant Shareholder) pursuant to this Agreement is fair, from a financial point of view, to such holders.

Section 4.15 Material Contracts.

(a) Section 4.15 of the Company Disclosure Letter contains a true, correct and complete list of each of the following types of Contracts to which either the Company or any of its Subsidiaries is a party or by which it or its material properties or assets are bound:

(i) “material contract” (as such term is defined in item 601(b)(10) of Regulation S-K of the SEC);

(ii) consulting or employment Contract that provides for annual compensation exceeding U.S. $500,000 per year;

(iii) Contract with any current or former director or officer of the Company;

(iv) Contract between (x) the Company or any of the Company’s Subsidiaries, on the one hand, and (y) any Affiliate of the Company (other than the Company’s Subsidiaries), on the other hand, other than any Contracts with any Person in which the Company or any of its Subsidiaries has an ownership interest so long as

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such Contracts (1) are not material to the Company and its Subsidiaries, taken as a whole, and (2) are entered into on an arm’s-length basis;

(v) Contract containing covenants of the Company or any of the Company’s Subsidiaries which (A) materially restrict the ability of the Company or any of its Subsidiaries to compete in any line of business, industry or geographical area and (B) is material to the Company and its Subsidiaries, taken as a whole, except for any such Contract that may be canceled, without any material penalty or other liability to the Company or any of its Subsidiaries upon not more than a thirty (30) day notice;

(vi) Contract that creates a partnership or joint venture or similar arrangement with respect to any material business of the Company;

(vii) Those Contracts which are listed on Section 4.15(a)(vii) of the Company Disclosure Letter, which have been made available to Parent, which reflect a sampling of the Contracts (other than purchase orders) with the top ten suppliers or top ten customers with the greatest dollar volume during the fiscal year ended January 31, 2015;

(viii) indenture, credit agreement, loan agreement, security agreement, guarantee, note, mortgage or other agreement providing for incurrence of Indebtedness, constituting obligations in excess of U.S. $10,000,000);

(ix) merger or consolidation Contract;

(x) a Contract for the sale of any of the Company’s assets in excess of U.S. $3,000,000 (other than sale of assets in the ordinary course of business and consistent with past practices);

(xi) collective bargaining or employee association or trade agreement, other than any Contract with, or related to, a works council or similar body outside of the United States that is customary for such country;

(xii) Contract that contains a put, call, right of first refusal or similar right pursuant to which the Company or any of the Company’s Subsidiaries would be required to purchase or sell, as applicable, any equity interests of any Person, other than (a) in the ordinary course of business and consistent with past practice and in total amount not to exceed U.S. $500,000, or (b) any Contract with any joint venture of the Company or any of its Subsidiaries or their respective joint venture partner so long as such Contract (1) is not material to the Company and its Subsidiaries, taken as a whole, and (2) is entered into on an arm’s-length basis;

(xiii) settlement or conciliation agreement or similar Contract with a Governmental Entity or third party or order or consent of a Governmental Entity to which the Company or any of the Company’s Subsidiaries is subject involving future performance by the Company or any of the Company’s Subsidiaries which is material to the Company and the Company’s Subsidiaries, taken as a whole;

(xiv) Contract (a) granting or obtaining any rights to, or imposing any obligations regarding material Intellectual Property (whether inbound or outbound) of the Company and its Subsidiaries in any material respect or (b) that relates to material information technology systems of the Company and its Subsidiaries in any material respect, in each case other than non-exclusive “click-through” or “shrink-wrap” licenses or other similar agreements for commercially available software (including software-as-a-service);

(xv) lease covering Leased Real Property which is material to the Company and the Company’s Subsidiaries, taken as a whole; or

(xvi) other Contract under which the Company and the Company’s Subsidiaries are obligated to make payments in excess of U.S.$3,000,000 (other than in the ordinary course of business consistent with past practices) (all contracts of the type described in this Section 4.15(a), “Company Material Contracts”).

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(b) The Company has made available to Parent (or such documents are publicly available on EDGAR) copies of each Company Material Contract in effect as of the date of this Agreement, together with all material amendments and supplements thereto in effect as of the date of this Agreement. Neither the Company nor any Subsidiary of the Company is in breach of or default under the terms of any Company Material Contract where such breach or default would reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. To the knowledge of the Company, no other party to any Company Material Contract is in breach of or default under the terms of any Company Material Contract where such breach or default would reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. Except with respect to any Contract that has previously expired in accordance with its terms, been terminated, restated or replaced, and except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, each Company Material Contract is a valid and binding obligation of the Company or the Subsidiary of the Company which is party thereto and, to the knowledge of the Company, of each other party thereto, and is in full force and effect, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Section 4.16 Finders or Brokers. Except for Morgan Stanley & Co. LLC, the arrangements with which have been disclosed to Parent, neither the Company nor any of its Subsidiaries has employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who might be entitled to any fee or any commission in connection with or upon consummation of the Merger.

Section 4.17 Properties and Leases.

(a) Set forth in Section 4.17(a) of the Company Disclosure Letter is a complete list of all material real property and interests in real property owned by the Company or any of its Subsidiaries as of the date hereof (“Owned Real Property”). The Company or one of its Subsidiaries is the record owner of, and has good and marketable fee title to the Owned Real Property and any improvements thereon, free and clear of any Liens (other than Permitted Liens), except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries is a land owning company as defined in section 242(5) of the BVI Act.

Except where the failure of the representations and warranties set forth in clauses (b), (c), (d) or (e) of this Section 4.17 to be true and correct would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole:

(b) The Company has valid leasehold interests in all material property leased by the Company or any of its Subsidiaries (the “Leased Real Property”), except for such properties and assets as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business.

(c) There are no options or rights to purchase or lease all or any part of the Owned Real Property or any interest therein of any other Person.

(d) With respect to each Leased Real Property, (i) such lease or sublease is legal, valid, binding, enforceable and in full force and effect; (ii) there exists no default under any such lease or sublease by the Company or any Subsidiary which has not been cured, and, to the knowledge of the Company, no event has occurred or failed to occur or circumstance exists which, with the delivery of notice, the passage of time or both would constitute a breach or default on the part of the Company or any of its Subsidiaries under any such lease or sublease; and (iii) all leasing, brokerage, finder and other similar fees and commissions that are due and payable by the Company or any of its Subsidiaries with respect to such leases and subleases have been paid in full; and

(e) All Owned Real Property and Leased Real Property is in good and usable condition, subject to normal wear and tear and normal industry practice with respect to maintenance and has such rights of egress and ingress as is

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necessary to allow such real property to be operated and the business of the Company and each of its Subsidiaries conducted with respect thereto to be operated and conducted as now conducted. There are no facts or conditions affecting the Owned Real Property or the Leased Real Property which would interfere in any material respect with the use or occupancy of such premises or any portion thereof in the operation of the business of the Company or any of its Subsidiaries as a whole.

Section 4.18 Environmental Matters.

Except where the failure of the representations and warranties set forth in this Section 4.18 to be true and correct would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole:

(a) The Company and its Subsidiaries are and have been in compliance with all Environmental Laws, including possessing all Company Permits required for its operations under applicable Environmental Laws.

(b) Neither the Company nor any of its Subsidiaries has received written notice of, and, to the knowledge of the Company, is the subject of, any currently unresolved actions, claims, investigations, demands, requests for information, citation or complaint by any Person alleging that the Company or any of its Subsidiaries is liable under or in non-compliance with any Environmental Law.

(c) With respect to any Owned Real Property or Leased Real Property currently or formerly owned or leased, as the case may be, by the Company or its Subsidiaries there have been no Releases of Hazardous Materials that are the subject of a (i) pending or written, threatened claim against the Company or any of its Subsidiaries or (ii) ongoing cleanup being conducted or funded by the Company or any Subsidiaries.

(d) Neither the Company nor any of its Subsidiaries has entered into any written agreement that requires them to pay to, reimburse, defend, indemnify or hold harmless any Person from or against any liabilities arising out of or related to the Release of Hazardous Materials, or otherwise arising in connection with or under Environmental Laws, in each case where such requirement is the subject of a currently unresolved claim by such Person against the Company or any Subsidiary.

Section 4.19 Proxy Statement. None of the information included or incorporated by reference in the Proxy Statement will, at the date it is first mailed to the Company’s shareholders and at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. No representation is made by the Company in this Section 4.19 with respect to statements made based on information supplied by Parent or Merger Sub in writing specifically for inclusion or incorporation by reference in the Proxy Statement.

Section 4.20 Affiliate Transactions. There are no material transactions, arrangements or understandings between (i) the Company or any of the Company’s Subsidiaries, on the one hand, and (ii) any Affiliate of the Company (other than the Company’s Subsidiaries), on the other hand, in each case, other than any arrangements or understandings with, any joint venture of the Company or any of its Subsidiaries or their respective joint venture partner which (1) is not material to the Company and its Subsidiaries, taken as a whole, and (2) is entered into on an arm’s-length basis.

Section 4.21 Insurance. All material insurance policies, including general liability policies, product liability, comprehensive general liability and umbrella insurance policies maintained as of the date hereof by the Company and any of the Company’s Subsidiaries (the “Insurance Policies”) are valid and in full force and effect and neither the Company nor any of the Company’s Subsidiaries are in material default under any of the Insurance Policies, and neither Company nor any of the Company’s Subsidiaries has taken any action or failed to take any action which, with notice, the lapse of time or both, would constitute such a breach or default, or permit termination or material modification of any of the Insurance Policies. The consummation of the transactions

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contemplated by this Agreement will not cause the termination or modification of any Insurance Policies, including with respect to the coverage for all pre- Closing occurrences. The Company has made available to Parent a list of each claim made under an Insurance Policy outside of the ordinary course of business at any time during the one year period prior to the date hereof other than such claims that are not, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole. Neither the Company nor any of the Company’s Subsidiaries has received written notice under any Insurance Policy denying or disputing any claim (or coverage with respect thereto) made by the Company or any of the Company’s Subsidiaries or regarding the termination, cancellation or material amendment of, or material premium increase with respect to, any Insurance Policy, in each case, at any time during the two year period prior to the date hereof other than any such denial or dispute that would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

Section 4.22 Customers and Suppliers. The Company has made available to Parent a correct and complete list of the names of (i) the five air freight and the five ocean freight suppliers in each case with the greatest monetary volume of sales to the Company and the Company’s Subsidiaries (the “Suppliers”) and (ii) the ten customers with the greatest volume of revenues to the Company and the Company’s Subsidiaries (the “Customers”), in each case during the Company’s fiscal year ended January 31, 2015. Since January 31, 2015 through the date of this Agreement, to the Company’s knowledge, none of the Suppliers or Customers has provided any written notice that such Supplier or Customer will permanently stop, fail to renew or materially decrease purchasing or supplying services, materials or products from or to the Company or is otherwise involved in or is threatening a material dispute with the Company or any of its Subsidiaries.

Section 4.23 Relations with Governments. Except as has been disclosed to Parent prior to the date of this Agreement, during the five (5) years prior to the date of this Agreement, neither the Company, any of the Company’s Subsidiaries nor, to the Company’s knowledge, any of its Affiliates or any other Person authorized to act, and acting, on behalf of the Company or any of its Affiliates has, directly or indirectly, (i) given, offered, solicited or agreed to give, offer or solicit any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment, regardless of form and whether in money, property or services, to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the Company or any of its Affiliates in connection with the development, marketing, use, sale or acceptance of products or services of the Company or any of its Subsidiaries (or to assist the Company or any of its Affiliates in connection with any actual or proposed transaction relating to the products and services of the Company or any of its Affiliates) in material violation of applicable Law; (ii) used any corporate funds or any personal funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity in material violation of applicable Law; (iii) made any unlawful payment to domestic government officials or employees, or to domestic political parties or campaigns, from corporate funds; (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended; (v) established or maintained any unlawful or unrecorded fund of corporate monies or other assets in material violation of applicable Law; or (vi) made any false or fictitious entry on the books or records of the Company relating to any such payments.

Section 4.24 Compliance with Customs & International Trade Laws.

(a) At no time in the last five (5) years has the Company or any of the Company’s Subsidiaries committed any material violation of, or taken any material action subject to penalty under, any applicable Customs & International Trade Laws, and there are no unresolved questions or claims concerning any liability of the Company and the Company’s Subsidiaries with respect to any such applicable Customs & International Trade Laws.

(b) Without limiting the foregoing, except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole:

(i) Section 4.24(b)(i) of the Company Disclosure Letter sets forth a true and complete list of any import and export licenses, license exceptions and other consents, notices, waivers, approvals, orders, authorizations,

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registrations, declarations, classifications and filings required for the export, import, transfer, and reexport of goods, services, software and technology by the Company and Company Subsidiaries or as otherwise required by the Business as presently conducted (collectively, the “International Trade Approvals”) held by the Company and each Company Subsidiary as of the date of this Agreement;

(ii) No Governmental Entity has initiated any proceedings for or imposed or, to the knowledge of the Company, threatened to initiate proceedings for or impose any civil or criminal fine or penalty, revocation of an International Trade Approval, debarment, denial of future International Trade Approvals or any other sanction against the Company or any of the Company’s Subsidiaries or any director, company supervisor, officer, employee or, to the knowledge of the Company, agent of the Company or any of the Company’s Subsidiaries in connection with any actual or alleged violation of any applicable Customs & International Trade Laws;

(iii) There are no other pending or, to the knowledge of the Company, threatened claims against the Company or any of the Company’s Subsidiaries with respect to International Trade Approvals and compliance with applicable Customs & International Trade Laws; and

(iv) In the last five (5) years the Company and the Company’s Subsidiaries have not received any written notice from a Governmental Entity relating to any alleged or actual violation of any Customs & International Trade Laws relating to the Company and its Subsidiaries, including any civil or criminal investigation, litigation, audit, compliance assessment, focused assessment, penalty proceeding or assessment, liquidated damages proceeding or claim, forfeiture or forfeiture action.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub represent and warrant to the Company as follows:

Section 5.1 Qualification; Organization, Subsidiaries, etc. Each of Parent and Merger Sub is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, validly existing, qualified or in good standing, or to have such power or authority, would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or materially impair the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement (a “Parent Material Adverse Effect”). Parent has made available to the Company prior to the date of this Agreement a true and complete copy of Parent’s articles of association and Merger Sub’s certificate of incorporation and memorandum of association and articles of association, each as amended through the date hereof. Such organizational documents are in full force and effect. Neither Parent nor Merger Sub is in violation of the provisions of its governing documents. As of the date hereof, to the knowledge of Parent or Merger Sub, there is no investigation or review pending or threatened by any Governmental Entity with respect to Parent, any of Parent’s Subsidiaries or Merger Sub, which would result, individually or in the aggregate, in a Parent Material Adverse Effect.

Section 5.2 Corporate Authority Relative to this Agreement; No Violation.

(a) Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and thereby, including the Merger. The execution and delivery of this Agreement, the Plan of Merger and the Articles of Merger and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Boards of Directors of Parent and Merger Sub (and, with respect to Merger Sub, by its sole shareholder) and, except for the filing with

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and acceptance by Registrar of the Plan of Merger and the Articles of Merger, no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming this Agreement constitutes the valid and binding agreements of the Company, this Agreement constitutes the valid and binding agreements of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms.

(b) Other than in connection with or in compliance with the Relevant Approvals, no material authorization, consent, clearance or approval of, or filing or notification with, any Governmental Entity is necessary under any Law applicable to Parent or Merger Sub for the consummation by Parent or Merger Sub of the transactions contemplated by this Agreement, including Merger, except for such authorizations, consents, approvals or filings, that may be required solely by reason of the regulatory status of the Company or any of its Subsidiaries or any facts specifically pertaining to the Company or any of its Subsidiaries.

(c) The execution and delivery by Parent and Merger Sub of this Agreement does not, and the consummation of the transactions contemplated hereby, including the Merger, and compliance with the provisions hereof will not (i) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation under any material Contract to which Parent or any of its Subsidiaries is a party or by which Parent or Merger Sub is bound or result in the creation of any material Lien upon any of the properties or assets of Parent or any of its Subsidiaries, (ii) conflict with or result in any violation of any provision of the certificate of incorporation or by- laws or other equivalent organizational document, in each case as amended, of Parent or any of its material Subsidiaries or (iii) other than Relevant Approvals, conflict with or violate any material Laws applicable to Parent, any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (i) and (iii), any such violation, conflict, default, right or Lien that would not have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.3 Capitalization of Merger Sub. As of the date hereof, the authorized share capital of Merger Sub consists of one ordinary share of no par value, which is validly issued and outstanding. All of the issued and outstanding share capital of Merger Sub is, and immediately prior to the Effective Time will be, owned by Parent or a direct or indirect wholly-owned subsidiary of Parent. Merger Sub has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

Section 5.4 No Vote of Parent Shareholders. No vote of the shareholders of Parent or the holders of any other securities of Parent (equity or otherwise), is required by any applicable Law, the organizational documents of Parent or the applicable rules of the exchange on which securities of Parent are traded, in order for Parent to consummate the Merger or effect the Financing.

Section 5.5 Financing. Parent and Merger Sub will have available to them upon the Effective Time, sufficient funds to perform all of their respective obligations under this Agreement and to consummate the Merger and the other transactions contemplated hereby, including payment in full of the Merger Consideration, the Preference Merger Consideration, the Option and Stock-Based Consideration and all associated fees, costs and expenses in each case when due.

Section 5.6 Finders or Brokers. Except for Rothschild Inc., neither Parent nor any of its Subsidiaries has employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement, including the Merger, who might be entitled to any fee or any commission in connection with or upon consummation of the Merger.

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Section 5.7 Ownership of Company Shares. Neither Parent nor any of its Affiliates is, or has been during the three (3) year period immediately prior to the date hereof, an “interested Shareholder” of the Company as such term is defined in the Articles of Association.

ARTICLE VI

COVENANTS AND AGREEMENTS

Section 6.1 Conduct of Business by the Company.

(a) From and after the date hereof and prior to the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Section 8.1 (the “Termination Date”), and except (A) as may be required by applicable Law, (B) as may be agreed in writing by Parent (such agreement not to be unreasonably withheld, conditioned or delayed), (C) as may be contemplated by this Agreement or (D) as set forth in Section 6.1 of the Company Disclosure Letter, the Company shall (and shall cause each of its Subsidiaries to) conduct the business of the Company and its Subsidiaries only in, shall not (and shall cause each of its Subsidiaries not to) take any action except in, the ordinary course of business and consistent with past practice and in material compliance with all applicable Laws; and the Company shall (and shall cause each of its Subsidiaries to) use its commercially reasonable efforts to preserve substantially intact the Company’s and each of its Subsidiaries’ business organizations and goodwill, to keep available the services of those of the Company’s and any of its Subsidiaries’ present officers, employees and consultants who are integral to the operation of their businesses as presently conducted and to preserve their present relationships with Governmental Entities, significant customers, distributors, creditors, lessors, licensees, licensors and suppliers and with other Persons with whom they have significant business relations. The Company shall comply with all provisions of the Indenture dated as of March 4, 2014, between the Company and Wells Fargo Bank, National Association, as Trustee (the “Convertible Senior Notes Indenture”), governing the Convertible Senior Notes, including Article 14 and Article 15 thereof. In furtherance and not in limitation of each of the foregoing, the Company shall not (and shall cause each of its Subsidiaries not to), between the date hereof and the Effective Time or, if earlier, the Termination Date, except as set forth in Section 6.1 of the Company Disclosure Letter, without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed):

(i) authorize, pay, make, declare or set aside any dividends on or distribution with respect to its share or equity capital (whether in cash, assets, shares or other securities of the Company or its Subsidiaries), other than dividends in the ordinary course of business and consistent with past practice by any Subsidiary of the Company to the Company or any wholly owned Subsidiary of the Company or redeem, repurchase or otherwise acquire any of its own shares or other securities (except as expressly permitted by the terms of this Agreement);

(ii) adjust, subdivide, split, combine or reclassify any of its shares or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, its capital stock;

(iii) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any of the shares or capital stock or other ownership interest or voting security in the Company or any of its Subsidiaries or any securities convertible into or exchangeable for any such shares, capital stock, ownership interest or voting securities, or any rights, warrants or options to acquire any such shares, capital stock, ownership interests or voting securities of the Company or any of its Subsidiaries or any securities convertible into or exchangeable for such securities other than issuances of Company Ordinary Shares in respect of any exercise or settlement of Company Stock Options or Company Stock-Based Awards in each case outstanding on the date hereof pursuant to any Existing Company Incentive Plan in accordance with the terms of such award as in effect on the date hereof;

(iv) except in connection with the exercise or forfeiture of Company Stock Options or the settlement or forfeiture of any Company Stock-Based Awards in each case outstanding on the date hereof pursuant to any

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Existing Company Incentive Plan and in accordance with the terms thereof, directly or indirectly, purchase, redeem or otherwise acquire any of its shares of capital stock or any rights, warrants or options to acquire any such shares;

(v) except as required pursuant to written agreements or Company Benefit Plans in each case in effect as of the date hereof, as otherwise required by applicable Law, (A) increase the compensation or other benefits payable or to become payable to its directors, executive officers or, except in the ordinary course of business and consistent with past practice, other employees of the Company, (B) grant any severance, retention or termination pay to, or enter into any severance, retention or termination agreement with any director, executive officer or, except in the ordinary course of business and consistent with past practice and in aggregate amount that is not material to the Company and its Subsidiaries taken as a whole, other employee of the Company or any of its Subsidiaries, (C) enter into or amend any employment agreement with any executive officer or, except in the ordinary course of business and consistent with past practice and in aggregate amount that is not material to the Company and its Subsidiaries taken as a whole, other employee of the Company or any of its Subsidiaries, (D) accelerate the payment or vesting of benefits or amounts payable or to become payable under any Company Benefit Plan, (E) pay any bonus (other than payments in the ordinary course pursuant to plans in effect as of the date of this Agreement) or establish, adopt, enter into or amend any bonus plan or arrangement covering employees of the Company or any of its Subsidiaries, (F) fund any trust with respect to the payment of compensation or benefits (other than benefits under tax-qualified retirement plans) or establish, adopt, enter into, amend or terminate any Company Benefit Plan or collective bargaining agreement or (G) hire, fire or transfer employees other than in the ordinary course of business consistent with past practice;

(vi) enter into or make any loans to any of its officers, directors, employees, agents or consultants (other than expense advances and loans in non-material amounts in the ordinary course of business consistent with past practice to employees of the Company or its Subsidiaries (other than officers and directors of the Company)) or make any change in its existing borrowing or lending arrangements for or on behalf of any of such Persons, except as required by the terms of any Company Benefit Plan;

(vii) materially change financial accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by GAAP, SEC rule or policy or applicable Law;

(viii) except in respect of the Merger, (A) merge, consolidate, combine or amalgamate with any Person other than, with respect to a wholly owned Subsidiary of the Company, another wholly owned Subsidiary of the Company or propose or enter into any scheme or plan of arrangement or analogous transaction, (B) acquire or agree to acquire (including by merging or consolidating with, purchasing any equity interest in or a substantial portion of the assets of, licensing, or by any other manner), any business or any corporation, partnership, association or other business organization or division thereof or (C) make any loans, advances or capital contributions to, or investments in, any Person (other than the Company or any wholly owned Subsidiary of the Company), except in each case for loans, advances or capital contributions pursuant to and in accordance with the terms of Contracts existing as of the date hereof or otherwise not in excess of U.S.$250,000 in the aggregate;

(ix) adopt any amendments to its memorandum and articles of association or similar applicable organizational or charter documents;

(x) incur, assume, guarantee, prepay, refinance or otherwise become liable for any Indebtedness (directly, contingently or otherwise) except for (i) Indebtedness for borrowed money incurred under the Company’s existing credit facilities, working capital facilities, or other existing similar lines of credit, or other Indebtedness, in each case, in the ordinary course of business consistent with past practice, (ii) the replacement or refinancing of any of the facilities referred to in the foregoing clause (i), (iii) the incurrence of Indebtedness for borrowed money not to exceed U.S. $70,000,000 in aggregate, provided that if the total Indebtedness outstanding under the Credit Agreement dated March 27, 2014 with Citibank N.A. (or any replacement or refinancing

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thereof) exceeds U.S. $98,000,000, such U.S.$70,000,000 shall be reduced by such excess amount or (iv) intercompany Indebtedness among the Company and its Subsidiaries in the ordinary course of business consistent with past practice;

(xi) sell, lease, license, transfer, exchange or swap, mortgage or otherwise encumber (including securitizations), or subject to any Lien (other than Permitted Liens) or otherwise dispose of any portion of its properties or assets, including the capital stock of any Subsidiary, other than (A) (x) obsolete or surplus assets or (y) inventory, in each case in the ordinary course of business consistent with past practice, (B) pursuant to existing agreements in effect prior to the execution of this Agreement that have been disclosed to Parent prior to the date of this Agreement, (C) the sale of assets with a fair market value less than U.S.$3,000,000 in the aggregate or (D) sales, leases, licenses or other transfers between the Company and its wholly owned Subsidiaries or between those Subsidiaries;

(xii) other than in the ordinary course of business consistent with past practice, modify, amend, terminate or waive any rights or obligations under any Company Material Contract in any material respect;

(xiii) other than in the ordinary course of business consistent with past practice or as otherwise permitted by this Article VI, enter into any Contract that would constitute a Company Material Contract with a term longer than one year which cannot be terminated without material penalty upon notice of sixty (60) days or less;

(xiv) other than in the ordinary course of business consistent with past practice, dispose of, license, grant, or obtain, or permit to lapse any rights to any material Intellectual Property, or renew (or amend) any existing material Intellectual Property or information technology system Contract of the Company or its Subsidiaries on (or to) materially different terms relative to existing terms;

(xv) implement or adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, consolidation, recapitalization or bankruptcy reorganization;

(xvi) enter into any transaction, agreement, understanding or arrangement between (a) the Company or any of the Company’s Subsidiaries, on the one hand, and (b) any Affiliate of the Company (other than the Company’s Subsidiaries), on the other hand, other than transactions, agreements, understandings or arrangements with any Person in which the Company or any of its Subsidiaries has an ownership interest and which such arrangements (1) are not material to the Company and its Subsidiaries, taken as a whole, and (2) are entered into on an arm’s-length basis;

(xvii) settle any material actions, suits, inquiries, investigations, or proceedings pending, threatened against or affecting the Company or any of the Company’s Subsidiaries or any of their respective properties at law or in equity before any Governmental Entity, other than in the ordinary course of business consistent with past practice, but not in any individual case, in excess of U.S.$750,000 net of any insurance proceeds or that involves equitable remedies including any that would materially prohibit or restrict the Company and its Subsidiaries, taken as a whole, from operating as they currently operate or that would reasonably be expected to materially impair the operations of the Company and its Subsidiaries, taken as a whole, after the Effective Time;

(xviii) enter into or materially modify any currency exchange, commodities or other hedging transactions or arrangements, or other investment or cash management transactions or arrangements other than in the ordinary course of business and consistent with past practice;

(xix) make any capital expenditures, capital additions or capital improvements except for (1) those amounts in the ordinary course of business consistent in all material respects with the capital expenditures budget previously provided to Parent or (2) those amounts pursuant to new client contracts entered into in the ordinary course of business consistent with past practice;

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(xx) notwithstanding (xvii) and other than in the ordinary course of business consistent with past practice, (A) make or change any material election in respect of Taxes (except as required by applicable Law), (B) settle or compromise any claim, notice, audit report or assessment in respect of a material amount of Taxes, (C) amend any material Tax Return (except as required by applicable Law), (D) enter into any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement, pre-filing agreement, advance pricing agreement, cost sharing agreement or closing agreement relating to any material amount of Taxes, (E) surrender or forfeit any right to claim a material Tax refund, or (F) consent to any extension or waiver of the statute of limitations period applicable to any material Tax claim or assessment, in each case, if taking such action would materially affect the Tax of either the Company or any of its Subsidiaries;

(xxi) permit any director and officer insurance policy of the Company or any of its Subsidiaries to terminate or lapse without using commercially reasonable efforts to replace such insurance policy with substantially comparable coverage or amend or cancel any such insurance policy and shall in any event inform Parent in writing promptly upon becoming aware of any material differences between any new director and officer insurance policy of the Company or any of its Subsidiaries and the predecessor policy; or

(xxii) commit or agree, in writing or otherwise, to take any of the foregoing actions.

Section 6.2 Investigation. As Parent or its Representatives may from time to time reasonably request, the Company shall and shall cause each of its Subsidiaries to (i) afford to Parent and to its Representatives reasonable access during normal business hours and upon reasonable notice, throughout the period prior to the Effective Time or, if earlier, the Termination Date, to its and its Subsidiaries’ properties, contracts, commitments, books and records and any report, schedule or other document filed or received by it pursuant to the requirements of applicable Laws; (ii) use reasonable efforts to cause Company’s and its Subsidiaries’ Representatives to furnish promptly to Parent such additional financial and operating data and other information customarily prepared prior to the date of this Agreement as to its and its Subsidiaries’ respective businesses and properties; and (iii) instruct the Company’s and its Subsidiaries’ employees, counsel and financial advisors to reasonably cooperate with Parent in its investigation of the business of the Company and its Subsidiaries, except that nothing herein shall require the Company or any of its Subsidiaries to disclose any information to Parent that would cause a violation of any agreement to which the Company or any of its Subsidiaries is a party, would cause a loss of privilege to the Company or any of its Subsidiaries, or would constitute a violation of applicable Laws; provided, that the maximum amount of information that can be disclosed without having either of such effects shall be disclosed to Parent. Parent hereby agrees that it shall treat any such information in accordance with the Confidentiality Agreement (the “Confidentiality Agreement”), dated as of October 15, 2014, between the Company and Parent.

Section 6.3 No Solicitation.

(a) The Company shall, and shall cause each of its Subsidiaries, and its and their respective Representatives to immediately cease any existing negotiations or discussions, if any, with any third party that may be ongoing with respect to a Company Alternative Proposal. The Company shall not and shall cause each of its Subsidiaries and each of its and its Subsidiaries’ Representatives not to, directly or indirectly: (i) solicit, initiate or knowingly facilitate or knowingly encourage any Company Alternative Proposal, (ii) participate in any negotiations regarding, or furnish to any Person any nonpublic information (or afford access to any of the properties, assets, books or records of the Company or any of its Subsidiaries) with respect to, or in furtherance of or which would reasonably be likely to lead to any Company Alternative Proposal, (iii) engage in discussions with any Person with respect to any Company Alternative Proposal, except to notify such Person as to the existence of the provisions of this Section 6.3 or to clarify that any proposal made orally be submitted in writing, (iv) withhold, withdraw or modify (or publicly propose or announce any intention or desire to withhold, withdraw or modify), in a manner adverse to Parent, the Company Recommendation, (v) agree to, accept, approve, endorse or recommend (or publicly propose or announce any intention or desire to agree to, accept, approve, endorse or recommend) any Company Alternative Proposal, (vi) enter into any letter of intent or similar document or any

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agreement or commitment providing for any Company Alternative Proposal, (vii) enter into any agreement or agreement in principle requiring the Company to abandon, terminate or fail to consummate the transactions contemplated by this Agreement, including the Merger, or breach its obligations under this Agreement or (viii) agree to do any of the foregoing; provided, however, that it is understood and agreed that any determination or action by the Board of Directors of the Company permitted under Section 6.3(b), Section 6.3(c), Section 6.3(d), Section 6.3(e) or Section 8.1(g) shall not be deemed to be a breach or violation of this Section 6.3(a).

(b) Notwithstanding the limitations set forth in Section 6.3(a), if the Company receives a Company Alternative Proposal which was not solicited at any time by the Company or any of its Subsidiaries or any of their respective Representatives in violation of Section 6.3(a) and which (i) constitutes a Company Superior Proposal or (ii) which the Board of Directors of the Company determines in good faith after consultation with the Company’s outside legal and financial advisors could reasonably be expected to result, after the taking of any of the actions referred to in either of clause (x) or (y) below, in a Company Superior Proposal, the Company may take the following actions: (x) furnish nonpublic information concerning the Company and its Subsidiaries to the third party making such Company Alternative Proposal and its Representatives, if, and only if, (A) all such information provided to such third party has previously been made available to Parent prior to, or substantially concurrently with, the time such information is provided to such third party and (B) prior to so furnishing such information, the Company receives from the third party an executed confidentiality agreement on terms with respect to confidentiality not less restrictive or more advantageous to such third party than the terms of the Confidentiality Agreement (it being understood that such confidentiality agreement need not include any express or implied standstill restrictions) and (y) engage in discussions or negotiations with the third party and its Representatives with respect to the Company Alternative Proposal.

(c) From and after the execution of this Agreement, the Company shall as promptly as reasonably practicable, and in any event within 24 hours following receipt thereof, advise Parent of the receipt of any proposal for a Company Alternative Proposal (including any modified proposal) or any request for confidential information or access, which notification shall identify the offeror and include a copy of any such proposal, if it is in writing, or a written summary of the material provisions of any proposal relating to a Company Alternative Proposal if it is not in writing. In addition, the Company shall keep Parent informed on a reasonably current basis with respect to any changes in material terms or conditions), with respect thereto.

(d) The Board of Directors of the Company may change, withhold or withdraw the Company Recommendation (a “Company Change of Recommendation”) if, in response to a Company Superior Proposal:

(i) the Board of Directors of the Company has concluded in good faith after consultation with the Company’s outside legal and financial advisors that the failure of the Board of Directors to effect a Company Change of Recommendation in light of such Company Superior Proposal would be reasonably likely to be inconsistent with the directors’ exercise of their fiduciary obligations to the Company under applicable Law;

(ii) the Company has provided Parent five (5) Business Days’ (the “Recommendation Change Notice Period”) written notice advising Parent of the material terms and conditions of such Company Superior Proposal and its intention to make a Company Change of Recommendation (a “Recommendation Change Notice”); and

(iii) the Board of Directors of the Company has taken into account any revised proposal made by Parent to the Company within the Recommendation Change Notice Period and again has determined in good faith, after consultation with its legal and financial advisors, that the proposal from the third party that was described in the Recommendation Change Notice remains a Company Superior Proposal; provided that, if the third party whose proposal was described in the Recommendation Change Notice modifies or amends such proposal to increase the consideration to be paid or amends other material terms during or after the Recommendation Change Notice Period, a new two (2) Business Day period shall begin for purposes of this Section 6.3(d)(iii) prior to the Board of Directors of the Company making a Company Change of Recommendation pursuant to this Section 6.3(d).

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(e) Nothing contained in this Section 6.3 or this Agreement shall prohibit the Company or its Board of Directors from (i) taking and disclosing to the Company’s shareholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, it being understood that a “stop, look and listen” communication to the shareholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communication to the shareholders of the Company) shall not be deemed to be or constitute a Company Change of Recommendation; (ii) complying with Item 1012(a) of Regulation M-A under the Exchange Act; (iii) making any disclosure to its shareholders if, in the good faith judgment of the Board of Directors of the Company (after consultation with outside legal counsel), failure to so disclose is reasonably likely to be inconsistent with applicable Law; or (iv) informing any Person of the existence of the provisions contained in this Section 6.3. In addition, it is understood and agreed that, for purposes of this Agreement, a factually accurate public statement by the Company that describes the Company’s receipt of a Company Alternative Proposal and the operation of this Agreement with respect thereto shall not be deemed a withdrawal or modification, or proposal by the Board of Directors of the Company to withdraw or modify, the Company Recommendation, an adoption or recommendation with respect to such Company Alternative Proposal, or a Company Change of Recommendation.

Section 6.4 Filings, Other Actions.

(a) Covenants of the Company With Respect to Proxy Statement. As promptly as practicable following the date of this Agreement, the Company shall, with the assistance of Parent, prepare and file with the SEC the Proxy Statement, which must include the text of this Agreement and, subject to Section 6.3, the Company Recommendation, and shall use all commercially reasonable efforts to promptly respond to any comments by the SEC staff in respect of the Proxy Statement. The Company will provide Parent and its Representatives with a reasonable opportunity to review and comment on the Proxy Statement and any supplement or amendment thereof, and shall give due regard to any comments made by such Persons. The Company agrees that (i) none of the information with respect to the Company or its Subsidiaries to be included in the Proxy Statement will, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) the Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder. If at any time prior to the Company Meeting any event or circumstances relating to the Company or any of its Affiliates, is discovered by the Company that should be set forth in an amendment or a supplement to the Proxy Statement, the Company shall promptly inform Parent, provide Parent and its Representatives with a reasonable opportunity to review and comment on such amendment or supplement, give due regard to any comments made by such Persons and file such amendment or supplement with the SEC. Any information required under the BVI Act and the Memorandum and Articles of Association in connection with duly calling, giving notice of, convening, and holding the Company Meeting shall be contained in the Proxy Statement, which information shall be prepared by the Company (subject to the review and comment of Parent, as described above) in accordance with the BVI Act and the Memorandum and Articles of Association.

(b) Covenants of Parent With Respect to Proxy Statement. Parent agrees that none of the information with respect to Parent or its Subsidiaries supplied by or on behalf of Parent to be included in the Proxy Statement will, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Company Meeting any event or circumstances relating to Parent or its Affiliates, is discovered by Parent that should be set forth in an amendment or a supplement to the Proxy Statement, Parent shall promptly inform the Company (which shall file such amendment or supplement with the SEC).

(c) Cooperation. The Company and Parent shall cooperate with each other in the preparation and finalization of the Proxy Statement.

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(d) Shareholder Approvals. The Company shall take all action necessary in accordance with the BVI Act and the Memorandum and Articles of Association to duly call, give notice of, convene and hold (i) a meeting of all its shareholders as promptly as reasonably practicable following the mailing of the Proxy Statement for the purpose of obtaining the Company Required Shareholder Approval, (ii) a separate class meeting of the holders of Company Ordinary Shares excluding the Significant Shareholder as promptly as reasonably practicable following the mailing of the Proxy Statement for the purpose of obtaining the Company Ordinary Shareholder Approval (the “Ordinary Class Meeting” and (i) and (ii) collectively, the “Company Meeting”) as promptly as reasonably practicable following the mailing of the Proxy Statement and (iii) a separate class meeting of the holders of the Convertible Preference Shares as promptly as reasonably practicable following the date of this Agreement for the purpose of obtaining the Preferred Shareholder Approval (provided that such meeting described in clause (iii) shall not be required if the Preferred Shareholder Approval is provided by unanimous written consent of the holders of the Convertible Preference Shares). Subject to Section 6.3, the Company shall, through its Board of Directors, recommend to its shareholders the approval and adoption of this Agreement, the Merger, the Plan of Merger, the Articles of Merger and the other transactions contemplated hereby and thereby (the “Company Recommendation”). Subject to Section 6.3, the Company shall use all reasonable efforts to solicit from its shareholders proxies to be exercised in favor of the approval of this Agreement and the Merger. For purposes of this Agreement, the “Company Ordinary Shareholder Approval” means the approval of the Agreement, the Plan of Merger and the transactions contemplated thereby, including the Merger, with the affirmative vote of in excess of 50 percent of the votes of the Company Ordinary Shares entitled to vote thereon which were present at the Ordinary Class Meeting and which were voted and not abstained, excluding the votes of any Company Ordinary Shares owned by Significant Shareholder and any Convertible Preference Shares owned by Significant Shareholder entitled to vote with the Company Ordinary Shares as a single class.

(e) The Company shall take all action necessary to comply with section 179 of the BVI Act in relation to any shareholder who has objected to the Merger or notified the Company of an intention to exercise a right of dissent, including sending any notices required by section 179(4) of the BVI Act, provided that Parent’s prior written approval shall be required in respect of any notice to, or other communication with, any such shareholder.

Section 6.5 Employee Matters.

(a) Each individual who is employed by the Company and its Subsidiaries immediately prior to the Effective Time is referred to herein as an “Affected Employee”. For a period of six months following the Effective Time, Parent shall provide, or shall cause to be provided, each Affected Employee of the Company and its Subsidiaries with compensation and benefits that are no less favorable, in the aggregate, than the compensation and benefits provided to each such Affected Employee immediately prior to the Effective Time. Without limiting the foregoing, for a period of six months following the Effective Time, Parent shall provide, or shall cause to be provided, each Affected Employee of the Company and its Subsidiaries with severance benefits that are no less favorable than the severance benefits provided by the Company immediately prior to the Effective Time. Nothing contained in this Section 6.5(a) shall be construed to limit the ability of the Surviving Corporation and its Subsidiaries to terminate the employment of any Affected Employee at any time.

(b) Following the Effective Time, Parent shall, or shall cause the Surviving Corporation to, use commercially reasonable efforts to give Affected Employees full credit for prior service with the Company and its Subsidiaries for purposes of eligibility and vesting under any employee benefit plan maintained by Parent or its Subsidiaries in which such Affected Employee participates except where such crediting would result in a duplication of benefits.

(c) To the extent an Affected Employee participates in a benefit plan, other than a long-term disability plan, of Parent or any of its Subsidiaries after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, use commercially reasonable efforts to waive any pre-existing condition exclusions and actively-at-work requirements and provide that any expenses incurred on or before the Effective Time during a plan year

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in progress as of the Effective Time by the Affected Employee or the Affected Employee’s covered dependent shall be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions under the applicable Parent or Subsidiary benefit plan.

(d) In the event the Effective Time occurs during the Company’s fiscal year ended January 31, 2016 or prior to the date that short-term incentive bonuses (bonus programs in respect of periods of one year or less) are paid for the Company’s fiscal year ended January 31, 2016 (or any portion of such fiscal year), each Affected Employee who participates in such a short-term incentive bonus program shall receive a bonus payment, at the time the Company pays bonuses in the ordinary course of business, equal to the actual amount that such Affected Employee is entitled to under the applicable bonus program based on actual performance calculated in a manner consistent with the manner in which the Company calculates performance in the ordinary course of business consistent with past practice and pro-rated to exclude that part of the year ended January 31, 2016 that occurs after the Closing Date.

Section 6.6 Reasonable Best Efforts.

(a) Subject to the terms and conditions of this Agreement, each of the parties shall use its reasonable best efforts (subject to, and in accordance with, applicable Law) to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective as soon as reasonably practicable (and in any event no later than the End Date) the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents, clearances and approvals, including the Relevant Approvals, from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) subject to Section 6.11, the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement.

(b) Subject to the terms and conditions of this Agreement and in furtherance and not in limitation of Section 6.6(a), the Company and Parent shall (i) as promptly as practicable after the date hereof make their respective filings and thereafter make any other required submissions under the HSR Act and the EUMR, (ii) use reasonable best efforts to cooperate with each other in (x) determining whether any filings are required to be made with, or consents, permits, authorizations, clearances or approvals are required to be obtained from, any third parties or other Governmental Entities (including any non-U.S. jurisdiction in which the Company’s Subsidiaries are operating any business) in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (y) timely making all such filings and timely seeking all such consents, permits, authorizations or approvals and (iii) use reasonable best efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby, including taking all such further action as reasonably may be necessary to resolve such objections, if any, as the United States Federal Trade Commission, the Antitrust Division of the United States Department of Justice, the European Commission, CFIUS, DSS, state antitrust enforcement authorities or competition authorities of any other nation or other jurisdiction or any other Person may assert under Regulatory Law with respect to the transactions contemplated hereby, and to avoid or eliminate each and every impediment under any applicable Law that may be asserted by any Governmental Entity with respect to the Merger so as to enable the Closing to occur as soon as reasonably possible (and in any event no later than the End Date). Notwithstanding anything to the contrary set forth in this Agreement, no party hereto shall be required (A) to propose, negotiate, commit to or effect the sale, divestiture or disposition of any assets or businesses of Parent or the Company (or any of their respective Subsidiaries) or hold separate any assets or businesses of Parent or the Company (or any of their respective Subsidiaries) other than, with respect to the Company, any such action that would, individually or in the aggregate, be not material to the Company and its Subsidiaries, taken as a whole or (B) to otherwise take or commit to take actions that after the Closing Date

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would limit the freedom of Parent or its Subsidiaries’ (including the Surviving Corporation’s) freedom of action with respect to, or its ability to retain, one or more of its or its Subsidiaries’ (including the Surviving Corporation’s) businesses, product lines or assets, other than, with respect to the Company, any such action that would, individually or in the aggregate, be not material to the Company and its Subsidiaries, taken as a whole, in connection with obtaining any authorizations, clearances or approvals required to be obtained from Governmental Entities with respect to the transactions contemplated by this Agreement or in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order in any suit or proceeding, which would otherwise have the effect of preventing or materially delaying the Closing; and provided that the Company will not take any of the foregoing actions set forth in clauses (A) or (B) without prior written consent of Parent.

(c) Parent and the Company shall cooperate and consult with each other in connection with the making of all registrations, filings, notifications and any other material actions pursuant to this Section 6.6, including, subject to applicable legal limitations and the instructions of any Governmental Entity, by permitting counsel for the other party to review in advance, and consider in good faith the views of the other party in connection with, any proposed written communication to any Governmental Entity and by providing counsel for the other party with copies of all filings and submissions made by such party and all correspondence between such party (and its advisors) with any Governmental Entity and any other information supplied by such party and such party’s Subsidiaries to a Governmental Entity or received from such a Governmental Entity in connection with the transactions contemplated by this Agreement, provided, however, that materials may be redacted (x) to remove references concerning the valuation of the businesses of the Company and its Subsidiaries, (y) as necessary to comply with contractual arrangements, and (z) as necessary to address reasonable privilege or confidentiality concerns. Parent and the Company shall (i) furnish to the other party such information and assistance as such party reasonably may request in connection with the preparation of any submissions to, or agency proceedings by, any Governmental Entities; (ii) promptly inform the other party of any communications with, and inquiries or requests for information from, such Governmental Entities in connection with the transactions contemplated by the Agreement and (iii) consult with the other party in advance of any meeting or conference, whether in-Person or by telephone, with any such Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by such applicable Governmental Entity or other Person, give the other party the opportunity to attend and participate in such meetings and conferences.

(d) In furtherance and not in limitation of the covenants of the parties contained in this Section 6.6 (but subject to the limitations set out in Section 6.6(b)(A) and Section 6.6(b)(B), if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Regulatory Law, each of the Company and Parent shall cooperate in all respects with each other and use commercially reasonable efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 6.6 shall limit a party’s right to terminate this Agreement pursuant to Section 8.1(b) or 8.1(c) so long as such party has, prior to such termination, complied with its obligations under this Section 6.6.

(e) The Company shall prepare and timely submit all notifications required under the ITAR and EAR in connection with the Merger, including all notifications required under section 122.4 of the ITAR. The Company shall also make all necessary updates and transfers of all ITAR and EAR licenses held by the Company and its Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement.

(f) The Company shall and shall cause its Subsidiaries to cooperate with Parent by proving any notices or communications to employees or Governmental Entities which Parent determines are reasonably necessary in light of its transition and integration plans.

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Section 6.7 Publicity. The Company and Parent shall consult with and provide each other the opportunity to review and comment upon, and shall specifically agree upon the text of, any press release or public announcement prior to the issuance of such press release relating to this Agreement or the transactions contemplated herein. Neither party shall issue any such press release or public announcement prior to such consultation and approval, except as may be required by applicable Law or by obligations pursuant to any listing agreement with any national securities exchange.

Section 6.8 Indemnification and Insurance.

(a) Parent and Merger Sub agree that all rights to exculpation and indemnification for acts or omissions occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time (including any matters arising in connection with the transactions contemplated by this Agreement), now existing in favor of the current or former directors or officers, as the case may be (such directors and officers, the “Indemnified Parties”), of the Company as provided in its Memorandum and Articles of Association or in any agreement shall survive the Merger and shall continue in full force and effect. For a period of six (6) years from and after the Effective Time, the Surviving Corporation shall (i) maintain in effect provisions in its Memorandum of Association regarding indemnification of officers and directors comparable to those contained in the Memorandum and Articles of Association of the Company and (ii) indemnify the Indemnified Parties (in each case to the fullest extent permitted by its Memorandum of Association or indemnification agreement or arrangement with such Indemnified Party) against all claims, losses, liabilities and damages incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions taken by them in their capacity as officers or directors at or prior to the Effective Time (including any matters arising in connection with the transactions contemplated by this Agreement). Following the Effective Time, the Surviving Corporation shall honor any indemnification agreements of the Company with any of its directors and officers existing as on the date hereof. For a period of six (6) years from and after the Effective Time, the Surviving Corporation shall either cause to be maintained in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company or provide substitute policies or purchase a “tail policy,” in either case, of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insureds with respect to claims arising from facts or events that occurred on or before the Effective Time, except that in no event shall the Surviving Corporation be required to pay with respect to such insurance policies in respect of any one policy year more than 300% of the annual premium payable by the Company for such insurance for the year ending December 31, 2015 (the “Maximum Amount”), and if the Surviving Corporation is unable to obtain the insurance required by this Section 6.8 it shall obtain as much comparable insurance as possible for the years within such six (6)-year period for an annual premium equal to the Maximum Amount, in respect of each policy year within such period; and further provided that if the Surviving Corporation determined to purchase a “tail policy” it shall not be required to pay more than the aggregate premium paid in the three (3) years prior to the date of this Agreement in respect to such policy.

(b) The provisions of this Section 6.8 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their heirs and legal representatives.

(c) The rights of the Indemnified Parties and their heirs and legal representatives under this Section 6.8 shall be in addition to any rights such Indemnified Parties may have under the Memorandum and Articles of Association of the Company, any agreements between such Persons and the Company or any applicable Laws.

(d) In the event that either Parent or the Surviving Corporation or any of their respective successors or assigns (A) consolidates with or merges into any other Persons, or (B) transfers 50% or more of its properties or assets to any Person, then and in each case, proper provision shall be made so the applicable successors and assigns or transferees assume the obligations set forth in this Section 6.8.

Section 6.9 Section 16 Matters. Prior to the Effective Time, the Company shall use all commercially reasonable efforts to approve in advance in accordance with the procedures set forth in Rule 16b-3 promulgated

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under the Exchange Act, any dispositions of Company Ordinary Shares (including derivative securities with respect to Company Ordinary Shares) resulting from the transactions contemplated by this Agreement by each officer or director of the Company who is subject to Section 16 of the Exchange Act (or who will become subject to Section 16 of the Exchange Act as a result of the transactions contemplated hereby) with respect to equity securities of the Company.

Section 6.10 Merger Sub. Parent will (a) cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement and (b) ensure that, prior to the Effective Time, Merger Sub shall not conduct any business or make any investments other than as specifically contemplated by this Agreement, or incur or guarantee any Indebtedness (other than as needed to finance the transactions contemplated hereby).

Section 6.11 Third Party Consents. The Company shall use commercially reasonable efforts to promptly obtain all authorizations, consent, approvals and waivers of, give all notices to each third party that may be necessary for the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereby, provided, that the Company shall not amend or agree to amend, or waive any material right or material economic benefit under, any Company Material Contract in connection with obtaining such consents, approvals and waivers without Parent’s prior written consent.

Section 6.12 Notification.

(a) Each of the Company and Parent shall promptly notify the other party , upon obtaining knowledge thereof, of (i) the occurrence, or non-occurrence, of any event that would be likely to cause any condition to the obligations of the other party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied, (ii) the failure of the Company, Merger Sub or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement that would reasonably be expected to result in any condition to the obligations of the other party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied, (iii) the receipt of any written notice or other written communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement, including the Merger, (iv) the receipt of any written notice or other written communication from any Governmental Entity in connection with the transactions contemplated by this Agreement, including the Merger, and (v) its learning of any actions, investigations or proceedings commenced against, or affecting, such party that, if they were pending on the date of this Agreement, would have been required to be disclosed pursuant to this Agreement or that relate to the consummation of the transactions contemplated by this Agreement, including the Merger; provided, however, that any failure to provide notice pursuant to this Section 6.12(a) shall not be deemed to be a breach of this Agreement for purposes of Section 7.2(b) or Section 7.3(b).

(b) The delivery of any notice pursuant to Section 6.12(a) shall not limit or otherwise affect the remedies available hereunder to any of the parties receiving such notice. No investigation by any party or its Representatives shall affect the representations, warranties, covenants or agreements of the other parties set forth herein.

Section 6.13 Tax Matters. During the period from the date of this Agreement to the Closing Date, the Company and its Subsidiaries shall prepare and timely file all Tax Returns that are due on or before the Closing Date in accordance with past practice; pay all Taxes due and payable in respect of such Tax Returns; accrue a reserve in the books and financial statements of any such entity at such times and in such amounts as are in accordance with past practice for all Taxes payable by such entity for which no Tax Return is due prior to the Closing Date; and promptly notify Parent of any suit, claim, action, investigation, proceeding, or audit with respect to Tax matters (collectively, “Actions”) that is or becomes pending against or with respect to the Company or any of its Subsidiaries.

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Section 6.14 Stock Exchange Delisting. Prior to the Effective Time, the Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of The NASDAQ Global Select Market in respect of the Company Shareholder Approval and to cause the delisting of the Shares from The NASDAQ Global Select Market as promptly as practicable after the Effective Time and deregistration of the Shares under the Exchange Act as promptly as practicable after such delisting.

Section 6.15 Shareholder Litigation. The Company shall give Parent the opportunity to participate in the defense or settlement of any shareholder litigation against the Company or its officers and directors relating to the transactions contemplated hereby, including the Merger, and no such settlement shall be agreed to without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).

Section 6.16 Significant Shareholder Matters. The Company shall, as may be reasonably requested by Parent, solely to the extent necessary to implement the Voting Agreement, waive any of the Company’s rights pursuant to the Amended and Restated Letter Agreement between the Company and Significant Shareholder dated February 26, 2014 or otherwise exercise or abstain from exercising its rights pursuant to such Amended and Restated Letter Agreement. Without the prior written consent of Parent and other than in accordance with the immediately preceding sentence, the Company shall not waive any (and shall use reasonable best efforts to enforce all) of its rights under the Amended and Restated Letter Agreement between the Company and Significant Shareholder dated February 26, 2014.

Section 6.17 Convertible Senior Notes Repurchase. Following the Closing Date, Parent shall, or shall cause the Surviving Corporation to, deliver a Fundamental Change Company Notice (as defined in the Convertible Senior Notes Indenture) to the extent that it is required by the Convertible Senior Notes Indenture and otherwise comply with all applicable provisions thereof.

ARTICLE VII

CONDITIONS TO THE MERGER

Section 7.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment (or, except with respect to the Company Ordinary Shareholder Approval required under Section 7.1(a)(2), express written waiver by all parties) at or prior to the Effective Time of the following conditions:

(a) (1) The Company Shareholder Approval shall have been obtained in accordance with the BVI Act, the rules and policies of the NASDAQ Global Select Market and the Memorandum and Articles of Association and (2) the Company Ordinary Shareholder Approval shall have been obtained;

(b) No Law enacted, entered, promulgated, enforced or issued by any Governmental Entity or otherwise be in effect preventing the consummation of the transactions contemplated by this Agreement shall have been entered and shall continue to be in effect; provided, however, that the party attempting to invoke this condition to delay the closing shall have complied with Section 6.6; and

(c) Relevant Approvals identified in paragraphs (i)-(vii) of the definition of Relevant Approvals that are set forth on Section 7.1(c) of the Company Disclosure Letter shall have been obtained or the relevant waiting periods shall have expired.

Section 7.2 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger is subject to the fulfillment (or express written waiver, in its sole discretion, by the Company) at or prior to the Effective Time of the following conditions:

(a) the representations and warranties of Parent and Merger Sub set forth in this Agreement, other than the representations and warranties set forth in the first sentence of Section 5.2(a), (i) that are not qualified by Parent

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Material Adverse Effect shall be true and correct (without giving effect to any “materiality” qualifiers set forth therein) except for such failures to be true and correct as would not, in the aggregate, reasonably be expected to have a Parent Material Adverse Effect and (ii) that are qualified by Parent Material Adverse Effect shall be true and correct in all respects, in each case of (i) and (ii) as of the Closing Date as though made at and as of the Closing Date (or, in the case of those representations and warranties that are made as of a particular date or period, as of such date or period). The representations and warranties of Parent and Merger Sub set forth in the first sentence of Section 5.2(a) shall be true and correct in all material respects as of the Closing Date as though made at and as of the Closing Date as though made at and as of the Closing Date;

(b) each of Parent and Merger Sub shall have in all material respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time; and

(c) Parent shall have delivered to the Company (i) a certificate executed by a senior officer of Parent certifying that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been satisfied with respect to Parent and (ii) a certificate executed by a senior officer of Merger Sub certifying that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been satisfied with respect to Merger Sub.

Section 7.3 Conditions to Obligation of Parent to Effect the Merger. The obligation of Parent and Merger Sub to effect the Merger is subject to the fulfillment (or express written waiver, in its sole discretion, by Parent) at or prior to the Effective Time of the following conditions:

(a) the representations and warranties of the Company set forth in this Agreement, other than the representations and warranties set forth in Section 4.3(a), Section 4.2(a) or Section 4.2(b), (i) that are not qualified by Company Material Adverse Effect shall be true and correct (without giving effect to any “materiality” qualifiers set forth therein) except for such failures to be true and correct as would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect and (ii) that are qualified by Company Material Adverse Effect shall be true and correct in all respects, in each case as of the Closing Date as though made at and as of the Closing Date (or, in the case of those representations and warranties that are made as of a particular date or period, as of such date or period). The representations and warranties of the Company set forth in Section 4.3(a), Section 4.2(a) and Section 4.2(b) shall be true and correct in all material respects as of the Closing Date as though made at and as of the Closing Date (or, in the case of those representations and warranties that are made as of a particular date or period, as of such date or period);

(b) The Company shall have (i) in all respects performed all obligations and complied with all covenants contemplated by Section 3.3(e) and (ii) in all material respects performed all obligations and complied with all covenants required by this Agreement (other than Section 3.3(e)) to be performed or complied with by it prior to the Effective Time;

(c) The Company shall have delivered to Parent a certificate executed by a senior officer of the Company certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied;

(d) Since the date of this Agreement, no Company Material Adverse Effect shall have occurred; and

(e) Written objections to the Merger and/or written notice of intention and/or election to dissent, in each case given to the Company pursuant to Section 179 of the BVI Act, shall not have been given by shareholders of the Company who in aggregate hold (i) Ordinary Shares exceeding 10% of the issued and outstanding Company Ordinary Shares; or (ii) Convertible Preference Shares exceeding 10% of the issued and outstanding Convertible Preference Shares; or (iii) Shares exceeding 10% of the issued and outstanding Shares (calculated on an As Converted Basis (as defined in the Memorandum)).

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ARTICLE VIII

TERMINATION

Section 8.1 Termination or Abandonment. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the shareholders of the Company:

(a) by the mutual written consent of the Company and Parent;

(b) by either the Company or Parent with a written notice to the other party if (i) the Effective Time shall not have occurred on or before March 9, 2016 (the “End Date”) and (ii) the party seeking to terminate this Agreement pursuant to this clause 8.1(b) and, if such party is Parent, Merger Sub, shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately caused the failure to consummate the Merger on or before such date, except that, if, as of the End Date, all conditions set forth in Section 7.1, 7.2 and 7.3 of this Agreement shall have been satisfied or waived (other than those that are satisfied by action taken at the Closing) other than the condition set forth in Section 7.1(c), then either party may extend the End Date to June 9, 2016 (the “Extended End Date”), by providing written notice to the other party on or before the End Date;

(c) by either the Company or Parent if any applicable Law shall have been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger and such Law shall have become final and non-appealable;

(d) by either the Company or Parent if the Company Meeting (including any adjournments thereof) shall have concluded and the Company Shareholder Approval or the Company Ordinary Shareholder Approval shall not have been obtained in full at the time of the conclusion of such Company Meeting (including any adjournments thereof);

(e) by the Company, if Parent or Merger Sub shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (1) would result in a failure of a condition set forth in Section 7.1 or Section 7.2 and (2) cannot be cured by the End Date, provided that the Company shall have given Parent written notice, delivered at least thirty (30) days prior to such termination, stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(e) and the basis for such termination;

(f) by Parent, if the Company shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (1) would result in a failure of a condition set forth in Section 7.1 or Section 7.3 and (2) cannot be cured by the End Date, provided that Parent shall have given the Company written notice, delivered at least thirty (30) days prior to such termination, stating Parent’s intention to terminate the Agreement pursuant to this Section 8.1(f) and the basis for such termination;

(g) by the Company, if the Board of Directors of the Company has concluded in good faith, after consultation with the Company’s outside legal and financial advisors, that a Company Alternative Proposal is a Company Superior Proposal and has determined to enter into a definitive agreement with respect to such Company Superior Proposal, provided that the Company shall have complied in all respects with the provisions of Section 6.3; and

(h) by Parent, if the Board of Directors of the Company (or any committee thereof) shall have (i) made a Company Change of Recommendation or otherwise modified the Company Recommendation in a manner

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adverse to Parent, or proposed publicly to do so, (ii) approved or recommended a Company Alternative Proposal, or proposed publicly to do so, or (iii) failed to recommend against a publicly announced Company Alternative Proposal or failed to reaffirm its recommendation of the transactions contemplated by this Agreement, in either case, within five (5) Business Days of being requested to do so in writing by Parent following a Company Alternative Proposal having been publicly proposed or disclosed.

Section 8.2 Effect of Termination. In the event of termination of this Agreement pursuant to this Section 8.1, this Agreement shall terminate (except for the provisions of Section 8.3 and Section 9.2 – Section 9.12), and there shall be no other liability on the part of the Company, on the one hand, or Parent or Merger Sub, on the other hand, to the other party except liability arising out of an intentional or material breach of this Agreement occurring prior to the Termination Date or as provided for in the Confidentiality Agreement, in which case the aggrieved party shall be entitled to all rights and remedies available at law or in equity.

Section 8.3 Termination Fees. Notwithstanding any provision in this Agreement to the contrary:

(a) If (i) this Agreement is terminated by the Company pursuant to Section 8.1(g), (ii) this Agreement is terminated by Parent pursuant to Section 8.1(h) or (iii) at any time after the date of this Agreement, (A) a Company Alternative Proposal is publicly proposed or disclosed by a Person or group making such Company Alternative Proposal (or, in the case of a termination pursuant to clause (x) or (z) below, is publicly proposed or disclosed or otherwise communicated to the Board of Directors of the Company) prior to and not withdrawn at the time of the Company Meeting, and (B) this Agreement is terminated (x) by Parent or the Company pursuant to Section 8.1(b) (if the Company Meeting shall not have occurred), (y) by Parent or the Company pursuant to Section 8.1(d), or (z) by Parent pursuant to Section 8.1(f) (but only if such termination relates to a breach of or failure to perform the Company’s obligations pursuant to Section 6.3 or the second to last sentence of Section 6.4(d)), and (C) prior to the first anniversary of the termination of this Agreement, any definitive agreement providing for a Qualifying Transaction shall have been entered into (irrespective of whether such agreement was entered into with the same Person or group who made the Company Alternative Proposal referred to in clause (A) above), then in any such event described in Section 8.3(a)(i), Section 8.3(a)(ii) or Section 8.3(a)(iii), the Company shall pay to Parent the Termination Fee in cash by wire transfer in immediately available funds, such payment to be made in the case of (1) Section 8.3(a)(i) as a condition to the termination of this Agreement, (2) Section 8.3(a)(ii) within two (2) Business Days following the termination of this Agreement and (3) Section 8.3(a)(iii) within two Business Days following the execution of any definitive agreement in respect of a Qualifying Transaction. It is understood and agreed that in no event shall the Company be required to pay the Termination Fee on more than one occasion. After payment of the Termination Fee is made, the Company shall have no further liability to Parent or Merger Sub with respect to this Agreement or the transactions contemplated hereby, including the Merger (except liability arising out of an intentional material breach of this Agreement or fraud or as provided for in the Confidentiality Agreement, in which case the aggrieved party shall be entitled to all rights and remedies available at law or in equity).

(b) If the Company fails to pay Parent any amount required to be paid pursuant to this Section 8.3 when due, the Company shall pay the costs and expenses (including reasonable and documented out-of-pocket legal fees and expenses) incurred by Parent in connection with the collection under and enforcement of this Section 8.3, and shall pay interest on any such amount not paid when due at the rate of 5% per annum from the applicable date such amount became due and owing through and including the date of payment (calculated on the basis of a 360-day year).

(c) Each of the Company, Parent and Merger Sub acknowledge and agree that the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement, including the Merger, and that, without these agreements, Parent would not enter into this Agreement. Parent and the Company agree that the Termination Fee does not constitute a penalty, but is liquidated damages in a reasonable amount that will compensate Parent, in the circumstances in which the Termination Fee is payable, for the efforts and resources expended and the opportunities foregone while negotiating this Agreement and in reliance on this Agreement and

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on the expectation of the consummation of the transactions contemplated hereby, including the Merger, which amount would otherwise be impossible to calculate with precision. Notwithstanding anything to the contrary in this Agreement, except in the case of liability of a party for intentional material breach of this Agreement or for fraud or under the Confidentiality Agreement, receipt of payment of the amounts set forth in this Section 8.3 shall be the sole and exclusive remedy of Parent, Merger Sub and their Affiliates and their respective directors, officers, employees, agents, shareholders, stockholders, general or limited partners, managers, members, representatives or assignees, in each case whether former, current or future, for any loss or damage suffered as a result of the failure of the transactions contemplated hereby, including the Merger, to be consummated.

Section 8.4 Amendment or Supplement. At any time before or after approval of the matters presented in connection with the Merger by the shareholders of the Company and prior to the Effective Time, this Agreement may be amended or supplemented in writing by the Company, Parent and Merger Sub with respect to any of the terms contained in this Agreement, except that following approval by the shareholders of the Company there shall be no amendment or change to the provisions hereof which by Law or in accordance with the rules of any relevant stock exchange requires further approval by such shareholders without such further approval nor any amendment or change not permitted under applicable Law.

Section 8.5 Extension of Time, Waiver, etc. At any time prior to the Effective Time, the Company and Parent may:

(a) extend the time for the performance of any of the obligations or acts of the other party;

(b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto; or

(c) waive compliance with any of the agreements or conditions of the other party contained herein.

Notwithstanding the foregoing, no failure or delay by the Company or Parent in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

ARTICLE IX

MISCELLANEOUS

Section 9.1 No Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement survive the Merger.

Section 9.2 Expenses. Except as set forth in Section 8.3, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid by the party incurring or required to incur such expenses, except that any expenses incurred in connection with the printing, filing and mailing of the Proxy Statement (including applicable SEC filing fees) shall be paid by the Company.

Section 9.3 Counterparts; Effectiveness. This Agreement may be executed in one or more counterparts (including by facsimile or ..pdf), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by facsimile, .pdf or otherwise) to the other parties.

Section 9.4 Governing Law. Except to the extent that the internal law of the British Virgin Islands, pursuant to conflict of laws principles of British Virgin Islands law, is required to be applied to this Agreement and the

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Merger, this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York, other than Section 5-1401 of the New York General Obligations Law.

Section 9.5 Jurisdiction; Enforcement.

(a) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that monetary relief, even if available, would not be an adequate remedy. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement without proof of damages, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement, including any non-contractual claims, and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or permitted assigns shall be brought and determined exclusively in a federal court located in the Borough of Manhattan, City of New York, or, if not able to be brought in such court, a state court located in the Borough of Manhattan, City of New York (provided always that Parent and/or Merger Sub may also bring any application or proceedings for injunctive, protective, interim and/or ancillary relief in the courts of the British Virgin Islands). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 9.5, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. The parties to this Agreement agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.6, or in such other manner as may be permitted by applicable Law, will be valid and sufficient service thereof. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 9.5 shall not be required to provide any bond or other security in connection with any such order or injunction.

(b) EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION INCLUDING ANY NON-CONTRACTUAL CLAIM, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND WHETHER MADE BY CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR OTHERWISE. EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5(b).

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Section 9.6 Notices. Any notice required to be given hereunder shall be in writing, and sent by facsimile transmission or electronic mail (provided that any notice received by facsimile transmission or email or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day), by reliable overnight delivery service (with proof of service), hand delivered or mailed by certified or registered mail (return receipt requested and first-class postage prepaid):

To Parent or Merger Sub:

DSV A/S

Hovedgaden 630

DK-2640 Hedehusene

Denmark

Telecopy: +45 43 20 30 98

Attention: Peter Ring, General Counsel

with copies to (which do not constitute notice hereunder):

Skadden, Arps, Slate, Meagher & Flom (UK) LLP

Canary Wharf

40 Bank Street

London E14 5DS

United Kingdom

Telecopy: +44 (0)20 7519 7000

Email:    Michal.Berkner@skadden.com

               Scott.Simpson@skadden.com

Attention:    Michal Berkner

                     Scott Simpson

and

Moalem Weitemeyer Bendtsen Advokatpartnerselskab

Amaliegade 3-5

DK-1256 Copenhagen K

Denmark

Email:    dmo@mwblaw.dk

Attention:     Dan Moalem

To the Company:

UTi Worldwide Inc.

c/o UTi Services, Inc.

100 Oceangate, Suite 1500

Long Beach, CA 90802

Attention: Lance E. D’Amico, Chief Administrative Officer

with copies to (which do not constitute notice hereunder):

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019

Fax: (212) 474-3700

Email:     rtownsend@cravath.com

                khallam@cravath.com

Attention:     Robert I. Townsend III, Esq.

                     O. Keith Hallam III, Esq.

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or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed. Any party may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided that such notification shall only be effective on the date specified in such notice or five (5) Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

Section 9.7 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties, provided that Merger Sub may assign the rights and obligations of Merger Sub to another direct or indirect wholly-owned Subsidiary of Parent organized under the Laws of the British Virgin Islands or the State of Delaware (in which case the provisions of Article II are deemed modified without further action of the parties to the extent necessary to effect the Merger in accordance with the Laws of the British Virgin Islands or the State of Delaware, as applicable) without the consent of any of the parties hereto, provided that Parent remains liable for all obligations of Merger Sub and any such assignee under this Agreement. Subject to the preceding sentence, this Agreement is binding upon and inures to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 9.8 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

Section 9.9 Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the exhibits and schedules hereto) and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof and except for the benefits conferred on Indemnified Parties by the provisions of Section 6.8 and the provisions of Article III, is not intended to and does not confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 9.10 Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with, and not exclusive of, any other remedy conferred hereby, or by Law or equity upon such party, and the exercise by a party of any one remedy shall not preclude the exercise of any other remedy.

Section 9.11 Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

Section 9.12 Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The terms contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including

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(in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its successors and permitted assigns. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement. Any reference to the knowledge of the Company, Parent or Merger Sub or similar phrase shall mean the actual knowledge of the persons set forth, with respect to the Company, on Section 9.12 of the Company Disclosure Letter (who shall be deemed to have knowledge of such matters as they would have discovered had they made due inquiry of those Company employees having primary responsibility for the applicable subject matter) and, with respect to Parent or Merger Sub, Schedule D.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

DSV A/S

By:	/s/ Jens H. Lund
	Name:	Jens H. Lund
	Title:	CFO

LOUVRE ACQUISITIONCO, INC.

By:	/s/ Jens H. Lund
	Name:	Jens H. Lund
	Title:	CFO

UTI WORLDWIDE INC.

By:	/s/ Edward G. Feitzinger
	Name:	Edward G. Feitzinger
	Title:	Chief Executive Officer

Signature Page to Merger Agreement

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SCHEDULE A

ARTICLES OF MERGER

[Enclosed]

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ARTICLES OF MERGER

These Articles of Merger are executed on [date to be inserted] by Louvre Acquisitionco, Inc., a BVI business company incorporated under the laws of the British Virgin Islands with company number 1891647 (the “Merger Sub”) and UTi Worldwide Inc., a BVI business company incorporated under the laws of the British Virgin Islands with company number 141257 (the “Surviving Company”), and pursuant to the provisions of section 171 of the BVI Business Companies Act (as amended) (the “Act”) and WITNESSETH as follows:

1.	The Merger Sub and the Surviving Company hereby adopt the Plan of Merger, a copy of which is annexed hereto, with the intent that the Merger Sub shall merge with and into the Surviving Company and that the merger shall be effective on the date that these Articles of Merger are registered by the Registrar of Corporate Affairs.

2.	The Surviving Company was incorporated under the International Business Companies Act on 30 January 1995 with company number 141257 and was automatically re-registered as a BVI business company under the Act on 1 January 2007.

3.	The Merger Sub was incorporated under the Act on 1 October 2015 with company number 1891647.

4.	The Memorandum and Articles of Association of the Surviving Company were first registered by the Registrar of Corporate Affairs in the British Virgin Islands on 30 January 1995 (and were last amended and restated on 27 February 2014).

5.	The Memorandum and Articles of Association of the Merger Sub were first registered by the Registrar of Corporate Affairs in the British Virgin Islands on 1 October 2015.

6.	The merger and Plan of Merger were approved by the directors of the Surviving Company on [date to be inserted] and authorized by (a) a resolution of the members of the Surviving Company on [date to be inserted]; and (b) a resolution of the holders of the class A convertible preference shares of the Surviving Company on [date to be inserted].

7.	The merger and Plan of Merger were approved by the directors of the Merger Sub on [date to be inserted] and authorized by the members of the Merger Sub on [date to be inserted].

8.	The memorandum of association and articles of association of the Surviving Company, as the surviving company, shall with effect on and from the effective date of the merger be amended and restated to the form set out in Schedule 1 to the Plan of Merger.

9.	The Surviving Company and the Merger Sub have each complied with all the provisions of the laws of the British Virgin Islands to enable them to merge upon the date on which these Articles of Merger are registered by the Registrar of Corporate Affairs.

10.	These Articles of Merger may be executed in counterparts which when taken together shall constitute one instrument.

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IN WITNESS WHEREOF the parties hereto have caused these Articles of Merger to be executed on this [date to be inserted] day of [date to be inserted].

)
SIGNED for and on behalf of	)
Louvre Acquisitionco, Inc.	)
By: [name to be inserted]	)
Director	)
)

)
SIGNED for and on behalf of	)
UTi Worldwide Inc.	)
By: [name to be inserted]	)
Director	)
)

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SCHEDULE B

PLAN OF MERGER

[Enclosed]

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PLAN OF MERGER

This Plan of Merger is made on [●] between [Name of Merger Sub] (“Merger Sub”), a BVI business company incorporated under the laws of the British Virgin Islands with company number [●], and [Mona Lisa], a BVI business company incorporated under the laws of the British Virgin Islands with company number [intentionally blank] (the “Company”). The Merger Sub and the Company are collectively referred to as the “Companies”.

WHEREAS each of Merger Sub and the Company is a BVI business company existing under and by virtue of the BVI Business Companies Act (as amended) (the “Act”) and are each entering into this Plan of Merger pursuant to the provisions of Section 170 of the Act.

AND WHEREAS the directors of the Companies have determined it is desirable and in the best interests of the Companies and their respective members that Merger Sub be merged with and into the Company.

NOW THEREFORE this Plan of Merger witnesseth as follows:

1.	The constituent companies to the merger are Merger Sub and the Company.

2.	The surviving company of the merger is the Company (the “Surviving Company”).

3.	Merger Sub has [●] ordinary shares of no par value of a single class in issue, all of which are entitled to vote on the merger as one class.

4.	The Company has [●] shares of no par value in issue made up of [106,060,988] ordinary shares (the “Ordinary Shares”) and [175,000] class A preference shares issued as a series of convertible preference shares (the “Convertible Preference Shares”). All of the Ordinary Shares and the Convertible Preference Shares are entitled to vote on the merger together as one class. In addition, the Convertible Preference Shares are entitled to vote on the merger as a separate class.

5.	Upon the merger, the separate corporate existence of Merger Sub shall cease and the Surviving Company shall become the owner, without further action, of all the assets, property, rights, privileges, immunities, powers, objects and purposes of the Companies and the Surviving Company shall become subject to all claims, debts, liabilities and obligations of the constituent companies.

6.	The terms and conditions of the merger, including the manner and basis of cancelling, reclassifying or converting shares in each constituent company shall be as follows:

(a)	each ordinary share of Merger Sub issued and outstanding at the effective time of the merger shall be converted into one outstanding fully-paid Ordinary Share in the Surviving Company;

(b)	each Ordinary Share of the Company issued and outstanding immediately prior to the effective time of the merger, other than Cancelled Shares, Continuing Shares and Dissenting Shares (as each such term is defined below), shall be cancelled in exchange for the right to receive US$[●] in cash (the “Merger Consideration”) and at the effective time of the merger the holders thereof will cease to be members and have any rights with respect to such Ordinary Shares other than the right to receive the Merger Consideration;

(c)	each Convertible Preference Share of the Company issued and outstanding immediately prior to the effective time of the merger, other than Cancelled Shares, Continuing Shares and Dissenting Shares (as each such term is defined below), shall be cancelled in exchange for the right to receive US$[●] in cash (the “Preference Merger Consideration”) and at the effective time of the merger the holders thereof will cease to be members and have any rights with respect to such Convertible Preference Shares other than the right to receive the Preference Merger Consideration;

(d)

each Ordinary Share and Convertible Preference Share of the Company that is (i) owned, directly or indirectly by [Leonardo] or Merger Sub or any direct or indirect wholly owned subsidiary thereof or (ii) held by the Company as a treasury share (in each case, immediately prior to the effective time of

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the merger and excluding any such shares held on behalf of third parties) (the “Cancelled Shares”) will be cancelled and will cease to exist at the effective time of the merger, and no consideration will be delivered in exchange therefor;

(e)	each Ordinary Share and Convertible Preference Share that is owned by any wholly-owned subsidiary of the Company (collectively, “Continuing Shares”) shall at the effective time of the merger continue as an Ordinary Share and Convertible Preference Share (respectively) of the Surviving Company and shall not be converted into the right to receive the Merger Consideration or the Preference Merger Consideration; and

(f)	each Ordinary Share and Convertible Preference Share in respect of which the holder thereof has duly and validly exercised a right of dissent in accordance with section 179 of the Act (“Dissenting Shares”) shall automatically be cancelled and shall cease to exist and be outstanding at the effective time of the merger, and each holder of a Dissenting Share shall cease to be a member and shall cease to have any rights thereto (including any right to receive the Merger Consideration or Preference Merger Consideration), except for such rights as are granted under Section 179 of the Act.

7.	The memorandum of association and articles of association of the Company, as the Surviving Company, shall with effect on and from the effective date of the merger be amended and restated to the form set out in Schedule 1 to this Plan of Merger.

8.	The merger shall be effective on the date on which the Articles of Merger relating to the merger are registered by the Registrar of Corporate Affairs.

9.	This Plan of Merger may be executed in counterparts which when taken together shall constitute one instrument.

In witness whereof the parties hereto have caused this Plan of Merger to be executed on this [●] day of [●].

)
SIGNED for and on behalf of	)
[Merger Sub]	)
By: [●]	)
Director	)
)

)
SIGNED for and on behalf of	)
[Mona Lisa]	)
By: [●]	)
Director	)
)

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SCHEDULE C

MEMORANDUM OF ASSOCIATION AND ARTICLES OF ASSOCIATION

[Enclosed]

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TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT, 2004

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

UTi WORLDWIDE INC.

A COMPANY LIMITED BY SHARES

1.	DEFINITIONS

1.1	Capitalized terms used herein that are not otherwise defined herein are as defined in the Memorandum of Association of the Company, as amended from time to time.

1.2	In the Articles, unless the context otherwise requires, a reference to:

(a)	a “Regulation” is a reference to a regulation of the Articles;

(b)	a “Clause” is a reference to a clause of the Memorandum;

(c)	voting by Shareholders is a reference to the casting of the votes attached to the Shares held by the Shareholder voting;

(d)	the Act, the Memorandum or the Articles is a reference to the Act, the Memorandum or the Articles as amended or, in the case of the Act any re-enactment thereof; and

(e)	the singular includes the plural and vice versa, and the masculine, feminine or neuter gender shall equally, where the context admits, include the others.

1.3	Any words or expressions defined in the Act unless the context otherwise requires bear the same meaning in the Memorandum and the Articles unless otherwise defined therein or herein.

1.4	Headings are inserted for convenience only and shall be disregarded in interpreting the Memorandum.

2.	REGISTERED SHARES

2.1	Every Shareholder is entitled to a certificate signed by a director or officer of the Company, or any other person authorised by Resolution of Directors, or under the Seal specifying the number of Shares held by him and the signature of the director, officer or authorised person and the Seal may be facsimiles. A certificate may be issued in electronic form in accordance with the Electronic Transactions Act, 2001.

2.2	Any Shareholder receiving a certificate shall indemnify and hold the Company and its directors and officers harmless from any loss or liability which it or they may incur by reason of any wrongful or fraudulent use or representation made by any person by virtue of the possession thereof. If a certificate for Shares is worn out or lost it may be renewed on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as may be required by Resolution of Directors.

2.3	If several Eligible Persons are registered as joint holders of any Shares, any Distribution on such Shares may be paid to any one of such Eligible Persons.

2.4	In addition, certificates for Shares may be issued in relation to Convertible Preference Shares pursuant to Clause 12 of the Memorandum.

3.	SHARES, AUTHORISED CAPITAL, CAPITAL AND SURPLUS

3.1

Subject to the provisions of these Articles and the Memorandum, the unissued Shares of the Company shall be at the disposal of the directors who may, without limiting or affecting any rights previously conferred

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on the holders of any existing Shares or class or series of Shares, offer, allot, grant options over or otherwise dispose of Shares to such persons, at such times and upon such terms and conditions as the Company may by Resolution of Directors determine.

3.2	No Share in the Company may be issued until the consideration in respect thereof is fully paid, and when issued the Share is for all purposes fully paid and non-assessable save that a Share issued for a promissory note or other written obligation to contribute money or property or a contract for future services may be issued subject to forfeiture in the manner prescribed in these Articles.

3.3	Shares in the Company shall be issued for money, services rendered, personal property (including other Shares, debt obligations or other securities in the Company), an estate in real property, a promissory note or other binding obligation to contribute money or property or any combination of the foregoing or for such other consideration as shall be determined by a Resolution of Directors.

3.4	Shares in the Company may be issued for such amount of consideration as the directors may from time to time by Resolution of Directors determine, except that in the case of Shares with par value, the amount shall not be less than the par value, and in the absence of fraud the decision of the directors as to the value of the consideration received by the Company in respect of the issue is conclusive unless a question of law is involved. The consideration in respect of the Shares constitutes capital to the extent of the par value and the excess constitutes surplus.

3.5	A Share issued by the Company upon conversion of, or in exchange for, another Share or a debt obligation or other security in the Company, shall be treated for all purposes as having been issued for money equal to the consideration received or deemed to have been received by the Company in respect of the other Share, debt obligation or security.

3.6	Treasury Shares may be disposed of by the Company on such terms and conditions (not otherwise inconsistent with these Articles) as the Company may by Resolution of Directors determine.

3.7	Subject to Clause 12 of the Memorandum, the Company may issue fractions of a Share and a fractional Share shall have the same corresponding fractional liabilities, limitations, preferences, privileges, qualifications, restrictions, rights and other attributes of a whole Share of the same class or series of Shares.

3.8	Upon the issue by the Company of a Share without par value, if an amount is stated in the Memorandum to be authorized capital represented by such Shares then each Share shall be issued for no less than the appropriate proportion of such amount which shall constitute capital, otherwise the consideration in respect of the Share constitutes capital to the extent designated by the directors and the excess constitutes surplus, except that the directors must designate as capital an amount of the consideration that is at least equal to the amount that the Share is entitled to as a preference, if any, in the assets of the Company upon liquidation of the Company.

3.9	Subject to Clause 12 of the Memorandum, the Company may purchase, redeem or otherwise acquire and hold its own Shares but only out of surplus or in exchange for newly issued Shares of equal value.

3.10	Subject to provisions to the contrary in

(a)	the Memorandum or these Articles;

(b)	the designations, powers, preferences, rights, qualifications, limitations and restrictions with which the Shares were issued; or

(c)	the subscription agreement for the issue of the Shares,

the Company may not purchase, redeem or otherwise acquire its own Shares without the consent of Shareholders whose Shares are to be purchased, redeemed or otherwise acquired.

3.11

No purchase, redemption or other acquisition of Shares shall be made unless the directors determine that immediately after the purchase, redemption or other acquisition the Company will be able to satisfy its

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liabilities as they become due in the ordinary course of its business and the realizable value of the assets of the Company will not be less than the sum of its total liabilities, other than deferred taxes, as shown in the books of account, and its capital and, in the absence of fraud, the decision of the directors as to the realizable value of the assets of the Company is conclusive, unless a question of law is involved.

3.12	A determination by the directors under the preceding Sub-Regulation is not required where Shares are purchased, redeemed or otherwise acquired

(a)	pursuant to a right of a Shareholder to have his Shares redeemed or to have his Shares exchanged for money or other property of the Company;

(b)	by virtue of a transfer of capital pursuant to Sub-Regulation 7.4;

(c)	by virtue of the provisions of Section 179 of the Act; or

(d)	pursuant to an order of the court.

3.13	Shares that the Company purchases, redeems or otherwise acquires pursuant to the preceding Sub-Regulations 3.9 to 3.12 may be cancelled or held as Treasury Shares except to the extent that such Shares are in excess of 80 percent of the issued Shares of the Company in which case they shall be cancelled but they shall be available for reissue.

3.14	Where Shares in the Company are held by the Company as Treasury Shares or are held by another entity of which the Company holds, directly or indirectly, Shares having more than 50 percent of the votes in the election of directors of the other company, such Shares of the Company are not entitled to vote or to have dividends paid thereon and shall not be treated as outstanding for any purpose except for purposes of determining the capital of the Company. Nothing in this Sub-Regulation 3.14 shall be construed as limiting the right of the Company to vote shares or any other security, including but not limited to its own Shares, held by it in a fiduciary capacity.

3.15	The Company may by a Resolution of Directors include in the computation of surplus for any purpose the unrealised appreciation of the assets of the Company, and, in the absence of fraud, the decision of the directors as to the value of the assets is conclusive, unless a question of law is involved.

3.16	Without prejudice to the provisions of Clause 12 of the Memorandum, Section 46 of the Act (Pre-emptive rights) does not apply to the Company.

4.	MORTGAGES AND CHARGES OF SHARES

4.1	Shareholders may mortgage or charge their Shares.

5.	FORFEITURE

5.1	Shares that are not fully paid on issue are subject to the forfeiture provisions set forth in this Regulation and for this purpose Shares issued for a promissory note or other written obligation to contribute money or property or a contract for future services are deemed to be not fully paid.

5.2	A written notice of call specifying the date for payment to be made shall be served on the Shareholder who defaults in making payment in respect of the Shares.

5.3	The written notice of call referred to in Sub-Regulation 5.2 shall name a further date not earlier than the expiration of 14 days from the date of service of the notice on or before which the payment required by the notice is to be made and shall contain a statement that in the event of non-payment at or before the time named in the notice the Shares, or any of them, in respect of which payment is not made will be liable to be forfeited.

5.4	Where a written notice of call has been issued pursuant to Sub-Regulation 5.3 and the requirements of the notice have not been complied with, the directors may, at any time before tender of payment, forfeit and cancel the Shares to which the notice relates.

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5.5	The Company is under no obligation to refund any moneys to the Shareholder whose Shares have been cancelled pursuant to Sub-Regulation 5.4 and that Shareholder shall be discharged from any further obligation to the Company with respect to the cancelled Shares.

6.	TRANSFER OF SHARES

6.1	Subject to any Resolution of Directors, Shares may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee, which shall be sent to the Company for registration.

6.2	The transfer of a Share is effective when the name of the transferee is entered on the register of Shareholders.

6.3	If the directors of the Company are satisfied that an instrument of transfer relating to Shares has been signed but that the instrument has been lost or destroyed, they may resolve by Resolution of Directors:

(a)	to accept such evidence of the transfer of Shares as they consider appropriate; and

(b)	that the transferee’s name should be entered in the register of Shareholders notwithstanding the absence of the instrument of transfer.

7.	REDUCTION OR INCREASE IN AUTHORIZED CAPITAL OR CAPITAL

7.1	Subject to the terms of the Memorandum, the Company may by a Resolution of Directors or a Resolution of Shareholders, amend the Memorandum to increase or reduce its authorized capital, if any, and in connection therewith the Company may increase or reduce the number of such Shares, increase or reduce the par value of any of its Shares or effect any combination of the foregoing.

7.2	Subject to the terms of the Memorandum, the Company may by a Resolution of Directors or a Resolution of Shareholders amend the Memorandum to

(a)	divide the Shares, including issued Shares, of a class or series into a larger number of Shares of the same class or series; or

(b)	combine the Shares, including issued Shares, of a class or series into a smaller number of Shares of the same class or series,

provided, however, that where Shares with a par value are divided or combined under (a) or (b) of this Regulation, the aggregate par value of the new Shares must be equal to the aggregate par value of the original Shares.

7.3	The capital of the Company may by a Resolution of Directors be increased by transferring an amount of the surplus of the Company to capital.

7.4	Subject to the provisions of the two next succeeding Regulations, the capital of the Company may by Resolution of Directors be reduced by transferring an amount of the capital of the Company to surplus.

7.5	No reduction of capital shall be effected that reduces the capital of the Company to an amount that immediately after the reduction is less than the aggregate par value of all outstanding Shares with par value and all Shares with par value held by the Company as Treasury Shares and the aggregate of the amounts designated as capital of all outstanding Shares without par value and all Shares without par value held by the Company as Treasury Shares that are entitled to a preference, if any, in the assets of the Company upon liquidation of the Company.

7.6	No reduction of capital shall be effected unless the directors determine that immediately after the reduction the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and that the realizable assets of the Company will not be less than its total liabilities, other than deferred taxes, as shown in the books of the Company and its remaining capital, and, in the absence of fraud, the decision of the directors as to the realizable value of the assets of the Company is conclusive, unless a question of law is involved.

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8.	MEETINGS AND CONSENTS OF SHAREHOLDERS

8.1	Subject to Sub-Clause 11.3 of the Memorandum, any action required or permitted to be taken by the Shareholders must be effected at a duly called annual or special meeting (as provided for in Sub-Regulations 8.3 and 8.4) of the Shareholders entitled to vote on such action and may not be effected by any other means, including for the avoidance of doubt, by a written consent signed by Shareholders.

8.2	All meetings of Shareholders (whether annual or special) shall be held on such dates and at such places as may be fixed from time to time by the directors in accordance with the provisions of these Articles.

8.3	A meeting of Shareholders, which shall be held no more than once in each calendar year, for election of directors in accordance with Sub-Regulation 10.1(c) and for such other business as may properly come before the meeting (the “annual meeting of Shareholders”) shall be held at such date and time as may be determined by the directors.

8.4 (a)	A meeting of Shareholders other than an annual meeting of Shareholders which shall be held for the consideration of any business, including the election of directors, shall hereinafter be referred to as a “special meeting of Shareholders.” A special meeting of Shareholders may be called by the directors pursuant to a Resolution of Directors at such date, time and for the consideration of any business as may be determined by the directors.

(b)	In addition to the calling of a special meeting of Shareholders pursuant to Sub-Regulation 8.4(a), upon receipt of a valid written request of Shareholders holding at least 30 percent of the votes of the outstanding voting Shares, the directors shall convene a special meeting of Shareholders in respect of the matter for which the meeting is requested. To be valid, such written request by the Shareholders must be delivered to or mailed and received by the corporate secretary of the Company (the “Secretary”) at the principal executive offices of the Company and must specify the nature of the business proposed to be transacted and such business must be a proper matter for Shareholder action, and, as to any proposed business or director nominations that such Shareholders propose to bring before the meeting, such Shareholders must also provide with such request the information required by subclauses (i) through (viii) of Sub-Regulation 8.16(a) and by subclauses (i) through (viii) of Sub-Regulation 10.4(a) and the last paragraph of Sub- Regulation of 10.4(a), as applicable. In addition, for such written request to be valid it shall be further updated and supplemented, if necessary, so that the information provided or required to be provided in such written request shall be true and correct as of the record date for the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Company not later than 5 business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than 8 business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof. Furthermore, any such business or proposed nominations must comply with, and shall be subject to, the requirements and provisions of Sub-Regulations 8.15(b), 8.16(b), 10.3(b) and 10.4(b). Nothing herein shall prohibit the directors from resolving to propose any other business, proposal or nomination to the Shareholders at any special meeting of Shareholders requested by Shareholders in accordance with this Sub-Regulation 8.4(b).

(c)	A Shareholder may revoke a request for a special meeting of Shareholders at any time prior to the commencement of the meeting by written revocation delivered to or mailed and received by the Secretary, and if, following such revocation, there are un-revoked requests from Shareholders holding in the aggregate less than 30 percent of the votes of the outstanding Shares (being the requisite number of votes required for Shareholders to requisition a special meeting of Shareholders in accordance with Sub-Regulation 8.4(b) above), the directors, in their discretion, may elect to cancel or refuse to hold the special meeting of Shareholders notwithstanding the fact that proxies may have been received by the Company.

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8.5	Written notice of all meetings of Shareholders, stating the time, place and, and in the case of a special meeting of Shareholders, the purpose or purposes thereof, shall be given by the Company pursuant to a Resolution of Directors not fewer than ten days before the date of the proposed meeting to those persons whose names appear as Shareholders in the share register of the Company on the date of the notice and are entitled to vote at the meeting.

8.6	The directors may fix the date notice is given of a meeting of Shareholders, or such other date as may be specified in the notice, as the record date for determining those Shares that are entitled to vote at the meeting. If no such date is specified in the notice, then the date of the notice shall be the record date for determining those persons whose names appear as Shareholders in the share register of the Company who are entitled to vote at the meeting.

8.7	Notwithstanding Sub-Regulation 8.5 above, a meeting of Shareholders may be called on less than ten days’ notice:

(a)	if Shareholders holding not less than 90 percent of the total number of Shares entitled to vote on all matters to be considered at the meeting, or 90 percent of the votes of each class or series of Shares where Shareholders are entitled to vote thereon as a class or series together with not less than a 90 percent majority of the remaining votes, have agreed to short notice of the meeting, or

(b)	if all Shareholders holding Shares entitled to vote on all or any matters to be considered at the meeting have waived notice of the meeting and for this purpose presence at the meeting shall be deemed to constitute waiver.

8.8	The inadvertent failure of the directors to give notice of a meeting to a Shareholder, or the fact that a Shareholder has not received notice, does not invalidate the meeting.

8.9 (a)	Pursuant to these Articles and to the extent permitted by law, any Shareholder of record may appoint a person or persons to act as such Shareholder’s proxy or proxies at any meeting of Shareholders for the purpose of representing and voting such Shareholder’s shares. An instrument appointing a proxy shall be in any form which the directors may determine by resolution or such other form as the chairman of the meeting shall accept. The instrument appointing the proxy shall be filed with the Secretary or provided to the Company in accordance with the procedures established for the meeting of Shareholders at which the person named in such instrument proposes to vote in order to be counted in any vote at the meeting. Prior to any vote, and subject to any contract rights of the proxy holder, a Shareholder may revoke the proxy appointment either directly or by the creation of a new appointment, which will automatically revoke the former one.

(b)	Execution of the instrument appointing a proxy may be accomplished by the Shareholder or such Shareholder’s authorised officer, director, employee or agent signing such instrument by any reasonable means, including, but not limited to, by facsimile signature. A Shareholder may authorise another person or persons to act for such Shareholder as proxy by transmitting or authorising the transmission of such communication evidencing the Shareholder’s intention to appoint a person or persons as his proxy by means of a telegram, cablegram, or other means of electronic transmission (including but not limited to, via internet or telephone) to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organisation or like agent duly authorised by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or the other means of electronic transmission (which must be supported by printed evidence thereof) must be either set forth or be submitted with written information from which it can be determined that the telegram, cablegram or printed evidence of the other electronic transmission was authorised by the Shareholder. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Sub-Regulation 8.9(b) may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

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(c)	The directors may, in advance of any meeting of Shareholders, appoint one or more inspectors of election to act at the meeting or any adjournment thereof and to make a written report thereof. If the person or persons so appointed fails to appear or otherwise refuses to act, the chairman of the meeting may appoint one or more alternative inspectors of election to act at the meeting. The inspector(s) of election, if appointed, shall perform his or her duties impartially, in good faith, and to the best of his or her ability.

8.10	The following applies where Shares are jointly owned:

(a)	if two or more persons hold Shares jointly each of them may be present in person or by proxy at a meeting of Shareholders and may speak as a Shareholder;

(b)	if only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners; and

(c)	if two or more of the joint owners are present in person or by proxy they must vote as one.

8.11	In accordance with such limitations, restrictions, guidelines and procedures as may be established by the directors by Resolution of Directors from time to time or by the chairman of the meeting, a Shareholder shall be deemed to be present at a meeting of Shareholders if he participates by telephone or other electronic means and all Shareholders participating in the meeting are able to hear each other.

8.12	A meeting of Shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50% of the votes of the Shares entitled to vote on the matters to be considered at the meeting. A valid quorum may be represented by only a single Shareholder or proxy. A duly held meeting of Shareholders at which a quorum is initially present may continue to transact business until adjournment notwithstanding the withdrawal of enough Shares to leave less than a quorum.

8.13 (a)	If within half an hour (or such longer period as the chairman of the meeting in his absolute discretion may decide) from the time appointed for the meeting of Shareholders a quorum as required by Sub-Regulation 8.12 is not present, the meeting, if convened upon the requisition of Shareholders pursuant to Sub-Regulation 8.4(b), may be dissolved by the chairman of the meeting. In any other case, any meeting of Shareholders, annual or special, whether or not a quorum is present, may be adjourned for any reason from time to time by either (i) the chairman of the meeting or (ii) the Shareholders by the vote of the holders of the majority of Shares represented at the meeting, either in person or by proxy, to such place and time as the chairman of the meeting shall determine. In absence of a quorum at the commencement of the meeting, no other business may be transacted at that meeting.

(b)	When a meeting of Shareholders is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which Shareholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. However, if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, then notice of the adjourned meeting shall be given. For the avoidance of doubt, a determination of the Shareholders of record entitled to vote at a meeting of Shareholders shall apply to any adjournment of such meeting.

(c)	At any meeting of Shareholders so resumed after such adjournment, provided that a quorum as required by Sub-Regulation 8.12 is present or represented at the commencement of the adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally scheduled.

8.14

Any previously scheduled meeting of Shareholders may be postponed, and, except for a special meeting of Shareholders called by the directors after receipt of a valid written request of Shareholders holding at least 30 percent of the votes of the outstanding voting Shares pursuant to Sub-Regulation 8.4(b) (which meeting may be cancelled only on the terms of Sub-Regulation 8.4(c)), the directors may by Resolution of

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Directors elect to cancel any previously scheduled meeting of Shareholders upon public disclosure of such determination prior to the date previously scheduled for such meeting, notwithstanding the fact that proxies for such meeting may have been received by the Company. For the avoidance of doubt, a determination of the Shareholders of record entitled to vote at a meeting of Shareholders shall apply to any postponement of such meeting.

8.15 (a)	At any annual meeting of Shareholders, only proposals of business which have been made in accordance with this Sub-Regulation shall be eligible to be brought before such meeting:

(i)	by or at the direction of the Chairman of the Board or by Resolution of Directors;

(ii)	by any Shareholder who is a holder of record as of the record date established for the meeting pursuant to Sub-Regulation 8.6 and who is entitled to vote at the meeting and who complies with all of the requirements and procedures set out in Sub-Regulation 8.16.

(b)	At any special meeting of Shareholders, only such business shall be conducted as shall have been brought before the meeting pursuant to the notice of meeting made pursuant to Sub-Regulation 8.5.

8.16 (a)	For business to be properly brought before an annual meeting of Shareholders by a Shareholder, such business must be a proper matter for Shareholder action and the Shareholder must have given timely written notice thereof to the Secretary at the principal executive offices of the Company, which notice must contain the information required by sub-clauses (i) to (viii) inclusive of this Sub-Regulation 8.16(a). To be considered timely in connection with an annual meeting of Shareholders, a Shareholder’s notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Company not earlier than the close of business by the 120th day and not later than the close of business on the 90th day prior to the first anniversary date of the date on which the Company held its immediately preceding annual meeting of Shareholders; provided, however, that in the event that the date of the annual meeting of Shareholders is called for a date that is more than 30 days before or more than 60 days after such one-year anniversary of the immediately preceding annual meeting of Shareholders, notice from a Shareholder shall also be considered timely if it is so delivered or received not earlier than the close of business on the 120th day prior to such annual meeting nor later than the later of 90 days prior to such annual meeting of Shareholders or, if the first public disclosure of the date of such annual meeting is less than 100 days prior to the date of such meeting, the close of business on the tenth day following the day on which public disclosure is first made of the date of such annual meeting of Shareholders. In no event shall an adjournment or postponement of an annual meeting of Shareholders commence a new time period (or extend any period) for the giving of a Shareholder’s notice as described above.

In addition, to be considered timely, a Shareholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to or received by the Secretary at the principal executive offices of the Company not later than 5 business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than 8 business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof. A Shareholder’s notice delivered to or received by the Secretary pursuant to Sub-Regulation 8.4(b) or this Sub-Regulation 8.16(a) shall set forth:

(i)	a brief description of the proposal or the business desired to be brought before the meeting;

(ii)

the full text of the proposal or business (including the full text of any resolutions proposed for consideration, and, in the event that such business includes a proposal to amend either the Memorandum or the Articles of the Company, the full text of the proposed amendment) and such other information regarding such proposal or business as would be required in a proxy

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statement filed pursuant to the proxy rules of the Securities and Exchange Commission had such proposal or business been made by the Company;

(iii)	the reasons for making the proposal or conducting such business at the meeting;

(iv)	the name and address of record of the Shareholder proposing such proposal or business and the beneficial owner, if any, on whose behalf the proposal is made;

(v)	a representation that the Shareholder is a holder of record of Shares in the Company entitled to vote at such meeting and that such Shareholder intends to appear in person or by a proxy at the meeting to make the proposal or propose the conduct of the business as specified in the notice;

(vi)	as to the Shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal or business is to be brought, (a) the number of any class or series of Shares or other Securities of the Company which are owned, directly or indirectly, beneficially and of record by such Shareholder and the beneficial owner, if any, on whose behalf the proposal or business is to be brought including any derivative, swap, option, warrant, convertible security, share appreciation right, or similar right or other transaction with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any Shares or other Securities of the Company or with a value derived in whole or in part from the value of any Shares or other Securities of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of Shares or other Securities of the Company or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially and of record by each such party, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of any Shares or other Securities of the Company, (b) any proxy, contract, arrangement, understanding, or relationship pursuant to which either party has a right to vote any Shares or other Securities of the Company, (c) any short interest in any Shares or other Securities of the Company held by each such party or any repurchase or “stock borrowing” agreement or arrangement engaged in, directly or indirectly, by each such party, (d) any rights to dividends on any Shares or other Securities of the Company owned of record and beneficially by each such party that are separated or separable from the underlying security of the Company, (e) any proportionate interest in any Shares or other Securities of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which either party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (f) any performance-related fees (other than an asset-based fee) that each such party is entitled to based on any increase or decrease in the value of any Shares or other Securities of the Company or Derivative Instruments, if any; in each case with respect to the above, including without limitation any such interests held by members of each such party’s immediate family sharing the same household;

(vii)	any material interest of such Shareholder and the beneficial owner, if any, on whose behalf the proposal is made or such business is proposed to be conducted, in such proposal or in conducting such business and a description of all relationships, arrangements or understandings between the Shareholder and the beneficial owner, if any, on whose behalf the proposal is made or the proposed business is to be conducted; and

(viii)	a representation as to whether the Shareholder or the beneficial owner, if any, on whose behalf such proposal is made or such business is proposed to be conducted intends, or is part of a group that intends, to (a) deliver a proxy statement or form of proxy to holders of at least enough Shares reasonably believed by such Shareholder or beneficial owner to be sufficient to approve or adopt the proposal or to conduct the business being proposed (and such representation shall be included in any such proxy statement or form of proxy) and/or (b) otherwise to solicit proxies from Shareholders in support of such proposal or business (and such representation shall be included in such solicitation materials).

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(b)	Notwithstanding the foregoing or any other Sub-Regulation contained in the Articles, nothing in Sub-Regulations 8.4(b), 8.15(a)(ii), 8.15(b) or 8.16(a) shall be interpreted or construed to require the inclusion of information about any such proposal or business in any proxy statement distributed by, at the direction of, or on behalf of, the directors. The chairman of a meeting of Shareholders shall have the power and the duty, if the facts so warrant, to determine and declare to the meeting that any proposal or business was not properly brought before the meeting in accordance with the provisions of Sub- Regulations 8.4(b), 8.15 or 8.16(a) and, if he should so determine, he shall so declare to the meeting and any such proposal or business not properly brought before the meeting shall not be voted on or transacted. Notwithstanding anything contained elsewhere in these Articles, if a Shareholder has notified the Secretary of his intention to present a proposal or business at a meeting of Shareholders and such Shareholder does not appear or does not send a duly authorised representative, as determined by the chairman of the meeting, to present such proposal or business at such meeting, the Company need not present such proposal or business for a vote at such meeting notwithstanding that proxies in respect of such vote may have been received by the Company. Notwithstanding anything contained elsewhere in these Articles, a Shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in Sub-Regulations 8.4(b), 8.15(a)(ii), 8.15(b) and 8.16(a). Nothing in these Articles shall be deemed to affect any rights of Shareholders to request inclusion of proposals in the Company’s proxy statement pursuant to Regulation 14A under the Exchange Act.

8.17	At every meeting of Shareholders, the Chairman of the Board shall preside as chairman of the meeting. If there is no Chairman of the Board or if the Chairman of the Board is not present at the meeting, the vice-Chairman of the Board shall be the chairman of the meeting. If there is no vice-Chairman of the Board or if the vice-Chairman of the Board is not present at the meeting, the chief executive officer shall be the chairman of the meeting. In the absence of the chief executive officer, such other person as shall be selected by the Board prior to the meeting shall act as chairman of the meeting, or if no such action was taken prior to the meeting, the directors then present shall select one of their own to act as the chairman of the meeting. Subject to these Articles, the directors may adopt by Resolution of Directors such rules, procedures and regulations for the conduct of meetings of Shareholders as they shall deem appropriate, including but not limited to:

(a)	the establishment of an agenda or order of business for the meeting and other matters pertaining to the conduct of the meeting;

(b)	maintaining order at the meeting and the safety of those present,

(c)	limitations on attendance at or participation in the meeting of Shareholders of record, their duly authorized and constituted proxies or such other persons as the directors or chairman of the meeting shall determine;

(d)	restrictions on entry to the meeting after the time fixed for commencement thereof;

(e)	limitations on the time allotted to questions or comments by participants; and

(f)	determining the manner of voting, including the regulation of the opening and closing of the polls for voting and the matters which are to be voted on by ballot.

Subject to these Articles and any Resolution of Directors, the chairman of the meeting of Shareholders shall have the right and authority to prescribe rules, procedures and regulations for the conduct of meetings of Shareholders as he shall deem appropriate relating to the conduct of meetings of Shareholders, including but not limited to the matters described in subparagraphs (a) through (f) above. Without limiting the foregoing, the determination of whether any proposed proposal or business or the proposed nomination of any person for election as a director sought to be brought before any meeting of Shareholders is properly brought before a meeting shall be made by the chairman of the meeting. If the chairman of the meeting determines that any proposed proposal or business or proposed nomination is not properly brought before a

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meeting of the Shareholders, such proposal or business will not be considered or conducted and any such nomination shall be disregarded notwithstanding the fact that proxies in respect of such proposal, business or nomination may have been received by the Company.

8.18	At any meeting of the Shareholders the chairman of the meeting is responsible for deciding in such manner as he considers appropriate whether any resolution proposed has been carried or not and the result of his decision shall be announced to the meeting (including any adjournment thereof) and recorded in the minutes of the meeting. If the chairman has any doubt as to the outcome of the vote on a proposed resolution, he shall cause a poll to be taken of all votes cast upon such resolution. If the chairman fails to take a poll then any Shareholder present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall cause a poll to be taken. The demand for a poll may be withdrawn. If a poll is taken at any meeting, the result shall be announced to the meeting (including any adjournment thereof) and recorded in the minutes of the meeting

8.19	Any person other than an individual shall be regarded as one Shareholder and may, by resolution of its directors or other governing body of such person, authorize such person as it thinks fit to act as its representative at any meeting of the Shareholders or meeting of any class of Shareholders of the Company, and the person so authorized shall be entitled to exercise the same powers on behalf of the person which he represents as that person could exercise if it were an individual Shareholder. The right of any individual to speak for or represent such Shareholder shall be determined by the law of the jurisdiction where, and by the documents by which, the person is constituted or derives its existence. In case of doubt, the directors or the chairman of any meeting of Shareholders may in good faith seek legal advice regarding the right of any individual to speak for or represent such Shareholder and unless and until a court of competent jurisdiction shall otherwise rule, the directors or the chairman may rely and act upon such advice without incurring any liability to any Shareholder.

8.20	The chairman of any meeting at which a vote is cast by proxy or on behalf of any person other than an individual may call for a notarially certified copy of such proxy or authority which shall be produced within 7 days of being so requested or the votes cast by such proxy or on behalf of such person shall be disregarded.

8.21	Directors of the Company may attend and speak at any meeting of Shareholders and at any separate meeting of the holders of any class or series of Shares.

8.22	No business of the Company shall be conducted at a meeting of Shareholders except in accordance with the provisions of this Regulation 8.

9.	DIRECTORS

9.1	No person shall be appointed as a director, or nominated as a reserve director, of the Company unless he has consented in writing to be a director or to be nominated as a reserve director.

9.2	Subject to the rights of the holders of any series of Preferred Shares to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a Resolution of Directors.

9.3	The directors may, by a Resolution of Directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company.

10.	APPOINTMENT AND RETIREMENT OF DIRECTORS

10.1 (a)

Subject to the provisions of the Memorandum or these Articles (including Sub- Regulation 10.5), the first directors of the Company shall be appointed by the subscriber to the Memorandum, and thereafter, at the annual meeting of Shareholders or at a special meeting of Shareholders if so called

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for such purpose by the directors pursuant to a Resolution of Directors or pursuant to a Shareholder request made in accordance with Sub-Regulation 8.4(b), the Shareholders shall elect, by Resolution of Shareholders, directors to serve, in the case of the annual meeting of Shareholders, for the term as set forth in Sub-Regulation 10.1(c) and in the case of a special meeting of Shareholders called for such purpose by the directors pursuant to a Resolution of Directors or pursuant to a Shareholder request made in accordance with Sub-Regulation 8.4(b), for the term set forth in Sub-Regulation 10.1(d).

Between the meetings of Shareholders, the directors may by Resolution of Directors fill any vacancy on the Board or elect directors as set forth in Sub-Regulation 10.2.

(b)	If any director election which is not a Contested Election results in an incumbent director nominee not being elected, then each such incumbent director who was not elected shall, promptly following certification of the Shareholder vote, tender his or her resignation to the Board of Directors if such resignation has not previously been tendered in connection with his or her election, which resignation shall be subject to acceptance by the Board of Directors. The Nominations and Corporate Governance Committee (or equivalent committee) of the Board of Directors will make a recommendation to the Board of Directors on whether to accept or reject the resignation. The Board of Directors will act on such committee’s recommendation and shall decide whether to accept or reject such resignation.

If an incumbent director’s resignation tendered pursuant to the foregoing paragraph is not accepted by the Board of Directors, such director shall continue to serve until the next annual meeting where his or her class is due to be elected and until his or her successor is duly elected, or his or her earlier resignation or removal. If an incumbent director’s resignation tendered pursuant to the foregoing paragraph is accepted by the Board of Directors or if a director election results in a nominee for director who is not an incumbent director failing to be elected and the result of which is a vacancy on the Board of Directors, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Sub-Regulation 10.2 or may decrease the size of the Board of Directors pursuant to the provisions of Sub-Regulation 9.2.

(c)	With respect to directors elected at the annual meeting of Shareholders, other than those directors who may be elected pursuant to Sub-Regulation 10.5 or by the holders of any series of Preferred Shares under specified circumstances:

(i)	The directors are and shall be divided into three classes hereinafter designated as A Directors, B Directors and C Directors. For the avoidance of doubt, the numbers of directors in each class of directorship need not be equal to the number of directors in any other class.

(ii)	No director shall be elected without being designated either as an A, B or C Director and, except as set forth in Sub-Regulation 10.1(b), each director (whether an A, B or C Director) shall hold office within their class for a term of three years and until his successor takes office or until his earlier death, resignation or removal from office in accordance with these Articles or any applicable law.

(iii)	At each annual meeting of Shareholders at which directors are to be elected, the successors of the class of directors whose term expires at that meeting shall be elected in accordance with these Articles.

(iv)	Retiring directors shall be eligible for re-election.

(d)	Any directors elected at a special meeting of Shareholders called for such purpose by the directors pursuant to a Resolution of Directors or pursuant to a Shareholder request made in accordance with Sub-Regulation 8.4(b), other than those directors who may be elected by the holders of any series of Preferred Shares under specified circumstances, shall

(i)	be designated by Resolution of Directors as either an A, B or C Director; and

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(ii)	except as set forth in Sub-Regulation 10.1(b), hold office for the remainder of the full term of the class of directorship in which a vacancy occurs or the additional director is elected and until his successor takes office or until his earlier death, resignation or removal from office in accordance with these Articles or any applicable law.

10.2	Subject to the rights of the holders of any series or class of Preferred Shares then outstanding, between meetings of Shareholders, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise required by law or by Resolution of Directors, be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall:

(a)	be designated by Resolution of Directors as either an A Director, B Director or C Director; and

(b)	hold office for the remainder of the full term of the class of directorship in which a vacancy occurs or in which the additional director was appointed and until his successor takes office or until his earlier death, resignation or removal from office in accordance with these Articles or any applicable law.

10.3 (a)	At any annual meeting of Shareholders for the election of directors, only persons who have been nominated in accordance with this Sub-Regulation 10.3(a) shall be eligible for election. Nominations shall only be made:

(i)	by or at the direction of the directors; and

(ii)	by any Shareholder who is a holder of record as of the record date established for the meeting pursuant to Sub-Regulation 8.6 and who is entitled to vote at the meeting and who complies with all of the requirements and procedures set out in Sub-Regulation 10.4.

(b)	At any special meeting of Shareholders at which directors are to be elected pursuant to the notice of such meeting, only persons who have been nominated in accordance with this Sub-Regulation 10.3(b) shall be eligible for election. Nominations shall only be made:

(i)

if the special meeting of Shareholders has been called by the directors pursuant to Sub-Regulation 8.4(a) and at such meeting directors are to be elected, then by or at the direction of the directors and by any Shareholder who is a holder of record as of the record date established for the meeting pursuant to Sub-Regulation 8.6 and who is entitled to vote at the meeting and who delivers timely written notice thereof to the Secretary at the principal executive offices of the Company, which notice must contain the information required by sub-clauses (i) through (viii) of Sub-Regulation 10.4(a). To be considered timely in connection with a special meeting of the Shareholders, a Shareholder’s notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Company not earlier than the close of business of the 120th day prior to such special meeting of Shareholders nor later than the close of business on the 90th date prior to the date of such special meeting of Shareholders or, if the first public disclosure of the date of such special meeting of Shareholders is less than 100 days prior to the date of such meeting, the close of business on the tenth day following the day on which public disclosure is first made of the date of such special meeting of Shareholders. In addition, to be timely, a Shareholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Company not later than 5 business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than 8 business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of 10

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business days prior to the meeting or any adjournment or postponement thereof. Furthermore, any such proposed nominations must comply with, and shall be subject to, the requirements and provisions of Sub-Regulation 10.4(b); or

(ii)	if the special meeting of Shareholders has been called in response to the delivery of a valid written request by Shareholders pursuant to Sub-Regulation 8.4(b) and at such meeting directors are to be elected, then by or at the direction of the directors and by the Shareholders holding at least 30 percent of the votes of the outstanding voting Shares and who delivered such valid written request pursuant to Sub-Regulation 8.4(b), who are the holder(s) of record as of the record date established for the meeting pursuant to Sub-Regulation 8.6 and who are entitled to vote at the meeting and who complied with all of the requirements and procedures set forth in Sub-Regulation 8.4(b) with respect to such meeting and with respect to such nominees.

For the purposes of this Sub-Regulation 10.3(b) and for the avoidance of doubt, if any special meeting of the Shareholders has been adjourned or postponed, no nominations by a Shareholder of persons to be elected directors of the Company may be made at any such adjourned or postponed meeting unless pursuant to a notice which was proper and timely for such meeting on the date originally scheduled.

10.4 (a)	With respect to any director nominations made in accordance with Sub-Regulation 10.3(a)(ii) above, such nominations may only be made pursuant to a timely written notice thereof to the Secretary at the principal executive offices of the Company, which notice must contain the information required by sub-clauses (i) to (viii) inclusive of this Sub-Regulation 10.4(a). To be considered timely in connection with an annual meeting of Shareholders, a Shareholders’ notice shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Company not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary date of the date on which the Company held its immediately preceding annual meeting of Shareholders; provided, however, that in the event that the date of the annual meeting of Shareholders is called for a date that is more than 30 days before or more than 60 days after such one-year anniversary of the immediately preceding annual meeting of Shareholders, notice from a Shareholder shall also be considered timely if it is so delivered or received not earlier than the close of business on the 120th day prior to such annual meeting of Shareholders nor later than the later of 90 days prior to the date of such annual meeting of Shareholders or if the first public disclosure of the date of such annual meeting is less than 100 days prior to the date of such meeting, the close of business on the tenth day following the day on which public disclosure is first made of the date of such annual meeting of Shareholders. In no event shall an adjournment or postponement of an annual meeting of Shareholders commence a new time period (or extend any period) for the giving of a Shareholder’s notice as described above.

In addition, to be timely, a Shareholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Company not later than 5 business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than 8 business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof. A Shareholder’s notice delivered to or received by to the Secretary pursuant to Sub-Regulation 8.4(b), 10.3(b)(i) or this Sub- Regulation 10.4(a) shall set forth:

(i)

as to each nominee, (A) the name, age, business address and residence address of the person, the principal occupation or employment of the person, the number of any class or series of Shares or other Securities of the Company which are owned beneficially or of record by such nominee and such other information regarding each nominee proposed by such Shareholder

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that is required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission along with a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request), and (B) a written representation and agreement (in the form provided by the Secretary upon written request) signed by such nominee providing that the information provided by such nominee is true, correct and complete and that such nominee (i) is not and will not become a party to (a) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (b) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Company, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Company, and will comply with all applicable corporate governance, conflict of interest, confidentiality and share ownership and trading policies and guidelines of the Company publicly disclosed from time to time, and (iv) will, if elected, abide by the requirements of Sub- Regulation 10.1(b);

(ii)	the written consent of each nominee to serve as a director of the Company if so elected;

(iii)	the reasons for making the proposed nomination;

(iv)	the name and address of record of the Shareholder who intends to make the nomination and the beneficial owner, if any, on whose behalf the nomination is made;

(v)	a representation that the Shareholder is a holder of record of Shares in the Company entitled to vote at such meeting and that the Shareholder intends to appear in person or by a proxy at the meeting to nominate the person(s) specified in the notice;

(vi)

as to the Shareholder giving the notice, and the beneficial owner, if any, on whose behalf the nomination is made, (a) the number of any class or series of Shares or other Securities of the Company which are owned, directly or indirectly, beneficially and of record by such Shareholder and the beneficial owner, if any, on whose behalf the nomination is made, including any Derivative Instrument directly or indirectly owned beneficially and of record by each such party, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of any Shares or other Securities of the Company, (b) any proxy, contract, arrangement, understanding, or relationship pursuant to which either party has a right to vote any Shares or other Securities of the Company, (c) any short interest in any Shares or other Securities of the Company held by each such party or any repurchase or “stock borrowing” agreement or arrangement engaged in, directly or indirectly, by each such party, (d) any rights to dividends on any Shares or other Securities of the Company owned of record and beneficially by each such party that are separated or separable from the underlying security of the Company, (e) any proportionate interest in any Shares or other Securities of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which either party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (f) any performance-related fees (other than an asset-based fee) that each such party is entitled to based on any increase or decrease in the value of any Shares or other Securities of the Company or Derivative

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Instruments, if any; in each case with respect to the above, including without limitation any such interests held by members of each such party’s immediate family sharing the same household;

(vii)	a description of all relationships, arrangements or understandings among the Shareholder, the beneficial owner, if any, on whose behalf the nomination is made and each nominee and any other person (naming such person) pursuant to which the nominations are to be made by the Shareholder; and

(viii)	a representation as to whether the Shareholder or beneficial owner, if any, on whose behalf the nomination is made intends, or is part of a group that intends, to (a) deliver a proxy statement or form of proxy to holders of at least enough Shares reasonably believed by such Shareholder or beneficial owner to be sufficient to elect the nominee (and such representation shall be included in any such proxy statement or form of proxy) and/or (b) otherwise to solicit proxies from Shareholders in support of such nomination (and such representation shall be included in such solicitation materials).

In addition to the above sub-clauses, in all cases the Company may require as a condition to any nomination by Shareholder that a proposed nominee promptly furnish to the Company such other information as it may reasonably require to determine (i) the eligibility of such proposed nominee to serve as a director of the Company, and (ii) whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any corporate governance guideline, committee charter or the rules governing the conduct and / or powers of any committee of the Company.

(b)	Notwithstanding the foregoing, nothing in Sub-Regulations 8.4(b), 10.3(a)(ii), 10.3(b)(i), 10.3(b)(ii) or 10.4(a) shall be interpreted or construed to require the inclusion of information about any director nominations in any proxy statement distributed by, at the direction of, or on behalf of, the directors. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures detailed in Sub-Regulations 8.4(b), 10.3(a)(ii), 10.3(b)(i), 10.3(b)(ii) or 10.4(a). Notwithstanding anything contained elsewhere in these Articles, if a Shareholder has notified the Company of his intention to nominate a director at a meeting of Shareholders and such Shareholder does not appear or send a qualified representative, as determined by the chairman of the meeting, to present such nomination at such meeting, the Company need not present such nomination for a vote at such meeting notwithstanding that proxies in respect of such vote may have been received by the Company. Notwithstanding anything contained elsewhere in these Articles, a Shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in Sub-Regulations 8.4(b), 10.3(a)(ii), 10.3(b)(i), 10.3(b)(ii) or 10.4(a).

10.5	Notwithstanding any other provision of the Memorandum and these Articles:

(a)	any person consenting to act in accordance with section 112 of the Act may be appointed as a director of the Company; and/or

(b)	any director (including without limitation any A Director, B Director and C Director) may be removed from office with or without cause;

in each case by a written resolution or consent executed by the holders of all of the then outstanding Shares entitled to vote thereon (and, for the avoidance of any doubt, without any approval from the Board of Directors).

11.	DISQUALIFICATION AND REMOVAL OF DIRECTORS

11.1	Subject to the provisions of the Act, a director shall cease to hold office as such only:

(a)	if he becomes of unsound mind and is removed by a resolution signed by all the other directors; or

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(b)	if (unless he is not required to hold a Share qualification) he has not duly qualified himself within two months of his appointment or if he ceases to hold the required number of Shares to qualify him for office and is removed by a resolution signed by all the other directors; or

(c)	if he is absent from meetings of the directors for six consecutive months without leave of the directors and is removed by a resolution signed by all the other directors, provided that the directors shall have power to grant any director leave of absence for any or an indefinite period; or

(d)	if he dies; or

(e)	if he has given to the Company notice in writing of his intention to resign and, except as contemplated in Sub-Regulation 10.1(b), such resignation shall be effective from the date such notice is received by the Company or at such later date as may be specified in the notice; or

(f)	if he shall, as a matter of law, be disqualified or cease to hold office or be prohibited from acting as director then he shall be removed from office by a resolution signed by all the other directors; or

(g)	if he is removed from office by a resolution signed by all the other directors;

(h)	if he is removed from office for cause by the affirmative vote of 66 2⁄3 percent or more of the voting power of the then outstanding Shares entitled to vote thereon, voting together as a single class, at a meeting of Shareholders called for the purpose of removing the director or for the purposes including the removal of a director. For the purposes of this Sub-Regulation 11.1(h), “cause” means the wilful and continuous engaging over a sustained period by the director in gross misconduct materially and demonstrably injurious to the Company; or

(i)	pursuant to Sub-Regulation 10.5(b).

12.	REGISTER OF DIRECTORS

12.1	The Company shall keep a register to be known as a register of directors, a copy of which shall be kept at the registered office of the Company. The Company may determine by Resolution of Directors to register a copy with the Registrar of Corporate Affairs. The register of directors shall contain:

(a)	the names and addresses of the persons who are directors of the Company;

(b)	the date on which each person whose name is entered in the register was appointed as director of the Company; and

(c)	the date on which each person named as a director ceased to be a director of the Company.

13.	MANAGING DIRECTORS

13.1	The directors may from time to time and by Resolution of Directors appoint one or more of their number to be a managing director or joint managing director and may, subject to any contract between him or them and the Company, from time to time terminate his or their appointment as a managing director or joint managing director and appoint another or others in his or their place or places.

13.2	A director appointed pursuant to the terms of the provisions of Sub-Regulation 13.1 to the office of managing director or joint managing director of the Company may be paid, in addition to the remuneration payable in terms of Sub-Regulation 9.3, such remuneration not exceeding a reasonable maximum in each year in respect of such office as may be determined by a resolution of a majority of disinterested directors.

13.3	The directors may from time to time, by Resolution of Directors, entrust and confer upon a managing director for the time being such of the powers and authorities vested in them as they think fit, save that no managing director shall have any power or authority with respect to the matters requiring a Resolution of Directors under the Act.

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14.	POWERS OF DIRECTORS

14.1	The business and affairs of the Company shall be managed by, or under the direction or supervision of, the directors of the Company. The directors of the Company have all the powers necessary for managing, and for directing and supervising, the business and affairs of the Company. The directors may pay all expenses incurred preliminary to and in connection with the incorporation of the Company and may exercise all such powers of the Company as are not by the Act or by the Memorandum or the Articles required to be exercised by the Shareholders.

14.2	Each director shall exercise his powers for a proper purpose and shall not act or agree to the Company acting in a manner that contravenes the Memorandum, the Articles or the Act. Each director, in exercising his powers or performing his duties, shall act honestly and in good faith in what the director believes to be the best interests of the Company.

14.3	If the Company is the wholly owned subsidiary of a holding company, a director of the Company may, when exercising powers or performing duties as a director, act in a manner which he believes is in the best interests of the holding company even though it may not be in the best interests of the Company.

14.4	Any director which is a body corporate may appoint any individual as its duly authorised representative for the purpose of representing it at meetings of the directors, with respect to the signing of consents or otherwise.

14.5	The continuing directors may act notwithstanding any vacancy in their body.

14.6	The directors may by Resolution of Directors exercise all the powers of the Company to incur indebtedness, liabilities or obligations and to secure indebtedness, liabilities or obligations whether of the Company or of any third party.

14.7	All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by Resolution of Directors.

14.8	For the purposes of Section 175 (Disposition of assets) of the Act, the directors may by Resolution of Directors determine that any sale, transfer, lease, exchange or other disposition is in the usual or regular course of the business carried on by the Company and such determination is, in the absence of fraud, conclusive.

15.	PROCEEDINGS OF DIRECTORS

15.1	Any one director of the Company may call a meeting of the directors by sending a written notice to each other director.

15.2	The directors of the Company or any committee thereof may meet at such times and in such manner and places within or outside the British Virgin Islands as the directors may determine to be necessary or desirable.

15.3	A director is deemed to be present at a meeting of directors if he participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other.

15.4

Notice of the time and place of meetings of the directors shall be (i) delivered personally or by telephone (including a voice messaging system or other system or technology designed to record and communicate messages), telegraph, facsimile, electronic mail, or other electronic means, to each director at least forty-eight (48) hours before the time of the holding of the meeting or (ii) sent by first-class mail at least three (3) days before the time of the holding of the meeting, charges prepaid, addressed to each director at that director’s address as it is shown on the records of the Company. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. A meeting of

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directors held without such prior notice having been given to all directors shall be valid if, either before or after the meeting, all the directors entitled to vote at the meeting who do not attend waive notice of the meeting, and for this purpose the presence of a director at a meeting shall constitute waiver by that director. The waiver of notice or consent need not specify the purpose of the meeting. The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting.

15.5	A meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one-half of the total number of directors, unless there are only 2 directors in which case the quorum is 2.

15.6	If the Company has only one director the provisions herein contained for meetings of directors do not apply and such sole director has full power to represent and act for the Company in all matters as are not by the Act, the Memorandum or the Articles required to be exercised by the Shareholders. In lieu of minutes of a meeting the sole director shall record in writing and sign a note or memorandum of all matters requiring a Resolution of Directors. Such a note or memorandum constitutes sufficient evidence of such resolution for all purposes.

15.7	At meetings of directors at which the Chairman of the Board is present, he shall preside as chairman of the meeting. If there is no Chairman of the Board or if the Chairman of the Board is not present at the meeting, the vice-chairman of the board of directors shall be the chairman of the meeting. If there is no vice-chairman of the Board or if the vice-chairman of the board of directors is not present at the meeting, the chief executive officer shall be the chairman of the meeting. In the absence of the chief executive officer, such other person as shall be selected by the board of directors shall act as chairman of the meeting.

15.8	An action that may be taken by the directors or a committee of directors at a meeting may also be taken by a resolution consented to in writing by three-quarters of the directors or by two-thirds of the members of a committee of directors of the Company with three members or by three-quarters of the members of a committee of directors of the Company other than those committees with three members, as the case may be, without the need for any notice. The consent may be in the form of counterparts each counterpart being signed by one or more directors. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the date upon which the last director has consented to the resolution by signed counterparts.

16.	COMMITTEES

16.1	The directors may, by Resolution of Directors, designate one or more committees, each consisting of one or more directors, and delegate one or more of their powers, including the power to affix the Seal, to the committee.

16.2	The directors have no power to delegate to a committee of directors any of the following powers:

(a)	to amend the Memorandum or the Articles;

(b)	to designate committees of directors;

(c)	to delegate powers to a committee of directors;

(d)	to appoint or remove directors;

(e)	to appoint or remove an agent;

(f)	to approve a plan of merger, consolidation or arrangement;

(g)	to make a declaration of solvency or to approve a liquidation plan; or

(h)	to make a determination that immediately after a proposed Distribution the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

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16.3	Sub-Regulation 16.2(b) and (c) do not prevent a committee of directors, where authorised by the Resolution of Directors appointing such committee or by a subsequent Resolution of Directors, from appointing a sub-committee and delegating powers exercisable by the committee to the sub-committee.

16.4	The meetings and proceedings of each committee of directors consisting of 2 or more directors shall be governed mutatis mutandis by the provisions of the Articles regulating the proceedings of directors so far as the same are not superseded by any provisions in the Resolution of Directors establishing the committee.

16.5	Where the directors delegate their powers to a committee of directors they remain responsible for the exercise of that power by the committee, unless they believed on reasonable grounds at all times before the exercise of the power that the committee would exercise the power in conformity with the duties imposed on directors of the Company under the Act.

17.	OFFICERS AND AGENTS

17.1	The Company may by Resolution of Directors appoint officers of the Company at such times as may be considered necessary or expedient. Such officers may consist of, a Chairman of the Board of Directors, a vice-chairman of the board of directors, a chief executive officer or one or more joint chief executive officers, a president or one or more joint presidents, a chief operating officer or one or more joint chief operating officers, a chief financial officer, one or more vice-presidents (executive, senior or other), secretaries and treasurers and such other officers as may from time to time be considered necessary or expedient. Any number of offices may be held by the same person.

17.2	The officers shall perform such duties as are prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by Resolution of Directors. In the absence of any specific prescription of duties it shall be the responsibility of the Chairman of the Board to preside at meetings of directors and Shareholders, the vice-chairman of the board of directors to act in the absence of the Chairman of the Board but otherwise to perform such duties as may be delegated to him by the board of directors of the Company, the chief executive officer to manage and control the day to day business and affairs of the Company, the president or joint presidents to act in the absence of the chief executive officer but otherwise to perform such duties as may be delegated to them by the board of directors of the Company or the chief executive officer, the vice-presidents to act in order of seniority in the absence of the president but otherwise to perform such duties as may be delegated to them by the board of directors, the chief executive officer or the president or joint presidents, the secretaries to maintain the register of Shareholders, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, the chief financial officer to be responsible for the financial affairs of the Company and the treasurer to act in the absence of the chief financial officer but otherwise to perform such duties as may be delegated to him by the board of directors, the chief executive officer or the president or joint presidents. The Board of Directors may from time to time delegate the powers and duties of any officer to any other officers or agents, notwithstanding any provision hereof.

17.3	The emoluments of all officers shall be fixed by Resolution of Directors.

17.4	The officers of the Company shall hold office until their successors are duly appointed, but any officer appointed by the directors may be removed at any time, with or without cause, by Resolution of Directors. Any vacancy occurring in any office of the Company may be filled by Resolution of Directors.

17.5	The directors may, by Resolution of Directors, appoint any person, including a person who is a director, to be an agent of the Company.

17.6	An agent of the Company shall have such powers and authority of the directors, including the power and authority to affix the Seal, as are set forth in the Articles or in the Resolution of Directors appointing the agent, except that no agent has any power or authority with respect to the following:

(a)	to amend the Memorandum or the Articles;

(b)	to change the registered office or agent;

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(c)	to designate committees of directors;

(d)	to delegate powers to a committee of directors;

(e)	to appoint or remove directors;

(f)	to appoint or remove an agent;

(g)	to fix emoluments of directors;

(h)	to approve a plan of merger, consolidation or arrangement;

(i)	to make a declaration of solvency or to approve a liquidation plan;

(j)	to make a determination that immediately after a proposed Distribution the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due; or

(k)	to authorise the Company to continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands.

17.7	The Resolution of Directors appointing an agent may authorise the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent by the Company.

17.8	The directors may remove an agent appointed by the Company and may revoke or vary a power conferred on him.

18.	CONFLICT OF INTERESTS

18.1	A director of the Company shall, forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose the interest to all other directors of the Company.

18.2	For the purposes of Sub-Regulation 18.1, a disclosure to all other directors to the effect that a director is a shareholder, director, member, partner, manager or officer of another named entity or has a fiduciary relationship with respect to the entity or a named individual and is to be regarded as interested in any transaction which may, after the date of the entry into the transaction or disclosure of the interest, be entered into with that entity or individual, is a sufficient disclosure of interest in relation to that transaction.

18.3	A director of the Company who is interested in a transaction entered into or to be entered into by the Company may:

(a)	vote on a matter relating to the transaction;

(b)	attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

(c)	sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction,

and, subject to compliance with the Act shall not, by reason of his office be accountable to the Company for any benefit which he derives from such transaction and no such transaction shall be liable to be avoided on the grounds of any such interest or benefit.

19.	INDEMNIFICATION

19.1	Subject to the limitations hereinafter provided the Company shall, to the fullest extent permitted by law, indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who is or was a director or officer of the Company and who:

(a)	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director or officer of the Company; or

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(b)	is or was, at the request of the Company, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise provided, however, that, except as provided in Sub-Regulation 19.11 with respect to proceedings to enforce rights to indemnification, the Company shall indemnify any such director or officer or former director or officer in connection with a proceeding (or part thereof) initiated by such director or officer or former director or officer only if such proceeding (or part thereof) was authorized by the Board of Directors of the Company.

19.2	The indemnity in Sub-Regulation 19.1 only applies if the director or officer or former director or officer acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful.

19.3	For the purposes of Sub-Regulation 19.2, a director or officer acts (or a former director or officer acted) in the best interests of the Company if he acts (or acted) in the best interests of

(a)	the Company’s holding company; or

(b)	a Shareholder or Shareholders of the Company;

in either case, in the circumstances specified in Section 120(2), (3) or (4) of the BVI Business Companies Act, 2004 (No. 16 of 2004), as the case may be.

19.4	The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the Articles, unless a question of law is involved.

19.5	The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi or nolo contendere does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

19.6	Expenses, including legal fees, incurred by a director or officer in defending any legal, administrative or investigative proceedings shall be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it shall ultimately be determined that the director or officer is not entitled to be indemnified by the Company in accordance with Sub-Regulation 19.1. However, the Company shall not be required to advance such expenses to a director or officer who is a party to any legal, administrative or investigative proceedings brought by the Company and approved by a majority of the directors which alleges wilful misappropriation of corporate assets by such director or officer, wrongful disclosure of confidential information or any other wilful and deliberate breach in bad faith of such person’s duty to the Company or its Shareholders.

19.7	Expenses, including legal fees, incurred by a former director or officer in defending any legal, administrative or investigative proceedings shall be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the former director or officer to repay the amount if it shall ultimately be determined that the former director or officer is not entitled to be indemnified by the Company in accordance with Sub-Regulation 19.1 and upon such terms and conditions, if any, as the Company deems appropriate. However, the Company shall not be required to advance such expenses to a former director or officer who is a party to any legal, administrative or investigative proceedings brought by the Company and approved by a majority of the directors which alleges wilful misappropriation of corporate assets by such former director or officer, wrongful disclosure of confidential information or any other wilful and deliberate breach in bad faith of such former person’s duty to the Company or its Shareholders.

19.8

The indemnification and advancement of expenses provided by, or granted pursuant to, this Regulation 19 are not exclusive of any other rights to which the person seeking indemnification or advancement of

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expenses may be entitled under any agreement, Resolution of Shareholders, resolution of disinterested directors or otherwise, both as acting in the person’s official capacity and as to acting in another capacity while serving as a director or officer of the Company. The Company may enter into a separate indemnification agreement with any person who is or was serving as a director, officer, employee or agent of the Company, or any person who is or was serving, at the request of the Company, as a director, officer, employee or agent of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

19.9	If a person referred to in Sub-Regulation 19.1 has been successful in defense of any proceedings referred to in Sub-Regulation 19.1, the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

19.10	The Company may purchase and maintain insurance in relation to any person who is or was a director, officer, employee, agent or liquidator of the Company, or who at the request of the Company is or was serving as a director, officer, employee, agent or liquidator of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in the Articles.

19.11	If a claim under Sub-Regulation 19.1, 19.6 or 19.7 is not paid in full by the Company within forty-five (45) days after a written claim has been received by the Company, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be thirty (30) days, any director or officer or former director or officer may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, such director or officer or former director or officer shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by a director or officer or former director or officer to enforce a right to indemnification hereunder (but not in a suit brought by such person to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Company against a director or officer or former director or officer to recover an advancement of expenses pursuant to the terms of an undertaking, the Company shall be entitled to recover such expenses upon a final adjudication that, such person has not met any applicable standard for indemnification set forth in the BVI Business Companies Act, 2004 (No. 16 of 2004). Neither the failure of the Company (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its Shareholders) to have made a determination prior to the commencement of such suit that indemnification of a director or officer or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in the BVI Business Companies Act, 2004 (No. 16 of 2004), nor an actual determination by the Company (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its Shareholders) that such person has not met such applicable standard of conduct, shall create a presumption that such person has not met such applicable standard of conduct or, in the case of such suit brought by a director or officer or former director or officer, be a defense to such suit. In any suit brought by any director or officer or former director or officer to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the person is not entitled be indemnified, or to such advancement of expenses, under these Articles or otherwise shall be on the Company.

19.12	The rights conferred in Regulation 19 shall be contract rights and such rights shall continue as to an individual who has ceased to be a director or officer and shall inure to the benefit of such individual’s heirs, executors and administrators. Any amendment, alteration or repeal of Regulation 19 that adversely affects any right of an individual or such individual’s successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

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20.	RECORDS

20.1	The Company shall keep the following documents at the office of its registered agent:

(a)	the Memorandum and the Articles;

(b)	the register of Shareholders, or a copy of the register of Shareholders;

(c)	the register of directors, or a copy of the register of directors; and

(d)	copies of all notices and other documents filed by the Company with the Registrar of Corporate Affairs in the previous 10 years.

20.2	Until the directors determine otherwise by Resolution of Directors the Company shall keep the original register of Shareholders and original register of directors at the office of its registered agent.

20.3	If the Company maintains only a copy of the register of Shareholders or a copy of the register of directors at the office of its registered agent, it shall:

(a)	within 15 days of any change in either register, notify the registered agent in writing of the change; and

(b)	provide the registered agent with a written record of the physical address of the place or places at which the original register of Shareholders or the original register of directors is kept.

20.4	The Company shall keep the following records at the office of its registered agent or at such other place or places, within or outside the British Virgin Islands, as the directors may determine:

(a)	minutes of meetings and Resolutions of Shareholders and classes of Shareholders; and

(b)	minutes of meetings and Resolutions of Directors and committees of directors.

20.5	Where any original records referred to in this Regulation are maintained other than at the office of the registered agent of the Company, and the place at which the original records is changed, the Company shall provide the registered agent with the physical address of the new location of the records of the Company within 14 days of the change of location.

20.6	The records kept by the Company under this Regulation shall be in written form or either wholly or partly as electronic records complying with the requirements of the Electronic Transactions Act, 2001 (No. 5 of 2001) as from time to time amended or re-enacted.

21.	REGISTER OF CHARGES

The Company shall maintain at the office of its registered agent a register of charges in which there shall be entered the following particulars regarding each mortgage, charge and other encumbrance created by the Company:

(a)	the date of creation of the charge;

(b)	a short description of the liability secured by the charge;

(c)	a short description of the property charged;

(d)	the name and address of the trustee for the security or, if there is no such trustee, the name and address of the chargee;

(e)	unless the charge is a security to bearer, the name and address of the holder of the charge; and

(f)	details of any prohibition or restriction contained in the instrument creating the charge on the power of the Company to create any future charge ranking in priority to or equally with the charge.

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22.	SEAL

The Company shall have a Seal an impression of which shall be kept at the office of the registered agent of the Company. The Company may have more than one Seal and references herein to the Seal shall be references to every Seal which shall have been duly adopted by Resolution of Directors. The directors shall provide for the safe custody of the Seal and for an imprint thereof to be kept at the registered office. Except as otherwise expressly provided herein the Seal when affixed to any written instrument shall be witnessed and attested to by the signature of any one director or other person so authorised from time to time by Resolution of Directors. Such authorisation may be before or after the Seal is affixed, may be general or specific and may refer to any number of sealings. The directors may provide for a facsimile of the Seal and of the signature of any director or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been attested to as hereinbefore described.

23.	DISTRIBUTIONS BY WAY OF DIVIDEND

23.1	The directors of the Company may, by Resolution of Directors, authorise a Distribution by way of dividend at a time and of an amount they think fit if they are satisfied, on reasonable grounds, that, immediately after the Distribution, the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

23.2	Dividends may be paid in money, Shares, or other property.

23.3	All dividends unclaimed for 3 years after having been declared may be forfeited by Resolution of Directors for the benefit of the Company.

23.4	No dividend shall bear interest as against the Company and no dividend shall be paid on Treasury Shares.

24.	ACCOUNTS AND AUDIT

24.1	The Company shall keep records that are sufficient to show and explain the Company’s transactions and that will, at any time, enable the financial position of the Company to be determined with reasonable accuracy.

24.2	The Company may by Resolution of Directors call for the preparation periodically of, and may make available, a profit and loss account and a balance sheet. The profit and loss account and balance sheet shall be drawn up so as to give respectively a true and fair view of the profit and loss of the Company for a financial period and a true and fair view of the assets and liabilities of the Company as at the end of a financial period.

24.3	The Company may by Resolution of Directors call for the accounts to be examined by auditors.

24.4	The first auditors shall be appointed by Resolution of Directors; subsequent auditors shall be appointed by Resolution of Directors.

24.5	The auditors may be Shareholders, but no director or other officer shall be eligible to be an auditor of the Company during their continuance in office.

24.6	The remuneration of the auditors of the Company may be fixed by Resolution of Directors.

24.7	The auditors shall examine each profit and loss account and balance sheet required to be served on every Shareholder of the Company or laid before a meeting of the Shareholders of the Company and shall state in a written opinion those items required by applicable accounting standards or the rules and regulations applicable to the Company.

24.8	The report of the auditors shall be annexed to the accounts and shall be read at the meeting of Shareholders at which the accounts are laid before the Company or shall be otherwise given or made available to the Shareholders.

24.9	Every auditor of the Company shall have a right of access at all times to the books of account and vouchers of the Company, and shall be entitled to require from the directors and officers of the Company such information and explanations as he thinks necessary for the performance of the duties of the auditors.

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24.10	The auditors of the Company shall be entitled to receive notice of, and to attend any meetings of Shareholders at which the Company’s profit and loss account and balance sheet are to be presented.

25.	BUSINESS COMBINATIONS WITH INTERESTED SHAREHOLDERS

25.1	Notwithstanding anything contained in the Memorandum or these Articles, the Company shall not engage in any business combination with any interested Shareholder for a period of 3 years following the time that such Shareholder became an interested Shareholder unless:

(a)	prior to such time the board of directors of the Company approved either the business combination or the transaction which resulted in the Shareholder becoming an interested Shareholder;

(b)	upon consummation of the transaction which resulted in the Shareholder becoming an interested Shareholder, the interested Shareholder owned at least 85% of the voting Shares of the Company outstanding at the time the transaction commenced, excluding for the purposes of determining the voting Shares outstanding (but not the outstanding voting Shares owned by the interested Shareholder) those Shares owned (i) by persons who are directors and also officers and (ii) employee share plans in which employee participants do not have the right to determine confidentially whether Shares held subject to the plan will be tendered in a tender or exchange offer; or

(c)	at or subsequent to such time the business combination is approved by the board of directors and authorized at any annual or special meeting of the Shareholders by the affirmative vote of at least 66 2⁄3% of the outstanding voting Shares which are not owned by the interested Shareholder.

25.2	The restrictions set forth in Sub-Regulation 25.1 shall not apply if:

(a)	Subject to the terms of the Memorandum, the Company by Resolution of Directors or a Resolution of Shareholders adopts an amendment to the Articles expressly electing not to be governed by this Regulation 25 or otherwise deletes this Regulation 25; provided that, such amendment of this Regulation 25 shall be effected in such a way as to ensure that it shall not be effective or operative until 12 months after the adoption of such amendment and shall not apply to any business combination between the Company and any Eligible Person who became an interested Shareholder of the Company on or prior to such adoption.

(b)	The Company does not have a class of voting Shares that is: (i) listed on a national securities exchange; (ii) authorized for quotation on The NASDAQ Stock Market; or (iii) held of record by more than 2,000 Shareholders, unless any of the foregoing results from action taken, directly or indirectly, by an interested Shareholder or from a transaction in which a person becomes an interested Shareholder.

(c)	A Shareholder becomes an interested Shareholder inadvertently and (i) as soon as practicable divests itself of ownership of sufficient Shares so that the Shareholder ceases to be an interested Shareholder; and (ii) would not, at any time within the 3-year period immediately prior to a business combination between the Company and such Shareholder, have been an interested Shareholder but for the inadvertent acquisition of ownership.

(d)	The business combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required hereunder of a proposed transaction which (i) is with or by a Eligible Person who either was not an interested Shareholder during the previous 3 years or who became an interested Shareholder with the approval of the board of directors of the Company or during a period described in Sub-Regulation 25.2(d), (ii) is approved or not opposed by a majority of the directors then in office (but not less than 1) who were directors prior to any Eligible Person becoming an interested Shareholder during the previous 3 years or were recommended for election or elected to succeed such directors by a majority of such directors, and (iii) constitutes one of the following transactions:

A	a merger or consolidation of the Company (except for a specified merger);

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B	a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in 1 transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the Company or any direct or indirect majority-owned subsidiary of the Company (other than to any direct or indirect wholly-owned subsidiary or to the Company) having an aggregate market value equal to 50% or more of either the market value of all of the assets of the Company determined on a consolidated basis or the aggregate market value of all the outstanding Shares of the Company; or

C	a proposed tender or exchange offer for 50% or more of the outstanding voting Shares of the Company.

The Company shall give not less than 20 days’ notice to all interested Shareholders prior to the consummation of any of the transactions described in Sub-Regulations 25.2(d)(iii)(A) and (B).

(e)	The business combination is with an interested Shareholder who became an interested Shareholder at a time when the restrictions contained in this Regulation 25 did not apply by reason of an amendment pursuant to Sub-Regulation 25.2(a) or 25.2(b) or at the time of registration by the Registrar of the notice of adoption of the Articles, which set forth this Regulation 25.

25.3	As used in this Regulation 25 only, the term:

(a)	“affiliate” means an Eligible Person that directly, or indirectly through 1 or more intermediaries, controls, or is controlled by, or is under common control with, another Eligible Person.

(b)	“associate,” when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock or voting Shares; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

(c)	“business combination,” when used in reference to the Company and any interested Shareholder of the Company, means:

(i)	Any merger or consolidation of the Company or any direct or indirect majority-owned subsidiary of the Company with (A) the interested Shareholder, or (B) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested Shareholder and as a result of such merger or consolidation Sub-Regulation 25.1 is not applicable to the surviving entity;

(ii)	Any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in 1 transaction or a series of transactions), except proportionately as a Shareholder of the Company, to or with the interested Shareholder, whether as part of a dissolution or otherwise, of assets of the Company or of any direct or indirect majority-owned subsidiary of the Company which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Company determined on a consolidated basis or the aggregate market value of all the outstanding Shares of the Company;

(iii)

Any transaction which results in the issuance or transfer by the Company or by any direct or indirect majority-owned subsidiary of the Company of any Shares of the Company or of such subsidiary to the interested Shareholder, except: (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into Shares of the Company or any such subsidiary which securities were outstanding prior to the time that the interested Shareholder became such; (B) pursuant to a merger of the Company with or into a single direct or indirect wholly-owned subsidiary of the Company; (C) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into Shares of the Company or any such subsidiary which

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security is distributed, pro rata to all holders of a class or series of Shares of the Company subsequent to the time the interested Shareholder became such; (D) pursuant to an exchange offer by the Company to purchase Shares made on the same terms to all holders of said Shares; or (E) any issuance, cancellation, redemption, buy back or transfer of Shares by the Company; provided however, that in no case under items (C)-(E) of this Sub-Regulation shall there be an increase in the interested Shareholder’s proportionate share of the Shares of any class or series of the Company or of the voting Shares of the Company;

(iv)	Any transaction involving the Company or any direct or indirect majority-owned subsidiary of the Company which has the effect, directly or indirectly, of increasing the proportionate share of the Shares of any class or series, or securities convertible into the Shares of any class or series, of the Company or of any such subsidiary which is owned by the interested Shareholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any Shares not caused, directly or indirectly, by the interested Shareholder; or

(v)	Any receipt by the interested Shareholder of the benefit, directly or indirectly (except proportionately as a Shareholder of the Company), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in subparagraphs (i)-(iv) of this Sub-Regulation) provided by or through the Company or any direct or indirect majority-owned subsidiary of the Company.

(d)	“control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an Eligible Person, whether through the ownership of voting Shares, by contract or otherwise. An Eligible Person who is the owner of 20% or more of the outstanding voting stock of any corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary; notwithstanding the foregoing, a presumption of control shall not apply where such Eligible Person holds voting stock, in good faith and not for the purpose of circumventing this section, as an agent, bank, broker, nominee, custodian or trustee for 1 or more owners who do not individually or as a group have control of such entity.

(e)

“interested Shareholder” means any Eligible Person (other than the Company and any direct or indirect majority-owned subsidiary of the Company) that (i) is the owner of 15% or more of the outstanding voting Shares of the Company, or (ii) is an affiliate or associate of the Company and was the owner of 15% or more of the outstanding voting Shares of the Company at any time within the 3-year period immediately prior to the date on which it is sought to be determined whether such Eligible Person is an interested Shareholder, and the affiliates and associates of such Eligible Person; provided, however, that the term “interested Shareholder” shall not include (x) any Eligible Person who (A) owned Shares in excess of the 15% limitation set forth herein as of, or acquired such Shares pursuant to a tender offer commenced prior to, the date of registration by the Registrar of the notice of adoption of the Articles, which set forth this Regulation 25, or pursuant to an exchange offer announced prior to the aforesaid date and commenced within 90 days thereafter and either (I) continued to own Shares in excess of such 15% limitation or would have but for action by the Company or (II) is an affiliate or associate of the Company and so continued (or so would have continued but for action by the Company) to be the owner of 15% or more of the outstanding voting Shares of the Company at any time within the 3-year period immediately prior to the date on which it is sought to be determined whether such Eligible Person is an interested Shareholder or (B) acquired said Shares from an Eligible Person described in item (A) of this paragraph by gift, inheritance or in a transaction in which no consideration was exchanged; or (y) any Eligible Person whose ownership of Shares in excess of the 15% limitation set forth herein is the result of action taken solely by the Company; provided that such Eligible Person shall be an interested Shareholder if thereafter such Eligible Person acquires additional Shares of voting Shares of the Company, except

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as a result of further corporate action not caused, directly or indirectly, by such Eligible Person. For the purpose of determining whether an Eligible Person is an interested Shareholder, the voting Shares of the Company deemed to be outstanding shall include Shares deemed to be owned by the Eligible Person through application of Sub-Regulation 25.3(i) but shall not include any other unissued Shares of the Company which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of warrants or options, or otherwise, or due pursuant to the exercise of any conversion rights. Any determination made by the Board of Directors as to whether any Eligible Person is or is not an interested Shareholder shall be conclusive and binding upon all Shareholders of the Company.

(f)	“owner,” including the terms “own” and “owned,” when used with respect to any Shares of the Company, means an Eligible Person that individually or with or through any of its affiliates or associates:

(i)	beneficially owns such Shares, directly or indirectly; or

(ii)	has (A) the right to acquire such Shares (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that an Eligible Person shall not be deemed the owner of Shares tendered pursuant to a tender or exchange offer made by such Eligible Person or any of such Eligible Person’s affiliates or associates until such tendered Shares is accepted for purchase or exchange; or (B) the right to vote such Shares pursuant to any agreement, arrangement or understanding; provided, however, that an Eligible Person shall not be deemed the owner of any Shares because of such Eligible Person’s right to vote such Shares if the agreement, arrangement or understanding to vote such Shares arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more Eligible Persons; or

(iii)	has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (B) of subparagraph (ii) of this paragraph), or disposing of such Shares with any other Eligible Person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such Shares.

(g)	“specified merger” means a merger in connection with which all of the following conditions are satisfied: (1) the agreement of merger does not amend in any respect the Memorandum or Articles of the Company, (2) each Share outstanding immediately prior to the effective date of the merger is an identical outstanding or treasury share of the surviving company after the effective date of the merger, and (3) either no Shares of the surviving company and no shares, securities or obligations convertible into such Shares are to be issued or delivered under the plan of merger, or the authorized unissued Shares or the treasury Shares of the surviving company to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed 20% of the Shares of the Company outstanding immediately prior to the effective date of the merger.

(h)	“voting Shares” means Shares of any class or series entitled to vote generally in the election of directors of the Company. Every reference to a percentage of voting Shares shall refer to such percentage of the votes of such voting Shares.

(i)	“voting stock” means, with respect to any corporation, stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity. Every reference to a percentage of voting stock shall refer to such percentage of the votes of such voting stock.

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26.	NOTICES

26.1	Any notice, information or written statement to be given by the Company to Shareholders may be served in the case of Shareholders holding registered Shares in any way by which it can reasonably be expected to reach each Shareholder of by mail addressed to each Shareholder at the address shown in the share register.

26.2	Any summons, notice, order, document, process, information or written statement to be served on the Company may be served by leaving it, or by sending it by registered mail addressed to the Company, at its registered office, or by leaving it with, or by sending it by registered mail to, the registered agent of the Company.

26.3	Service of any summons, notice, order, document, process, information or written statement to be served on the Company may be proved by showing that the summons, notice, order, document, process, information or written statement was delivered to the registered office or the registered agent of the Company or that it was mailed in such time as to admit to its being delivered to the registered office or the registered agent of the Company in the normal course of delivery within the period prescribed for service and was correctly addressed and the postage was prepaid.

27.	VOLUNTARY LIQUIDATION

The Company may by the affirmative vote of the holders of 66 2⁄3 percent or more of the voting power of the then outstanding Shares entitled to vote as a class thereon, voting together as a single class or by Resolution of Directors appoint a voluntary liquidator provided that as a prior condition to such Resolution of Shareholders the Board of Directors have approved the appoint of the voluntary liquidator.

28.	CONTINUATION

The Company may by Resolution of Shareholders or by a resolution passed unanimously by all directors of the Company continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided under those laws.

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TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT, 2004

AMENDED & RESTATED

MEMORANDUM OF ASSOCIATION

OF

UTi WORLDWIDE INC.

A COMPANY LIMITED BY SHARES

1	DEFINITIONS AND INTERPRETATION

1.1	In this Memorandum of Association, if not inconsistent with the subject or context:

“A Director” means any person being a director and designated as such by a Resolution of Directors pursuant to the provisions of Regulation 10;

“Act” means the BVI Business Companies Act, 2004 (No. 16 of 2004) and includes the regulations made under the Act;

“Articles” means the Articles of Association of the Company, as amended from time to time;

“authorised capital” means the sum of the aggregate par value of all Shares with par value which the Company is authorised by its Memorandum to issue, if any, plus the amount, if any, stated in its Memorandum as authorised capital to be represented by Shares without par value which the Company is authorised by its Memorandum to issue;

“B Director” means any person being a director and designated as such by a Resolution of Directors pursuant to the provisions of Regulation 10;

“Board” means the directors of the Company for the time being, assembled as a board or as a committee thereof, and “Board of Directors” shall be construed accordingly;

“capital” means the sum of the aggregate par value of all outstanding Shares with par value of the Company and Shares with par value held by the Company as Treasury Shares plus

(a)	the aggregate of the amounts designated as capital of all outstanding Shares without par value of the Company and Shares without par value held by the Company as Treasury Shares; and

(b)	the amounts as are from time to time transferred from surplus to capital by a Resolution of Directors;

“C Director” means any person being a director and designated as such by a Resolution of Shareholders or Resolution of Directors pursuant to the provisions of Regulation 10;

“Chairman of the Board” means the person appointed as the chairman of the Board or such other person designated to fulfill such role by the directors, from time to time in accordance with Regulation 17;

“chief executive officer” means the person appointed as the chief executive officer of the Company or such other person designated to fulfill such role by the directors, from time to time in accordance with Regulation 17;

“Class A Preference Shares” means the no par value Class A preference Shares having the rights set out in this Memorandum and includes for the avoidance of doubt the Convertible Preference Shares;

“Class B Preference Shares” means the no par value Class B preference Shares having the rights set out in this Memorandum;

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“Company” means UTi Worldwide Inc.;

“Contested Election” means any election of directors in which the number of director nominees exceeds the number of directors to be elected at a meeting of the Shareholders of the Company as of a date that is fourteen (14) days in advance of the date the Company files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission relating to such meeting;

“Convertible Preference Shares” has the meaning given to it in Clause 12;

“Distribution” in relation to a distribution by the Company to a Shareholder means the direct or indirect transfer of an asset, other than Shares, to or for the benefit of the Shareholder, or the incurring of a debt to or for the benefit of a Shareholder, in relation to Shares held by a Shareholder, and whether by means of the purchase of an asset, the purchase, redemption or other acquisition of Shares, a transfer of indebtedness or otherwise, and includes a dividend;

“Eligible Person” means an individual, company, corporation, trust, the estate of a deceased individual, joint venture, limited liability company, public company limited, public limited company, partnerships and unincorporated association of persons and any other entity approved by Resolution of Directors;

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended;

“Memorandum” means this Memorandum of Association of the Company, as amended from time to time;

“Ordinary Shares” means the no par value ordinary, participating, redeemable Shares having the rights set out in this Memorandum;

“Preferred Shares” means the Class A Preference Shares and the Class B Preference Shares jointly;

“public disclosure” means any disclosure in a press release issued or disseminated in a manner designated to provide broad, non-exclusionary distribution of the information to the public or in a document publicly filed or furnished by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act or in a registration statement under the Securities Act;

“Registrar” means the Registrar of Corporate Affairs appointed under section 229 of the Act;

“Resolution of Directors” means either:

(a)	a resolution approved at a duly convened and constituted meeting of directors of the Company or of a committee of directors of the Company by the affirmative vote of a majority of the directors present at the meeting who voted; or

(b)	a resolution consented to in writing by three-quarters of the directors or by two- thirds of the members of a committee of directors of the Company with three members or by three-quarters of the members of a committee of directors of the Company other than those committees with three members, as the case may be;

“Resolution of Shareholders” means a resolution approved at a duly convened and constituted meeting of the Shareholders of the Company by the affirmative vote of:

(a)	in any matter other than the election of directors, in excess of 50 percent of the votes of the Shares entitled to vote thereon which were present at the meeting and were voted and not abstained;

(b)	in any matter other than the election of directors, in excess of 50 percent of the votes of each class or series of Shares entitled to vote thereon as a separate class or series which were present at the meeting and were voted and not abstained; and

(c)

in relation to the election of directors by the Shareholders, in excess of 50 percent of the votes of the Shares entitled to vote thereon which were present at the meeting and were voted and not abstained (meaning that the votes cast “for” a director’s election must exceed the number of votes cast “against” such director’s election); provided that if an election of directors is a Contested

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Election, directors shall be elected by a plurality of the votes of the Shares entitled to vote thereon which were present at the meeting and were voted and not abstained (meaning that the nominee or nominees with the greatest number of votes cast “for” their election up to the number of directors to be elected at the meeting shall be elected);

“Seal” means any seal which has been duly adopted as the common seal of the Company;

“Securities” means Shares and debt obligations of every kind of the Company, and including without limitation options, warrants and rights to acquire Shares or debt obligations;

“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time;

“Securities and Exchange Commission” means the United States Securities and Exchange Commission;

“Share” means a share issued or to be issued by the Company;

“Shareholder” means an Eligible Person whose name is entered in the register of Shareholders of the Company as the holder of one or more Shares or fractional Shares;

“surplus” means the excess, if any, at the time of the determination of the total assets of the Company over the aggregate of its total liabilities, as shown in its books of account, plus the Company’s capital;

“Treasury Share” means a Share that was previously issued but was repurchased, redeemed or otherwise acquired by the Company and not cancelled; and

“written” or any term of like import includes information generated, sent, received or stored by electronic, electrical, digital, magnetic, optical, electromagnetic, biometric or photonic means, including electronic data interchange, electronic mail, telegram, telex or telecopy, and “in writing” shall be construed accordingly.

1.2	In the Memorandum, unless the context otherwise requires a reference to:

(a)	a “Regulation” is a reference to a regulation of the Articles;

(b)	a “Clause” is a reference to a clause of the Memorandum;

(c)	voting by Shareholders is a reference to the casting of the votes attached to the Shares held by the Shareholder voting;

(d)	the Act, the Memorandum or the Articles is a reference to the Act, the Memorandum or the Articles as amended or, in the case of the Act any re-enactment thereof; and

(e)	the singular includes the plural and vice versa, and the masculine, feminine or neuter gender shall equally, where the context admits, include the others.

1.3	Any words or expressions defined in the Act unless the context otherwise requires bear the same meaning in the Memorandum and the Articles unless otherwise defined herein or therein.

1.4	Headings are inserted for convenience only and shall be disregarded in interpreting the Memorandum.

2	NAME

The name of the Company is UTi Worldwide Inc.

3	STATUS

3.1	The Company is a company limited by shares.

3.2	The Company was incorporated on the 30th day of January 1995 pursuant to the International Business Companies Act (Cap. 291) and immediately prior to its automatic re-registration under the BVI Business Companies Act, it was governed by the International Business Companies Act.

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4	REGISTERED OFFICE AND REGISTERED AGENT

4.1	At the time of filing of the notice disapplying Part IV of Schedule 2 of the Act, the registered office of the Company is at Midocean Chambers, Road Town, Tortola, British Virgin Islands.

4.2	At the time of filing of the notice disapplying Part IV of Schedule 2 of the Act, the registered agent of the Company is Midocean Management and Trust Services (BVI) Limited of Midocean Chambers, P.O. Box 805, Road Town, Tortola, British Virgin Islands.

4.3	The Company may by Resolution of Directors change the location of its registered office or change its registered agent.

4.4	Any change of registered office or registered agent will take effect on the registration by the Registrar of a notice of the change filed by the existing registered agent or a legal practitioner in the British Virgin Islands acting on behalf of the Company.

5	CAPACITY AND POWERS

5.1	Subject to the Act and any other British Virgin Islands legislation, the Company has, irrespective of corporate benefit:

(a)	full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and

(b)	for the purposes of paragraph (a), full rights, powers and privileges.

5.2	For the purposes of section 9(4) of the Act, there are no limitations on the business that the Company may carry on.

6	NUMBER AND CLASSES OF SHARES

6.1	The Company is authorised to issue 600,000,000 no par value Shares which may be Ordinary Shares, Class A Preference Shares or Class B Preference Shares provided that there shall at any time be:

(a)	a maximum of 500,000,000 Ordinary Shares;

(b)	a maximum of 50,000,000 Class A Preference Shares; and

(c)	a maximum of 50,000,000 Class B Preference Shares.

6.2	The Company may issue fractional Shares and a fractional Share shall have the corresponding fractional rights, obligations and liabilities of a whole Share of the same class or series of Shares.

6.3	Shares may be issued in one or more series of Shares as the directors may by Resolution of Directors determine from time to time.

7	RIGHTS OF SHARES

7.1	All Ordinary Shares shall:

(a)	have one vote each;

(b)	be subject to redemption, purchase or acquisition by the Company for fair value; and

(c)	have the same rights with regard to dividends and distributions upon liquidation of the Company.

7.2	The rights, privileges, restrictions and conditions attaching to the Preferred Shares shall be stated in this Memorandum which shall be amended accordingly prior to the issue of any such Preferred Shares. For the avoidance of doubt, the provisions of Clause 12 of this Memorandum have been adopted by the Company by Supermajority Vote in accordance with Clause 11.2 of this Memorandum. Such rights, privileges, restrictions and conditions may include:

(a)	the number of Shares and series constituting that class and the distinctive designation of that class;

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(b)	the dividend rate on the Shares of that class (if any), whether dividends shall be cumulative, and, if so, from which date or dates, and whether they shall be payable in preference to, or in relation to, the dividends payable on any other class or classes of Shares;

(c)	whether that class shall have voting rights and, if so, the terms of such voting rights;

(d)	whether that class shall have conversion or exchange privileges, and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine;

(e)	whether or not the Shares of that class shall be redeemable, and, if so, the terms and conditions of such redemption, including the manner of selecting Shares for redemption if less than all Shares are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may be less than fair value and which may vary under different conditions and at different dates;

(f)	whether that class shall be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of Shares of that class, and, if so, the terms and amounts of such sinking fund;

(g)	the right of the Shares of that class to the benefit of conditions and restrictions upon the creation of indebtedness of the Company or any subsidiary, upon the issue of any additional Shares (including additional Shares of such class of any other class) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Company or any subsidiary of any outstanding Shares of the Company;

(h)	the right of the Shares of that class in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and whether such rights shall be in preference to, or in relation to, the comparable rights of any other class or classes of Shares; and

(i)	any other relative, participating, optional or other special rights, qualifications, limitations or restrictions of that class.

7.3	The Company may by Resolution of Directors redeem, purchase or otherwise acquire all or any of the Shares in the Company subject to the Articles.

8	VARIATION OF RIGHTS

If at any time the Shares are divided into different classes, the rights attached to any particular class may only be varied, whether or not the Company is in liquidation, by a resolution passed at a meeting by the holders of not less than 50% of the issued Shares in that class, unless otherwise expressly provided for by the terms of issue of Shares of that class.

9	RIGHTS NOT VARIED BY THE ISSUE OF SHARES PARI PASSU

The rights conferred upon the holders of the Shares of any class shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith or superior thereto.

10	REGISTERED SHARES

10.1	The Company shall issue registered Shares only.

10.2	The Company is not authorised to issue bearer Shares, convert registered Shares to bearer Shares or exchange registered Shares for bearer Shares.

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11	AMENDMENT OF THE MEMORANDUM AND THE ARTICLES

11.1	Subject to Clause 8, Sub-Clause 11.2, Sub-Clause 11.3 and Sub-Clause 12.6(b) below, the Company may amend the Memorandum or the Articles by (i) Resolution of Shareholders provided that as a prior condition to such amendment the Board of Directors have approved such amendment; or (ii) Resolution of Directors, save that no amendment may be made only by Resolution of Directors:

(a)	to restrict the rights or powers of the Shareholders to amend the Memorandum or the Articles;

(b)	to change the percentage of Shareholders required to pass a Resolution of Shareholders to amend the Memorandum or the Articles; or

(c)	in circumstances where the Memorandum or the Articles cannot be amended by the Shareholders.

11.2	Subject to Sub-Clause 11.3 and Sub-Clause 12.6(b), notwithstanding the generality of Sub-Clause 11.1, an affirmative vote of (a) 66 2⁄3 percent or more of the directors of the Company or (b) the holders of 66 2⁄3 percent or more of the voting power of the then outstanding Shares entitled to vote thereon, voting together as a single class, provided that as a prior condition to such vote by the Shareholders, the Board of Directors have approved the subject matter of the vote (each, a “Supermajority Vote”) shall be required to:

(a)	alter, amend, repeal or adopt any provision which is inconsistent with any provision of Clauses 6, 7, 8, 9 or this Clause 11, of this Memorandum of Association, or Sub- Regulations 8.1, 8.2, 8.3, 8.4, 8.5, 8.6, 8.8, 8.9, 8.12, 8.13, 8.14, 8.15, 8.16, 8.17, 8.22, 9.2, 9.3, 10.1, 10.2, 10.3, 10.4, 11.1, 14.1 and 17.3 or Regulations 19 and 25 of the Articles of Association; or

(b)	approve any merger of the Company which would, directly or indirectly, have the effect of making changes to this Memorandum or to the Articles which would require a Supermajority Vote if effected directly as an amendment to this Memorandum or to the Articles.

11.3	Notwithstanding any other provision of this Memorandum and the Articles, the Company may at any time amend this Memorandum and/or the Articles by a written resolution or consent executed by the holders of all of the then outstanding Shares entitled to vote thereon (and, for the avoidance of doubt, without any approval from the Board of Directors).

11.4	Any amendment of the Memorandum or the Articles will take effect on the registration by the Registrar of a notice of amendment, or restated Memorandum and Articles, filed by the registered agent.

12	CONVERTIBLE PREFERENCE SHARES

12.1	Designation; Number of Shares; Ranking. There shall be created from the 50,000,000 Class A Preference Shares, no par value, of the Company authorised to be issued under the Memorandum, a series of convertible preference shares (the “Convertible Preference Shares”), and the number of Convertible Preference Shares shall initially be 175,000, which number the Board of Directors may decrease (but not below the number of Convertible Preference Shares then issued).

Each Convertible Preference Share shall be identical in all respects to every other Convertible Preference Share. The Convertible Preference Shares, with respect to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company, rank:

(a)	senior to, as to dividend rights and as to rights upon the Company’s liquidation, winding- up or dissolution, all Ordinary Shares and any other class or series of Preferred Shares, the terms of which expressly provide that such other Preferred Shares rank junior to the Convertible Preference Shares;

(b)	on parity with, as to dividend rights and as to rights upon the Company’s liquidation, winding-up or dissolution, any other class or series of Preferred Shares, if the terms thereof do not expressly provide that such other Preferred Shares rank senior or junior to the Convertible Preference Shares; and

(c)	junior to, as to rights upon the liquidation, winding-up or dissolution of the Company, any other class or series of Preferred Shares, the terms of which expressly provide that such other Preferred Shares rank senior to the Convertible Preference Shares.

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12.2	Standard Definitions. As used in this Clause 12 with respect to the Convertible Preference Shares:

“Accumulated Dividend Amount” means, for each Convertible Preference Share, initially zero dollars, (i) as increased from time to time pursuant to Clause 12.3, and (ii) as increased at the end of each Dividend Period for which the Accumulated Dividend Amount at the beginning of such Dividend Period was greater than zero dollars by an amount equal to the product of (a) the Accumulated Dividend Amount at the beginning of such Dividend Period, (b) the Dividend Rate and (c) the quotient of (I) the sum of (x) the number of full calendar months included in such Dividend Period multiplied by 30, and (y) for each month that is only partially included in such Dividend Period, the number of days included in such portion, divided by (II) 360.

“Accumulated Dividend Payment Amount” means, in respect of any conversion of a Convertible Preference Share, an amount equal to (i) the Accumulated Dividend Amount divided by the Conversion Price in effect on the relevant Conversion Date, multiplied by (ii) the Closing Price of the Ordinary Shares on the relevant Conversion Date (or, if such Conversion Date is not a Trading Day, on the immediately preceding Trading Day, or with respect to a Fundamental Change Conversion, the Share Price).

“As-Converted Basis” means, with respect to the Convertible Preference Shares held by any Person on any date, a number of Ordinary Shares equal to the product of the number of such Convertible Preference Shares and the Conversion Rate in effect on such date, rounded down to the nearest whole Ordinary Share.

“Average VWAP” means the average of the VWAP per share for each Trading Day in the relevant period.

“Board of Directors” shall have the meaning set forth in the recitals and shall include any authorised committee of such Board of Directors.

“Cash FC Amount” shall have the meaning set forth in Clause 12.9(d)(i)(A).

“Clause I Distribution” shall have the meaning set forth in Clause 12.13(a)(iv)(A).

“Clause II Distribution” shall have the meaning set forth in Clause 12.13(a)(iv)(B).

“Clause IV Distribution” shall have the meaning set forth in Clause 12.13(a)(iv).

“Closing Price” shall means the closing price per share (or, if none, the average of the highest bid and lowest ask prices) of the Ordinary Shares on the applicable Trading Day on the principal U.S. national securities exchange on which the Ordinary Shares are listed or admitted to trading, or if the Ordinary Shares are not then listed or admitted for trading on any U.S. national securities exchange, the average of the mid-point of the bid and ask prices per share of the Ordinary Shares on the relevant date from each of at least three nationally recognized independent investment banks selected for this purpose by the Company.

“Conversion and Dividend Disbursing Agent” shall initially mean Broadridge Corporate Issuer Solutions, Inc., the Company’s duly appointed conversion and dividend disbursing agent for the Convertible Preference Shares, and any successor appointed under Clause 12.14.

“Conversion Date” means, in respect of any conversion of Convertible Preference Shares, the Mandatory Conversion Date, the Fundamental Change Conversion Date or the Early Conversion Date, as the case may be.

“Conversion Price” means $13.8671 per Ordinary Share, as adjusted from time to time as set forth herein.

“Conversion Rate” means, at any time, a number of Ordinary Shares per Convertible Preference Share equal to the Liquidation Preference in effect at such time divided by the Conversion Price in effect at such time.

“CPS Registrar” shall initially mean Broadridge Corporate Issuer Solutions, Inc., the Company’s duly appointed registrar for the Convertible Preference Shares and any successor appointed under Clause 12.14.

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“Current Market Price” per Ordinary Share on any date means for the purposes of determining an adjustment to the Conversion Price:

(a)	for purposes of any adjustment pursuant to Clause 12.13(a)(ii), Clause 12.13(a)(iv) (in the event of an adjustment not relating to a Spin-Off), or Clause 12.13(a)(v), the Average VWAP per Ordinary Share over the five consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Date with respect to the issuance or distribution requiring such computation;

(b)	(a) for purposes of determining the denominator in any adjustment pursuant to Clause 12.13(a)(iv) relating to a Spin-Off, the Average VWAP per Ordinary Share or the Company’s Shares or equity interests, as applicable, over the first ten consecutive Trading Days commencing on and including the fifth Trading Day immediately following the effective date of such distribution and (b) for purposes of determining the numerator in such adjustment, the Closing Price of the Ordinary Shares on the Trading Day immediately preceding the Ex-Date for such Spin-Off; and

(c)	for purposes of any adjustment pursuant to Clause 12.13(a)(vi) the Average VWAP per Ordinary Share over the 10 consecutive Trading Day period commencing on and including the Trading Day next succeeding the Expiration Date of the relevant tender offer or exchange offer.

“Dividend Amount” means, with respect to any Dividend Period, the product of (i) the Liquidation Preference as in effect at the beginning of such Dividend Period, (ii) the Dividend Rate and (iii) the quotient of (a) the sum of (x) the number of full calendar months included in such Dividend Period multiplied by 30, and (y) for each month that is only partially included in such Dividend Period, the number of days included in such portion, divided by (b) 360.

“Dividend Payment Date” means March 1, June 1, September 1 and December 1 of each year commencing on June 1, 2014 to and including the Mandatory Conversion Start Date.

“Dividend Period” means the period from, and including, a Dividend Payment Date to, but excluding, the next Dividend Payment Date, except that the initial Dividend Period shall commence on, and include, the Initial Issue Date and shall end on, and exclude, the Dividend Payment Date occurring on June 1, 2014 and except as otherwise provided in Clause 12.9.

“Dividend Rate” means (i) for the purpose of calculating any Dividend Amount that will be paid in cash by the Company on the relevant Dividend Payment Date, in lieu of an increase in the Accumulated Dividend Amount or Liquidation Preference, pursuant to clause (y) in the first proviso to Clause 12.3(a), 8.00% and (ii) otherwise, 7.00%.

“Early Conversion” shall have the meaning set forth in Clause 12.8.

“Early Conversion Date” shall have the meaning set forth in Clause 12.8(a).

“Effective Date” shall have the meaning set forth in Clause 12.9.

“Equity Securities” means Ordinary Shares and any other security issued by the Company convertible into, or exercisable or exchangeable for, Ordinary Shares, or any other Shares of the Company.

“Exercise Notice” shall have the meaning set forth in Clause 12.17(b).

“Exercise Notice Deadline” means, with respect to any proposed issuance of Equity Securities, (i) if an officer of the Company represents to P2 that such officer has determined in good faith that exigent circumstances exist with respect to such proposed offering, four calendar days following P2’s receipt of the relevant Issuance Notice, and (ii) otherwise, eight calendar days following P2’s receipt of the relevant Issuance Notice.

“Exchange Property” shall have the meaning set forth in Clause 12.13(d).

“Ex-Date,” when used with respect to any issuance or distribution, means the first date on which Ordinary Shares trade without the right to receive such issuance or distribution.

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“Expiration Date” shall have the meaning set forth in Clause 12.13(a)(vi).

“Fair Market Value” means the fair market value as determined in good faith by the Board of Directors, whose determination shall be final and set forth in a Resolution of Directors.

“Fully-Diluted Basis” means, with respect to any determination of the outstanding number of Ordinary Shares, that the number of Ordinary Shares due upon conversion, exercise or exchange of all equity-linked securities of the Company then outstanding (determined at the minimum conversion rate, in the case of mandatory convertible securities) shall be deemed outstanding.

A “Fundamental Change” shall be deemed to have occurred, at any time after the Initial Issue Date, upon: (i) the consummation of any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination or otherwise) in connection with which 90% or more of the Ordinary Shares are exchanged for, converted into, acquired for or constitute solely the right to receive, consideration 10% or more of which is not common equity securities that are listed on, or immediately after the transaction or event will be listed on, any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market; (ii) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than the Company, any of the Company’s Subsidiaries or any of the Company’s or the Company’s Subsidiaries’ employee benefit plans, becoming the “beneficial owner,” directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Shares then outstanding entitled to vote generally in elections of the Company’s directors; or (iii) the Ordinary Shares (or any other security into which the Convertible Preference Shares becomes convertible in connection with a Reorganization Event) cease to be listed or quoted on the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) or other United States national securities exchange.

“Fundamental Change Conversion” shall have the meaning set forth in Clause 12.9(a).

“Fundamental Change Conversion Date” shall have the meaning specified in Clause 12.9(a).

“Fundamental Change Conversion Period” shall have the meaning set forth in Clause 12.9(a).

“Fundamental Change Dividend Make-whole Amount” means, with respect to any conversion of a Holder’s Convertible Preference Shares in connection with a Fundamental Change, the present value of all Dividend Amounts on such Holder’s Convertible Preference Shares for all remaining Dividend Periods (including the Dividend Period during which the Effective Date of the Fundamental Change occurs) from such Effective Date to, but excluding, the Mandatory Conversion Start Date, calculated using a discount rate of 4.00% per annum; provided that such calculation shall be based on the assumption that all such remaining Dividend Amounts would be paid in kind until the Mandatory Conversion Start Date and would be paid in cash on such date.

“Fundamental Change Notice” shall have the meaning set forth in Clause 12.9(b).

“Governance Agreement” shall have the meaning set forth in Clause 12.6(a).

“Holder” means each person in whose name Convertible Preference Shares are registered in the Company’s register of members, who shall be treated by the Company and the CPS Registrar as the absolute owner of those Convertible Preference Shares for the purpose of making payment and settling conversions and for all other purposes.

“Initial Dividend Threshold” shall have the meaning set forth in Clause 12.13(a)(v).

“Initial Issue Date” means March 4, 2014, the first original issue date of the Convertible Preference Shares.

“Issuance Notice” shall have the meaning set forth in Clause 12.17.

“Issuance Notice Deadline” means, with respect to any proposed issuance of Equity Securities, (i) if an officer of the Company represents to P2 that such officer has determined in good faith that exigent circumstances exist with respect to such proposed offering, five calendar days prior to the proposed issuance date, and (ii) otherwise, ten calendar days prior to the proposed issuance date.

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“Liquidation Dividend Amount” shall have the meaning set forth in Clause 12.4.

“Liquidation Preference” means, for each Convertible Preference Share, initially US$1,000, as increased from time to time pursuant to Clause 12.3.

“Mandatory Conversion” shall have the meaning set forth in Clause 12.7.

“Mandatory Conversion Date” shall have the meaning set forth in Clause 12.7.

“Mandatory Conversion Start Date” means March 1, 2017.

“New York Business Day” means any day other than a Saturday or Sunday or any other day on which commercial banks in New York City or the British Virgin Islands are authorised or required by law, regulation or executive order to close.

“Officer” means the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary of the Company.

“Officer’s Certificate” means a certificate of the Company, signed by any duly authorised Officer of the Company.

“P2” means P2 Capital Partners, LLC.

“Person” means any individual, partnership, firm, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

“Pro Rata Share” shall have the meaning set forth in Clause 12.17.

“Reorganization Event” shall have the meaning set forth in Clause 12.13(d).

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day.

“Share Price” means, for any Fundamental Change, (i) if the holders of Ordinary Shares receive only cash in such Fundamental Change, the amount of cash paid in such Fundamental Change per Ordinary Share, and (ii) if the holders of Ordinary Shares receive any property other than cash in such Fundamental Change, the Average VWAP per Ordinary Share over the 10 consecutive Trading Day period ending on, and including, the Trading Day preceding the Effective Date.

“Spin-Off” means a dividend or other distribution by the Company to all holders of Ordinary Shares consisting of capital stock of, or similar equity interests in, or relating to a Subsidiary or other business unit of the Company.

“Subsidiary” means, with respect to any Person, any company or corporate entity for which such Person owns, directly or indirectly, an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, more than 50% of the equity interest of such company or corporate entity).

“Trading Day” means a day on which the Ordinary Shares:

(a)	are not suspended from trading, and on which trading in Ordinary Shares is not limited, on any national or regional securities exchange or association or over-the-counter market during any period or periods aggregating one half-hour or longer; and

(b)	have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of Ordinary Shares; provided that if the Ordinary Shares are not traded on any such exchange, association or market, “Trading Day” means any New York Business Day.

“Transfer Agent” shall initially mean Broadridge Corporate Issuer Solutions, Inc., the Company’s duly appointed transfer agent for the Convertible Preference Shares and any successor appointed under Clause 12.14.

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“Trigger Event” shall have the meaning set forth in Clause 12.13(a)(iv).

“Unit of Exchange Property” shall have the meaning set forth in Clause 12.13(d).

“VWAP” per Ordinary Share on any Trading Day means the per share volume-weighted average price as displayed on Bloomberg page “UTIW <Equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, “VWAP” means the market value per Ordinary Share on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Company for this purpose.

12.3	Dividends.

(a)	On each Dividend Payment Date, the Liquidation Preference shall be increased by the Dividend Amount for the Dividend Period ending thereon; provided that if, on account of such increase in the Liquidation Preference, (i) any Holder of Convertible Preference Shares would be prohibited by any applicable law, rule or regulation (including, without limitation, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) from holding its Convertible Preference Shares, or converting all its Convertible Preference Shares at the Conversion Rate, without receiving the consent of any governmental authority that has not been obtained at such time or (ii) (A) the sum of (1) the aggregate number of Ordinary Shares delivered upon conversion of the Convertible Preference Shares in the aggregate since the Initial Issue Date and (2) the product of (x) the Conversion Rate and (y) the number of outstanding Convertible Preference Shares would exceed 19.99% of the outstanding Ordinary Shares on February 26, 2014 (subject to adjustment by the Company for share splits or combinations and similar changes to the Company’s capitalization) or, (B) the Company or any of its Subsidiaries would be in violation of any contractual obligation binding on the Company or its Subsidiaries or their property, any applicable law, rule or regulation (including the listing requirements of the NASDAQ Global Select Market or any other securities exchange on which the Company’s securities are then listed), any order of a court or regulatory authority binding on the Company or the Memorandum or Articles, then (x) in the case of clause (i) or sub-clause (ii)(A) or (B) above, the Liquidation Preference shall not be so increased and (y) in the case of clause (i) or sub-clause (ii)(A) or (B) above, on such Dividend Payment Date, the Accumulated Dividend Amount shall be increased by such Dividend Amount, except that, in the case of sub-clause (ii)(A) above, the Company may elect that such Dividend Amount shall be paid in cash on such Dividend Payment Date to each Holder in respect of each Convertible Preference Share that it holds, in lieu of such increase in the Accumulated Dividend Amount; provided further that if the condition set forth in clause (i) or (ii) above shall cease to exist prior to the Mandatory Conversion Start Date, the Liquidation Preference and the Accumulated Dividend Amount shall each be adjusted to such Liquidation Preference and Accumulated Dividend Amount, respectively, that would then be in effect as if such condition had not existed. Each Holder agrees to notify the Company at least five New York Business Days prior to any Dividend Payment Date on which the condition set forth in clause (i) above will apply, and the Company agrees to notify each Holder at least five New York Business Days prior to any Dividend Payment Date on which the condition set forth in sub-clause (ii)(B) above will apply.

(b)	No fractional Ordinary Shares shall be delivered by the Company to Holders in respect of the Fundamental Change Dividend Make-whole Amount. The Company shall instead pay a cash adjustment to each converting Holder that would otherwise be entitled to receive a fraction of an Ordinary Share based on the Average VWAP per Ordinary Share over the five consecutive Trading Day period beginning on and including the 7th Scheduled Trading Day immediately preceding the Fundamental Change Conversion Date.

12.4	Liquidation, Dissolution or Winding Up.

(a)

In the event of any voluntary or involuntary liquidation, winding-up or dissolution of the Company, each Holder shall be entitled to receive an amount per Convertible Preference Share equal to (i) the Liquidation Preference, plus (ii) the sum of the Accumulated Dividend Amount and the Dividend

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Amount for the then-current Dividend Period (determined as if such Dividend Period ended on, but excluded, the date fixed for liquidation, winding-up or dissolution) (the sum set forth in this clause (a)(ii), the “Liquidation Dividend Amount”) to be paid out of the assets of the Company available for distribution to its shareholders, after satisfaction of liabilities owed to the Company’s creditors and any Preferred Shares ranking prior to the Convertible Preference Shares and before any payment or distribution is made to holders of Ordinary Shares or any Preferred Shares ranking junior to the Convertible Preference Shares.

(b)	Neither the sale of all or substantially all of the assets of the Company (other than in connection with the liquidation, winding-up or dissolution of the Company), nor the merger or consolidation of the Company into or with any other Person, shall be deemed to be a voluntary or involuntary liquidation, winding-up or dissolution of the Company for the purposes of this Clause 12.4, subject to Clause 12.9 and Clause 12.13 to the extent applicable.

(c)	If, upon the voluntary or involuntary liquidation, winding-up or dissolution of the Company, the amounts payable with respect to (i) the Liquidation Preference plus the Liquidation Dividend Amount of the Convertible Preference Shares and (ii) the amount that would otherwise be payable, in the event of any voluntary or involuntary liquidation, winding-up or dissolution of the Company, to all classes or series of Preferred Shares ranking on parity with the Convertible Preference Shares in accordance with the terms thereof are not paid in full, the Holders and all holders of any classes or series of such Preferred Shares shall share equally and ratably in any distribution of the Company’s assets in proportion to the respective amounts of distribution to which they are otherwise entitled.

(d)	After the payment to any Holder of the full amount of the Liquidation Preference and the Liquidation Dividend Amount for each of such Holder’s Convertible Preference Shares, such Holder as such shall have no right or claim to any of the remaining assets of the Company.

12.5	No Redemption; No Sinking Fund. The Convertible Preference Shares shall not be subject to any redemption, sinking fund or other similar provisions.

12.6	Voting Rights.

(a)	Voting With Ordinary Shares. The Convertible Preference Shares shall entitle the Holder thereof to a number of votes equal to the Ordinary Shares represented thereby on an As- Converted Basis, determined as of the record date for the relevant vote or consent, on all matters submitted to a vote of the holders of Ordinary Shares of the Company, and to notice of all meetings of shareholders (or pursuant to any action by written consent) in accordance with this Memorandum and the Articles as if the Holders of Convertible Preference Shares were holders of Ordinary Shares, and Holders of Convertible Preference Shares and holders of Ordinary Shares shall vote together as one class on all such matters; provided that P2 and its affiliates pursuant to the Amended and Restated Letter Agreement between P2 and the Company, dated February 26, 2014 (as amended from time to time in accordance with the terms thereof, the “Governance Agreement”), have irrevocably appointed the Chairman of the Board or any individual designated by the Company as P2’s and such affiliates’ proxy and attorney in fact (with full power of substitution), for and in the name, place and stead of P2 and such affiliates:

(i)	so long as P2 and its affiliates collectively beneficially own at any time at least 5.0% of the outstanding Ordinary Shares on an As-Converted Basis and a Fully-Diluted Basis, to vote, or cause to be voted, all voting securities (including the Convertible Preference Shares) owned by P2 and its affiliates representing up to a maximum of 19.99% of the total voting power of all voting securities (as defined in such Governance Agreement) outstanding, in a manner consistent with Section 2(b) of such Governance Agreement; and

(ii)	to vote, or cause to be voted, all such voting securities (including the Convertible Preference Shares) held by P2 and its affiliates in excess of 19.99% of the total voting power of all voting securities outstanding, in a manner identical (on a proportionate basis) to the manner in which the Public Equity Holders (as defined in such Governance Agreement) vote their voting securities.

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(b)	Other Voting Rights. So long as any Convertible Preference Shares are outstanding, in addition to any other vote or consent of shareholders required by law or by this Memorandum, the affirmative vote of the holders of at least two-thirds of the Convertible Preference Shares at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, shall be necessary in order to amend the Memorandum to, or to take any action to, effect or validate any of the following:

(i)	authorize the issuance of Preferred Shares or shares of any other class ranking as to dividends or the distribution of the assets of the Company upon the liquidation, dissolution or winding-up of the Company on parity with or prior to the Convertible Preference Shares;

(ii)	change the designations, preferences, limitations, voting or other relevant rights of the Convertible Preference Shares;

(iii)	effect an exchange, reclassification or cancellation of all or part of the Convertible Preference Shares; or

(iv)	change the Convertible Preference Shares into the same or a different number of shares, with or without par value, of the same or another class.

In addition, without the affirmative vote of Holders of at least two-thirds of the outstanding Convertible Preference Shares, the Company shall not consummate a binding share exchange or reclassification involving the Convertible Preference Shares or a merger or consolidation of the Company with another entity (including any Reorganization Event), unless in each case: (i) the Convertible Preference Shares remain outstanding and are not amended in any respect or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent; and (ii) such Convertible Preference Shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Convertible Preference Shares immediately prior to such consummation, taken as a whole.

(c)	Change for Clarification. Without the consent of the Holders, so long as such action does not adversely affect the special rights, preferences, privileges or voting powers, and limitations and restrictions thereof, of the Convertible Preference Shares, the Company may by Resolution of Directors amend, alter, supplement or repeal any terms of the Convertible Preference Shares set out in this Memorandum:

(i)	to cure any ambiguity or mistake, or to correct or supplement any provision contained in this Clause 12 that may be defective or inconsistent with any other provision contained in this Clause 12; or

(ii)	to effectuate the changes to the terms of the Convertible Preference Shares contemplated by Clause 12.13(d) in connection with a Reorganization Event.

12.7	Mandatory Conversion following the Mandatory Conversion Date.

(a)	If, at any time following the Mandatory Conversion Start Date, the Closing Price of the Ordinary Shares equals or exceeds 135% of the Conversion Price then in effect for a period of 20 consecutive Trading Days, the Company may elect to cause each Convertible Preference Share to be converted into a number of Ordinary Shares equal to the Conversion Rate then in effect, together with cash in lieu of any fractional shares in accordance with Clause 12.12(b) (any such conversion, a “Mandatory Conversion” and the date thereof, the “Mandatory Conversion Date”) on not less than three New York Business Days’ notice to each Holder.

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(b)	In connection with any Mandatory Conversion, in addition to the number of Ordinary Shares set forth above, the Company shall pay to the converting Holder on the Mandatory Conversion Date an amount in cash per Convertible Preference Share equal to the Accumulated Dividend Payment Amount as of the Mandatory Conversion Date.

12.8	Early Conversion at the Option of the Holder.

(a)	Other than during a Fundamental Change Conversion Period, the Holders shall have the right to convert their Convertible Preference Shares, in whole or in part (but in no event less than one Convertible Preference Share) (x) at any time after September 1, 2014 or (y) in the event of any voluntary or involuntary liquidation, winding-up or dissolution of the Company (“Early Conversion” and the date thereof, the “Early Conversion Date”), in each case, into Ordinary Shares at the Conversion Rate as of the Early Conversion Date, subject to adjustment as described in Clause 12.13 and to satisfaction of the conversion procedures set forth in Clause 12.10.

(b)	In connection with any Early Conversion, in addition to the number of Ordinary Shares set forth above, the Company shall pay to the converting Holder an amount in cash per Convertible Preference Share equal to the Accumulated Dividend Payment Amount as of the Early Conversion Date on the third New York Business Day following the Early Conversion Date, subject to Clause 12.10.

12.9	Fundamental Change Conversion.

(a)	If a Fundamental Change occurs on or prior to the Mandatory Conversion Start Date, the Holders shall have the right to (i) convert their Convertible Preference Shares, in whole or in part (but in no event less than one Convertible Preference Share ) (any such conversion pursuant to this Clause 12.9 being a “Fundamental Change Conversion” and the date thereof, the “Fundamental Change Conversion Date”) at any time during the period (the “Fundamental Change Conversion Period”) that begins on the effective date of such Fundamental Change (the “Effective Date”) and ends at 5:00 p.m., New York City time, on the date that is 20 calendar days after the Effective Date (or, if earlier, the Mandatory Conversion Start Date) into a number of Ordinary Shares equal to the Conversion Rate per Convertible Preference Share as of the Fundamental Change Conversion Date, (ii) with respect to such converted shares, receive cash or Ordinary Shares in respect of a Fundamental Change Dividend Make-whole Amount, as set forth below; and (iii) with respect to such converted shares, receive the Accumulated Dividend Payment Amount in cash. Holders who do not submit Convertible Preference Shares for conversion during the Fundamental Change Conversion Period will not be entitled to convert their Convertible Preference Shares at the Conversion Rate or to receive cash or Ordinary Shares in respect of the Fundamental Change Dividend Make-whole Amount or the Accumulated Dividend Payment Amount pursuant to this Clause 12.9.

(b)	On or before the twentieth calendar day prior to the anticipated Effective Date or, if such prior notice is not practicable, no later than the second New York Business Day immediately following such Effective Date, a written notice (the “Fundamental Change Notice”) shall be sent by or on behalf of the Company to the Holders in accordance with Regulation 26 of the Articles. Such notice shall state:

(i)	the event causing the Fundamental Change;

(ii)	the anticipated Effective Date or actual Effective Date, as the case may be;

(iii)	that Holders shall have the right to effect a Fundamental Change Conversion in connection with such Fundamental Change during the Fundamental Change Conversion Period;

(iv)	the Fundamental Change Conversion Period; and

(v)	the instructions a Holder must follow to effect a Fundamental Change Conversion in connection with such Fundamental Change.

If the Company notifies Holders of a Fundamental Change later than the twentieth calendar day prior to the Effective Date of such Fundamental Change, the Fundamental Change Conversion Period shall be

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extended by a number of days equal to the number of days from, and including, the twentieth calendar day prior to such Effective Date to, but excluding, the date of such notice; provided that the Fundamental Change Conversion Period shall not be extended beyond the Mandatory Conversion Start Date.

(c)	Not later than the second New York Business Day following the Effective Date of a Fundamental Change, the Company shall notify Holders of:

(i)	the Fundamental Change Dividend Make-whole Amount and whether the Company will pay such amount in cash, Ordinary Shares or a combination thereof, specifying the combination, if applicable; and

(ii)	the Accumulated Dividend Payment Amount as of the Effective Date.

(d)	(i) For any Convertible Preference Shares that are converted during the Fundamental Change Conversion Period, the Company will, at its option, pay cash or issue Ordinary Shares as follows in respect of the Fundamental Change Dividend Make-whole Amount:

(A)	to the extent paid in cash, pay the Holder in cash, to the extent the Company is legally permitted to do so, an amount (the “Cash FC Amount”) equal to (x) the portion of the Fundamental Change Dividend Make-whole Amount to be paid in cash divided by (y) the Conversion Price in effect on the Fundamental Change Conversion Date, multiplied by (z) the Share Price;

(B)	to the extent paid in Ordinary Shares, increase the number of Ordinary Shares due on conversion by a number equal to (x) the portion of the Fundamental Change Dividend Make-whole Amount to be paid in Ordinary Shares divided by (y) the Conversion Price in effect on the Fundamental Change Conversion Date, or

(C)	pay the Fundamental Change Dividend Make-whole Amount in a combination of cash and Ordinary Shares in accordance with the provisions of clauses (A) and (B) above;

provided that the Company may not elect to issue Ordinary Shares, pursuant to clause (B) or (C) above in lieu of paying the Cash FC Amount, (i) to the extent that the sum of (a) the aggregate number of Ordinary Shares delivered upon conversion of the Convertible Preference Shares in the aggregate since the Initial Issue Date and (b) the product of (x) the Conversion Rate and (y) the number of outstanding Convertible Preference Shares following the relevant conversion would exceed 19.99% of the outstanding Ordinary Shares on February 26, 2014 (subject to adjustment by the Company for share splits or combinations and similar changes to the Company’s capitalization) or (ii) if such delivery of Ordinary Shares would violate any law, rule or regulation applicable to the Company or the relevant Holder or would require the consent of any governmental authority that has not been obtained.

(ii)	In addition, Holders who convert Convertible Preference Shares within the Fundamental Change Conversion Period will be entitled to receive the relevant Accumulated Dividend Payment Amount in cash for each Convertible Preference Share so converted to the extent the Company is legally permitted to make such payment.

(iii)	[RESERVED].

(iv)	The Company shall determine the portion of the Fundamental Change Dividend Make-whole Amount payable in Ordinary Shares such that no fractional Ordinary Shares shall be owed by the Company to converting Holders in respect of the Fundamental Change Dividend Make-whole Amount.

12.10	Conversion Procedures.

(a)	Except as specified herein, a Holder shall not be deemed to be the holder of Ordinary Shares into which such Holder’s Convertible Preference Shares are convertible until 5:00 p.m. New York City time on the relevant Conversion Date.

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(b)	To effect an Early Conversion pursuant to Clause 12.8 or a Fundamental Change Conversion pursuant to Clause 12.9, a Holder must:

(v)	complete and manually sign the conversion notice on the back of the Convertible Preference Shares certificate or a facsimile of such conversion notice;

(vi)	deliver the completed conversion notice and the certificated Convertible Preference Shares (or, if such certificate or certificates have been lost, stolen or destroyed, a lost certificate affidavit and indemnity in form and substance reasonably acceptable to the Company) to be converted to the Conversion and Dividend Disbursing Agent;

(vii)	if required, furnish appropriate endorsements and transfer documents; and

(viii)	if required in accordance with Clause 12.22, pay all transfer or similar taxes or duties, if any.

Any Early Conversion or a Fundamental Change Conversion shall be effective on the date on which a Holder has satisfied the foregoing requirements, to the extent applicable. Certificates due upon conversion to represent the Ordinary Shares shall be delivered to the converting Holder, together with delivery by the Company to the converting Holder of any cash to which the converting Holder is entitled, on the third New York Business Day immediately succeeding the Early Conversion Date or the Fundamental Change Conversion Date, as the case may be. In the event of any obligation to deliver of Ordinary Shares upon conversion of the Convertible Preference Shares, the Company will update the register of Shareholders on the date that the Ordinary Shares are owed hereunder.

In the event that a conversion is effected with respect to Convertible Preference Shares representing less than all the Convertible Preference Shares held by a Holder, upon such conversion the Company shall execute and instruct the CPS Registrar and Transfer Agent to countersign and deliver to the Holder thereof, at the expense of the Company, a certificate evidencing the Convertible Preference Shares as to which conversion was not effected.

Convertible Preference Shares shall cease to be outstanding, and shall case to have any rights attaching to them, on the applicable Conversion Date, subject to the right of Holders of such shares to receive Ordinary Shares upon conversion of such Convertible Preference Shares and other amounts and Ordinary Shares, if any, to which they are entitled pursuant to Clauses 12.7, 12.8 or 12.9, as applicable, and subject to Clause 12.21.

In the event that the Company is not legally able to pay the full amount of cash required to be paid upon conversion, the Company shall (i) take all appropriate action reasonably within its means to maximize the assets legally available for making such cash payment, including, without limitation, through the revaluation of its assets in accordance with applicable laws, to make cash funds (and to the extent cash funds are insufficient, other assets) legally available for such payment, and (ii) pay the maximum amount of cash that it is legally able to pay and shall make any remaining cash payment at any time and from time to time as soon as additional legally available funds of the Company become available for such purpose.

12.11	Reservation of Ordinary Shares.

(a)	The Company shall at all times reserve and keep available out of its authorised and unissued Ordinary Shares, solely to satisfy its obligations in respect of the conversion of Convertible Preference Shares as herein provided, free from any liens, claims, security interests, preemptive or other similar rights and other encumbrances, a number of Ordinary Shares equal to the product of the Conversion Rate then in effect and the number of Convertible Preference Shares then outstanding. For purposes of this Clause 12.11, the number of Ordinary Shares that shall be due upon the conversion of all outstanding Convertible Preference Shares shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(b)

Prior to the delivery of any securities that the Company shall be obligated to issue upon conversion of the Convertible Preference Shares, the Company shall use reasonable efforts to comply with all federal

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and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority (if applicable).

(c)	The Company shall take all such corporate and other actions as from time to time may be necessary to ensure that all Ordinary Shares due upon conversion of Convertible Preference Shares will, upon conversion, be duly and validly authorised and issued, fully paid and non-assessable

12.12	Fractional Shares.

(a)	No fractional Ordinary Shares shall be issued as a result of any conversion of Convertible Preference Shares.

(b)	In lieu of any fractional Ordinary Share otherwise due in respect of any Mandatory Conversion pursuant to Clause 12.7 or a conversion at the option of the Holder pursuant to Clause 12.8, the Company shall pay (concurrently with the issuance and delivery of the Ordinary Shares) an amount in cash (computed to the nearest cent) equal to the product of (i) that same fraction and (ii) the Average VWAP of the Ordinary Shares over the five consecutive Trading Day period beginning on, and including, the 7th Scheduled Trading Day immediately preceding the Mandatory Conversion Date or Early Conversion Date, as applicable.

(c)	If more than one share of the Convertible Preference Shares is surrendered for conversion at one time by or for the same Holder, the number of full Ordinary Shares due upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Convertible Preference Shares so surrendered.

12.13	Anti-Dilution Adjustments to the Conversion Price.

(a)	The Conversion Price shall be subject to the following adjustments:

(i)	Share Dividends and Distributions. If the Company issues Ordinary Shares to all or substantially all holders of Ordinary Shares as a dividend or other distribution, the Conversion Price in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of Ordinary Shares entitled to receive such dividend or other distribution shall be multiplied by a fraction:

(A)	the numerator of which is the number of Ordinary Shares outstanding at 5:00 p.m., New York City time, on the date fixed for such determination, and

(B)	the denominator of which is the sum of the number of Ordinary Shares outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the total number of Ordinary Shares constituting such dividend or other distribution.

Any adjustment made pursuant to this clause (i) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. If any dividend or distribution described in this clause (i) is declared but not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to make such dividend or distribution, to the Conversion Price that would be in effect if such dividend or distribution had not been declared. For the purposes of this clause (i), the number of Ordinary Shares outstanding at 5:00 p.m., New York City time, on the date fixed for such determination shall include any shares in respect of any scrip certificates issued in lieu of fractions of Ordinary Shares.

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(ii)	Issuance of Share Purchase Rights. If the Company issues to all or substantially all holders of Ordinary Shares rights or warrants (other than rights or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans), entitling such holders, for a period of up to 60 calendar days from the date of issuance of such rights or warrants, to subscribe for or purchase Ordinary Shares at a price per share less than the Current Market Price, the Conversion Price in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of Ordinary Shares entitled to receive such rights or warrants shall be decreased by multiplying the Conversion Price by a fraction:

(A)	the numerator of which shall be the sum of the number of Ordinary Shares outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the number of Ordinary Shares equal to the quotient of the aggregate offering price payable to exercise such rights or warrants divided by the Current Market Price, and

(B)	the denominator of which is the sum of the number of Ordinary Shares outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the number of Ordinary Shares issuable pursuant to such rights or warrants.

Any adjustment made pursuant to this clause (ii) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. In the event that such rights or warrants described in this clause (ii) are not so issued, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to issue such rights or warrants, to the Conversion Price that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or Ordinary Shares are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of Ordinary Shares actually delivered. In determining whether any rights or warrants entitle the holders thereof to subscribe for or purchase Ordinary Shares at less than the Current Market Price, and in determining the aggregate offering price payable to exercise such rights or warrants, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be determined in good faith by the Board of Directors, which determination shall be final). For the purposes of this clause (ii), the number of Ordinary Shares at the time outstanding shall include any shares in respect of any scrip certificates issued in lieu of fractions of Ordinary Shares.

(iii)	Divisions and Combinations of the Ordinary Shares. If outstanding Ordinary Shares shall be divided into a greater number of Ordinary Shares or combined into a lesser number of Ordinary Shares, the Conversion Price in effect at 5:00 p.m., New York City time, on the effective date of such division or combination shall be multiplied by a fraction:

(A)	the numerator of which is the number of Ordinary Shares outstanding immediately prior to such division or combination, and

(B)	the denominator of which is the number of Ordinary Shares that would be outstanding immediately after, and solely as a result of, such division or combination.

Any adjustment made pursuant to this clause (iii) shall become effective immediately after 5:00 p.m., New York City time, on the effective date of such subdivision or combination.

(iv)	Debt or Asset Distribution.

(A)

If the Company distributes to all or substantially all holders of Ordinary Shares evidences of its indebtedness, Shares, securities, rights to acquire the Company’s Shares, cash or other assets (excluding (w) any dividend or distribution covered by Clause 12.13(a)(i), (x) any rights or warrants covered by Clause 12.13(a)(ii), (y) any

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dividend or distribution covered by Clause 12.13(a)(v) and (z) any Spin-Off to which the provisions set forth in Clause 12.13(a)(iv)(B) apply), the Conversion Price in effect at 5:00 p.m., New York City time, on the date fixed for the determination of holders of Ordinary Shares entitled to receive such distribution shall be multiplied by a fraction:

(1)	the numerator of which is the Current Market Price minus the Fair Market Value, on such date fixed for determination, of the portion of the evidences of indebtedness, Shares, securities, rights to acquire the Company’s Shares, cash or other assets so distributed applicable to one Ordinary Share, and

(2)	the denominator of which is the Current Market Price.

(B)	In the case of a Spin-Off, the Conversion Price in effect at 5:00 p.m., New York City time, on the date fixed for the determination of holders of Ordinary Shares entitled to receive such distribution shall be multiplied by a fraction:

(1)	the numerator of which is the Current Market Price of the Ordinary Shares, and

(2)	the denominator of which is the sum of (x) the Current Market Price of the Ordinary Shares and (y) the Fair Market Value of the portion of those Shares or similar equity interests so distributed that is applicable to one Ordinary Share as of the fifteenth Trading Day after the effective date for such distribution (or, if such Shares or equity interests are listed on a national or regional securities exchange, the Current Market Price of such securities).

Any adjustment made pursuant to this clause (iv) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for the determination of the holders of Ordinary Shares entitled to receive such distribution. In the event that such distribution described in this clause (iv) is not so made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to make such distribution, to the Conversion Price that would then be in effect if such distribution had not been declared. If an adjustment to the Conversion Price is required under this clause (iv) during any settlement period in respect of Convertible Preference Shares that have been tendered for conversion, delivery of the Ordinary Shares upon conversion shall be delayed to the extent necessary in order to complete the calculations provided for in this clause (iv).

For purposes of this clause (iv) (and subject in all respect to clause (ii), rights, options or warrants distributed by the Company to all or substantially all holders of its Ordinary Shares entitling them to subscribe for or purchase Shares of the Company, including Ordinary Shares (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (1) are deemed to be transferred with such Ordinary Shares; (2) are not exercisable; and (3) are also issued in respect of future issuances of the Ordinary Shares, shall be deemed not to have been distributed for purposes of this clause (iv) (and no adjustment to the Conversion Rate under this clause (iv) shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Price shall be made under this clause (iv).

If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the Initial Issue Date, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and the date fixed for the determination of the holders of Ordinary Shares entitled to receive

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such distribution with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this clause (iv) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Price shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Price shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Ordinary Shares with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Ordinary Shares as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof or otherwise redeemed or purchased, the Conversion Price shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of clause (i), clause (ii) and this clause (iv), if any dividend or distribution to which this clause (iv) is applicable includes one or both of:

(A)	a dividend or distribution of Ordinary Shares to which clause (i) is applicable (the “Clause I Distribution”); or

(B)	an issuance of rights or warrants to which clause (ii) is applicable (the “Clause II Distribution”),

then i. such dividend or distribution, other than the Clause I Distribution, if any, and the Clause II Distribution, if any, shall be deemed to be a dividend or distribution to which this clause (iv) is applicable (the “Clause IV Distribution”) and any Conversion Price adjustment required by this clause (iv) with respect to such Clause IV Distribution shall then be made, and ii. the Clause I Distribution, if any, and Clause II Distribution, if any, shall be deemed to immediately follow the Clause IV Distribution and any Conversion Price adjustment required by clause (i) and clause (ii) with respect thereto shall then be made, except that, if determined by the Company (I) the date fixed for determination of the holders of Ordinary Shares entitled to receive any Clause I Distribution or Clause II Distribution shall be deemed to be the date fixed for the determination of holders of Ordinary Shares entitled to receive the Clause IV Distribution and (II) any Ordinary Shares included in any Clause I Distribution or Clause II Distribution shall be deemed not to be “outstanding at 5:00 p.m., New York City time, on the date fixed for such determination” within the meaning of clauses (i) and (ii).

(v)	Cash Distributions. If the Company distributes an amount consisting exclusively of cash to all or substantially all holders of Ordinary Shares other than a regular, annual cash dividend that does not exceed $0.06 per Ordinary Share (the “Initial Dividend Threshold”) (excluding (1) any cash that is distributed in a Reorganization Event to which Clause 12.13(d) applies, (2) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company and (3) any consideration payable as part of a tender or exchange offer by the Company or any Subsidiary of the Company covered by Clause 12.13(a)(vi) the Conversion Price in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of Ordinary Shares entitled to receive such distribution shall be multiplied by a fraction:

(1)	the numerator of which is the Current Market Price minus the amount per Ordinary Share of such distribution, and

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(2)	the denominator of which is the Current Market Price minus the Initial Dividend Threshold (provided that if the distribution is not a regular annual cash dividend, the Initial Dividend Threshold will be deemed to be zero).

The Initial Dividend Threshold is subject to adjustment in the same manner, and at the same times, as the Conversion Price are adjusted; provided that no adjustment will be made to the Initial Dividend Threshold for any adjustment to the Conversion Price pursuant to this clause (v).

Notwithstanding the foregoing, no adjustment will be made pursuant to this clause (v) for any regular cash dividend with a record date occurring after the Mandatory Conversion Start Date.

Any adjustment made pursuant to this clause (v) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for the determination of the holders of Ordinary Shares entitled to receive such distribution. In the event that any distribution described in this clause (v) is not so made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to make such distribution, to the Conversion Price which would then be in effect if such distribution had not been declared.

(vi)	Self Tender Offers and Exchange Offers. If the Company or any Subsidiary of the Company successfully completes a tender or exchange offer pursuant to a Schedule TO or registration statement on Form S-4 for Ordinary Shares (excluding any securities convertible or exchangeable for Ordinary Shares), where the cash and the value of any other consideration included in the payment per Ordinary Share exceeds the Current Market Price, the Conversion Price in effect at 5:00 p.m., New York City time, on the date of expiration of the tender or exchange offer (the “Expiration Date”) shall be multiplied by a fraction:

(A)	the numerator of which shall be equal to the product of i. the Current Market Price and ii. the number of Ordinary Shares outstanding at the time such tender or exchange offer expires, including any purchased Ordinary Shares; and

(B)	the denominator of which shall be equal to the sum of:

(1)	the aggregate cash and Fair Market Value on the Expiration Date of any other consideration paid or payable for Ordinary Shares purchased in such tender or exchange offer; and

(2)	the product of the Current Market Price and the number of Ordinary Shares outstanding as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer, less any purchased Ordinary Shares.

Any adjustment made pursuant to this clause (vi) shall become effective immediately after 5:00 p.m., New York City time, on the 10th Trading Day immediately following the Expiration Date but will be given effect as of the open of business on the Expiration Date. In the event that the Company or one of its Subsidiaries is obligated to purchase Ordinary Shares pursuant to any such tender offer or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Price shall be readjusted to be the Conversion Price that would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this clause (vi) to any tender offer or exchange offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer or exchange offer under this clause (vi) If an adjustment to the Conversion Price is required pursuant to this clause (vi) during any settlement period in respect of Convertible Preference Shares that have been tendered for conversion, delivery of the related conversion consideration shall be delayed to the extent necessary in order to complete the calculations provided for in this clause (vi).

(vii)	Fair Market Value in Excess of Current Market Price. Except with respect to a Spin-Off, in cases where the Fair Market Value of the evidences of the Company’s indebtedness, Shares,

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securities, rights to acquire the Company’s Shares, cash or other assets as to which Clause 12.13(a)(iv) or Clause 12.13(a)(v) applies, applicable to one Ordinary Share, distributed to holders of Ordinary Shares equals or exceeds the Current Market Price (as determined for purposes of calculating the conversion rate adjustment pursuant to Clause 12.13(a)(iv) or Clause 12.13(a)(v)), rather than being entitled to an adjustment in the Conversion Price, Holders shall be entitled to receive upon conversion, in addition to a number of Ordinary Shares otherwise due on the applicable Conversion Date, the kind and amount of the evidences of the Company’s indebtedness, Shares, securities, rights to acquire the Company’s Shares, cash or other assets comprising the distribution that such Holder would have received if such Holder had owned immediately prior to the record date for determining the holders of Ordinary Shares entitled to receive the distribution, for each Convertible Preference Share, a number of Ordinary Shares equal to the Conversion Rate in effect on the date of such distribution.

(viii)	Rights Plans. To the extent that the Company has a rights plan in effect with respect to the Ordinary Shares on any Conversion Date, upon conversion of any Convertible Preference Shares, converting Holders shall receive, in addition to the Ordinary Shares, the rights under such rights plan, unless, prior to such Conversion Date, the rights have separated from the Ordinary Shares, in which case the Conversion Price shall be adjusted at the time of separation of such rights as if the Company made a distribution to all holders of the Ordinary Shares as described in Clause 12.13(a)(iv) subject to readjustment in the event of the expiration, termination or redemption of such rights. Any distribution of rights or warrants pursuant to a rights plan that would allow Holders to receive upon conversion, in addition to any Ordinary Shares, the rights described therein (unless such rights or warrants have separated from Ordinary Shares) shall not constitute a distribution of rights or warrants that would entitle Holders to an adjustment to the Conversion Price.

(b)	Calculation of Adjustments; Limitation on Adjustments.

(i)	All adjustments to the Conversion Price shall be calculated to the nearest 1/100th of a cent. Subject to the immediately following sentence, no adjustment in the Conversion Price shall be required unless such adjustment (together with any carried forward adjustments) would require an increase or decrease of at least one percent therein. If any adjustment by reason of this Clause 12.13(b)(i) is not required to be made, such adjustment shall be carried forward and taken into account in any subsequent adjustment; provided, however, that on the earlier of the Mandatory Conversion Date, an Early Conversion Date and the Effective Date of a Fundamental Change, adjustments to the Conversion Price shall be made with respect to any such adjustment carried forward that has not been taken into account before such date.

(ii)	Whenever any provision of this Clause 12 requires the Company or the Board of Directors to calculate the VWAP per Ordinary Share over a span of multiple days, the Board of Directors shall make appropriate adjustments (including, without limitation, to the Current Market Price) to account for any adjustment to the Conversion Price that becomes effective, or any event that would require such an adjustment if the Ex-Date, Effective Date or Expiration Date (as the case may be) of such event occurs, during the relevant period used to calculate such prices or values (as the case may be).

(iii)	No adjustment to the Conversion Price shall be made if Holders may participate, at the same time, upon the same terms and otherwise on the same basis as holders of Ordinary Shares and solely as a result of holding Convertible Preference Shares, in the transaction that would otherwise give rise to an adjustment as if they held, for each Convertible Preference Share, a number of Ordinary Shares equal to the Conversion Rate then in effect. In addition, the Conversion Price shall not be adjusted:

(A)	upon the issuance of any Ordinary Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in Ordinary Shares under any plan;

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(B)	upon the issuance of any Ordinary Shares or rights or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(C)	upon the issuance of any Ordinary Shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Initial Issue Date;

(D)	for a change solely in the par value (or lack of par value) of the Ordinary Shares; or

(E)	for accumulated and unpaid dividends on the Convertible Preference Shares, except as provided under Clauses 12.7, 12.8 and 12.9.

(c)	Notice of Adjustment. Whenever the Conversion Price is to be adjusted, the Company shall:

(i)	compute such adjusted Conversion Price and prepare and transmit to the Transfer Agent an Officer’s Certificate setting forth such adjusted Conversion Price, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based;

(ii)	as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Price, provide, or cause to be provided, a written notice to the Holders of the occurrence of such event; and

(iii)	as soon as practicable following the determination of such adjusted Conversion Price provide, or cause to be provided, to the Holders a statement setting forth in reasonable detail the method by which the adjustment to the Conversion Price was determined and setting forth such adjusted Conversion Price.

(d)	Reorganization Events. In the event of:

(i)	any consolidation or merger of the Company with or into another Person (other than a merger or consolidation in which the Company is the continuing corporation and in which the Ordinary Shares outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of the Company or another Person);

(ii)	any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Company;

(iii)	any reclassification of Ordinary Shares into securities including securities other than Ordinary Shares; or

(iv)	any statutory exchange of securities of the Company with another Person (other than in connection with a merger or consolidation),

in each case, as a result of which the Ordinary Shares would be converted into, or exchanged for, securities, cash or property (each, a “Reorganization Event”), each Convertible Preference Share outstanding immediately prior to such Reorganization Event shall, without the consent of the Holders, become convertible into the kind of securities, cash and other property that such Holder would have been entitled to receive if such Holder had converted its Convertible Preference Shares into Ordinary Shares immediately prior to such Reorganization Event (such securities, cash and other property, the “Exchange Property,” with each “Unit of Exchange Property” meaning the kind and amount of such Exchange Property that a Holder of one Ordinary Share is entitled to receive). For purposes of the foregoing, the type and amount of Exchange Property in the case of any Reorganization Event that causes the Ordinary Shares to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election) shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Ordinary Shares that affirmatively make such an election (or of all holders of Ordinary

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Shares if none makes an election). The Company shall notify Holders of the weighted average as soon as practicable after such determination is made. The number of Units of Exchange Property for each Convertible Preference Share converted following the effective date of such Reorganization Event shall be determined as if references in Clauses 12.7, 12.8 and 12.9 to Ordinary Shares were to Units of Exchange Property (without any interest thereon and without any right to dividends or distributions thereon which have a record date that is prior to such Conversion Date, except as provided in Clauses 12.13(a)(vii) and 12.13(b)(v)). In the case of any Reorganization Event where the Exchange Property includes common equity securities, (x) the Initial Dividend Threshold will be adjusted by the Board of Directors in good faith and (y) the Board of Directors will amend the terms of the Convertible Preference Shares to provide for anti-dilution adjustments with respect to such common equity securities that are consistent with the methodology used in the anti-dilution adjustments set forth in this Clause 12.13.

The above provisions of this Clause 12.13(d) shall similarly apply to successive Reorganization Events and the provisions of Clause 12.13 shall apply to any Shares or American Depositary Receipts of the Company (or any successor thereto) received by the holders of Ordinary Shares in any such Reorganization Event, subject to any amendment to the terms of the Convertible Preference Shares by the Board of Directors pursuant to the immediately preceding paragraph.

The Company (or any successor thereto) shall, as soon as reasonably practicable (but in any event within 20 calendar days) after the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence and of the kind and amount of the cash, securities or other property that constitute the Exchange Property. Failure to deliver such notice shall not affect the operation of this Clause 12.13(d).

12.14	Transfer Agent, CPS Registrar, and Conversion and Dividend Disbursing Agent. The duly appointed Transfer Agent, CPS Registrar and Conversion and Dividend Disbursing Agent for the Convertible Preference Shares shall be Broadridge Corporate Issuer Solutions, Inc. The Company may, in its sole discretion, remove the Transfer Agent, CPS Registrar or Conversion and Dividend Disbursing Agent in accordance with the agreement between the Company and the Transfer Agent, CPS Registrar or Conversion and Dividend Disbursing Agent, as the case may be; provided that if the Company removes Broadridge Corporate Issuer Solutions, Inc., the Company shall appoint a successor transfer agent, registrar or conversion and dividend disbursing agent, as the case may be, who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Company shall send notice thereof by first- class mail, postage prepaid, to the Holders.

12.15	Sales of Ordinary Shares. P2 and its affiliates agree not to sell, distribute, dispose of the economic rights or benefits of, or otherwise transfer for value, any Ordinary Shares received upon conversion of the Convertible Preference Shares, except in accordance with the Governance Agreement.

12.16	Redemption. Notwithstanding anything to the contrary in Clause 7.3 of the Memorandum, the Company shall not have the right to redeem, purchase or acquire any of the Convertible Preference Shares pursuant to such Clause 7.3 without the consent of the Holder thereof.

12.17	Preemptive Rights.

(a)

The Company shall give P2 notice (an “Issuance Notice”) of any proposed issuance by the Company of any Equity Securities prior to the applicable Issuance Notice Deadline. The Issuance Notice shall specify (i) in the case of a private offering, the price at which such Equity Securities are to be issued and, in the case of equity-linked securities, any other material terms thereof, (ii) in the case of a public offering, the anticipated issuance price (or a range of anticipated prices) and, in the case of equity-linked securities, any other anticipated economic terms (or, if applicable, a range thereof) and all other material terms thereof and (iii) a reasonable description of the terms and provisions of the securities to be proposed to be issued, including where applicable, the voting

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powers, preferences and relative participation, optional and other special rights, and the qualification, limitations and restrictions thereof and dividend rate and any redemption date. Subject to clauses (e) and (f) of this Clause 12.17, P2 or its affiliate(s) shall be entitled to purchase up to its Pro Rata Share of the Equity Securities proposed to be issued, at the price and on the terms that other investors purchase such Equity Securities. “Pro Rata Share” means the fraction that results from dividing (1) the number of Ordinary Shares represented by Convertible Preference Shares P2 and its affiliates hold on an As-Converted Basis by (2) the number of Ordinary Shares then outstanding on a Fully-Diluted Basis. P2 and its affiliates shall keep the information disclosed by the Company in connection therewith confidential and shall not execute any transactions in the Company’s securities on the basis thereof, except (i) for disclosure to their affiliates or advisers, to the extent reasonably required; provided that such affiliates or advisors agree to keep such information confidential and not to execute any transactions in the Company’s securities on the basis thereof, subject to exceptions substantially identical to the exceptions set forth in this sentence, or (ii) to the extent that the information is publicly available through no fault of P2 or its affiliates.

(b)	If P2 and its affiliate(s) desire to purchase any portion or all of its Pro Rata Share of the Equity Securities specified in the Issuance Notice, P2 shall deliver notice to the Company (each, an “Exercise Notice”) of its election to purchase, or cause its affiliates to purchase, such Equity Securities prior to the applicable Exercise Notice Deadline. The Exercise Notice shall specify the number or amount, as the case may be, of Equity Securities to be purchased by P2 and its affiliate(s) and, in the case of a public offering, the maximum price P2 and its affiliate(s) are willing to pay and, in the case of equity-linked securities, any limitation on other economic terms P2 and its affiliate(s) are willing to accept. The Exercise Notice shall constitute exercise by P2 of its rights under this Clause 12.17 and be a binding agreement of P2 or its affiliate(s) to purchase, at the price and on the terms specified in the Issuance Notice (in the case of a private issuance) or at the public offering price and with the same terms as other investors receive, subject to any maximum price and other limitations specified in the Exercise Notice (in the case of a public offering), the number (or amount) of Equity Securities specified in the Exercise Notice. If, prior to the applicable Exercise Notice Deadline, P2 shall not have delivered an Exercise Notice to the Company, P2 shall be deemed to have waived all of its rights under this Clause 12.17 with respect to the purchase of such Equity Securities.

(c)	The Company shall have 180 days from the date of the Issuance Notice to consummate the proposed issuance of any or all of such Equity Securities that P2 has not elected to purchase, or cause its affiliate(s) to purchase, at the price and upon terms that are not materially less favorable to the Company than those contemplated in the Issuance Notice; provided that, if such issuance is subject to regulatory approval, such 180-day period shall be extended until the expiration of five New York Business Days after all such approvals have been received, but in no event later than 270 days from the date of the Issuance Notice. If the Company proposes to issue any such Equity Securities after such 180-day (or 270-day) period, it shall again comply with the procedures set forth in this Clause 12.17.

(d)	At the consummation of the issuance of any such Equity Securities, if P2 has exercised its rights under this Clause 12.17 and any conditions set forth in the Exercise Notice have been satisfied, the Company shall issue certificates representing the Equity Securities to be purchased by P2 or its affiliate(s) registered in the name of P2 or such affiliate(s), as specified by P2, against payment by P2 or such affiliate(s) of the purchase price for such Equity Securities in accordance with the terms and conditions as specified in the Issuance Notice or, in the case of a public offering, the terms and conditions on which other investors purchase such Equity Securities.

(e)

Notwithstanding the foregoing, P2 and its affiliate(s) shall not be entitled to purchase Equity Securities as contemplated by this Clause 12.17 in connection with issuances of Equity Securities (i) to employees of the Company or any Subsidiary thereof pursuant to employee benefit plans or arrangements approved by the Board of Directors (including upon the exercise of employee share

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options or the vesting of restricted share units granted pursuant to any such plans or arrangements), (ii) in connection with any bona fide, arm’s-length restructuring of outstanding debt of the Company or any Subsidiary thereof, (iii) in connection with any bona fide, arm’s-length direct or indirect merger, acquisition or similar transaction, (iv) in connection with any issuance of rights, options, warrants or other securities that results in an adjustment to the Conversion Price pursuant to Clause 12.13 as Share dividends or upon any subdivision or split-up of the outstanding Shares of the Company, (v) that are expected to result, in the opinion of the Company, in less than $50 million of gross proceeds to the Company, (vi) in connection with the conversion of Preferred Shares, or (vii) if the Company reasonably determines that such purchase would not be permitted under applicable law, rules or regulations (including listing standards of NASDAQ Global Select Market or any other exchange on which the Company’s securities are then listed) or that obtaining any necessary approval from a governmental authority (including, without limitation, NASDAQ Global Select Market or any other exchange on which the Company’s securities are then listed) in connection with such purchase would cause a delay in the offering. The Company shall not be obligated to consummate any proposed issuance of Equity Securities, nor be liable to P2 or its affiliate(s), if the Company has not consummated any proposed issuance of Equity Securities pursuant to this Clause 12.17 for whatever reason, regardless of whether it shall have delivered an Issuance Notice or received any Exercise Notice in respect of such proposed issuance.

(f)	The rights of P2 under this Clause 12.17 shall terminate on the earlier of (x) any date on which P2 and its affiliates cease to hold a number of Convertible Preference Shares representing at least 6,309,896 Ordinary Shares (as adjusted by the Company for share splits and combinations and similar changes in the Company’s capitalization) on an As- Converted Basis and (y) the Mandatory Conversion Start Date.

(g)	The election by P2 or its affiliates not to exercise its subscription rights under this Clause 12.17 in any one instance shall not affect their right as to any subsequent proposed issuance.

12.18	Other Rights. The shares of the Convertible Preference Shares shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Articles or as provided by applicable law.

12.19	Share Certificates. Convertible Preference Shares shall initially be represented by share certificates in the form approved by the Board of Directors as attached to the Governance Agreement. Notwithstanding anything to the contrary herein, following any purported transfer of the Convertible Preference Shares in violation of the legend set forth on such share certificates, the Convertible Preference Shares shall be deemed to have been cancelled, and neither the transferor nor the transferee shall have any further rights with respect to such Convertible Preference Shares.

12.20	Replacement Certificates. Notwithstanding anything to the contrary in the Articles, the Company is not required to issue any certificate representing the Convertible Preference Shares on or after any Conversion Date. In lieu of the delivery of a replacement certificate following any Conversion Date, the Transfer Agent, upon delivery of the evidence and indemnity described above, shall deliver certificates representing the converted Ordinary Shares into which the Convertible Preference Shares are converted and any cash deliverable pursuant to the terms of the Convertible Preference Shares formerly evidenced by the certificate.

12.21

Beneficial Ownership Limitation. Notwithstanding anything to the contrary herein, no Holder shall have the right to receive Ordinary Shares upon conversion of the Convertible Preference Shares, and any purported delivery of Ordinary Shares to such Holder upon conversion shall be null and void, to the extent that, following receipt of such Ordinary Shares, such Holder would beneficially own (as determined for purposes of the listing standards of NASDAQ Global Select Market) more than 19.99% of Ordinary Shares then outstanding; provided that if any Holder is so prevented from receiving any Ordinary Shares to which it would otherwise be entitled hereunder, the Company’s obligation to deliver such Ordinary Shares shall

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not be extinguished, and (i) subject to clause (ii) below, the Company shall deliver such Ordinary Shares (or any designated portion thereof) within three New York Business Days following notice from the converting Holder to the Company that receipt of such Ordinary Shares (or any designated portion thereof) (or, for the avoidance of doubt, any securities, cash or other property such Ordinary Shares have been converted into, or exchanged for, as a result of any Reorganization Event or any sub-division or combination of such Ordinary Shares) would not be prohibited by this Clause 12.21 or (ii) if the Ordinary Shares are not then listed on the NASDAQ Global Select Market, the NASDAQ Global Market or the New York Stock Exchange (or their respective successors) or any other United States national securities exchange, in lieu of delivering such Ordinary Shares, the Company shall pay to such Holder the fair market value in U.S. dollars of such Ordinary Shares (for the avoidance of doubt, without duplication of the value of any dividend or distribution payable to such Holder pursuant to the immediately succeeding sentence), as determined by an independent investment bank retained for this purpose by the Company, promptly following such determination. If the record date for any dividend or distribution on Ordinary Shares occurs during any period in which a Holder is prevented by this Clause 12.21 from receiving any Ordinary Shares to which it would otherwise be entitled, such Holder shall have the right to receive from the Company an amount equal to the dividends or distributions that would have otherwise been payable on such Ordinary Shares on the later of (a) the date on which the relevant dividend or distribution is paid on the Ordinary Shares, or as promptly as practicable thereafter and (b) the date on which such Ordinary Shares or the fair market value thereof is delivered to such Holder pursuant to the immediately preceding sentence.

12.22	Miscellaneous.

(a)	The Company shall pay any and all share transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of Convertible Preference Shares or Ordinary Shares or other securities issued on account of Convertible Preference Shares pursuant hereto or certificates representing such shares or securities. The Company shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of Ordinary Shares or other securities in a name other than that in which the Convertible Preference Shares with respect to which such shares or other securities are issued or delivered were registered, and shall not be required to make any such issuance or delivery unless and until the Person otherwise entitled to such issuance or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

(b)	The Liquidation Preference and the Dividend Rate each shall be subject to equitable adjustment whenever there shall occur a share split, combination, reclassification or other similar event involving the Convertible Preference Shares. Such adjustments shall be determined in good faith by the Board of Directors and submitted by the Board of Directors to the Transfer Agent.

(c)	To the extent that any other provision of the Memorandum or Articles conflicts with or is inconsistent with the provisions of this Clause 12, the provisions of this Clause 12 shall prevail.

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SCHEDULE D

KNOWLEDGE OF PARENT AND MERGER SUB

Jens Bjørn Andersen

Jens H. Lund

Carsten Trolle

Carsten Jørgensen

Peter Ring

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Annex A-2

PLAN OF MERGER

This Plan of Merger is made on [●] between [Name of Merger Sub] (“Merger Sub”), a BVI business company incorporated under the laws of the British Virgin Islands with company number [●], and [Mona Lisa], a BVI business company incorporated under the laws of the British Virgin Islands with company number [intentionally blank] (the “Company”). The Merger Sub and the Company are collectively referred to as the “Companies”.

WHEREAS each of Merger Sub and the Company is a BVI business company existing under and by virtue of the BVI Business Companies Act (as amended) (the “Act”) and are each entering into this Plan of Merger pursuant to the provisions of Section 170 of the Act.

AND WHEREAS the directors of the Companies have determined it is desirable and in the best interests of the Companies and their respective members that Merger Sub be merged with and into the Company.

NOW THEREFORE this Plan of Merger witnesseth as follows:

1.	The constituent companies to the merger are Merger Sub and the Company.

2.	The surviving company of the merger is the Company (the “Surviving Company”).

3.	Merger Sub has [●] ordinary shares of no par value of a single class in issue, all of which are entitled to vote on the merger as one class.

4.	The Company has [●] shares of no par value in issue made up of [106,060,988] ordinary shares (the “Ordinary Shares”) and [175,000] class A preference shares issued as a series of convertible preference shares (the “Convertible Preference Shares”). All of the Ordinary Shares and the Convertible Preference Shares are entitled to vote on the merger together as one class. In addition, the Convertible Preference Shares are entitled to vote on the merger as a separate class.

5.	Upon the merger, the separate corporate existence of Merger Sub shall cease and the Surviving Company shall become the owner, without further action, of all the assets, property, rights, privileges, immunities, powers, objects and purposes of the Companies and the Surviving Company shall become subject to all claims, debts, liabilities and obligations of the constituent companies.

6.	The terms and conditions of the merger, including the manner and basis of cancelling, reclassifying or converting shares in each constituent company shall be as follows:

(a)	each ordinary share of Merger Sub issued and outstanding at the effective time of the merger shall be converted into one outstanding fully-paid Ordinary Share in the Surviving Company;

(b)	each Ordinary Share of the Company issued and outstanding immediately prior to the effective time of the merger, other than Cancelled Shares, Continuing Shares and Dissenting Shares (as each such term is defined below), shall be cancelled in exchange for the right to receive US$[●] in cash (the “Merger Consideration”) and at the effective time of the merger the holders thereof will cease to be members and have any rights with respect to such Ordinary Shares other than the right to receive the Merger Consideration;

(c)	each Convertible Preference Share of the Company issued and outstanding immediately prior to the effective time of the merger, other than Cancelled Shares, Continuing Shares and Dissenting Shares (as each such term is defined below), shall be cancelled in exchange for the right to receive US$[●] in cash (the “Preference Merger Consideration”) and at the effective time of the merger the holders thereof will cease to be members and have any rights with respect to such Convertible Preference Shares other than the right to receive the Preference Merger Consideration;

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(d)	each Ordinary Share and Convertible Preference Share of the Company that is (i) owned, directly or indirectly by [Leonardo] or Merger Sub or any direct or indirect wholly owned subsidiary thereof or (ii) held by the Company as a treasury share (in each case, immediately prior to the effective time of the merger and excluding any such shares held on behalf of third parties) (the “Cancelled Shares”) will be cancelled and will cease to exist at the effective time of the merger, and no consideration will be delivered in exchange therefor;

(e)	each Ordinary Share and Convertible Preference Share that is owned by any wholly-owned subsidiary of the Company (collectively, “Continuing Shares”) shall at the effective time of the merger continue as an Ordinary Share and Convertible Preference Share (respectively) of the Surviving Company and shall not be converted into the right to receive the Merger Consideration or the Preference Merger Consideration; and

(f)	each Ordinary Share and Convertible Preference Share in respect of which the holder thereof has duly and validly exercised a right of dissent in accordance with section 179 of the Act (“Dissenting Shares”) shall automatically be cancelled and shall cease to exist and be outstanding at the effective time of the merger, and each holder of a Dissenting Share shall cease to be a member and shall cease to have any rights thereto (including any right to receive the Merger Consideration or Preference Merger Consideration), except for such rights as are granted under Section 179 of the Act.

7.	The memorandum of association and articles of association of the Company, as the Surviving Company, shall with effect on and from the effective date of the merger be amended and restated to the form set out in Schedule 1 to this Plan of Merger.

8.	The merger shall be effective on the date on which the Articles of Merger relating to the merger are registered by the Registrar of Corporate Affairs.

9.	This Plan of Merger may be executed in counterparts which when taken together shall constitute one instrument.

In witness whereof the parties hereto have caused this Plan of Merger to be executed on this [●] day of [●].

)
SIGNED for and on behalf of	)
[Merger Sub]	)
By: [●]	)
Director	)
)

)
SIGNED for and on behalf of	)
[Mona Lisa]	)
By: [●]	)
Director	)
)

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Annex B

9 October 2015

BETWEEN:

DSV A/S

LOUVRE ACQUISITIONCO, INC.

P2 CAPITAL PARTNERS, LLC

AND

THE SHAREHOLDERS NAMED HEREIN

IRREVOCABLE VOTING UNDERTAKING

relating to Convertible Preference Shares and Company Ordinary Shares

This Deed is executed and delivered on 9 October 2015

Parties:

(1)	DSV A/S, a Danish corporation with an address of Hovedgaden 630, DK-2640 Hedehusene, Denmark (“Parent”);

(2)	Louvre Acquisitionco, Inc., a BVI Business Company whose registered office is at Commerce House, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands (“Merger Sub”);

(3)	P2 Capital Partners, LLC of 590 Madison Avenue, 25th Floor, New York, New York 10022 (“P2”); and

(3)	The persons whose names are set out in Item 1 of Schedule 1 (each, a “Shareholder”).

Introduction:

(A)	On the date hereof, Parent, UTi Worldwide, Inc. (the “Company”) and Merger Sub have entered into the Merger Agreement pursuant to which Parent, Company and Merger Sub have agreed to implement an acquisition of the Company by way of a merger between Merger Sub (a wholly owned Subsidiary of Parent) and the Company under the provisions of the BVI Act (the “Merger”).

(B)	The Shareholders have irrevocably agreed, subject to the terms of the Deed, to vote their Shares in accordance with the provisions of this Deed.

(C)	Under the terms of the Merger, the Shareholders will receive the Merger Consideration for each Company Ordinary Share cancelled and the Preference Merger Consideration for each Convertible Preference Share cancelled.

It is agreed as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1.	Definitions

Capitalized terms used in this Deed and not otherwise defined shall have the meanings given to them in the Merger Agreement and the following terms shall have the following meanings:

(a)	“As-Converted Basis” has the meaning given to such term in the Memorandum;

(b)	“Confidential Information” means this Deed, the Merger Agreement and the other transaction documents related to the Merger, and information relating to the provisions and the process of their negotiation, and includes written information and information transferred or obtained orally, visually, electronically or by any other means;

(c)	“Deed” means this document, including any schedule or annexure to it;

(d)	“Dispose” means sell, transfer, assign, exchange, cancel, convert, declare a trust over, Encumber or otherwise dispose of, or agree to accept or do any of those things;

(e)	“Dissent” means the right of dissent in relation to the Merger pursuant to the provisions of Section 179 of the BVI Act;

(f)	“Encumbrance” means a mortgage, charge, pledge, lien, hypothecation, grant of voting rights to a third party, or an agreement or arrangement to create any of them (and/or any agreement or arrangement having equivalent effect) and “Encumber” has a corresponding meaning;

(g)	“General Company Meeting” means a meeting of the shareholders of the Company convened for the purpose of obtaining the Required Shareholder Approval, but excluding for the avoidance of doubt the Ordinary Class Meeting;

(h)	“Governance Agreement” means the amended and restated letter agreement between P2 and the Company dated February 26, 2014 (as amended from time to time in accordance with the terms thereof);

(i)	“Merger” has the meaning ascribed to it in Recital A;

(j)	“Merger Agreement” means the merger agreement entered into among Parent, Merger Sub and the Company on the date of this Deed, as the same may be amended or restated pursuant to the terms thereof (but excluding any Relevant Amendment);

(k)	“Nominee” means a bank, broker or other nominee in whose name the Voting Shares beneficially owned by the Shareholders are registered;

(l)	“Notice of Meeting” means the notice of the General Company Meeting and explanatory statement required to be sent to shareholders of the Company in accordance with Section 170(5)(b) of the BVI Act in relation to the Merger, as the same may be amended from time to time;

(m)	“Permitted Disposal” means one or more transfers or disposals of up to 5,254,185 Company Ordinary Shares in the aggregate by P2 Capital Master Fund VIII, LLC provided that (i) such transfer or disposal is legally required by the terms of the Prior Agreements; and (ii) where the Prior Agreements allow for a period of time to effect such a transfer or disposal, it shall only constitute a Permitted Disposal if the transfer or disposal is effected on the last permissible day for such transfer or disposal under the terms of the Prior Agreements.

(n)	“Prior Agreements” means those agreements between a certain investor in P2 Capital Master Fund VIII, LLC, a fund managed by P2, which is the legal owner of 5,254,185 Company Ordinary Shares, and P2, and certain of its affiliates, entered into prior to the date hereof and relating, among other things, to the potential disposition of some or all of such Company Ordinary Shares to such investor or otherwise.

(o)	“Relevant Amendment” means any (i) reduction of, change in the timing or manner of payment of, or change in the form of consideration constituting the Merger Consideration or Preference Merger Consideration set out in Article III of the Merger Agreement (as of the date hereof), or (ii) any amendment, modification or waiver of any provision of the Merger Agreement (as of the date hereof) that is disproportionately and materially adverse to P2 or any Shareholder or any manager or employee thereof who is an Indemnified Party (as compared to other shareholders of the Company or other Indemnified Parties, as applicable), in each case without the prior written consent of P2.

(p)	“Voting Shares” means (i) the securities set out in Item 2 of Schedule 1; (ii) any other Company Ordinary Shares or Convertible Preference Shares owned by, or in respect of which voting is directed by, P2, the Shareholders or any of their Affiliates from time to time; and (iii) any securities attaching to or arising out of any of the foregoing securities.

1.2.	Interpretation

(a)	Reference to:

(i)	one gender includes the other;

(ii)	the singular includes the plural and the plural includes the singular;

(iii)	a party includes the party’s executors, administrators, successors and permitted assigns;

(iv)	an enactment (which includes any legislation in any jurisdiction) includes:

(A)	that enactment as amended or re-enacted;

(B)	any enactment which replaces that enactment; and

(C)	another enactment made under that enactment; and

(v)	an agreement includes that agreement as amended or restated from time to time (except to the extent specified herein);

(vi)	including and similar expressions are not words of limitation.

(b)	Where a word or expression is given a particular meaning, other parts of speech and grammatical forms of that word or expression have a corresponding meaning.

(c)	Headings and any table of contents or index are for convenience only and do not form part of this Deed or affect its interpretation.

(d)	The parties have jointly participated in negotiating and drafting this Deed and no provision of this Deed is intended to be construed to the disadvantage of a party merely because that party was deemed to be responsible for the preparation of the Deed or the inclusion of the provision in the Deed.

(e)	If an act must be done on a specified day which is not a Business Day, it must be done instead on the next Business Day.

2.	VOTING AGREEMENT AND UNDERTAKING

2.1.	Except where (a) the Company effects or has effected a Company Change of Recommendation in accordance with the terms of the Merger Agreement; or (b) there has been a Relevant Amendment, each Shareholder irrevocably agrees, undertakes and covenants:

(a)	to provide the Preferred Shareholder Approval and vote all its Convertible Preference Shares in favour of any resolution presented to the holders of the Convertible Preference Shares as a separate class to approve all matters reasonably necessary for the consummation of the Merger in accordance with the Merger Agreement or provide a written consent of the holders of the Convertible Preference Shares with respect thereto in accordance with the Memorandum;

(b)	to vote all its Voting Shares against any resolution presented to shareholders (including to the holders of the Convertible Preference Shares as a separate class) to approve any Company Alternative Proposal;

(c)	to vote (or, where any Voting Shares are held by a Nominee on the Shareholder’s behalf, to procure that the Nominee votes) all its Company Ordinary Shares and its Convertible Preference Shares (voting on an As-Converted Basis with the Company Ordinary Shares as a single class in accordance with clause 12.6(a) of the Memorandum) representing up to a maximum of 19.99% of the total voting power of all Shares in favour of the Company Required Shareholder Approval and the resolutions set out in the Notice of Meeting presented to the holders of the Company Ordinary Shares and Convertible Preference Shares voting as a single class to approve all matters reasonably necessary for the consummation of the Merger in accordance with the Merger Agreement at the General Company Meeting;

(d)	to vote (or, where any Voting Shares are held by a Nominee on the Shareholder’s behalf, to procure that the Nominee votes) all its Company Ordinary Shares and its Convertible Preference Shares (voting on an As-Converted Basis with the Company Ordinary Shares as a single class in accordance with clause 12.6(a) of the Memorandum) representing voting power which exceeds 19.99% of the total voting power of all Shares in respect of the Company Required Shareholder Approval and all matters reasonably necessary for the consummation of the Merger in accordance with the Merger Agreement in accordance with clause 12.6(a)(ii) of the Memorandum;

(e)	to execute any form or forms of proxy in respect of the Voting Shares reasonably requested by Parent appointing any Person nominated by Parent to take any action required to be taken under clause 2.1(a), 2.1(b), 2.1(c) or 2.1(d);

(f)	not to revoke, or attempt to revoke, the terms of any proxy submitted in accordance with clause 2.1(e), either in writing, by attendance at the relevant meeting or otherwise;

(g)	not to attend (and not permit any Representative to attend) and not to vote at or submit any proxy in respect of the Ordinary Class Meeting (and where any Company Ordinary Shares are held by a Nominee on the Shareholder’s behalf, it shall procure that the Nominee does not vote or submit any proxy in respect of the Ordinary Class Meeting);

(h)	not to enter into any agreement, arrangement or understanding to Dispose of or otherwise Encumber any of the Voting Shares (or, where the Voting Shares are held by a Nominee on the Shareholder’s behalf, to procure that the Nominee does not, and does not enter into any agreement, arrangement, or understanding to, Dispose of or otherwise Encumber the Voting Shares), other than (i) by way of cancellation pursuant to the Plan of Merger; (ii) pursuant to a Disposition to an Affiliate which executes a deed of adherence agreeing to be bound by the terms of this Deed as a Shareholder; or (iii) a Permitted Disposal;

(i)	not to exercise any rights of Dissent (or, where the Voting Shares are held by a Nominee on the Shareholder’s behalf, to procure that the Nominee does not exercise any rights of Dissent) in respect of the Voting Shares in connection with the Merger;

(j)	without the prior written consent of Parent, in its capacity as a shareholder of the Company, not to convene, requisition, or join in convening or requisitioning of, any meeting of shareholders of the Company;

(k)	not to enter into any agreement or understanding with any other Person that contravenes any of the foregoing provisions of this clause 2.1;

(l)	not to exercise any voluntary right to convert the Convertible Preference Shares into Company Ordinary Shares (including pursuant to an Early Conversion or a Fundamental Change Conversion, each as defined in the Memorandum) without the prior written consent of Parent; and

(m)	take the actions set forth in Schedule 2;

and P2 shall procure that each Shareholder complies with the agreements, undertakings and covenants above.

3.	REPRESENTATIONS AND WARRANTIES

3.1.	As of the date of this Deed, P2 and each Shareholder represent and warrant to Parent and Merger Sub that:

(a)	the Shareholder is the legal and beneficial holder of all of the Voting Shares listed against its name in Schedule 1 (or, where the Voting Shares are held by a Nominee on the Shareholder’s behalf, that the Shareholder is absolutely and unconditionally entitled to direct that all such Voting Shares be voted by the Nominee on the Shareholder’s behalf);

(b)	all Voting Shares are free from any Encumbrances (other than pursuant to the Governance Agreement, the Prior Agreements or the Memorandum);

(c)	subject to the provisions of the Governance Agreement and the Memorandum, the Shareholder has full power and authority to exercise, or where applicable procure the exercise of, all votes in relation to the Voting Shares in accordance with clause 2.1;

(d)	the Shareholder is not, directly or indirectly, in discussion or negotiations with any other person (other than Parent and its Representatives) with respect to a proposal that constitutes, or would reasonably be expected to lead to, a Company Alternative Proposal;

(e)	the Shareholder has full power and authority to enter into this Deed and to perform the obligations under it;

(f)	the representations and warranties set forth in Schedule 3 are true and correct in all material respects.

3.2.	As of the date of this Deed, each party represents and warrants to each other party that it each has full power and authority to enter into this Deed.

4.	NO OTHER INTEREST

P2 and each Shareholder hereby represent and warrant that it does not have (and no other Affiliate of P2 has) any legal or beneficial interest in the issued or to be issued shares, or any other securities, of the Company or any of its Subsidiaries, other than its interest in the Voting Shares listed in Schedule 1 and that the information set out in Schedule 1 is complete and accurate in all respects.

5.	DOCUMENTATION

Each Shareholder consents to the inclusion of references to the particulars of this Deed and the Shareholder’s holdings of the Voting Shares being included in the public announcement and any other public document concerning the Merger, provided that (except if already in the public domain or except and only to the extent as explicitly required by law or regulation) no reference to any Shareholder or its Affiliates, managers or employees shall be included in any public announcement or document without the prior written consent of P2, such consent not to be unreasonably withheld, delayed or conditioned (provided further that in respect of the initial announcement of the Merger such consent may be provided by P2’s legal counsel to Parent’s legal counsel by email).

6.	POWER OF ATTORNEY

6.1.	In order to secure the performance of P2’s and the Shareholders’ obligations under this undertaking, P2 and each Shareholder hereby appoint Parent (or any representative Parent may nominate in writing) as its attorney, in its name and on its behalf, to vote (and, if applicable, issue all necessary instructions to any Nominee to vote) all Voting Shares to approve the Plan of Merger, the Merger and all associated matters at the General Company Meeting and obtain the Preferred Shareholder Approval and Company Required Shareholder Approval. This Section 6.1 shall be automatically terminated without any action by any party if the Company makes a Relevant Amendment or effects a Company Change of Recommendation in accordance with the terms of the Merger Agreement.

6.2.	The Shareholders agrees that this power of attorney is given by way of security, for valuable consideration and except as provided above is irrevocable until this Deed is terminated.

7.	EXCLUSIVITY

7.1.	P2 and the Shareholders shall notify the Company promptly (and in any event within 48 hours) following receipt by it or any of its Representatives of: (a) any approach to discuss any potential Company Alternative Proposal; or (b) any Company Alternative Proposal, in each case communicated to it by a person other than the Company.

7.2.	P2 and the Shareholders agree to, and shall cause their Representatives to, immediately terminate and cease any discussions or negotiations currently being conducted with respect to any proposal that constitutes, or would reasonably be expected to lead to, a Company Alternative Proposal.

7.3.	Unless the Company effects a Company Change of Recommendation in accordance with the terms of the Merger Agreement, P2, the Shareholders and their respective Affiliates and Representatives shall not make any public statement supporting any Company Alternative Proposal.

8.	TERMINATION

8.1.	This Deed may be terminated by either Parent or P2, if:

(a)	the Merger Agreement is terminated in accordance with Article VIII of the Merger Agreement;

(b)	Parent announces or notifies P2 in writing that it does not intend to proceed with the Merger; or

(c)	if otherwise agreed in writing by Parent and P2.

8.2.	Where a party has a right to terminate this Deed, that right for all purposes will be validly exercised if the party delivers a notice in writing to the other party stating that it terminates this Deed.

8.3.	In the event that a party terminates this Deed, or if this Deed otherwise terminates in accordance with its terms, this Deed will become void and have no effect, other than:

(a)	this clause 8 and clauses 1 and 9 to 18 inclusive, which will survive termination; and

(b)	in respect of any liability for a pre-termination breach of this Deed.

9.	ENTIRE AGREEMENT

9.1.	This Deed constitutes the entire agreement of the parties about its subject matter and supersedes all previous agreements, understandings and negotiations on that subject matter.

10.	FURTHER ASSURANCE

10.1.	Each party must promptly at its own cost do all things (including executing all documents) necessary or desirable to give full effect to this Deed.

11.	TIME OF THE ESSENCE

11.1.	Any time, date or period mentioned in this undertaking may be extended by mutual agreement but as regards any time, date or period originally fixed or as extended, time shall be of the essence.

12.	REMEDIES

12.1.	It is acknowledged by the Shareholders that this Deed is entered into to induce Parent and Merger Sub to enter into the Merger Agreement and implement the Merger and is entered into for valuable consideration.

12.2.	Each Shareholder agrees that, if it fails to fulfil, or breaches, any of its obligations under clause 2.1, damages would not be an adequate remedy and accordingly Parent and Merger Sub shall be entitled to specific performance or other equitable relief.

13.	VARIATION

13.1.	An amendment or variation to this Deed is not effective unless it is in writing and signed by each party.

14.	SEVERABILITY

14.1.	If a clause or subclause of this Deed is unenforceable, illegal or void, or makes this Deed or any part of it unenforceable, illegal or void, then that clause or subclause is severed and the rest of this Deed remains in force.

15.	WAIVER

15.1.	A party’s failure or delay to exercise a power or right does not operate as a waiver of that power or right.

15.2.	The exercise of a power or right does not preclude either its exercise in the future or the exercise of any other power or right.

15.3.	A waiver is not effective unless it is in writing.

15.4.	Waiver of a power or right is effective only in respect of the specific instance to which it relates and for the specific purpose for which it is given.

16.	NOTICES

16.1.	A notice or other communication connected with this Deed (“Notice”) has no legal effect unless it is in writing.

16.2.	A Notice may be:

(a)	sent by prepaid post to the address for service of the addressee (or airmail where the addressee is in a different jurisdiction from where the Notice is sent);

(b)	sent by facsimile to the facsimile number of the addressee;

(c)	electronic mail to the electronic mail address of the addressee; or

(d)	delivered at the address for service of the addressee.

16.3.	If the Notice is sent or delivered in a manner provided by clause 16.2, it shall be deemed to be received by the party to which it is addressed as of the date so telecommunicated, personally delivered or mailed.

(a)	Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

(b)	Any notice received by facsimile transmission or email or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day.

16.4.	Parent’s and Merger Sub’s address for notices is as follows:

Address:	Hovegaden 630, DK-2640 Hedehusene, Denmark
Attention:	Peter Ring, General Counsel
Facsimile:	+45 43 20 30 98

with copies to:	Michal Berkner
michal.berkner@skadden.com
Fax: +44 20 7519 7000

Dan Moalem
dmo@mwblaw.dk

Anton Goldstein
anton.goldstein@conyersdill.com

16.5.	Any party may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided that such notification shall only be effective on the date specified in such notice or five (5) Business Days after the notice is given, whichever is later.

16.6.	P2’s and the Shareholders’ address for service is set out in Item 1 of Schedule 1 and a copy of any such notice shall be sent to:

Andrew L. Bab
Debevoise & Plimpton LLP
919 Avenue
New York, New York 10022
Fax: +1 212 521 7323
Email: albab@debevoise.com

17.	CONFIDENTIALITY

17.1.	The Shareholders acknowledge that the Confidential Information constitutes price sensitive information.

17.2.	The Shareholders shall (and shall ensure that each of its Representatives shall) maintain the Confidential Information in confidence and not disclose the Confidential Information to any person except as permitted by clause 17.3 or with the prior written consent of Parent.

17.3.	Clause 17.2 shall not prevent disclosure by the Shareholder or its Representatives (a) to the extent that disclosure is required by Law or by any Governmental Entity having applicable jurisdiction (provided that, if lawful and practicable, the Shareholder shall first inform Parent of its intention to disclose such information and take into account the reasonable comments of Parent); (b) to limited partners of the Shareholders provided they are informed of the confidential and price sensitive nature of such information (if applicable).

18.	GOVERNING LAW AND JURISDICTION

18.1.	This Deed and any non-contractual obligations arising out of or in connection with this it, shall be governed by and interpreted in accordance with, British Virgin Islands law. Each party irrevocably submits to the exclusive jurisdiction of the courts of the British Virgin Islands in respect of any dispute or claim arising out of or in connection with this Deed or subject of matter (including non-contractual disputes or claims).

19.	COUNTERPARTS

19.1.	This Deed may be executed in any number of counterparts (including by way of facsimile) each of which shall be deemed for all purposes to be an original and all such counterparts taken together shall be deemed to constitute one and the same instrument.

EXECUTED AND DELIVERED AS A DEED on the date first written above.

EXECUTED by	) /s/ Jens Lund
DSV A/S	)
as a Deed in the presence of:-)

Witness Signature:	/s/ Anders K.D. Pedersen

Witness Name:	Anders K.D. Pedersen

Witness Address:	Jens Otto Krags Gade 8, 2. tv

2300 Copenhagen S, DK

Witness Occupation:	Attorney

EXECUTED by	) /s/ Jens Lund
Louvre Acquisitinco, Inc.	)
as a Deed in the presence of:-)

Witness Signature:	/s/ Anders K.D. Pedersen

Witness Name:	Anders K.D. Pedersen

Witness Address:	Jens Otto Krags Gade 8, 2. tv

2300 Copenhagen S, DK

Witness Occupation:	Attorney

EXECUTED AND DELIVERED AS A DEED	P2 Capital Master Fund I, L.P.
By: P2 Capital Partners, LLC
as Investment Manager

	By: /s/	Claus Moller
	Name:	Claus Moller
	Title:	Managing Member

P2 Capital Master Fund V, L.P.
By: P2 Capital Partners, LLC
as Investment Manager

	By: /s/	Claus Moller
	Name:	Claus Moller
	Title:	Managing Member

P2 Capital Master Fund VI, L.P.
By: P2 Capital Partners, LLC
as Investment Manager

	By: /s/	Claus Moller
	Name:	Claus Moller
	Title:	Managing Member

P2 Capital Master Fund VIII, LLC
By: P2 Capital Partners, LLC
as Investment Manager

	By: /s/	Claus Moller
	Name:	Claus Moller
	Title:	Managing Member

P2 Capital Master Fund X, L.P.
By: P2 Capital Partners, LLC
as Investment Manager

	By: /s/	Claus Moller
	Name:	Claus Moller
	Title:	Managing Member

P2 Capital Partners, LLC

	By: /s/	Claus Moller
	Name:	Claus Moller
	Title:	Managing Member

Annex C

1585 Broadway

New York, NY 10036

October 9, 2015

Board of Directors

UTi Worldwide, Inc.

100 Oceangate, Suite 1500

Long Beach, CA 90802

United States

Members of the Board:

We understand that UTi Worldwide, Inc. (“UTi” or the “Company”), DSV A/S (the “Buyer”) and Louvre Acquisitionco, Inc., an indirect wholly owned subsidiary of the Buyer (“Acquisition Sub”), propose to enter into a Merger Agreement dated as of October 9, 2015 (the “Merger Agreement”), which provides, among other things, for the merger (the “Merger”) of Acquisition Sub with and into the Company. Pursuant to the Merger Agreement, the Company will become a wholly owned subsidiary of the Buyer, and each outstanding ordinary share, no par value, of the Company (the “Company Ordinary Shares”), other than shares (i) held in treasury, (ii) held by the Buyer, Acquisition Sub or any direct or indirect wholly owned subsidiary thereof, (iii) held by any subsidiary of the Company, or (iv) as to which dissenters’ rights have been duly and validly exercised in accordance with applicable law, will be converted into the right to receive $7.10 per share in cash (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the Consideration to be received by the holders of Company Ordinary Shares pursuant to the Merger Agreement is fair from a financial point of view to the holders of the Company Ordinary Shares (other than P2 Capital Partners, LLC and its affiliates).

For purposes of the opinion set forth herein, we have:

1)	Reviewed certain publicly available financial statements and other business and financial information of the Company;

2)	Reviewed certain internal financial statements and other financial and operating data concerning the Company;

3)	Reviewed certain financial projections prepared by the management of the Company;

4)	Discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

5)	Reviewed the reported prices and trading activity for the Company Ordinary Shares;

6)	Compared the financial performance of the Company and the prices and trading activity of the Company Ordinary Shares with that of certain other publicly-traded companies comparable with the Company and their respective securities;

7)	Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

8)	Participated in certain discussions and negotiations among representatives of the Company and the Buyer and their financial and legal advisors;

9)	Reviewed the Merger Agreement and certain related documents; and

10)	Performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company, and formed a substantial basis for this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions. Morgan Stanley has assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. We are not legal, tax or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of the Company and its legal, tax and regulatory advisors with respect to legal, tax and regulatory matters. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to the consideration to be received by the holders of the Company Ordinary Shares in the transaction. Morgan Stanley also expresses no opinion as to the relative fairness of any portion of the consideration to be paid to the holders of any series of preference shares of the Company in the transaction. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such valuations or appraisals. Our opinion does not address the relative merits of the Merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services, all of which is contingent upon the closing of the Merger. In the two years prior to the date hereof, we have provided financing services for the Company and have received fees in connection with such services but we have not provided any financial advisory or financing services for the Buyer during such period. Morgan Stanley may seek to provide such services to the Buyer or its affiliates in the future and would expect to receive fees for the rendering of these services.

Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Buyer, the Company, or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument.

This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors of the

Company and may not be used for any other purpose without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Company is required to make with the Securities and Exchange Commission in connection with this transaction if such inclusion is required by applicable law (provided that any description of or reference to Morgan Stanley or this opinion in any such filing is reasonably acceptable to Morgan Stanley and its counsel). In addition, Morgan Stanley expresses no opinion or recommendation as to how the shareholders of the Company should vote at the shareholders’ meeting to be held in connection with the Merger.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be received by the holders of the Company Ordinary Shares pursuant to the Merger Agreement is fair from a financial point of view to the holders of the Company Ordinary Shares (other than P2 Capital Partners, LLC and its affiliates).

Very truly yours,

MORGAN STANLEY & CO. LLC

By:	/s/ Thomas Miles
Thomas Miles
Managing Director

Annex D

Section 179 of BVI Business Companies Act, as amended 2004

179. (1) A member of a company is entitled to payment of the fair value of his or her shares upon dissenting from

(a) a merger, if the company is a constituent company, unless the company is the surviving company and the member continues to hold the same or similar shares;

(b) a consolidation, if the company is a constituent company;

(c) any sale, transfer, lease, exchange or other disposition of more than 50% in value of the assets or business of the company, if not made in the usual or regular course of the business carried on by the company, but not including (i) a disposition pursuant to an order of the Court having jurisdiction in the matter; (ii) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the members in accordance with their respective interests within one year after the date of disposition; or (iii) a transfer pursuant to the power described in section 28(2);

(d) a redemption of his or her shares by the company pursuant to section 176; and

(e) an arrangement, if permitted by the Court.

(2) A member who desires to exercise his or her entitlement under subsection (1) shall give to the company, before the meeting of members at which the action is submitted to a vote, or at the meeting but before the vote, written objection to the action; but an objection is not required from a member to whom the company did not give notice of the meeting in accordance with this Act or where the proposed action is authorised by written consent of members without a meeting.

(3) An objection under subsection (2) shall include a statement that the member proposes to demand payment for his or her shares if the action is taken.

(4) Within 20 days immediately following the date on which the vote of members authorising the action is taken, or the date on which written consent of members without a meeting is obtained, the company shall give written notice of the authorisation or consent to each member who gave written objection or from whom written objection was not required, except those members who voted for, or consented in writing to, the proposed action.

(5) A member to whom the company was required to give notice who elects to dissent shall, within 20 days immediately following the date on which the notice referred to in subsection (4) is given, give to the company a written notice of his or her decision to elect to dissent, stating

(a) his or her name and address;

(b) the number and classes of shares in respect of which he or she dissents; and

(c) a demand for payment of the fair value of his or her shares;

and a member who elects to dissent from a merger under section 172 shall give to the company a written notice of his or her decision to elect to dissent within 20 days immediately following the date on which the copy of the plan of merger or an outline thereof is given to him or her in accordance with section 172.

(6) A member who dissents shall do so in respect of all shares that he or she holds in the company.

(7) Upon the giving of a notice of election to dissent, the member to whom the notice relates ceases to have any of the rights of a member except the right to be paid the fair value of his or her shares.

(8) Within 7 days immediately following the date of the expiration of the period within which members may give their notices of election to dissent, or within 7 days immediately following the date on which the proposed action is put into effect, whichever is later, the company, or, in the case of a merger or consolidation, the surviving

D-1

company, or the consolidated company shall make a written offer to each dissenting member to purchase his or her shares at a specified price that the company determines to be their fair value; and if, within 30 days immediately following the date on which the offer is made, the company making the offer and the dissenting member agree upon the price to be paid for his or her shares, the company shall pay to the member the amount in money upon the surrender of the certificates representing his or her shares.

(9) If the company and a dissenting member fail, within the period of 30 days referred to in subsection (8), to agree on the price to be paid for the shares owned by the member, within 20 days immediately following the date on which the period of 30 days expires, the following shall apply:

(a) the company and the dissenting member shall each designate an appraiser;

(b) the 2 designated appraisers together shall designate an appraiser;

(c) the 3 appraisers shall fix the fair value of the shares owned by the dissenting member as of the close of business on the day prior to the date on which the vote of members authorising the action was taken or the date on which written consent of members without a meeting was obtained, excluding any appreciation or depreciation directly or indirectly induced by the action or its proposal, and that value is binding on the company and the dissenting member for all purposes;

and

(d) the company shall pay to the member the amount in money upon the surrender by him or her of the certificates representing his or her shares.

(10) Shares acquired by the company pursuant to subsection (8) or (9) shall be cancelled but if the shares are shares of a surviving company, they shall be available for reissue.

(11) The enforcement by a member of his or her entitlement under this section excludes the enforcement by the member of a right to which he or she might otherwise be entitled by virtue of his or her holding shares, except that this section does not exclude the right of the member to institute proceedings to obtain relief on the ground that the action is illegal.

(12) Only subsections (1) and (8) to (11) shall apply in the case of a redemption of shares by a company pursuant to the provisions of section 176 and in such case the written offer to be made to the dissenting member pursuant to subsection (8) shall be made within 7 days immediately following the direction given to a company pursuant to section 176 to redeem its shares.

D-2

[PRELIMINARY PROXY CARD – SUBJECT TO COMPLETION]

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR each of the following proposals (and the proposal in the Special Class Meeting):			For	Against	Abstain
1.	RESOLVED, that: (i) the merger, the merger agreement, dated as of October 9, 2015 (including the plan of merger and articles of merger attached thereto), among DSV A/S, Louvre Acquisitionco, Inc. and UTi Worldwide, Inc. (“UTI”), the plan of merger and the other transactions contemplated thereby be APPROVED; and(ii) notwithstanding that the plan of merger has been approved by the shareholders of UTI, the directors of UTI be and are hereby authorised and empowered, without notice to or approval of the shareholders of UTI , to amend, modify or supplement the plan of merger, provided that no amendment, modification or supplement may be made by the directors which reduces the merger consideration or otherwise materially affects the terms of the merger to the detriment of the shareholders.		☐	☐	☐
NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

2.

RESOLVED, that the compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger, as disclosed in the table entitled “Potential Change of Control Payments to Named Executive Officers”, including the associated narrative discussion, and the agreements or understandings pursuant to which such compensation may be paid or become payable, be APPROVED.

PLEASE ALSO FILL OUT THE SEPARATE PROXY CARD FOR PROPOSAL 3 TO BE CONSIDERED AT THE SPECIAL CLASS MEETING

			☐	☐	☐
	For address change/comments, mark here.			☐		Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1
	(see reverse instructions)	Yes	No
	Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

[PRELIMINARY PROXY CARD – SUBJECT TO COMPLETION]

Important Notice Regarding the Availability of Proxy Materials for the Special Shareholders Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com.

UTI WORLDWIDE INC. Special Shareholders Meeting [ ], [ ] – [ ] AM/PM This proxy is solicited by the Board of Directors

The undersigned shareholder of UTI Worldwide Inc. (the “Company”) hereby revokes all previous proxies, acknowledges receipt of the Notice of Special Shareholders Meeting to be held [    ], [    ] and proxy statement, and appoints Edward G. Feitzinger and Lance E. D’Amico, or either of them, acting alone, as proxies and attorneys-in-fact, each with full power of substitution, for and in the name of the undersigned or on behalf of the undersigned or of any other entity or entities, at the Notice of Special Shareholders Meeting to be held on [    ], [    ] at [    ] a.m./p.m. (Pacific Time) at 100 Oceangate Boulevard, Suite 1500, Long Beach, California 90802, USA and at any adjournment(s) and postponement(s) thereof, on all matters coming before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is indicated, shares represented by this proxy will be voted for proposal 1 and for proposal 2 on the reverse side. In addition, this proxy will be voted in accordance with the proxies’ discretion on such other matters that may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

[PRELIMINARY PROXY CARD – SUBJECT TO COMPLETION]

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following proposal (and the proposals in the Special Shareholders Meeting):			For	Against	Abstain
3.

RESOLVED, that the merger, the merger agreement, dated as of October 9, 2015 (including the plan of merger and articles of merger attached thereto), among DSV A/S, Louvre Acquisitionco, Inc. and UTi Worldwide, Inc., the plan of merger and the other transactions contemplated thereby be APPROVED.

PLEASE ALSO FILL OUT THE SEPARATE PROXY CARD FOR PROPOSALS 1 AND 2 TO BE CONSIDERED AT THE SPECIAL SHAREHOLDERS MEETING

			☐	☐	☐
NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

	For address change/comments, mark here.			☐		Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1
	(see reverse instructions)	Yes	No
	Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

[PRELIMINARY PROXY CARD – SUBJECT TO COMPLETION]

Important Notice Regarding the Availability of Proxy Materials for the Special Class Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com.

UTI WORLDWIDE INC. Special Class Meeting Immediately following the Special Shareholders Meeting to be held on [ ], [ ] – [ ] AM/PM This proxy is solicited by the Board of Directors

The undersigned shareholder of UTI Worldwide Inc. (the “Company”) hereby revokes all previous proxies, acknowledges receipt of the Notice of Special Class Meeting to be held immediately following the Special Shareholders Meeting to be held on [    ], [    ] and proxy statement, and appoints Edward G. Feitzinger and Lance E. D’Amico, or either of them, acting alone, as proxies and attorneys-in-fact, each with full power of substitution, for and in the name of the undersigned or on behalf of the undersigned or of any other entity or entities, at the Notice of Special Class Meeting to be held immediately following the Special Shareholders Meeting to be held on [    ], [    ] at [    ] a.m./p.m. (Pacific Time) at 100 Oceangate Boulevard, Suite 1500, Long Beach, California 90802, USA and at any adjournment(s) and postponement(s) thereof, on all matters coming before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is indicated, shares represented by this proxy will be voted for proposal 3 on the reverse side. In addition, this proxy will be voted in accordance with the proxies’ discretion on such other matters that may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side